UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒                      Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
Man Sang Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrar)
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The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 24, 2009

Man Sang Holdings, Inc.

Dear Stockholder:	, 2009

You are cordially invited to join us at a special meeting of stockholders of Man Sang Holdings, Inc., or Man Sang Nevada, to be held at 10:00 a.m. (Hong Kong time) on            , 2009. The meeting will be held at Man Sang Holdings, Inc., located at Suite 2208-14, 22/F, Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

We are pleased to present for your approval a proposal for the dissolution and liquidation of Man Sang Nevada pursuant to the terms of an agreement and plan of liquidation entered into with Man Sang International (B.V.I.) Limited, or Man Sang BVI, a wholly owned subsidiary of Man Sang Nevada, on July 24, 2009, that will effectively change our place of incorporation from Nevada to the British Virgin Islands by dissolving and liquidating Man Sang Nevada. At the effective time of the dissolution and liquidation, Man Sang Nevada will distribute, on a share-for-share basis, 6,382,582 ordinary shares and 100,000 preferred shares of Man Sang BVI to its existing stockholders.

The dissolution and liquidation of Man Sang Nevada will result in the elimination of Man Sang Nevada as the holding company of our group, the number of Man Sang BVI ordinary shares and preferred shares that you will own will be the same as the number of shares of Man Sang Nevada common stock and preferred stock you own immediately prior to the completion of the liquidation, and your relative economic ownership and voting rights in our company will remain unchanged.

The accompanying proxy statement/prospectus contains detailed information about the dissolution and liquidation of Man Sang Nevada and the special meeting. This document is also a prospectus for the Man Sang BVI ordinary and preferred shares that will be delivered in connection with the liquidation. We encourage you to read this proxy statement/prospectus carefully before voting, including the section entitled “Risk Factors” beginning on page 14.

The board of directors of Man Sang Nevada, after careful consideration, has unanimously approved the dissolution and liquidation of Man Sang Nevada and the agreement and plan of liquidation and related matters and recommends that you vote “FOR” the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation. A copy of the agreement and plan of liquidation is attached to this proxy statement/prospectus as Annex A.

Under Nevada law, at a meeting of stockholders at which a quorum is present, in person or by proxy, the affirmative vote of holders representing a majority of voting power of the outstanding shares of common stock and Series A preferred stock entitled to vote is required to approve the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation. On            , 2009, Cheng Chung Hing, Ricky, Cheng Tai Po and entities affiliated with them, which are our principal stockholders, owned approximately 3,437,501 outstanding shares of Man Sang Nevada common stock and 100,000 outstanding shares of Man Sang Nevada preferred stock, which together represent the votes of 6,628,726 shares of Man Sang Nevada common stock, or 69.2% of the total voting power of Man Sang Nevada common stock and Series A preferred stock. The principal stockholders have agreed to vote their shares in favor of the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation. The principal stockholders own sufficient numbers of shares of our common stock and preferred stock to approve the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation.

Man Sang Nevada common stock is currently traded on the NYSE Amex under the symbol “MHJ.” There is currently no public market for the Man Sang BVI ordinary shares. We intend to apply to list Man Sang BVI ordinary shares on the NYSE Amex under the same symbol, effective upon the dissolution and liquidation of Man Sang Nevada. The preferred shares of Man Sang BVI will remain unlisted.

Holders of Man Sang Nevada common stock will not be entitled to dissenters’ or appraisal rights under Nevada law in connection with the dissolution and liquidation of Man Sang Nevada.

Please vote your proxy by completing, signing and dating the enclosed proxy card and returning it promptly, whether or not you expect to attend the special meeting. You may revoke your proxy and vote in person if you decide to attend the meeting.

By order of the board of directors,

Sincerely,

Cheng Chung Hing, Ricky
Chairman

Man Sang Holdings, Inc.

Neither the Securities and Exchange Commission nor any non-U.S. or state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or has passed upon the adequacy or accuracy of the disclosure in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated            , 2009 and is first being mailed to Man Sang Nevada stockholders on or about            , 2009.

Man Sang Holdings, Inc.
Suite 2208-14, 22/F, Sun Life Tower, The Gateway
15 Canton Road, Tsimshatsui, Kowloon, Hong Kong

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On            , 2009

To the Stockholders of Man Sang Holdings, Inc.:

Notice is hereby given that a special meeting of the stockholders of Man Sang Holdings, Inc., a Nevada corporation (“Man Sang Nevada”), will be held at 10:00 a.m. (Hong Kong time) on            , 2009 at Man Sang Holdings, Inc., Suite 2208-14, 22/F, Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong for the following purposes:

1. To approve the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation, a conformed copy of which is attached to and described in the accompanying proxy statement/prospectus as Annex A, among Man Sang Nevada and Man Sang International (B.V.I.) Limited, an international business company incorporated under the International Business Companies Act of the British Virgin Islands and automatically re-registered under the BVI Business Companies Act, 2004 (“Man Sang BVI”), whereby Man Sang Nevada will effectively change its place of incorporation from Nevada to the British Virgin Islands by dissolving Man Sang Nevada and distributing to all of its stockholders, pro rata, all of Man Sang Nevada’s property and assets, which consist entirely of Man Sang BVI ordinary shares and preferred shares, on a share-for-share basis, following which (1) Man Sang BVI and its subsidiaries will continue to conduct the business conducted by Man Sang Nevada and its subsidiaries, (2) Man Sang BVI ordinary shares will replace Man Sang Nevada common stock on the NYSE Amex stock exchange (“NYSE Amex,” formerly known as The American Stock Exchange), (3) all current officers and directors of Man Sang Nevada will maintain equivalent positions in Man Sang BVI and (4) Man Sang BVI will contractually assume all rights, title, obligations and liabilities of Man Sang Nevada. Although the dissolution and liquidation of Man Sang Nevada will result in the elimination of Man Sang Nevada as the holding company of our group, the number of Man Sang BVI ordinary shares and preferred shares you will own will be the same as the number of shares of Man Sang Nevada common stock and preferred stock you own immediately prior to the completion of the liquidation, and your relative economic ownership and voting rights will remain unchanged.

2. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The terms of the proposed dissolution and liquidation of Man Sang Nevada and the related agreement and plan of liquidation are more fully described in the accompanying proxy statement prospectus. We encourage you to read this entire document carefully.

The board of directors of Man Sang Nevada, on behalf of Man Sang Nevada, is soliciting proxies from the Man Sang Nevada stockholders. The board of directors of Man Sang Nevada has fixed the close of business on July 27, 2009 as the record date for determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

To ensure that your shares of common and preferred stock are represented at the meeting, you should vote your proxy by completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed envelope, whether or not you expect to attend the special meeting. You may revoke your proxy and vote in person if you decide to attend the meeting.

By Order of the Board of Directors,

Cheng Chung Hing, Ricky
Chairman

Kowloon, Hong Kong            , 2009

ADDITIONAL INFORMATION

Man Sang Nevada files annual, quarterly and other reports and other information with the Securities and Exchange Commission, or SEC. You can obtain this information by accessing the SEC’s website at http://www.sec.gov. For a listing of the documents available from the SEC and for information as to how to otherwise obtain this information from the SEC, see the section entitled “Where You Can Find More Information” beginning on page 136.

Man Sang Nevada will provide you with copies of the information relating to Man Sang Nevada or Man Sang BVI, without charge, upon written or oral request to Martin Pak, Chief Financial Officer, Man Sang Holdings, Inc, Suite 2208-14, 22/F, Sun Life Tower, The Gateway, 15 Canton Road, Kowloon, Hong Kong or at +852 2317 9888 (e-mail: martinpak@man-sang.com). In order to receive timely delivery of the documents in advance of the Man Sang Nevada special meeting, we should receive your request on            , 2009.

Man Sang BVI has filed with the SEC a registration statement on Form F-4 (which, together with all amendments and exhibits, we refer to as the Registration Statement) under the Securities Act of 1933, as amended, or the Securities Act. This proxy statement/prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted as permitted by the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement.

This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

ENFORCEABILITY OF CIVIL LIABILITIES

Man Sang BVI is incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include that the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors and British Virgin Islands companies do not have standing to sue before the federal courts of the United States. Our constituent documents do not contain provisions requiring that disputes be submitted to arbitration, including those arising under the securities laws of the United States, between Man Sang BVI, its officers, directors and shareholders.

Substantially all of our operations are conducted in Hong Kong and the PRC. Most of our directors and officers and the experts named herein reside outside the United States (principally in Hong Kong and the PRC). All or a substantial portion of our assets and of such persons’ assets are or may be located outside the United States. As a result, it may not be possible for shareholders of Man Sang BVI to effect service of process within the United States upon us or such persons, or to enforce against us or such persons judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or any state of the United States.

We have been informed by Conyers Dill & Pearman, our British Virgin Islands legal counsel, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised by Conyers Dill & Pearman that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the Supreme Court of the British Virgin

v

Islands under the common law doctrine of obligation. This type of action should be successful upon proof that the sum of money is due and payable, without having to prove the facts supporting the underlying judgment, as long as:

•	the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in the British Virgin Islands; and

•	the judgment was not contrary to public policy in the British Virgin Islands, was not obtained by fraud or in proceedings contrary to the natural justice of the British Virgin Islands, and was not based on an error in British Virgin Islands law.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of the British Virgin Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form F-4 filed with the SEC, by Man Sang International (B.V.I.) Limited (File No. 333-          ), constitutes a proxy statement/prospectus of Man Sang International (B.V.I.) Limited under Section 5 of the Securities Act with respect to the Man Sang BVI ordinary shares and preferred shares to be distributed to Man Sang Nevada stockholders pursuant to the dissolution and liquidation. This document also constitutes a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act.

CURRENCIES

In this proxy statement/prospectus, unless otherwise specified or the context otherwise requires, all references to “U.S. dollars,” “dollars” or “US$” are to the legal currency of the United States and all references to “H.K. dollars” or “HK$” are to the legal currency of Hong Kong.

This proxy statement/prospectus contains translations of H.K. dollar amounts into U.S. dollars at specified rates solely for the convenience of the reader. Unless otherwise noted, all translations from H.K. dollars to U.S. dollars were made at the rate of HK$7.80 to US$1.00. On July 17, 2009, the noon buying rate in The City of New York for cable transfers in H.K. dollars per U.S. dollar as certified for customs purposes by the Federal Reserve Bank of New York, or the noon buying rate, was HK$7.75 to US$1.00. We make no representation that the H.K. dollar or U.S. dollar amounts referred to in this proxy statement/prospectus could have been or could be converted into U.S. dollars or H.K. dollars, as the case may be, at any particular rate or at all.

CONVENTIONS

Unless stated otherwise, all references in this proxy statement/prospectus to:

•	“Assets” are to all of Man Sang Nevada’s property and assets, which consists of Man Sang BVI ordinary shares and Man Sang BVI preferred shares;

•	the “Internal Revenue Code” are to the U.S. Internal Revenue Code of 1986, as amended;

•	“Man Sang BVI” are to Man Sang International (B.V.I.) Limited, a company incorporated in the British Virgin Islands;

•	“Man Sang Nevada” are to Man Sang Holdings, Inc., a Nevada corporation;

•	the “PRC” are to the People’s Republic of China; and

•	the “principal stockholders” are to Cheng Chung Hing, Ricky, Cheng Tai Po and entities affiliated with them, which, as of the record date, owned approximately 3,437,501 outstanding shares of Man Sang Nevada common stock and 100,000 outstanding shares of Man Sang Nevada Series A preferred stock, which together represent the votes of 6,628,726 shares of Man Sang Nevada common stock, or 69.2% of the total voting power of Man Sang Nevada common stock and Series A preferred stock.

Except where indicated otherwise, we refer to Man Sang Nevada and Man Sang BVI, which will be Man Sang Nevada’s successor following the liquidation, as “our company,” “we,” “us” or “our,” as the context requires.

Man Sang BVI was Man Sang Nevada’s wholly owned subsidiary during each of the years or periods presented in this proxy statement/prospectus. Man Sang BVI is a holding company with no operations or assets, other than its equity interests in our subsidiaries. Therefore, we have not included consolidated historical financial and operating data for Man Sang BVI because this data is the same as that of Man Sang Nevada.

QUESTIONS AND ANSWERS ABOUT THE LIQUIDATION

The following questions and answers are intended to address briefly questions regarding the dissolution and liquidation. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you. Additional important information also is contained in the annexes to this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus?

A:	Pursuant to applicable Nevada law and relevant securities regulations, we are providing you with this proxy statement/prospectus to inform you of the dissolution and liquidation of Man Sang Nevada, a Nevada corporation, listed on the NYSE Amex, and to request your approval of the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation.

Q:	What am I being asked to vote on?

A:	You are being asked to approve the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation. The dissolution and the liquidation of Man Sang Nevada will effectively change our place of incorporation from Nevada to the British Virgin Islands.

Q:	Who is entitled to vote on the dissolution and liquidation?

A:	All stockholders of record at the close of business on July 27, 2009, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the special meeting. At the close of business on the Man Sang Nevada record date, there were 6,382,582 shares of Man Sang Nevada common stock outstanding and 100,000 shares of preferred stock outstanding (which, as a class, are entitled to the votes of 3,191,225 shares of common stock) entitled to vote at the special meeting, held by approximately stockholders of record.

Q:	When and where will the vote on the dissolution and liquidation take place?

A:	A special meeting of stockholders will be held at 10 a.m., local time, on , 2009, at the offices of Man Sang Holdings, Inc., Suite 2208-14, 22/F., Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

Q:	What is required to constitute a quorum?

A:	The presence at the special meeting, in person or by proxy, of the holders representing a majority of the outstanding shares of the common stock and Series A preferred stock entitled to vote at the special meeting is required to constitute a quorum.

Q:	If the dissolution and liquidation is completed, what will I receive?

A:	At the effective time of the liquidation, Man Sang Nevada will distribute the Assets to its stockholders on a share-for-share basis. The number and class of Man Sang BVI ordinary and preferred shares you will own as a result of the completion of the liquidation will be the same as the number and class of shares of Man Sang Nevada common and preferred stock you owned immediately prior to the completion of the liquidation. Shareholders’ proportionate ownership and relative voting rights will remain unchanged.

In the liquidation, holders of shares of Man Sang Nevada common stock will receive Man Sang BVI ordinary shares and holders of shares of Man Sang Nevada preferred stock will receive Man Sang BVI preferred shares, on a share-for-share basis in cancellation of the Man Sang Nevada common stock and preferred stock. The liquidation preference of the Man Sang BVI preferred shares will be equivalent to the liquidation preference of the Man Sang Nevada preferred stock. For a more complete description of what Man Sang Nevada stockholders will be entitled to receive pursuant to the liquidation, see “The Liquidation — The Agreement and Plan of Liquidation.”

Q:	Will the Man Sang BVI ordinary shares be listed and publicly traded on the NYSE Amex?

A:	Yes. Upon the effective time of the liquidation, we expect the Man Sang BVI ordinary shares to be listed and publicly traded on the NYSE Amex under the trading symbol “MHJ.” Man Sang Nevada’s common stock will be cancelled and de-listed from the NYSE Amex and will no longer be publicly traded. However, upon the effective time of the liquidation, the Man Sang BVI preferred shares will remain unlisted.

Q:	What vote is required to approve the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation, and are there any stockholders already committed to voting in favor of the liquidation?

A:	The dissolution and liquidation requires at a meeting of stockholders at which a quorum is present, in person or by proxy, the affirmative vote of holders representing a majority of the outstanding shares of common stock and Series A preferred stock entitled to vote. On the record date, the principal stockholders owned approximately 3,437,501 outstanding shares of Man Sang Nevada common stock and 100,000 outstanding shares of Man Sang Nevada preferred stock, which together represent the votes of 6,628,726 shares of Man Sang Nevada common stock, or 69.2% of the total voting power of Man Sang Nevada common stock and Series A preferred stock. The principal stockholders have agreed to vote their shares to approve the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation. The principal stockholders own sufficient number of shares of Man Sang Nevada’s common stock and preferred stock to approve the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation. See “The Special Meeting — Vote Required.”

Q:	How do I vote if my shares are registered in my name?

A:	By completing, signing and returning your proxy card in the enclosed postage-prepaid envelope, you will authorize the persons named on the proxy card to vote your shares according to your instructions.

Q:	How do I vote if my broker holds my shares in “street name”?

A:	If you hold your shares in “street name” through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of shares, and the proxy materials are being forwarded to you by your stockbroker, bank or other nominee together with a voting instruction card. Please carefully consider the information contained in this proxy statement/prospectus and, whether or not you plan to attend the special meeting. Please follow the instructions provided to you by your stockbroker, bank or other nominee so that your shares may be voted in accordance with your wishes. To vote at the special meeting, beneficial owners will need to contact the broker, bank, or other nominee that holds their shares to obtain a proxy issued in your name to bring to the meeting.

Q:	What if I don’t vote or abstain?

A:	Shares for which no votes are cast will effectively be treated as shares present for quorum purposes, but not entitled to vote, so they will have no effect on the outcome of the vote for the dissolution and liquidation of Man Sang Nevada and the agreement and plan of liquidation. Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same effect as votes against the dissolution and liquidation of Man Sang Nevada and the agreement and plan of liquidation.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You may revoke your proxy at any time before its exercise. Proxies may be revoked by (1) sending a written notice of revocation dated later than the proxy to the Secretary of Man Sang Nevada at Man Sang Nevada’s principal executive offices, before the special meeting, (2) duly executing a subsequent proxy relating to the same shares and delivering it to American Stock Transfer & Trust Company before the special meeting, or (3) attending the special meeting and voting in person (although attendance at the special meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to American Stock Transfer & Trust Company before the special meeting. If you are a beneficial stockholder, you must contact your broker, bank or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	When do you expect the liquidation to be completed?

A:	We are working to complete the dissolution and liquidation as quickly as practicable. We currently expect the liquidation to be completed by July 31, 2009. However, we cannot predict the exact effective time of the liquidation because it is subject to certain conditions both within and outside our control. See “The Liquidation — The Agreement and Plan of Liquidation — Conditions to Complete the Liquidation” beginning on page 39.

Q:	Are Man Sang Nevada stockholders entitled to dissenters’ rights?

A:	No. Under Nevada law, Man Sang Nevada stockholders are not entitled to dissenters’ rights because (a) the Nevada Revised Statutes do not provide for dissenters’ rights for this corporate action; and (b) neither Man Sang Nevada’s restated articles of incorporation, as amended, the restated bylaws, nor a resolution of its board of directors grant shareholders dissenters’ rights.

Q:	Are Man Sang Nevada stockholders entitled to appraisal rights?

A:	No. Under Nevada law, there are no appraisal rights unless there are dissenters’ rights.

Q:	Do I have to change my stock certificates?

A:	Yes. The distribution agent will send you a letter of transmittal, which will instruct you how to surrender your certificates of common stock and preferred stock of Man Sang Nevada. Upon surrender of the certificate with a duly executed letter of transmittal, you will be entitled to receive in exchange the whole number of Man Sang BVI ordinary shares or preferred shares that you have the right to receive pursuant to the agreement and plan of liquidation. If you surrender a Man Sang Nevada stock certificate and request the new Man Sang BVI ordinary shares or preferred shares in dematerialized form to be issued in a name other than the one appearing on the surrendered certificate, you must endorse the stock certificate or otherwise prepare it to be in proper form for transfer. Man Sang Nevada certificates that are surrendered will be cancelled. No interest will be paid or accrued on any amount payable upon surrender of stock certificates. No holder of unsurrendered certificates will receive any dividends or other distributions with respect to Man Sang BVI ordinary shares or preferred shares to which the holder is entitled under the agreement and plan of liquidation until the Man Sang Nevada certificate registered to the holder is surrendered to the distribution agent. For further information, see “The Liquidation — The Agreement and Plan of Liquidation — Share Conversion” on page 41.

YOU SHOULD NOT SEND YOUR MAN SANG NEVADA STOCK CERTIFICATES TO THE DISTRIBUTION AGENT UNTIL YOU HAVE RECEIVED TRANSMITTAL MATERIALS FROM THE DISTRIBUTION AGENT.

Q:	Will I be able to trade my shares during the time it takes to complete the liquidation?

A:	Yes.

Q:	Who will bear the cost for soliciting votes for the special meeting?

A:	Man Sang Nevada will bear all expenses in conjunction with the solicitation of the enclosed proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners. In addition, proxies may be solicited by mail, in person, or by telephone or fax by certain officers, directors and employees of Man Sang Nevada.

Q:	Where can I find more information about Man Sang Nevada?

A:	You can find more information about Man Sang Nevada in the section entitled “Where You Can Find More Information” on page 136 of this proxy statement/prospectus.

Q:	Will the proposal affect current or future operations?

A:	The dissolution and liquidation of Man Sang Nevada will have no immediate major impact on how we conduct day-to-day operations. The location of future operations will depend on the needs of our business, independent of our place of incorporation.

Q:	Who can answer my questions?

A:	If you have any questions about the liquidation, or if you need additional copies of this proxy statement/prospectus, please contact:

Martin Pak
Man Sang Holdings, Inc.,
Suite 2208-14, 22/F., Sun Life Tower, The Gateway,
15 Canton Road, Tsimshatsui, Kowloon, Hong Kong
(852) 2317 9888
martinpak@man-sang.com

SUMMARY

This summary, together with the section titled “Questions and Answers About the Liquidation” immediately preceding this summary, provides a summary of the material terms of the liquidation. These sections highlight selected information contained in this proxy statement/prospectus and may not include all the information that is important to you. To better understand the proposed liquidation, and the risks associated with the transactions, and for a more complete description of the legal terms of the liquidation, you should read this entire proxy statement/prospectus carefully, as well as those additional documents to which we refer you. We have included page references at various points in this summary to direct you to a more detailed description of the topics presented. In addition, see “Where You Can Find More Information” beginning on page 136.

This document constitutes a proxy statement/prospectus for use in providing information about the proposed dissolution and liquidation of Man Sang Nevada and the distribution of Man Sang BVI ordinary shares and preferred shares in connection with the liquidation.

Parties to the Agreement and Plan of Liquidation

Man Sang International (B.V.I.) Limited.  Man Sang BVI was incorporated as an international business company under the International Business Companies Act of the British Virgin Islands, or BVI International Business Companies Act, on August 14, 1995, and automatically re-registered as a business company on January 1, 2007 pursuant to the British Virgin Islands Business Companies Act 2004, or the BVI Companies Act. Immediately prior to the completion of the dissolution and liquidation, Man Sang BVI elected to disapply Part IV of the BVI Companies Act (which applies to former international business companies which have been automatically re-registered as a business company) and is now governed by the BVI Companies Act. As a result of the liquidation, Man Sang BVI will become the holding company of our group.

Man Sang Holdings, Inc.  Man Sang Nevada is organized under the laws of the State of Nevada and is principally engaged through subsidiaries in the purchasing, processing, assembling, merchandising and wholesale distribution of pearls, pearl jewelry products and jewelry products. In addition, Man Sang Nevada, through its subsidiaries, owns and operates commercial real estate for lease and sale in Hong Kong and the PRC.

Man Sang Nevada common stock is quoted on the NYSE Amex under the symbol “MHJ.”

The principal executive office of all parties to the liquidation is located at Suite 2208-14, 22/F., Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong, telephone: (852) 2317 9888

Structure of the Liquidation (see page 34)

The board of directors of Man Sang Nevada has unanimously approved and recommends that you approve the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation, which will effectively change our place of incorporation from Nevada to the British Virgin Islands by dissolving and liquidating Man Sang Nevada. The terms and conditions of the dissolution and liquidation are set forth in the agreement and plan of liquidation attached as Annex A to this proxy statement/prospectus.

In the dissolution and liquidation, following payment of its obligations and liabilities, Man Sang Nevada will distribute the Assets to its stockholders on a share-for-share basis. Man Sang Nevada is a holding company without any operations. As of the date of this proxy statement/prospectus, its assets consist of its shareholdings in Man Sang BVI and its liabilities and obligations consist of (1) the costs incurred in connection with the dissolution and liquidation, which we estimate will be approximately US$800,000, and (2) U.S. federal income tax arising from the deemed disposal of its shareholdings in Man Sang BVI.

After the liquidation, Man Sang BVI will remain the holding company of our subsidiaries, and Man Sang Nevada stockholders will become Man Sang BVI shareholders.

After completion of the liquidation, Man Sang BVI and its subsidiaries will continue to conduct the same businesses that Man Sang Nevada and its subsidiaries now conduct.

The liquidation will involve the following steps:

1. Man Sang Nevada, as sole stockholder of Man Sang BVI, will approve an amended and restated memorandum and articles of association of Man Sang BVI, which may differ in certain material respects from the current restated articles of incorporation, as amended, and the restated bylaws of Man Sang Nevada, because of differences in the corporate laws of Nevada and the British Virgin Islands.

2. The existing directors of Man Sang BVI, who currently also serve as directors of Man Sang Nevada, will appoint the officers of Man Sang Nevada to serve in equivalent positions with Man Sang BVI.

3. Man Sang BVI ordinary shares and preferred shares will be registered under the Securities Act and Man Sang BVI ordinary shares will register under the Exchange Act, in each case with the SEC.

4. The officers of Man Sang Nevada will file a Certificate of Dissolution with the Secretary of State of the State of Nevada, and Man Sang Nevada will be dissolved pursuant thereto.

5. Upon the filing of the Certificate of Dissolution, Man Sang Nevada common stock will be de-listed from the NYSE Amex and de-registered under the Exchange Act with the SEC and Man Sang BVI ordinary shares will be listed on the NYSE Amex under the symbol “MHJ.” The preferred shares of Man Sang BVI will remain unlisted.

6. In accordance with the Nevada Revised Statutes, the directors of Man Sang Nevada are required to collect the assets, settle the affairs and collect the outstanding debts of Man Sang Nevada, and to pay, or make adequate provision for payment of, Man Sang Nevada’s liabilities and obligations. As of the date of this proxy statement/prospectus, (1) Man Sang Nevada’s assets consist entirely of its shareholdings in Man Sang BVI; (2) Man Sang Nevada has no outstanding debts; (3) Man Sang Nevada’s liabilities and obligations include (a) the costs incurred in connection with the dissolution and liquidation, which we estimate will be approximately US$800,000, and (b) provision for U.S. federal income tax arising from the deemed disposal of its shareholdings in Man Sang BVI. The settlement of affairs of Man Sang Nevada, which will be conducted by the directors of Man Sang Nevada, includes the actions discussed above as well as the distribution of Man Sang Nevada’s assets to its stockholders in order to complete the dissolution and liquidation in accordance with the Nevada Revised Statutes.

7. Man Sang Nevada will then distribute its property and assets, which consist entirely of Man Sang BVI ordinary shares and preferred shares, to its stockholders on a share-for-share basis, rendering its stockholders the direct shareholders of Man Sang BVI.

8. During the final stage of the liquidation, Man Sang BVI will contractually assume all of Man Sang Nevada’s rights, obligations and liabilities.

Background and Reasons for the Liquidation

We believe that the dissolution and liquidation of Man Sang Nevada will allow us to realize a variety of potential business, financial and strategic benefits. In particular, the board of directors of Man Sang Nevada is recommending the dissolution and liquidation of Man Sang Nevada because it should permit us to:

•	simplify our corporate structure. Man Sang Nevada has no meaningful business or assets other than its equity interest in Man Sang BVI, which is also a holding company. The board of directors of Man Sang Nevada believes that the elimination of the two-tiered holding company structure will reduce administrative expenses by eliminating duplicative costs associated with maintaining both Man Sang Nevada and Man Sang BVI;

•	reduce our SEC reporting requirements and related expenses because Man Sang BVI would be a foreign private issuer;

•	enhance our cash flow by reducing our worldwide effective tax rate. Any improvement in our cash flow should help us to implement our business strategy more effectively;

•	facilitate tax savings through a more flexible corporate structure. However, the amount of taxes we will pay will depend in part on our treatment by the taxing authorities in the jurisdictions in which we operate;

•	enhance our business growth prospects by attracting investment from non-U.S. investors. Based on our experience, certain PRC investors and potential strategic partners are less willing to invest in Man Sang Nevada primarily as a result of our status as a United States incorporated company and the attendant tax implications associated with such an investment, including primarily withholding taxes payable by such investors under the United States federal tax regime; and

•	better position ourselves for merger and acquisition opportunities with non-U.S. strategic partners.

Negative Effects of the Liquidation

There are a number of negative effects of the dissolution and liquidation. Examples of such negative effects include:

Taxable Nature of the Transaction

We expect that the dissolution and liquidation of Man Sang Nevada will have the following negative tax consequences:

•	For U.S. federal income tax purposes, as a result of the liquidation, U.S. shareholders will recognize gain or loss equal to the difference, if any, between the fair market value of the Man Sang BVI shares received in the liquidation and the holder’s adjusted tax basis in the holder’s shares of Man Sang Nevada exchanged therefor.

•	Man Sang Nevada will recognize gain for U.S. federal income tax purposes on the distribution of the shares of Man Sang BVI to its shareholders as if the shares had been sold to the distributee at fair market value.

Expenses of the Transaction

Costs incurred in connection with the dissolution and liquidation of Man Sang Nevada are estimated to be approximately US$800,000 and will be expensed as incurred.

Reduced Reporting Requirements

As a foreign private issuer, Man Sang BVI’s reporting requirements will be limited to filing or furnishing with the SEC (1) an annual report on Form 20-F within six months after the end of each fiscal year prior to its fiscal year ending March 31, 2012, and within four months after the end of each fiscal year thereafter and (2) reports on Form 6-K with respect to any material information which is required to be publicly disclosed in the British Virgin Islands or regarding information distributed or required to be distributed by Man Sang BVI to its shareholders. In addition, Man Sang BVI will also furnish reports to the SEC on Form 6-K with respect to the interim reports filed by Man Sang International Limited for the first six months of Man Sang International Limited’s financial year, not later than three months after the end of this six-month period, as required by the listing rules of the Stock Exchange of Hong Kong Limited. For further information on the reduced requirements of Man Sang BVI, see “Comparison of Rights of Man Sang Nevada Stockholders and Man Sang BVI Shareholders — Reporting Requirements.”

Certain Differences between Nevada and British Virgin Islands Corporate Law

Significant differences between the provisions of the BVI Companies Act applicable to Man Sang BVI and the Nevada Revised Statutes applicable to Man Sang Nevada include limitations under British Virgin Islands law on the ability to bring shareholders’ suits, including class action and shareholder derivative actions, and reduced protections under British Virgin Islands law of the interests of minority shareholders.

For further information on the differences between Nevada and British Virgin Islands corporate law, see “Comparison of Rights of Man Sang Nevada Stockholders and Man Sang BVI Shareholders — Reporting Requirements” and for further information on the risks relating to ownership of Man Sang BVI Shares, see, “Risk Factors — Risks Relating to Ownership of Man Sang BVI Ordinary Shares — Man Sang BVI is a British Virgin Islands company and, because legal precedent regarding the rights of shareholders is more limited under British Virgin Islands law than under United States law, following the liquidation our shareholders may have less protection for their shareholder rights than they currently do under Nevada law.”

Conditions to Complete the Liquidation

The liquidation will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

•	Shareholder Approvals Obtained. Approval by the shareholders of Man Sang Nevada stockholders and Man Sang BVI shareholders has been obtained;

•	Registration Statement Declared Effective. This proxy statement/prospectus has been declared effective by the SEC under the Securities Act and the Exchange Act and is not the subject of any stop order or proceedings or similar actions threatened or initiated by the SEC and not concluded or withdrawn;

•	NYSE Amex Approval. The NYSE Amex has confirmed that Man Sang BVI ordinary shares to be distributed pursuant to the liquidation in connection with the transactions contemplated thereto have been approved for listing on the NYSE Amex, subject to official notice of issuance and other customary conditions, and may trade on the NYSE Amex and succeed to the ticker symbol “MHJ”;

•	Hart-Scott-Rodino Act. Any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder relating to the Liquidation have expired or been terminated.

•	Receipt of Tax Opinion. Man Sang Nevada and Man Sang BVI have received an opinion from PricewaterhouseCoopers Limited to the effect that the liquidation constitutes a “complete liquidation” for federal income tax purposes within the meaning of Section 331 of the Internal Revenue Code;

•	Covenants and Other Agreements. Man Sang Nevada and Man Sang BVI each have performed in all material respects their respective covenants and agreements contained in the agreement and plan of liquidation required to be performed at or prior to the effective time of the liquidation;

•	Governmental, Regulatory and Other Material Third-Party Consents. All filings required to be made with, and all material consents, approvals, permits and authorizations required to be obtained prior to the effective time of the liquidation from, any court or governmental or regulatory authority, or other person, have been made or obtained and are in force; and

•	No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the liquidation have been entered or enforced or continue to be in effect.

For additional factors, see “The Liquidation — The Agreement and Plan of Liquidation — Conditions to Complete the Liquidation” on page 39.

Effective Time

The effective time of the liquidation, which we refer to in this proxy statement/prospectus as the effective time, will occur when Man Sang Nevada distributes the Assets to the stockholders of Man Sang Nevada or at such other time and date as Man Sang Nevada and Man Sang BVI shall agree.

Termination of the Agreement and Plan of Liquidation

The agreement and plan of liquidation may be terminated and the liquidation abandoned at any time prior to the filing of a Certificate of Dissolution with the Secretary of State of the State of Nevada by Man Sang Nevada, whether before or after the approval of stockholders, by action of the board of directors of Man Sang Nevada or Man Sang BVI, as follows: (1) by Man Sang Nevada or Man Sang BVI if the transaction has not been consummated by December 31, 2009 or (2) by either Man Sang Nevada or Man Sang BVI if any material change in (i)(a) the price of Man Sang Nevada’s common stock on the NYSE Amex; (b) the value of Man Sang BVI’s ordinary shares; or (c) the price of Man Sang International Limited’s ordinary shares on the Stock Exchange of Hong Kong Limited or (ii) any new or amended regulation, order, decree, judgment, interpretation or ruling issued by a governmental entity would render the transaction unadvisable or otherwise impracticable in the judgment of the directors of Man Sang Nevada or Man Sang BVI.

In the event of termination of the agreement and plan of liquidation, the agreement and plan of liquidation will become void and have no effect, without any liability or obligation on the part of Man Sang Nevada or Man Sang BVI, except as otherwise provided for in the agreement.

Termination Fees

Man Sang Nevada and Man Sang BVI have agreed that there will be no termination fee in the event that the agreement and plan of liquidation is terminated.

Differences Between British Virgin Islands and Nevada Corporate Law (see page 110)

There are a number of significant differences between the rights you would have as a holder of Man Sang Nevada common and preferred stock and the rights you would have as a holder of Man Sang BVI ordinary and preferred shares. Such differences relate to shareholders’ suits, including class actions and shareholder derivative actions, and protections of the interests of minority shareholders.

The amended and restated memorandum and articles of association of Man Sang BVI are designed to replicate, to the extent reasonably practicable and legally permissible, the rights currently attendant to Man Sang Nevada common stock and preferred stock. However, the rights of the holders Man Sang BVI ordinary shares and preferred shares may be less favorable than the rights of holders of Man Sang Nevada common stock and preferred stock.

In addition, as a foreign private issuer, Man Sang BVI is subject to requirements under the Securities Act and the Exchange Act that are different from the requirements applicable to Man Sang Nevada prior to the liquidation. For additional information regarding the rights of holders of Man Sang BVI ordinary and preferred shares and a summary of certain material differences between the rights of holders of Man Sang BVI ordinary and preferred shares and holders of Man Sang Nevada common and preferred stock, see “Description of Man Sang BVI Share Capital” beginning on page 95. See also “Risk Factors — Risks Relating to Ownership of Man Sang BVI Ordinary Shares” beginning on page 25.

For a discussion comparing the rights of Man Sang BVI shareholders with Man Sang Nevada stockholders and for information on the different reporting and other requirements that would otherwise apply to Man Sang BVI if it were a company incorporated in Nevada, see the section titled “Comparison of Rights of Man Sang Nevada Stockholders and Man Sang BVI Shareholders” on page 110.

Recommendation of the Man Sang Nevada Board of Directors (see page 38)

The Man Sang Nevada board of directors has unanimously determined that the dissolution and liquidation of Man Sang Nevada and the agreement and plan of liquidation is advisable and the transactions contemplated by the agreement and plan of liquidation are in the best interests of Man Sang Nevada and its shareholders, and has unanimously approved by written consent the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation and the transactions contemplated by the agreement and plan of liquidation.

Prior to providing its unanimous written consent, the board of directors of Man Sang Nevada considered a proposal to dissolve and liquidate our company and discussed the rationale and potential benefits of the liquidation, which have been summarized above under “Background and Reasons for the Liquidation.” The board of directors also noted potential disadvantages with respect to the liquidation. For further information, see “The Liquidation — Negative Effects of the Liquidation.”

Having considered the above factors, the board of directors has determined that the potential medium- and long-term advantages of the liquidation outweigh potential tax liabilities, and the reduced reporting and corporate and other disadvantages to shareholders as a result of owning shares of a foreign private issuer incorporated in the British Virgin Islands. Accordingly, the board of directors of Man Sang Nevada unanimously approved the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation and recommends that you vote “FOR” the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation.

Share Ownership of Directors and Executive Officers (see page 92)

At the close of business on the record date, 2009, the directors and executive officers of Man Sang Nevada and their affiliates beneficially owned approximately 3,437,501 outstanding shares of Man Sang Nevada common stock and 100,000 outstanding shares of Man Sang Nevada preferred stock, which together represent the votes of 6,628,726 shares of Man Sang Nevada common stock, or 69.2%, of Man Sang Nevada common stock, including such number of votes of common stock to which the holders of preferred stock, as a class, are entitled, outstanding and entitled to vote on that date. The holdings of Man Sang Nevada’s directors and executive officers are detailed in “Securities Ownership of Certain Beneficial Owners and Management.”

Interests of the Directors and Executive Officers of Man Sang Nevada in the Liquidation (see page 42)

In considering the recommendation of the Man Sang Nevada board of directors with respect to the agreement and plan of liquidation and the other matters related to the liquidation, you should be aware that certain members of the Man Sang Nevada board of directors and certain of Man Sang Nevada’s executive officers have interests in the transactions contemplated by the agreement and plan of liquidation. These interests may be different from, in conflict with, or in addition to, the interests of Man Sang Nevada stockholders generally. These interests include, among other things, the following:

•	all of Man Sang Nevada’s current board of directors comprise the current board of directors of Man Sang BVI. The existing directors of Man Sang BVI will appoint the officers of Man Sang Nevada to serve in equivalent positions with Man Sang BVI after the effective time of the liquidation;

•	all of Man Sang Nevada’s current executive officers will be offered equivalent positions with Man Sang BVI after the effective time of the liquidation;

•	Mr. Cheng Chung Hing, Ricky, President, Chief Executive Officer and Chairman of the board of directors, and Mr. Cheng Tai Po, Vice Chairman of the board of directors, each a member of Man Sang Nevada’s board of directors, and entities affiliated with them, who together owned approximately 3,437,501 outstanding shares of Man Sang Nevada common stock and 100,000 outstanding shares of Man Sang Nevada preferred stock, which together represent the votes of 6,628,726 shares of Man Sang Nevada common stock, or 69.2% of the total voting power of Man Sang Nevada common stock and Series A preferred stock as of the date of the agreement and plan of liquidation, executed a voting agreement agreeing to vote in favor of the dissolution and liquidation of Man Sang Nevada, and the agreement and plan of liquidation at the special meeting;

•	Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po, and other directors and executive officers of Man Sang Nevada, participated in the preparation of the agreement and plan of liquidation, this proxy statement/prospectus and other documents relating to the liquidation;

•	the continued indemnification of the current directors and officers of Man Sang Nevada under the agreement and plan of liquidation and the continuation of directors’ and officers’ liability insurance after the effective time of the liquidation;

•	each of Man Sang Nevada’s current board of directors and executive officers is not a resident or a citizen of the United States, and, as a result, will experience a reduction in dividend withholding tax with respect to any future issuance of dividends by Man Sang BVI on shares of Man Sang BVI owned by such directors and officers following the liquidation of Man Sang Nevada.

The Man Sang Nevada board of directors was aware of these interests and considered them, among other matters, in making its recommendation. See “The Liquidation — Background and Reasons for the Liquidation” beginning on page 35.

Restrictions on the Ability to Sell Man Sang BVI Shares

All shares of Man Sang BVI ordinary shares and preferred shares to be received by Man Sang Nevada stockholders in connection with the liquidation will be freely transferable unless the holder is an affiliate of Man Sang Nevada prior to the liquidation. In this regard, the principal stockholders of Man Sang Nevada are affiliates and will be subject to restrictions on the resale of Man Sang BVI shares.

Market Price (see page 43)

On July 23, 2009, the last trading day before the public announcement of the liquidation, the closing price per Man Sang Nevada share on the NYSE Amex was US$2.13, and the high and low sales prices were US$2.43 and US$2.13.

Material Tax Consequences (see page 101)

Generally, for U.S. federal income tax purposes, U.S. shareholders will recognize gain or loss as a result of the liquidation. Such a holder will generally recognize gain or loss equal to the difference, if any, between the fair market value of the Man Sang BVI shares received in the liquidation and the holder’s adjusted tax basis in the holder’s shares of Man Sang Nevada exchanged therefor. Generally, any such gain will be capital gain if the Man Sang Nevada shares surrendered constitute capital assets.

A Non-U.S. shareholder generally will not be subject to U.S. federal income tax on any gain realized on the exchange of Man Sang Nevada common stock as a result of the liquidation.

Man Sang Nevada will recognize gain or loss for U.S. federal income tax purposes on the distribution of the shares of Man Sang BVI to its shareholders as if the shares had been sold to the distributee at fair market value. The amount of gain or loss will equal the difference between the adjusted basis that Man Sang Nevada has in the Man Sang BVI ordinary and preferred shares and their fair market value on the date of distribution.

WE ENCOURAGE YOU TO READ THE SECTION ENTITLED “MATERIAL TAX CONSEQUENCES” ON PAGE 101 FOR A MORE DETAILED DESCRIPTION OF THESE TAX CONSEQUENCES. WE ALSO URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

In connection with the closing of the liquidation, Man Sang Nevada and Man Sang BVI have received a tax opinion from PricewaterhouseCoopers Limited that the liquidation constitutes a complete liquidation of Man Sang Nevada for U.S. federal income tax purposes under Section 331 and Section 336 of the Internal Revenue Code. In addition, it is a condition to the closing of the liquidation that Man Sang Nevada and Man Sang BVI receive this opinion from PricewaterhouseCoopers Limited and that the tax opinion must not have been withdrawn or modified in any material respect prior to the liquidation.

Accounting Treatment of the Liquidation (see page 43)

Upon completion of the dissolution and liquidation of Man Sang Nevada, Man Sang Nevada will distribute the Assets, which consist of Man Sang BVI ordinary shares and Man Sang BVI preferred shares, to its stockholders on a share-for-share basis. Subject to material tax considerations, the liquidation will not result in changes in our historical consolidated carrying amount of assets, liabilities and shareholders’ equity.

Voting Agreement (see page 44)

Concurrently with the execution of the agreement and plan of liquidation, the principal stockholders entered into a voting agreement with Man Sang Nevada and agreed, among other things, to take specified actions in furtherance of the dissolution and liquidation of Man Sang Nevada. A copy of the Voting Agreement is attached to this proxy statement/prospectus as Annex B. The principal stockholders own sufficient shares of Man Sang Nevada common stock and preferred stock to approve the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation.

Regulatory Matters (see page 44)

We do not expect that the dissolution and liquidation of Man Sang Nevada will be subject to any United States or foreign regulatory requirements other than the filing of the registration statement on Form F-4, of which this proxy statement/prospectus forms a part, with the SEC, and the filing of certain documents with the Secretary of State of the State of Nevada.

Risk Factors (see page 14)

The liquidation will expose us and you to some risks. For a discussion of risk factors associated with the liquidation, please see the discussion under “Risk Factors” on page 14.

SUMMARY OF SELECTED HISTORICAL FINANCIAL DATA

The selected historical consolidated financial data of Man Sang Nevada presented in the table below was derived from Man Sang Nevada’s audited consolidated financial statements as of and for the five years ended March 31, 2009. This data should be read in conjunction with Man Sang Nevada’s audited consolidated financial statements, including the notes to the financial statements, for the years ended March 31, 2009, 2008 and 2007, which are included in this proxy statement/prospectus, beginning on page F-1.

We have not included data for Man Sang BVI, since each of Man Sang Nevada and Man Sang BVI is a holding company with no operations or assets, other than its equity interests in subsidiaries. In addition, Man Sang BVI was Man Sang Nevada’s wholly owned subsidiary during each of the years presented. Therefore its consolidated historical financial data is the same as that of Man Sang Nevada.

	Year Ended March 31,
	2009	2009	2008	2007	2006	2005
	US$(1)	HK$	HK$	HK$	HK$	HK$
	(Dollars in thousands, except share data)

Income Statement Data:
Net sales	42,710	333,138	633,691	398,279	378,297	412,262
Cost of sales	(27,952)	(218,030)	(352,195)	(285,580)	(272,443)	(295,014)

Gross profit	14,758	115,108	281,496	112,699	105,854	117,248
Rental income, gross	3,410	26,596	6,802	4,225	3,362	4,646
Expenses from rentals	(3,218)	(25,097)	(5,956)	(5,888)	(6,802)	(11,027)

	192	1,499	846	(1,663)	(3,440)	(6,381)
Selling, general and administrative expenses	(19,091)	(148,905)	(118,430)	(84,134)	(70,411)	(81,862)

Operating income	(4,141)	(32,298)	163,912	26,902	32,003	29,005
Equity in loss of an affiliate	(7)	(54)	(7)	—	—	—
Interest expenses	—	—	—	—	—	(100)
Interest income	1,288	10,043	17,872	9,394	7,140	1,067
Gain on sales of a real estate investment	109	854	10,485	—	—	34,248
Other income	606	4,724	3,693	28,981	2,312	1,617
Other than temporary decline in fair value of marketable securities	(660)	(5,148)	—	—	—	—

(Loss) Income before income taxes and minority interests	(2,805)	(21,879)	195,955	65,277	41,455	65,837
Income taxes expense	401	3,132	(75,267)	(6,776)	(4,095)	(6,129)
Minority interests	987	7,694	(80,753)	(30,536)	(19,748)	(32,792)

Net income	(1,417)	(11,053)	39,935	27,965	17,612	26,916

Basic earnings per common share	(0.20)	(1.71)	6.16	4.31	2.90	4.80
Diluted earnings per common share	(0.20)	(1.71)	5.94	4.23	2.74	4.24
Weighted average number of shares of common stock outstanding :
— Basic	6,382,582	6,382,582	6,382,582	6,382,582	5,980,870	5,509,847
— Diluted	6,382,582	6,382,582	6,382,582	6,382,582	6,323,848	6,231,653
Weighted average number of shares of preferred stock outstanding:
— Basic	100,000	100,000	100,000	100,000	100,000	100,000
— Diluted	100,000	100,000	100,000	100,000	100,000	100,000
Dividend per common share	—	—	—	—	—	—
Dividend per preferred share	—	—	—	—	—	—

(1)	Translations of Hong Kong dollars into U.S. dollars were made at the rate of HK$7.80 = US$1.00.

	As of March 31,
	2009	2009	2008	2007	2006	2005
	US$(1)	HK$	HK$	HK$	HK$	HK$
	(Dollars in thousands)

Balance Sheet Data:
Non-current assets	97,699	762,056	705,367	252,491	167,847	166,463
Current assets	122,252	953,573	1,076,270	426,618	440,928	392,778
Total assets	219,951	1,715,629	1,781,637	679,109	608,775	559,241
Total current liabilities (including current portion of long-term debt)	(77,431)	(603,963)	(567,402)	(42,600)	(35,859)	(35,750)
Long-term debt	(13,038)	(101,700)	(166,500)	—	—	—
Other liabilities (including minority interests)	(77,566)	(605,016)	(631,758)	(316,150)	(282,020)	(258,775)
Total liabilities	(168,035)	(1,310,679)	(1,365,660)	(358,750)	(317,879)	(294,525)
Shareholders equity	(51,916)	(404,950)	(415,977)	(320,359)	(290,896)	(264,716)

(1)	Translations of Hong Kong dollars into U.S. dollars were made at the rate of HK$7.80 = US$1.00.

SUMMARY PRO FORMA FINANCIAL DATA

A pro forma condensed consolidated balance sheet for Man Sang BVI is not presented in this proxy statement/prospectus because there would be no significant pro forma adjustments required to be made to the historical consolidated balance sheet of Man Sang Nevada as of March 31, 2009 and 2008.

A pro forma condensed consolidated income statement for Man Sang BVI is not presented in this proxy statement/prospectus because there would be no significant pro forma adjustments required to be made to income from operations in the historical consolidated income statements of Man Sang Nevada for the years ended March 31, 2009 and 2008.

Reference is made to the consolidated financial statements of Man Sang Nevada, beginning with the index thereto on page F-1.

Costs incurred in connection with the dissolution and liquidation of Man Sang Nevada are estimated to be approximately US$800,000 and will be expensed as incurred. Although the dissolution and liquidation will result in the elimination of Man Sang Nevada as the holding company of our group, the dissolution and liquidation should have no material impact on our financial condition or operating results, other than the costs incurred in connection with the dissolution and liquidation and U.S. federal income tax arising from the deemed disposal of its shareholdings in Man Sang BVI.

RISK FACTORS

In addition to the other information included in this proxy statement/prospectus, you should carefully consider the following risks that could materially affect the trading price of Man Sang Nevada’s common stock and the ordinary shares of Man Sang BVI, your interests as a shareholder, and our future performance, cash flows and financial condition.

Risks Relating to the Liquidation

The IRS may challenge the position taken by Man Sang Nevada with respect to the adjusted basis and valuation of its assets

Man Sang Nevada will be required to pay taxes in the United States as a result of the liquidation. We cannot assure you that the IRS will not challenge the position taken by Man Sang Nevada with respect to the adjusted basis and the valuation of its assets. If the IRS were to successfully challenge the adjusted basis and the valuation of Man Sang Nevada’s assets, Man Sang BVI, as a successor to Man Sang Nevada, could incur a material amount of United States federal income tax liability as a result of the liquidation. A more detailed discussion of the material United States federal income tax consequences of the reorganization to Man Sang Nevada and Man Sang BVI is set forth under the heading “Material Tax Consequences — Material United States Federal Income Tax Consequences” on page 101.

There is a risk that Man Sang BVI could be treated as a U.S. domestic corporation for U.S. federal income tax purposes after the liquidation, which could result in significantly greater U.S. federal income tax liability to us

Section 7874(b) of the Internal Revenue Code, or Section 7874(b), generally provides that a corporation organized outside the United States which acquires, directly or indirectly, pursuant to a plan or series of related transactions substantially all of the assets of a corporation organized in the United States will be treated as a domestic corporation for U.S. federal income tax purposes if shareholders of the acquired corporation own at least 80% (of either the voting power or the value) of the stock of the acquiring corporation after the acquisition. If Section 7874(b) were to apply to the liquidation, then we would be subject to U.S. federal income tax on our worldwide taxable income following the change of our place of incorporation as if we were a domestic corporation.

We believe that under Section 7874(b), Man Sang BVI will not be treated as a domestic corporation for U.S. federal income tax purposes. However, there is no assurance that the IRS would not seek to assert that Man Sang BVI is subject to U.S. federal income tax on its worldwide income after the liquidation, although we believe that such an assertion should not be successful. As such, shareholders are urged to consult their own tax advisors on this issue.

The liquidation may not allow us to maintain a competitive worldwide effective corporate tax rate

We believe that the liquidation will help enhance our cash flow and reduce our worldwide effective tax rate. However, we cannot give any assurance as to the amount of taxes we will pay as a result of or after the liquidation. The amount of taxes we will pay will depend in part on our treatment by the taxing authorities in the jurisdictions in which we operate. Additionally, the tax laws of the British Virgin Islands and other jurisdictions could change in the future, and such changes could cause a material change in our effective tax rate.

Tax law changes could adversely affect Man Sang BVI, its subsidiaries and its shareholders

Changes in tax laws, treaties or regulations or the interpretation or enforcement thereof could adversely affect the tax consequences of the liquidation. In addition, if the IRS or other taxing authorities do not agree with our assessment of the effects of such laws, treaties and regulations, this could have a material adverse effect on the tax consequences of the liquidation.

WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE CHANGE OF OUR INCORPORATION.

The liquidation could result in adverse tax consequences for you

Depending on your circumstances, you may be required to make a filing with the IRS as a result of the liquidation. If you fail to make this filing on a timely basis you could owe taxes as a result of the liquidation, even though you will not have realized any income or liquidity as a result. For a more detailed description of the tax consequences associated with this transaction, see “Material Tax Consequences — Material United States Federal Income Tax Consequences.”

Man Sang BVI may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. holders of its ordinary and preferred shares

We do not expect for Man Sang BVI to be considered a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes for our current taxable year ending March 31, 2010, and we expect that Man Sang BVI will conduct its operations in such a manner so as not to become a PFIC in future taxable years. However, we must make a separate determination each year as to whether we are a PFIC (after the close of each taxable year). Accordingly, we cannot assure you that we will not be a PFIC for our current taxable year ending March 31, 2010 or any future taxable year. A non-U.S. corporation will be considered a PFIC for any taxable year if either (1) at least 75% of its gross income (looking through to certain corporate subsidiaries) is passive income or (2) at least 50% of the average value of its assets (looking through certain corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. The market value of Man Sang BVI’s assets may be determined in large part by the market value of the shares of Man Sang International Limited, which is likely to fluctuate. If Man Sang BVI were treated as a PFIC for any taxable year during which a U.S. person held an ordinary or preferred share, certain adverse U.S. federal income tax consequences could apply to such U.S. person.

We urge U.S. shareholders to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed discussion of the PFIC rules, see “Material Tax Consequences — Material United States Federal Income Tax Consequences — Tax Consequences to U.S. Holders of Man Sang BVI Shares — Passive Foreign Investment Company Rules.”

We may not realize the expected cost savings and other benefits from the liquidation

We expect that we will realize cost savings and other financial and operating benefits as a result of the liquidation and the change of our place of incorporation. For a description of the anticipated benefits cost savings and benefits we expect to realize from the liquidation and change in place of our incorporation, see “The Liquidation — Background and Reasons for the Liquidation.” However, we cannot predict with certainty if or when these cost savings and benefits will occur, or the extent to which they actually will be achieved. Many factors could affect our ability to realize the anticipated benefits of the liquidation. The anticipated reduction of SEC reporting requirements and related expenses may not be achieved in the event of changes to the SEC rules applicable to foreign private issuers. In addition, if opportunities for us to engage in merger and acquisition activities with, or attract investment from, non-U.S. parties do not materialize, the liquidation may not prove useful for this purpose as we anticipate. With regard to simplification of our tax position, since we have not paid United States corporate income or dividend taxes in the last three fiscal years, primarily because Man Sang Nevada has no operations in the United States and paid no dividends in the last three fiscal years, and assuming no change in our dividend practices, we may find that our overall tax position does not materially improve as a result of the liquidation. In addition, changes in existing or proposed tax laws in the places of incorporation of Man Sang BVI and its subsidiaries, which are the British Virgin Islands, Bermuda, Hong Kong and China, may result in the liquidation not achieving some or all of our anticipated benefits. In particular, if we are considered as a PRC tax resident enterprise under the new PRC Enterprise Income Tax Law, then our global income will be subject to PRC enterprise income tax at the rate of 25%. Further, any dividends paid by our PRC subsidiaries to our offshore intermediate holding companies will be subject to 10% withholding tax, unless there are applicable tax treaties to reduce this rate. See “— Risks Relating to Our Business — The implementation of new tax laws may significantly increase our income tax liability.” Other factors that may affect our ability to realize the anticipated benefits of the liquidation include a number of other macroeconomic factors beyond our control, such as general economic and market conditions, increased operating costs and regulatory developments.

Man Sang Nevada did not receive an opinion as to the fairness of the terms and conditions of the liquidation. Accordingly, you will not be able to rely on a third party opinion in determining the fairness of the transaction

Man Sang Nevada did not receive an opinion from an independent third party with respect to whether the terms and conditions of the liquidation are fair to shareholders from a financial perspective. In making the determination that the liquidation is fair and in the interest of the stockholders, Man Sang Nevada’s board of directors relied on, among other things, its analysis that the financial value of the ordinary and preferred shares of Man Sang BVI immediately after the liquidation would be effectively the same as the financial value of the common and preferred stock of Man Sang Nevada immediately before the liquidation.

We may prepare our financial statements in accordance with IFRS following the liquidation, which could have a significant effect on our reported financial results

The SEC permits foreign private issuers to file financial statements in accordance with International Financial Reporting Standards or IFRS, as issued by the International Accounting Standards Board, or IASB. At any time in the future, as a foreign private issuer, we may decide to prepare our financial statements in accordance with IFRS as issued by the IASB. If we decide to prepare our financial statements in accordance with IFRS as issued by IASB, we may choose to recognize fair value gains or losses on our investment properties as of the balance sheet date. The annual revaluation of our investment properties will be based on market conditions and other factors that are uncertain and beyond our control and could result in significant fluctuations in our results of operations. Any application by us of different accounting standards, a change in the rules of IFRS as issued by the IASB, or in the SEC’s acceptance of such rules, could have a significant effect on our reported financial results.

Risks Relating to Our Business

We face a number of risks related to the recent financial crisis and severe tightening in the global credit markets

The ongoing global financial crisis affecting the banking system and financial markets has resulted in a severe tightening in credit markets, a low level of liquidity in many financial markets, and extreme volatility in credit and equity markets. If these conditions continue or worsen, our cost of borrowing may increase, the terms of borrowings may become onerous and it may become more difficult to obtain financing for our operations or investments. The financial crisis could also impact our business in other ways, including:

Economic Downturns in the Markets in Which We Operate.  Sustained downturns in the Asia, United States and Europe markets in which we operate may result in a continued decline in demand for our products and have a negative impact on our financial condition and results of operations over the next several fiscal quarters and possibly beyond.

Potential Reduction or Delay of Purchases and Orders by Customers.  Recessionary conditions and depressed levels of consumer and commercial spending have caused and may continue to cause customers to reduce, modify, delay or cancel plans to purchase our products in response to tighter credit, decreased cash availability and declining consumer confidence. Accordingly, future demand for our products could differ materially from our current expectations, which could have a negative result on our financial condition and results of operations.

Liquidity Issues with Our Customers.  Because we generally grant credit to our customers, we have a significant amount of accounts receivables. In January 2009, one of our existing customers in the United States filed for Chapter 11 bankruptcy protection. If other customers encounter liquidity issues or are forced to seek bankruptcy protection, then we could encounter delays or defaults in payments owed to us which could adversely impact our financial condition and results of operations. Our allowance for doubtful accounts increased by HK$27.1 million, or 158.1%, from HK$17.1 million as of March 31, 2008 to HK$44.2 million as of March 31, 2009. Allowance for doubtful accounts as a percentage of gross accounts receivable increased from 10.4% as of March 31, 2008 to 30.9% as of March 31, 2009.

Negative Impact from Increased Financial Pressures on Key Suppliers.  Our ability to meet customers’ demands depends, in part, on our ability to obtain timely and adequate delivery of materials from our suppliers. If certain key suppliers were to become capacity constrained or insolvent as a result of the financial crisis, it could result in a reduction or interruption in supplies or a significant increase in the price of supplies, or otherwise materially change the terms of sale, and adversely impact our financial condition and results of operations. In addition, credit constraints of key suppliers could result in accelerated payment of accounts payable by us, impacting our cash flow.

Reduction of Discretionary Spending by Retail Customers.  Our results of operations are impacted by the discretionary spending of retail customers, both of our pearl and jewelry products and the products of our tenants. Discretionary spending is affected by many factors, including, among others, general business conditions, interest rates, inflation, consumer debt levels, the availability of consumer credit, currency exchange rates, taxation, electricity power rates, gasoline prices, unemployment trends and other matters that influence consumer confidence and spending. Many of these factors are outside of our control. Retail customers’ purchases of discretionary items, including our products, could decline during periods when disposable income is lower or in periods of actual or perceived unfavorable economic conditions, which could adversely impact our financial condition and results of operations.

A few large suppliers account for a significant percentage of our pearl supplies, and we may be unable to purchase adequate supplies of pearls

Our principal raw materials are pearls. As pearls are commodities and their value is subject to prevailing market conditions, buyers and sellers of pearls do not customarily enter into any long-term contracts. We purchase different types of pearls from different sources around the world but do not currently have any fixed term purchase contracts with any pearl farmers or suppliers. Rather, we negotiate the purchase of pearls on an as needed basis at prevailing market prices. In addition, a few large suppliers account for a significant percentage of our pearl supplies. In fiscal years 2009, 2008 and 2007, our five largest suppliers accounted for approximately 50.0%, 47.1% and 51.9% of our total purchases, with the largest supplier accounting for approximately 21.3%, 16.2% and 16.3% of our total purchases.

If the availability or cost of pearls is adversely affected (for example, due to a decrease in one of our significant suppliers or in the number of suppliers, or a reduction in the overall availability, whether due to a lack of supply, the loss of a supply contract, or increased demand from our competitors), we may have to bear greater expenses for, or be unable to acquire, adequate supplies of pearls of the quality or on the terms required by us. Any such adverse changes may require us to increase prices or stop producing certain products and could adversely affect our business, results of operations, financial condition and future prospects.

We have significant outstanding bank borrowings, and we may not be able to arrange adequate financing when they mature

As of March 31, 2009, we had HK$493.1 million in cash and cash equivalents and HK$192.1 million in outstanding borrowings (denominated in Renminbi), of which approximately HK$90.4 million was due within one year. We might not be able to obtain extensions of these borrowings in the future as they mature. In the event we are unable to obtain extensions of these borrowings, or if we are unable to obtain sufficient alternative funding at reasonable terms to make repayments, we will have to repay these borrowings with cash generated by our operating activities. Our business might not generate sufficient cash flow from operations to repay these borrowings, some of which are secured by significant amounts of our assets. In addition, repaying these borrowings with cash generated by our operating activities will divert our financial resources from the requirements of our ongoing operations and future growth, and would have a material adverse effect on our business, financial condition and future prospects.

Disruptions in the financial market may adversely affect the availability and cost of credit to us

Our ability to make scheduled payments or refinance our obligations with respect to indebtedness will depend on our operating and financial performance, which in turn is subject to prevailing economic conditions and financial, business and other factors beyond our control. Recent disruptions in the financial markets, including the bankruptcy or restructuring of a number of financial institutions in the United States and Europe, reduced lending activity, decreased liquidity and higher costs in the credit markets, may adversely affect the availability and cost of credit that we have already arranged, and the availability, terms and cost of credit in the future, including any financing necessary to complete China Pearls and Jewellery City, our pearl market center under development in the PRC. In this regard, as a consequence of the on-going global financial crisis affecting the banking system and financial markets, the PRC has also recently experienced a tightening in credit markets. We cannot assure you that recent PRC government fiscal stimulus measures in response to disruptions in the financial markets will stabilize the markets in general or increase liquidity and the availability of credit to us.

We operate in a highly competitive industry

The pearl and jewelry industry is highly competitive. We compete with a large number of local and international pearl and jewelry manufacturers and wholesalers. Because of the breadth and depth of this competition, we are constantly under competitive pressure that both constrains pricing and requires extensive merchandising efforts in order for us to remain competitive. We compete primarily on the basis of our reputation for high quality products, brand recognition and distinctive merchandise. Our success is also dependent on our ability to both react to and create customer demand for our pearl and jewelry products. Certain of our competitors, especially jewelry retailers, are larger, have been in existence for a longer period of time, have achieved greater brand recognition and a greater market share in the markets in which we operate and have substantially greater financial, distribution and other resources than we do. Due to the above factors, we cannot assure you that we can continue to compete favorably in this highly competitive industry.

Changes in climate or environmental conditions may lead to fluctuations in pearl prices

Any adverse change in the climate or environmental conditions in the areas where we obtain our source of supply of pearls may have an adverse effect on pearl harvesting, the supply of pearls and our business.

Over the years, we have developed relationships with a network of suppliers in an attempt to ensure a steady supply of different varieties of pearls. In order to reduce the impact of fluctuations in pearl prices, we have adopted policies aimed at both diversifying our product range as well as the sources and suppliers from which we purchase pearls. In so doing, we believe we are less susceptible to fluctuations in pearl supplies due to changes in climate or environmental conditions in any particular region of supply. However, pearls remain our primary product. Any adverse change in the climate or environmental conditions in any region of supply of pearls may have an adverse effect on the prices of pearls in the entire market and may adversely affect our profitability.

Changes in the purchasing decisions of our customers may affect our future operating results

Our customer network consists principally of wholesale distributors and mass merchandisers in Europe, the United States, Hong Kong and other Asian countries. In accordance with industry practice, we generally do not have long-term sales arrangements with our customers. As a result, short-term changes to these customers’ purchasing decisions could affect our year-to-year sales volumes. In addition, our customers’ purchase orders may vary significantly from period to period. As a result, it may be difficult for us to forecast our revenues in future periods. Because our current expense levels are based in part on our expectations for future revenues, we may be unable to adjust our purchases of supplies, and as a result reduce our expenses, in a timely manner in response to unexpected disruptions in purchase orders from customers. This could have a material and adverse effect on our business, results of operations and financial condition.

Our sales could be negatively impacted by the actions or circumstances of one or more key customers leading to material fluctuations in revenues or a substantial reduction in orders for our products

We currently sell a substantial portion of our pearls and jewelry products to a limited number of customers. In fiscal years 2009, 2008 and 2007, sales to our top five customers accounted for approximately 47.4%, 41.9% and 41.1%, respectively, of our total sales, and our largest customer accounted for approximately 15.1%, 10.4% and 16.0%, respectively, of our total sales. Dependence on a limited number of customers exposes us to the risks that one of the following events may cause material fluctuations or declines in our revenues:

•	reduction, delay or cancellation of orders from one or more of our significant customers;

•	loss of one or more of our significant customers due to disputes, dissatisfaction with our products or otherwise, and our failure to attract additional or replacement customers; and

•	failure of any of our significant customers to make timely payment for our products.

Our business could be harmed if we fail to maintain proper inventory levels

Recently, we have decreased inventory purchases in response to a decrease in demand in the United States and Asia markets. We may be unable to sell the products that we have in our inventory. The current economic environment has made accurate projecting of inventory levels increasingly challenging. Inventory levels in excess of customer demand may result in inventory write-downs, or the sale of excess inventory at discounted prices, all of which could adversely affect our gross margins. Conversely, if we underestimate consumer demand for our pearls and jewelry products or if our suppliers fail to supply pearls in a timely manner, we may experience inventory shortages. Inventory shortages might result in unfilled orders, negatively impact customer relationships and result in lost revenues, any of which could harm our business.

Global or regional recessions may adversely affect consumer purchases of our products

Our revenues are dependent on cycles in general global and regional economic conditions and macroeconomic factors such as employment levels, salary levels, business conditions, tax rates and credit availability, all of which affect consumer spending on discretionary items such as jewelry, which are perceived as luxuries. Volumes and values of sales of jewelry tend to decrease faster than sales and values of essential goods during economic downturns. Declining confidence in the global economy or regional economies where we are active could therefore adversely affect consumers’ ability and willingness to purchase our products. Regionally, purchases made by our customers in North America, Europe and Hong Kong and other Asian countries accounted for approximately 22.1%, 48.3% and 21.5% of our total revenues in fiscal year 2009. Should any of these economies suffer a serious economic downturn, it could have a material and adverse effect on our business, results of operations and financial condition.

We are exposed to currency exchange fluctuations

We make the majority of our purchases in U.S. dollars, Hong Kong dollars, Japanese Yen and Renminbi, and denominate our sales in either U.S. dollars or Hong Kong dollars. Accordingly, changes in currency exchange rates (including revaluation of the Renminbi) and costs of conversion between U.S. dollars, Hong Kong dollars and such other currencies may have an adverse effect on our business. These exposures may change over time as business practices evolve and could result in increased costs or reduced revenue that could impact our cash flow and operating results. Currency devaluations and unfavorable changes in international monetary and tax policies could also have a material adverse effect on our profitability.

The implementation of new tax laws may significantly increase our income tax liability

Man Sang Nevada is a holding company incorporated in Nevada and Man Sang BVI is a holding company incorporated in the British Virgin Islands. We also have intermediate holding companies incorporated in Bermuda and Hong Kong, and subsidiaries that operate in the PRC. As a result, any change in the policies or regulations regarding taxation in the British Virgin Islands, Bermuda, Hong Kong or the PRC may have a material adverse effect on our profitability. On March 16, 2007, the PRC National People’s Congress, the PRC legislature, adopted a new tax law, the Enterprise Income Tax Law of the People’s Republic of China, or the Enterprise Income Tax Law, which became effective January 1, 2008. On December 6, 2007, the State Council promulgated the Implementation Regulations of the Enterprise Income Tax Law, or the Implementation Regulations, which also became effective January 1, 2008. The Enterprise Income Tax Law imposes a uniform tax rate of 25% for all enterprises incorporated or resident in China, including foreign investment enterprises, and eliminates many tax exemptions, reductions and preferential treatments formerly applicable to foreign investment enterprises. Man Hing Industry Development (Shenzhen) Co., Ltd., our primary manufacturing subsidiary in China, enjoyed a preferential enterprise income tax rate of 20% on its taxable income prior to and during fiscal year 2009. Under the Enterprise Income Tax Law and the Implementation Regulations, Man Hing Industry Development (Shenzhen) Co., Ltd.’s income tax rates will increase gradually over a period of five years until it pays income tax at a rate of 25%.

Under the Income Tax Law for Enterprises with Foreign Investment and Foreign Enterprises, effective prior to January 1, 2008, any dividends payable by foreign-invested enterprises to their non-PRC investors were exempt from any PRC withholding income tax. Under the new Enterprise Income Tax Law, China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its overseas parent, will normally be subject to PRC withholding tax at a rate of 10%, unless there are applicable treaties that reduce such rate. Neither the British

Virgin Islands nor Bermuda has a tax treaty with China entitling us to any withholding tax lower than 10%. Hong Kong, where some of our intermediate holding companies are incorporated, has an arrangement with China under which the dividend withholding tax rate is reduced to 5% if a Hong Kong resident enterprise owns over 25% of the PRC company distributing the dividends. If the applicable Hong Kong intermediate holding company is regarded as a non-resident enterprise and owns at least a 25% share in the relevant PRC subsidiary, dividends paid by such PRC subsidiary would be subject to a withholding tax at the rate of 5%, provided that the Hong Kong subsidiary and we are not considered to be a PRC tax resident enterprise, as described below.

The new Enterprise Income Tax Law, however, also provides that enterprises established outside China whose “de facto management bodies” are located in China are considered “resident enterprises” and will generally be subject to the uniform 25% enterprise income tax rate on their global income. Under the Implementation Regulations, “de facto management bodies” is defined as the bodies that have, in substance, overall management control over such aspects as the production and business, personnel, accounts and properties of an enterprise. Pursuant to this definition, we believe our “de facto management bodies” are located in Hong Kong. However, if we are considered as a PRC tax resident enterprise under the above definition, then our global income will be subject to PRC enterprise income tax at the rate of 25%.

Dividends payable by us to our foreign investors and gain on the sale of our shares may become subject to withholding taxes under PRC tax laws

Under the new Enterprise Income Tax Law and the Implementation Regulations, PRC income tax at the rate of 10% applies to dividends payable to investors that are “non-resident enterprises” (and that do not have an establishment or place of business in China, or that have such establishment or place of business but the relevant income is not effectively connected with such establishment or place of business) to the extent such dividends are sourced within China and the enterprise that distributes dividends is considered a “resident enterprise” in China. Therefore, if we are considered as a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result be subject to 10% PRC withholding tax. We intend to take the position that any dividends we pay to our overseas shareholders will not be subject to a withholding tax in the PRC.

As the new Enterprise Income Tax Law and the Implementation Rules have only recently taken effect, it is uncertain how they will be implemented by the relevant PRC tax authorities. In addition, a number of detailed implementation regulations are still in the process of promulgation. If dividend payments from our PRC operating subsidiaries to our overseas intermediate holding companies, and from our overseas intermediate holding companies to us are subject to PRC withholding tax, our financial condition, results of operations and the amount of dividends available to pay our shareholders may be adversely affected. If dividends we pay to our overseas shareholders or gains realized by such shareholders from the transfer of our shares are subject to PRC withholding tax, it may materially and adversely affect your investment return and the value of your investment in us.

We are exposed to general real estate investment risks

We own certain real estate investments. Real estate investments, like many other types of long-term investments, have historically experienced significant fluctuations in value, and specific market conditions and cycles may result in occasional or permanent reductions in the value of our investments. Property cash flows and the marketability and value of real property will depend on many factors beyond our control, including, without limitation:

•	adverse changes in international, national, regional and local economic and market conditions;

•	changes in interest rates or financial markets;

•	fluctuating local real estate conditions and changes in local laws and regulations;

•	changes or promulgation and enforcement of governmental regulations relating to land use and zoning, environmental, occupational and safety matters;

•	changes in real estate tax rates and other operating expenses;

•	existence of uninsured or uninsurable risks; and

•	natural disasters, acts of war or terrorism.

We may not be able to complete China Pearls and Jewellery City or commence or complete our properties planned for future real estate projects on time or within budget

Our real estate projects involve acquiring land-use rights for large plots of land, many of which have existing structures and residents, from municipal and provincial governments of the PRC. Other properties we may develop in the future may also involve similar circumstances. Acquiring these development rights, converting them into land-use rights and committing the financial and managerial resources to develop the land involves significant risks. Before a real estate development project generates any revenue, we must make a variety of material expenditures, including to acquire the development rights and to construct the required infrastructure. As of March 31, 2009, China Pearls and Jewellery City Holdings Limited, a subsidiary of Man Sang Nevada, had incurred approximately HK$793 million in development costs, primarily for the construction of phase one of China Pearls and Jewellery City.

It generally takes several years for a planned real estate project to generate revenue, and we cannot assure you that our real estate projects will achieve positive cash flow. As a result, our current and future real estate development activities may be exposed to the following risks:

•	we may lease or sell developed properties at below expected rental rates or sales prices, and we may experience delays in the sale or leasing of developed properties;

•	we may be unable to complete construction of our real estate projects on schedule, or on budget, due to a variety of factors including shortages of materials, equipment, technical skills and labor, adverse weather conditions, natural disasters, labor disputes, disputes with contractors and sub-contractors, accidents, changes in government priorities and policies, changes in market conditions, delays in the relocation process, delays in obtaining the requisite licenses, permits and approvals from the relevant authorities and other problems and circumstances, resulting in increased debt service expense and construction costs;

•	occupancy rates, rents and sales prices at our real estate properties may fluctuate depending on a number of factors, including market and economic conditions, and may result in our investments being less profitable than we expected or not profitable at all;

•	the services rendered by our contractors may not always meet our quality requirements, and negligence or poor work quality by any contractors may result in defects in our buildings or trade center units, which could in turn cause us to suffer financial losses, harm our reputation or expose us to third-party claims;

•	since it normally takes several years for us to complete a real estate project, we expect that we will be affected by increases in the costs of construction materials and the costs of other goods and services, most significantly labor costs.

•	we may delay, or change the structure of, real estate projects and as a result we may lose deposits paid to participate in the land tender process or fail to recover expenses already incurred;

•	we may be unable to obtain, or face delays in obtaining, required zoning, land-use, building, occupancy, and other governmental permits, rights and authorizations, which could result in increased costs with respect to a project;

The occurrence of any of these circumstances, most of which are beyond our control, could delay the completion of our real estate projects, which could adversely affect our business, financial condition and results of operations, which in turn could cause the market value of our securities to decline.

We may not be able to generate sufficient cash flow or obtain financing to complete China Pearls and Jewellery City or implement our business strategies

We intend to invest approximately HK$88.6 million and HK$28.5 million for capital expenditures in fiscal years 2010 and 2011, respectively, nearly all of which will be dedicated to the construction of the phase one pearl market center for China Pearls and Jewellery City. We intend to finance these capital expenditures with cash reserves, cash flows from operations, dividend payments from subsidiaries and, if required, borrowings. We may not generate sufficient cash flows from operations to fully fund our capital expenditures for China Pearls and

Jewellery City or other projects we may undertake. We may need additional funding to implement our business strategy. If we are unable to generate enough cash to pay for these projects we may need to raise additional funds. We may not be able to raise any additional funds on commercially acceptable terms, if at all. If we can not generate enough cash, or find alternative sources of funding to complete these projects, our business, cash flows, financial condition, results of operations and prospects could be materially and adversely affected.

The cyclical nature of the real estate industry could adversely affect our results of operations

The results of our real estate operations are affected by the cyclical nature of the real estate industry in the PRC. Property values and rents are affected by, among other factors, supply and demand of comparable properties, interest rates, unemployment rates, inflation, the rate of economic growth, tax laws and political and economic developments in the PRC. We cannot assure you that property values and rents will not decline in the future. In addition, increased competition from other pearl processing and pearl market centers could adversely affect our rents and occupancy rates at Man Sang Industrial City and China Pearls and Jewellery City as well as sales prices for our units at China Pearls and Jewellery City. Furthermore, a significant downturn in demand for pearl and jewelry products could adversely affect demand for our units at Man Sang Industrial City and China Pearls and Jewellery City. A significant downturn in demand for our units would result in a material adverse effect on our business, financial condition and results of operations.

If we fail to obtain the necessary land-use rights, we will not be able to continue the development of China Pearls and Jewellery City

We entered into a master agreement with the Zhuji Shanxiahu People’s Government in January 2006 for the development of China Pearls and Jewellery City. Pursuant to this master agreement, the Zhuji Shanxiahu People’s Government has identified land which is suitable for the development of China Pearls and Jewellery City. However, the signing of the master agreement does not guarantee that we will obtain all of the land identified therein, which is transferred by public tender, auction or listing for sale. As of March 31, 2009, we had obtained the land-use rights for approximately 300,000 square meters of land for the development of China Pearls and Jewellery City, including substantially all of the land-use rights for our phase one pearl market center.

We cannot assure you that land administration authorities will grant us the remaining 900,000 square meters of land corresponding to the land identified in our master agreement for the development of the remaining phases of China Pearls and Jewellery City in a timely manner, or at all. Moreover, we cannot assure you that we will be able to obtain the land at our desired price. If we are not successful in obtaining the land-use rights for the development of the remaining phases of China Pearls and Jewellery City, we will not be able to develop China Pearls and Jewellery City as planned, which may result in a material adverse effect on our business, financial condition and results of operations.

Our results of operations may fluctuate from period to period due to variations in the proceeds received from sales of pearl market center units in China Pearls and Jewellery City

Our policy will be to maintain an optimal mix between pearl market center units for sale and pearl market center units held as investment properties at China Pearls and Jewellery City. Accordingly, our results of operations may fluctuate from period to period depending upon the proportion and gross floor area of pearl market center units that are sold or leased, as well as when construction of pearl market center units is completed. In addition, because China Pearls and Jewellery City is a large-scale, multi-phase project to be developed over the course of several years, the selling prices of pearl market center units are also subject to fluctuation, which may result in a material adverse effect on our business, financial condition and results of operations.

Our operations are subject to extensive governmental regulation, and we are susceptible to changes in policies related to the real estate market in the PRC

In order to develop and operate China Pearls and Jewellery City, we must obtain various permits, licenses, certificates and other approvals from the relevant administrative authorities at various stages of development, including land-use rights documents, planning permits, construction permits, and certificates or confirmation of completion and acceptance. Each approval is dependent on the satisfaction of certain pre-conditions. We cannot assure you that we will be able to fulfill the pre-conditions necessary to obtain required governmental approvals, or that we will be able to adapt to new laws, regulations or policies that may come into effect from time to time with respect to the real estate market in general or the particular processes with respect to the grant of approvals in China. There may also be delays on the part of relevant administrative bodies in reviewing our applications and granting approvals. If we fail to obtain, or experience material delays in obtaining, the requisite governmental approvals, the development, sale and lease of China Pearls and Jewellery City pearl market center units could be substantially disrupted, which would result in a material adverse effect on our business, financial condition and results of operations.

Demand for our units at China Pearls and Jewellery City and Man Sang Industrial City has been and may continue to be negatively affected by the recent financial market and economic crisis, which would have a material adverse effect on our business, results of operations and financial condition

The recent global financial crisis has adversely affected the United States and other world economies. Although the PRC government has adopted increasingly flexible macroeconomic policies, including an announced fiscal stimulus package, aimed at offsetting the slowdown brought about by the financial crisis, as the financial crisis has broadened and intensified, the growth of China’s economy has been negatively impacted. The financial crisis has had a negative impact on the manufacturing activities and exports by manufacturers, including manufacturers and suppliers of pearl and jewelry products, which are our principal tenants. Current and potential tenants and purchasers of our units at China Pearls and Jewellery City and current and potential tenants of our units at Man Sang Industrial City may be increasingly affected by the economic crisis and, as a result, may be unable to sustain their business operations or make agreed upon rental or purchase payments for our units, all of which could lead to a reduction in demand and profit margins and delay in rental and purchase payments. Although, as of March 31, 2009 we had not experienced any material defaults or delinquencies by tenants of China Pearls and Jewellery City or Man Sang Industrial City, we cannot assure you that we will not experience material tenant defaults or delinquencies in the future.

PRC tax authorities may challenge the basis on which we pay our land appreciation tax obligations and our results of operations and cash flows may be affected.

Under PRC laws and regulations, PRC enterprises engaging in property development are subject to land appreciation tax, or LAT, which is levied by the local tax authorities. All taxable gains from the sale or transfer of land use rights, buildings and their attached facilities in the PRC are subject to LAT at progressive rates ranging from 30% to 60%. Provisioning for LAT requires our management to use a significant amount of judgment with respect to, among other things, the anticipated total proceeds to be derived from the sale or transfer of land use rights and buildings, the total appreciation of land value and various deductions to the LAT. If the LAT provisions we make are substantially lower than the actual LAT amounts assessed by the tax authorities in the future, our results of operations and cash flows will be materially and adversely affected.

Our principal stockholders have substantial control over Man Sang Nevada and can affect decisions made by our stockholders and, following the liquidation, will continue to have substantial control over Man Sang BVI

As of the record date, our principal stockholders, Mr. Cheng Chung Hing, Ricky, our President, Chairman and Chief Executive Officer and Mr. Cheng Tai Po, our Vice Chairman, beneficially owned approximately 3,437,501 outstanding shares of Man Sang Nevada common stock and 100,000 outstanding shares of Man Sang Nevada preferred stock, which together represent the votes of 6,628,726 shares of Man Sang Nevada common stock, or 69.2% of the total voting power of Man Sang Nevada common stock and Series A preferred stock. As a result, Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po have the requisite voting power to exert substantial influence over actions which require stockholder approval and generally to direct our affairs, including decisions regarding the election of directors, mergers, consolidations and the sale of all or substantially all of our assets and other significant corporate actions. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our shares. These actions may be taken even if they are opposed by our other shareholders. Following the liquidation, the principal stockholders will continue to have the same level of control over Man Sang BVI and will be able to similarly affect decisions made by Man Sang BVI’s shareholders. In addition, our principal stockholders have substantial interests in other market and trade centers in the PRC, although these market and trade centers are unrelated to the pearl and jewelery industry and therefore do not compete with our business. As a result of the above, the interests of our principal stockholders may differ with those of our other shareholders.

We rely on the experience, expertise and managerial and technical skills of our core management team

Our past success is largely attributable to the experience, expertise and managerial and technical skills of our core management team. In particular, Mr. Cheng Chung Hing, Ricky, our President, Chairman and Chief Executive Officer, and Mr. Cheng Tai Po, our Vice Chairman, each have over 25 years of experience in management and knowledge in the pearl and jewelry industry and over 10 years of experience in the property investment and development industry.

Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po are responsible for our overall management and the formulation of our corporate policies and business strategies. Our other executive officers and key personnel also possess substantial experience in business management and operations and in-depth industry knowledge and understanding and have made significant contributions to our business development. If one or more of the members of our core management team or our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new members of our core management team or executive officers, in particular those with the in-depth industry knowledge and experience possessed by our current team. In addition, if any of our executive join a competitor or forms a competing company, we may lose some of our customers.

The price of our common stock may fluctuate significantly, which may result in losses for investors

The market price for the common stock has been volatile and the market price for the common stock may continue to be volatile. For example, during the period from April 1, 2008 to March 31, 2009, the closing prices of the common stock as reported on the NYSE Amex (formerly known as The American Stock Exchange) ranged from a high of US$8.2 per share on May 16, 2008 to a low of US$1.0 per share on March 9, 2009. We expect our stock price to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These factors include and are not necessarily limited to:

•	actual or anticipated variations in operating results from guidance provided by us;

•	announcements relating to strategic relationships or acquisitions;

•	changes in financial estimates or other statements by securities analysts or research firms;

•	changes in general economic conditions; and

•	changes in the economic performance and/or market valuations of other competitors.

Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts in the future, and our stock price could decline as a result.

A lack of effective internal control over financial reporting could result in an inability to accurately report our financial results, which could lead to a loss of investor confidence in our financial reports and have an adverse effect on our stock price

Effective internal controls are necessary for us to provide reliable financial reports. If we cannot provide reliable financial reports, our business and operating results could be harmed. We have in the past discovered deficiencies in our internal controls and, based on our evaluation of the effectiveness of our internal control over financial reporting as of the end of the fiscal year 2009, we identified a material weakness in our internal control over financial reporting as of March 31, 2009. For a description of this material weakness, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Internal Control Over Financial Reporting.” In addition, we may in the future discover deficiencies in our internal controls. Evaluations of the effectiveness of our internal controls in the future may lead our management to determine that internal control over financial reporting is no longer effective. Such conclusions may result from our failure to implement controls for changes in our business, or deterioration in the degree of compliance with our policies or procedures. A failure to maintain effective internal control over financial reporting, including a failure to implement effective new controls to address changes in our business could result in a material misstatement of our consolidated financial statements or otherwise cause us to fail to meet our financial reporting obligations. This, in turn, could result in a loss of investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on our stock price.

Risks Relating to Ownership of Man Sang BVI Ordinary Shares

Man Sang BVI is a British Virgin Islands company and, because legal precedent regarding the rights of shareholders is more limited under British Virgin Islands law than under United States law, following the liquidation our shareholders may have less protection for their shareholder rights than they currently do under Nevada law

Man Sang BVI’s corporate affairs are governed by its amended and restated memorandum and articles of association, the BVI Companies Act and the common law of the British Virgin Islands. The rights of shareholders to take action against Man Sang BVI’s directors, actions by minority shareholders and the fiduciary responsibilities of Man Sang BVI’s directors to our company under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as that from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of Man Sang BVI shareholders and the fiduciary responsibilities of Man Sang BVI’s directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States, including Nevada. In particular, the British Virgin Islands has a less developed body of securities laws than the United States. In addition, Nevada, and other states of the United States, have more fully developed and judicially interpreted bodies of corporate law than the British Virgin Islands.

Examples of the significant differences between the provisions of the BVI Companies Act applicable to Man Sang BVI and the laws applicable to companies incorporated in Nevada and their shareholders include limitations under British Virgin Islands law on the ability to bring shareholders’ suits, including class actions and shareholder derivative actions, and reduced protections under British Virgin Islands law of the interests of minority shareholders.

As a result of all of the above, shareholders of Man Sang BVI, as shareholders of a British Virgin Islands company, may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or our principal stockholders than they would as shareholders of Man Sang Nevada, a Nevada incorporated company. For further information regarding the rights of Man Sang BVI shareholders and Man Sang Nevada common stockholders, see “Comparison of Rights of Man Sang Nevada Stockholders and Man Sang BVI Shareholders” beginning on page 110.

The enforcement of judgments in shareholder suits against Man Sang BVI may be more difficult

Because Man Sang BVI is a British Virgin Islands corporation, investors could experience more difficulty enforcing judgments obtained against Man Sang BVI in U.S. courts than would currently be the case for U.S. judgments obtained against Man Sang Nevada. In addition, it may be more difficult to bring some claims against Man Sang BVI in British Virgin Islands courts than it would be to bring similar claims against a U.S. company in a U.S. court.

The price of Man Sang BVI ordinary shares may fluctuate significantly, which may result in losses for investors

The market price for Man Sang Nevada common stock has been volatile and the market price for Man Sang BVI ordinary shares may continue to be volatile. We expect our stock price to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These factors include but are not necessarily limited to:

•	actual or anticipated variations in operating results from guidance provided by us;

•	announcements relating to strategic relationships or acquisitions;

•	changes in financial estimates or other statements by securities analysts or research firms;

•	changes in general economic conditions; and

•	changes in the economic performance and/or market valuations of other competitors.

Because of this volatility, we may fail to meet the expectations of our shareholders or of securities analysts in the future, and our stock price could decline as a result.

Man Sang BVI’s amended and restated articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of its ordinary shares

Man Sang BVI’s amended and restated articles of association will become effective following their filing and registration with the BVI Registrar of Corporate Affairs and the filing of a Certificate of Dissolution with the Secretary of State of the State of Nevada by Man Sang Nevada. The new articles of association limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, Man Sang BVI’s board of directors has the authority, without further action by our shareholders, to issue additional preferred shares. If Man Sang BVI’s board of directors decides to issues additional preferred shares within the number of the existing authorized preferred shares, the price of our ordinary shares may fall and the voting and other rights of the holders of Man Sang BVI ordinary shares may be materially adversely affected. The new articles of association also include a “business combination” provision, which is consistent with the provisions of the Nevada Revised Statutes governing interested shareholder transactions, and a provision requiring a supermajority vote of shareholders to remove directors without cause.

Risks Relating to the PRC and Hong Kong

Previous macroeconomic measures taken by the PRC government could have adverse economic consequences, and recent fiscal stimulus measures may not offset the decline in the rate of economic growth in the PRC

A portion of our assets are located in China and Hong Kong and a portion of our revenue is sourced from China and Hong Kong. Accordingly, our results of operations, financial condition and prospects are to a significant degree subject to economic, political and legal developments in China and Hong Kong. Previous macroeconomic measures taken by the PRC government to manage economic growth could have adverse economic consequences, and recent fiscal stimulus measures may not be successful in offsetting a decline in the rate of economic growth in the PRC.

In previous years, the PRC government has periodically taken measures to slow economic growth to a more manageable level, in response to concerns about China’s historical high growth rate in industrial production, bank credit, fixed investment and money supply. These measures have included macroeconomic measures to control perceived overinvestment in the real property market. More recently, along with a decline in economic growth worldwide, the rate of growth of the PRC economy has slowed down. In 2008, China’s real GDP grew by a rate of an estimated 9.8% as compared to a rate of 11.9% in 2007. In response to the global economic downturn, and a resulting slowdown in the PRC economy, the PRC government has adopted increasingly flexible macroeconomic policies, including an announced fiscal stimulus package, aimed at offsetting the slowdown brought by the financial crisis.

These policies include measures specifically designed to encourage development of the domestic real property market, which represents a reversal on policies implemented since 2003 designed to tighten control on the real property market. However, we cannot assure you that the PRC government’s fiscal stimulus package will be successful in offsetting the slowdown brought by the economic downturn and deterioration in the global credit markets, or that restrictive measures already in place will not adversely affect our business.

Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business

Our business and operations in the PRC are governed by the PRC legal system. The PRC legal system is a codified system with written laws, regulations, circulars, administrative directives and internal guidelines. The PRC government is still in the process of developing its legal system. As the PRC economy has traditionally developed at a faster pace than its legal system, a certain degree of uncertainty exists in connection with whether and how existing laws and regulations will apply to certain events or circumstances. Some of the laws and regulations, and the interpretation, implementation and enforcement thereof, are still at an experimental stage and are therefore subject to policy changes.

Further, precedents on the interpretation, implementation and enforcement of the PRC laws and regulations are limited, and court decisions in the PRC do not have any binding effect on lower courts. Accordingly, the outcome of dispute resolution may not be as consistent or predictable as in other more developed jurisdictions and it may be difficult to obtain swift and equitable enforcement of the laws in the PRC, or to obtain enforcement of a judgment by a court or another jurisdiction.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position

Our real estate operations are conducted in the PRC and some of our sales are made in China. Accordingly, our business, financial condition, results of operations and prospects are affected by economic, political and legal developments in the PRC. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the amount of government involvement;

•	the level of development;

•	the growth rate;

•	the control of foreign exchange; and

•	the allocation of resources.

While the Chinese economy has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The PRC government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Fluctuation in the value of the Renminbi may have a material adverse effect on your investment

The change in value of the Renminbi against the U.S. dollar, Euro and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. On May 18, 2007, China’s central bank announced that it would allow Renminbi to fluctuate more during each day’s foreign exchange rate trading. These changes in policy have resulted in an approximately 15.8% appreciation of Renminbi against the U.S. dollar between July 22, 2005 and July 24, 2009. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. As a portion of our costs and expenses is denominated in Renminbi, the revaluation in July 2005 and potential future adjustment or revaluation have increased and could further increase our costs in U.S. dollar terms. In addition, as we rely partially on dividends paid to us by certain of our subsidiaries in the PRC, any significant adjustment or revaluation of the Renminbi may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on, our ordinary shares. For example, to the extent that we need to convert U.S. dollars we receive from our overseas sales into Renminbi for our operations in the PRC, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively

Certain portions of our revenues and expenses are denominated in Renminbi. If our revenues denominated in Renminbi increase or expenses denominated in Renminbi decrease in the future, we may need to convert a portion of our revenues into other currencies to meet our foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of our ordinary shares. Under China’s existing foreign exchange regulations, our PRC subsidiaries are able to pay dividends in foreign currencies without prior approval from the State Administration of Foreign Exchange by complying with certain procedural requirements. However, the PRC government could take further measures in the future to restrict access to foreign currencies for current account transactions.

Foreign exchange transactions by our PRC subsidiaries under capital accounts continue to be subject to significant foreign exchange controls and require the approval of, or registration with, PRC governmental authorities. In particular, if our PRC subsidiaries borrow foreign currency loans from us or other foreign lenders, these loans must be registered with the State Administration of Foreign Exchange, and if we finance our PRC subsidiaries by means of additional capital contributions, these capital contributions must be approved by certain government authorities including the Ministry of Commerce or its local counterparts. These limitations could affect the ability of our PRC subsidiaries to obtain foreign exchange through debt or equity financing.

We are a holding company and rely on dividends paid by our subsidiaries for our funding requirements

We conduct all of our operations through our operating subsidiaries. Most of our assets are held by, and substantially all of our earnings and cash flows are attributable to our operating subsidiaries. The ability of our operating subsidiaries to pay dividends depends on business considerations and regulatory restrictions, including cash flow, articles of association of these companies and shareholders’ agreements to which they are parties. We cannot assure you that our operating subsidiaries will generate sufficient earnings and cash flows to pay dividends or otherwise distribute sufficient funds to enable us to declare dividends.

In addition, the ability of our subsidiaries in the PRC to pay dividends to their shareholders is subject to the requirements of PRC law. PRC regulations permit payment of dividends out of accumulated profits as determined in accordance with PRC accounting standards and regulations. Dividends may not be paid until cumulative prior years’ losses are made up. As a result, if our subsidiaries in the PRC incur losses, such losses may impair their ability to pay dividends or other distributions to us, which would restrict our ability to distribute dividends and to service our indebtedness. Our PRC subsidiaries are required to make monthly contributions to the social security plan maintained for their employees, consisting of pension benefits, personal injury insurance and medical and unemployment benefits. In addition, each of our PRC subsidiaries is also required to set aside at least 10% of its after-tax profits based on PRC accounting standards each year to its statutory surplus reserve fund until the cumulative amount of such fund reaches 50% of its registered capital.

Any future outbreak of Severe Acute Respiratory Syndrome, avian influenza, influenza A H1N1 or any other epidemic may adversely affect our operational results

In the first half of 2003, certain regions of Asia, including China, encountered an outbreak of Severe Acute Respiratory Syndrome, or SARS, a highly contagious form of atypical pneumonia. There have also been media reports regarding the spread of the H5N1 virus, or avian influenza, among birds and in particular poultry, as well as some isolated cases in countries outside Hong Kong and China of transmission of the virus to humans. Further, the World Health Organization in June 2009 raised its pandemic alert level to phase 6, its highest level, in response to an outbreak of influenza A caused by the H1N1 virus that originated in Mexico, which resulted in a number of confirmed cases worldwide. If an outbreak of SARS, avian influenza, influenza A H1N1 or any other epidemic occurs in the future and any of our employees or customers are suspected of having contracted SARS, avian influenza, influenza A H1N1 or any other epidemic, we may be required to quarantine certain employees suspected of infection, as well as others that have come into contact with these employees. Furthermore, such an outbreak would likely restrict the level of economic activity in affected areas, which would also adversely affect our business operations.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains certain “forward-looking statements.” Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements and any statements regarding the benefits of the liquidation, or Man Sang BVI’s or Man Sang Nevada’s future financial condition, results of operations and business are also forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Risk Factors,” “The Liquidation,” “Business Description” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

These forward-looking statements involve a number of risks and uncertainties, many of which are beyond our control, and reflect business decisions that are subject to change. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors:

•	our ability to consummate the liquidation;

•	our ability to realize the expected benefits of the liquidation and the change of our place of incorporation within the expected time frame, or at all;

•	costs or difficulties related to the liquidation, the change of our place of incorporation and related transactions, which could be greater than expected;

•	the availability, terms and cost of funding for our operations and development projects;

•	difficulties and delays in obtaining regulatory approvals for the liquidation;

•	potential difficulties in meeting conditions set forth in the agreement and plan of liquidation;

•	the tax treatment of the liquidation;

•	the accounting treatment of the liquidation;

•	materially adverse changes in international economic, market and political conditions, especially in Europe and the United States and elsewhere where our customers are located, which would reduce discretionary spending on luxury goods;

•	exposure to the credit risk of our customers;

•	our ability to attract and retain employees;

•	the level and volatility of equity prices, commodity prices and interest rates, currency values (especially any change to the current pegging of the Hong Kong dollar to the U.S. dollar at the rate of US$1.00 to HK$7.8, or any substantial adverse change in the exchange rate between the Renminbi and the Hong Kong dollar or U.S. dollar), investments and other market indices;

•	materially adverse changes in customer preferences for pearls as against other gems and other precious stones and metals;

•	our ability to obtain a stable supply of pearls in the quantities, of the quality, and on the terms required by us;

•	materially adverse changes in the taxes imposed on our operating subsidiaries in the PRC;

•	materially adverse changes in climate and environmental conditions in the regions where we source pearls;

•	materially adverse changes in the real estate markets in the PRC and Hong Kong;

•	the actions and initiatives of current and potential competitors;

•	the impact of current, pending and future legislation, regulation and regulatory and legal actions;

•	unforeseen catastrophic events;

•	existing and future litigation; and

•	compliance with applicable laws, including environmental, health and safety laws.

Your should consider these important factors in evaluating any forward-looking statements in this proxy statement/prospectus or otherwise made by us or on our behalf. We urge you to read the entire proxy statement/prospectus for a more complete discussion of the factors that could affect the liquidation, the change of our place of incorporation and our future performance. In light of these risks, uncertainties and assumptions, the events described or suggested by the forward-looking statements in this proxy statement/prospectus may not occur.

Except as required by law or applicable stock exchange rules or regulations, we undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

EXCHANGE RATE INFORMATION

The Hong Kong dollar is freely convertible into other currencies, including the U.S. dollar. Since 1983, the Hong Kong dollar has been generally linked to the U.S. dollar at the rate of HK$7.80 to US$1.00. Under existing Hong Kong law, (1) there are no foreign exchange controls or other laws, decrees or regulations that affect the remittance of dividend payments to U.S. residents and (2) there are no limitations on the rights of non-residents or foreign owners to hold Man Sang BVI ordinary or preferred shares. The Basic Law of Hong Kong, or the Basic Law, which came into effect on July 1, 1997, provides that no foreign exchange control policies shall be applied in Hong Kong.

The market exchange rate of the Hong Kong dollar against the U.S. dollar continues to be determined by supply and demand in the foreign exchange market. However, against the background of the fixed rate system which applies to the issuance and withdrawal of Hong Kong currency in circulation, the market exchange rate has not deviated significantly from the level of HK$7.80 to US$1.00. The Hong Kong government has indicated its intention to maintain the link at that rate. Under the Basic Law, the Hong Kong dollar will continue to circulate and remain freely convertible. The Hong Kong government has also stated that it has no intention of imposing exchange controls in Hong Kong and that the Hong Kong dollar will remain freely convertible into other currencies, including the U.S. dollar.

On May 18, 2005, the Hong Kong Monetary Authority announced the introduction of certain refinements to the operation of the linked exchange rate system. These refinements effectively set the market exchange rate of the Hong Kong dollar against the U.S. dollar within a fixed trading range from HK$7.75 to HK$7.85 against US$1.00. However, we cannot assure you that the Hong Kong government will maintain the linked exchange rate system within the range of HK$7.75 to HK$7.85, or at all.

The following table sets forth the exchange rate for U.S. dollars in New York City for cable transfers in Hong Kong dollars as certified for customs purposes by the Federal Reserve Bank of New York for the periods indicated:

	Exchange Rate
	Period End	High	Average(1)	Low
		(HK$ per US$)

Last Five Fiscal Years
Fiscal Year Ended March 31, 2005	7.7990	7.8010	7.7935	7.7698
Fiscal Year Ended March 31, 2006	7.7597	7.7995	7.7652	7.7506
Fiscal Year Ended March 31, 2007	7.8137	7.8177	7.7817	7.7510
Fiscal Year Ended March 31, 2008	7.7819	7.8289	7.7946	7.7497
Fiscal Year Ended March 31, 2009	7.7500	7.8159	7.7731	7.7497
Last Six Months
January 2009	7.7544	7.7618	7.7563	7.7504
February 2009	7.7551	7.7551	7.7534	7.7511
March 2009	7.7500	7.7593	7.7530	7.7497
April 2009	7.7500	7.7508	7.7501	7.7495
May 2009	7.7519	7.7526	7.7510	7.7500
June 2009	7.7500	7.7516	7.7505	7.7499
July 2009 (through July 17)	7.7499	7.7505	7.7501	7.7495

(1)	For the years indicated, the average exchange rates are determined by averaging the exchange rates on the last business day of each month during the relevant period. For the months indicated, the average exchange rates are determined by averaging the exchange rates on each day of the month.

MARKET PRICE FOR MAN SANG NEVADA COMMON STOCK, DIVIDENDS
AND OTHER MATTERS

Market Price

Man Sang Nevada’s common stock has been listed on the NYSE Amex under the symbol “MHJ” since August 8, 2005. Man Sang Nevada’s common stock was previously reported on the Over-The-Counter (OTC) Electronic Bulletin Board from 1987 to 2005 under the symbol “MSHI.OB.”

There is currently no public market for the Man Sang BVI ordinary shares. We intend to apply to list the Man Sang BVI ordinary shares on the NYSE Amex under the same symbol used by Man Sang Nevada, “MHJ,” effective upon the liquidation. The preferred shares of Man Sang BVI will remain unlisted.

The following table sets forth, for the periods indicated, the high and low sales prices for Man Sang Nevada’s common stock on the NYSE Amex.

	Over the Quarter		On the Last Day of Quarter
	High	Low	High	Low
	US$

2009
First Quarter (April-June, 2008)	8.35	5.50	6.90	6.17
Second Quarter (July-September, 2008)	6.50	2.62	3.49	2.80
Third Quarter (October-December, 2008)	3.48	1.10	1.46	1.43
Fourth Quarter (January-March, 2009)	1.92	0.96	1.92	1.68
2008
First Quarter (April-June, 2007)	9.34	5.62	8.88	8.38
Second Quarter (July-September, 2007)	15.95	6.92	12.91	12.05
Third Quarter (October-December, 2007)	16.46	8.06	9.83	8.80
Fourth Quarter (January-March, 2008)	9.00	5.30	6.90	5.90
2007
First Quarter (April-June, 2006)	5.89	4.75	5.08	4.85
Second Quarter (July-September, 2006)	5.10	3.52	4.24	3.91
Third Quarter (October-December, 2006)	5.45	3.95	4.90	4.80
Fourth Quarter (January-March, 2007)	6.93	4.50	6.19	5.95

On July 23, 2009, the last trading day before the public announcement of the liquidation, the closing price per Man Sang Nevada share on the NYSE Amex was US$2.13, and the high and low sales prices were US$2.43 and US$2.13. On            , 2009, the closing sale price on the NYSE Amex was US$            .

Dividends

On June 28, 2007, we declared a return of capital in the amount of US$1,595,642 (US$0.25 per share of Man Sang Nevada common stock) to our stockholders of record on July 24, 2007. We did not pay cash dividends in fiscal years 2007 and 2008. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any applicable contractual restrictions and such other factors as our board of directors deems relevant. Cash dividends, if any, on the ordinary shares of Man Sang BVI will be paid in U.S. dollars.

Man Sang BVI is a holding company incorporated in the British Virgin Islands, and will rely principally on dividends, loans or advances paid to it by its subsidiaries incorporated in China for its cash requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders, service any debt it may incur and pay its operating expenses. PRC law restricts the ability of our subsidiaries incorporated in the PRC to transfer funds to us in the form of cash dividends, loans or advances. PRC regulations currently permit payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, under current PRC laws, regulations and accounting standards, each PRC subsidiary is required to allocate at least 10% of its after-tax profit based on PRC accounting standards to its general reserves each year until the cumulative amount of these reserves reaches 50% of its registered capital. These reserves are not distributable as cash dividends. As of March 31, 2009, these general reserves amounted to RMB10,555,000 (HK$12,057,000). Further, at the discretion of their boards of directors, the PRC subsidiaries may allocate a portion of their after-tax profits to their employee welfare and bonus funds, which may not be distributed to us. These restrictions have not historically had, and are not expected in the future to have, a material impact on our ability to meet our financial requirements.

Any dividends paid by a PRC subsidiary to an immediate holding company that is incorporated in Hong Kong will be subject to a withholding tax at the rate of 5%, provided the Hong Kong incorporated subsidiary is not considered to be a PRC tax resident enterprise.

If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%.

Stockholders

The number of record holders of Man Sang Nevada’s common stock as of July 27, 2009 was approximately            . This number does not include an indeterminate number of stockholders whose shares are held by brokers in street name.

Common Stock

Man Sang Nevada has 6,382,582 shares of common stock issued at US$0.001 par value per share, all of which were issued and outstanding as of the date of this proxy statement/prospectus.

Preferred Stock

Man Sang Nevada has 100,000 shares of Series A preferred stock at US$0.001 par value per share with a liquidation preference of US$25.00 per share, all of which were issued and outstanding as of the date of this proxy statement/prospectus.

THE LIQUIDATION

The following is a description of the material aspects of the liquidation. While we believe that the following description covers the material terms of the liquidation, the description may not contain all of the information that is important to you. We encourage you to carefully read this entire proxy statement/prospectus, including the agreement and plan of liquidation attached to this proxy statement/prospectus as Annex A for a more complete understanding of the liquidation.

Structure of the Liquidation

The board of directors of Man Sang Nevada has unanimously approved and recommends that you approve the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation which will effectively change our place of incorporation from Nevada to the British Virgin Islands by dissolving and liquidating Man Sang Nevada. The terms and conditions of the liquidation are set forth in the agreement and plan of liquidation attached as Annex A to this proxy statement/prospectus.

In the liquidation, following payment of, or providing for the payment of its liabilities and obligations, Man Sang Nevada will distribute the Assets to its stockholders on a share-for-share basis. Man Sang Nevada is a holding company without any operations. As of the date of this proxy statement/prospectus, its assets consist of its shareholdings in Man Sang BVI and its liabilities and obligations consist of (1) the costs incurred in connection with the dissolution and liquidation, which we estimate will be approximately US$800,000, and (2) U.S. federal income tax arising from the deemed disposal of its shareholdings in Man Sang BVI.

The Man Sang BVI ordinary shares to be received in the liquidation will be quoted on the NYSE Amex under the symbol “MHJ.” The Man Sang BVI preferred shares to be received in the liquidation will not be quoted on the NYSE Amex.

After completion of the liquidation, (1) Man Sang BVI and its subsidiaries will continue to conduct the business conducted by Man Sang Nevada and its subsidiaries, (2) Man Sang BVI ordinary shares will replace Man Sang Nevada common stock on the NYSE Amex, (3) all current officers and directors of Man Sang Nevada will maintain equivalent positions within Man Sang BVI and (4) Man Sang BVI will contractually assume all rights, title, obligations and liabilities of Man Sang Nevada. Although the liquidation will result in the elimination of Man Sang Nevada as the holding company of our group, the number of Man Sang BVI ordinary shares and preferred shares that you will own will be the same as the number of shares of Man Sang Nevada common stock and preferred stock you own immediately prior to the completion of the liquidation, and your relative economic ownership and voting rights in our company will remain unchanged.

The liquidation will involve the following steps:

1. Man Sang Nevada, as sole stockholder of Man Sang BVI, will approve an amended and restated memorandum and articles of association of Man Sang BVI, which may differ in certain material respects from the current restated certificate of incorporation, as amended, and the restated bylaws of Man Sang Nevada, because of differences in the corporate laws of Nevada and the British Virgin Islands.

2. The existing directors of Man Sang BVI, who currently also serve as directors of Man Sang Nevada, will appoint the officers of Man Sang Nevada to serve in equivalent positions with Man Sang BVI.

3. Man Sang BVI ordinary shares and preferred shares will register under the Securities Act and Man Sang BVI ordinary shares will register under the Exchange Act, in each case with the SEC.

4. The officers of Man Sang Nevada will file a Certificate of Dissolution with the Secretary of State of the State of Nevada, and Man Sang Nevada will be dissolved pursuant thereto.

5. Upon the filing of the Certificate of Dissolution, Man Sang Nevada common stock will be de-listed from the NYSE Amex and de-registered under the Exchange Act with the SEC and Man Sang BVI ordinary shares will be listed on the NYSE Amex under the symbol “MHJ.” The preferred shares of Man Sang BVI will remained unlisted.

6. In accordance with the Nevada Revised Statutes, the directors of Man Sang Nevada are required to collect the assets, settle the affairs and collect the outstanding debts of Man Sang Nevada, and to pay or make adequate provision for payment of, Man Sang Nevada’s liabilities and obligations. As of the date of this proxy statement/prospectus, (1) Man Sang Nevada’s assets consist entirely of its shareholdings in Man Sang BVI; (2) Man Sang Nevada has no outstanding debts; (3) Man Sang Nevada’s liabilities and obligations include (a) the costs incurred in connection with the dissolution and liquidation, which we estimate will be approximately US$800,000, and (b) provision for U.S. federal income tax arising from the deemed disposal of its shareholdings in Man Sang BVI. The settlement of affairs of Man Sang Nevada, which will be conducted by the directors of Man Sang Nevada, includes the actions discussed above as well as the distribution of Man Sang Nevada’s assets to its stockholders in order to complete the dissolution and liquidation in accordance with the Nevada Revised Statutes.

7. Man Sang Nevada will then distribute its property and assets, which consist entirely of Man Sang BVI ordinary shares and preferred shares, to its stockholders on a share-for-share basis, rendering its stockholders the direct shareholders of Man Sang BVI.

8. During the final stage of the liquidation, Man Sang BVI will contractually assume all of Man Sang Nevada’s rights, obligations and liabilities.

Background and Reasons for the Liquidation

General

Our business operations, assets and employees are located exclusively outside of the United States. As a result, we have decided to change our place of incorporation from Nevada to the British Virgin Islands through the dissolution and liquidation of Man Sang Nevada. Our board of directors considered two primary alternatives to effect the change of our place of incorporation. One alternative was a reverse triangular merger with a Nevada subsidiary of a newly established Hong Kong company. This alternative would have resulted in Man Sang Nevada changing its domicile from Nevada to Hong Kong with Man Sang Nevada surviving and continuing to exist as a subsidiary of the newly established Hong Kong company. The other alternative, being the dissolution and liquidation of Man Sang Nevada, was selected because the dissolution and liquidation structure was easier to implement, more cost-effective and provided greater certainty with respect to U.S. federal income tax consequences. For further information on U.S. federal tax consequences of the dissolution and liquidation, see “Material Tax Consequences — Material United States Federal Income Tax Consequences.”

We believe that the dissolution and liquidation of Man Sang Nevada will allow us to realize a variety of potential business, financial and strategic benefits. In particular, the board of directors of Man Sang Nevada is recommending the dissolution and liquidation of Man Sang Nevada because it should permit us to:

•	simplify our corporate structure. Man Sang Nevada has no meaningful business or assets other than its equity interest in Man Sang BVI, which is also a holding company. The board of directors of Man Sang Nevada believes that the elimination of the two-tiered holding company structure will reduce administrative expenses by eliminating duplicative costs associated with maintaining both Man Sang Nevada and Man Sang BVI;

•	reduce our SEC reporting requirements and related expenses because Man Sang BVI would be a foreign private issuer;

•	enhance our cash flow by reducing our worldwide effective tax rate. Any improvement in our cash flow should help us to implement our business strategy more effectively;

•	facilitate tax savings through a more flexible corporate structure. However, the amount of taxes we will pay will depend in part on our treatment by the taxing authorities in the jurisdictions in which we operate;

•	enhance our business growth prospects by attracting investment from non-U.S. investors. Based on our experience, certain PRC investors and potential strategic partners are less willing to invest in Man Sang Nevada primarily as a result of our status as a United States incorporated company and the attendant tax implications associated with such an investment, including primarily withholding taxes payable by such investors under the United States federal tax regime; and

•	better position ourselves for merger and acquisition opportunities with non-U.S. strategic partners.

In addition, the British Virgin Islands:

•	is a business center, which exhibits political, economic and regulatory stability;

•	has an effective judicial system with a tradition of respecting the rule of law;

•	has a well-developed financial and regulatory environment;

•	has a favorable tax system and is party to reliable tax treaties;

•	does not have exchange control or currency restrictions; and

•	has wide availability of professional and support services.

We believe these benefits should enhance shareholder value. Accordingly, the boards of directors of Man Sang Nevada and Man Sang BVI approved the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation. However, we cannot predict what impact, if any, the change of our place of incorporation will have in the long term since the achievement of our objectives depends on many factors, including, among other factors, future tax and other laws and regulations, as well as the development of our business, some of which are outside our control. We discuss some of these expected benefits in greater detail below.

Expected Tax Benefits

Because our business operations are located exclusively outside of the United States, the dissolution and liquidation of Man Sang Nevada is expected to reduce or eliminate our income tax liability in the United States and to align our income tax liabilities with the location of our business activities. We believe that the liquidation may improve our ability to maintain a competitive worldwide effective corporate tax rate and permit greater flexibility in structuring acquisitions or creating subsidiaries in China and other countries as our business expands.

Effect on Business Strategy

The liquidation should help enhance our cash flow and investor base. We believe that the liquidation should improve our cash flow position to enable us to implement our business strategy more effectively, including developing higher-growth product lines and acquiring higher-growth businesses as well as attracting non-U.S. investors, particularly in the PRC.

Potential Expansion of Investor Base

We believe that the liquidation may increase Man Sang BVI’s attractiveness to non-U.S. investors. Distributions with respect to stock in a U.S. corporation to non-resident aliens can be subject to withholding taxes under the Internal Revenue Code. In addition, estate taxes are payable in some cases in respect of the value of shares in a U.S. corporation owned by a non-U.S. investor. As Man Sang BVI should be a non-U.S. corporation following the liquidation, these taxes will generally not apply to non-U.S. investors. As a result, non-U.S. investors may be more receptive to an investment in Man Sang BVI ordinary shares.

SECTION 7874 OF THE INTERNAL REVENUE CODE, IF APPLICABLE TO THE LIQUIDATION, COULD LIMIT THE ABOVE BENEFITS. WE ENCOURAGE YOU TO READ THE SECTION ENTITLED “MATERIAL TAX CONSEQUENCES” ON PAGE 101 FOR A MORE DETAILED DESCRIPTION OF THE TAX CONSEQUENCES OF THE LIQUIDATION.

Negative Effects of the Liquidation

There are a number of negative effects of the dissolution and liquidation. Examples of such negative effects include:

Taxable Nature of the Transaction

We expect that the dissolution and liquidation of Man Sang Nevada will have the following negative tax consequences:

•	For U.S. federal income tax purposes, as a result of the liquidation, U.S. shareholders will recognize gain or loss equal to the difference, if any, between the fair market value of the Man Sang BVI shares received in the liquidation and the holder’s adjusted tax basis in the holder’s shares of Man Sang Nevada exchanged therefor.

•	Man Sang Nevada will recognize gain for U.S. federal income tax purposes on the distribution of the shares of Man Sang BVI to its shareholders as if the shares had been sold to the distributee at fair market value.

Expenses of the Transaction

Costs incurred in connection with the dissolution and liquidation of Man Sang Nevada are estimated to be approximately US$800,000 and will be expensed as incurred.

Reduced Reporting Requirements

As a foreign private issuer, Man Sang BVI’s reporting requirements will be limited to filing or furnishing with the SEC (1) an annual report on Form 20-F within six months after the end of each fiscal year prior to its fiscal year ending March 31, 2012, and within four months after the end of each fiscal year thereafter and (2) reports on Form 6-K with respect to any material information which is required to be publicly disclosed in the British Virgin Islands or regarding information distributed or required to be distributed by Man Sang BVI to its shareholders. In addition, Man Sang BVI will also furnish reports to the SEC on Form 6-K with respect to the interim reports filed by Man Sang International Limited for the first six months of Man Sang International Limited’s financial year, not later than three months after the end of this six-month period, as required by the listing rules of The Stock Exchange of Hong Kong Limited. For further information on the reduced requirements of Man Sang BVI, see “Comparison of Rights of Man Sang Nevada Stockholders and Man Sang BVI Shareholders — Reporting Requirements.”

Certain Differences between Nevada and British Virgin Islands Corporate Law

Significant differences between the provisions of the BVI Companies Act applicable to Man Sang BVI and the Nevada Revised Statutes applicable to Man Sang Nevada include limitations under British Virgin Islands law on the ability to bring shareholders’ suits, including class action and shareholder derivative actions, and reduced protections under British Virgin Islands law of the interests of minority shareholders.

For further information on the differences between Nevada and British Virgin Islands corporate law, see “Comparison of Rights of Man Sang Nevada Stockholders and Man Sang BVI Shareholders — Reporting Requirements” and for further information on the risks relating to ownership of Man Sang BVI Shares, see, “Risk Factors — Risks Relating to Ownership of Man Sang BVI Ordinary Shares — Man Sang BVI is a British Virgin Islands company and, because legal precedent regarding the rights of shareholders is more limited under British Virgin Islands law than under United States law, following the liquidation our shareholders may have less protection for their shareholder rights than they currently do under Nevada law.”

Potential Risks

The liquidation will expose us and you to certain risks. For a discussion of risk factors associated with the liquidation, please see the discussion under “Risk Factors.” There are also differences between Nevada law and British Virgin Islands law and the organizational documents of Man Sang Nevada and Man Sang BVI. For a discussion of the major differences, please see “Comparison of Rights of Man Sang Nevada Stockholders and Man Sang BVI Shareholders.”

Recommendation of the Man Sang Nevada Board of Directors

The Man Sang Nevada board of directors has unanimously determined that the dissolution and liquidation of Man Sang Nevada and the agreement and plan of liquidation is advisable and the transactions contemplated by the agreement and plan of liquidation are in the best interests of Man Sang Nevada and its shareholders, and has unanimously approved by written consent the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation and the transactions contemplated by the agreement and plan of liquidation.

The board of directors has considered the potential risks of the dissolution and liquidation of Man Sang Nevada and the differences between Nevada and British Virgin Islands corporate law that may affect the rights of shareholders. For example, under British Virgin Islands law, a shareholder may face greater difficulty in bringing a derivative action on behalf of the company to enforce the rights of the company, as compared with Nevada law. Furthermore, British Virgin Islands law does not regulate transactions between a company and its significant shareholders (other than to provide that such transactions must be entered into bona fide in the best interests of the company), removing a statutory layer of protection otherwise available to minority shareholders under Nevada law.

The amended and restated memorandum and articles of association of Man Sang BVI have been designed to replicate, to the extent reasonably practicable and legally permissible, the rights currently attendant to Man Sang Nevada common stock and preferred stock. For further discussion of the differences between Nevada and British Virgin Islands corporate law and a comparison of rights of Man Sang Nevada stockholders and Man Sang BVI shareholders, see “Comparison of Rights of Man Sang Nevada Stockholders and Man Sang BVI Shareholders” on page 110.

The board of directors also considered the reporting requirements of Man Sang BVI as a foreign private issuer. In particular, Man Sang BVI will not be required to file quarterly financial statements on Form 10-Q under the Exchange Act, will be exempt from the SEC’s proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations and will not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. However, Man Sang BVI will file an annual report on Form 20-F and will be subject to the mandates of the Sarbanes-Oxley Act applicable to foreign private issuers as well as the disclosure requirements of NYSE Amex. See “Comparison of Rights of Man Sang Nevada Stockholders and Man Sang BVI Shareholders — Reporting Requirements” on page 130.

The board of directors also considered that the directors of Man Sang Nevada have interests in the liquidation and have arrangements that are different from, or in addition to, those of Man Sang Nevada stockholders generally. These interests include: (1) continuation of service as directors of Man Sang BVI; and (2) a reduction in dividend withholding tax with respect to any future issuance of dividends by Man Sang BVI on shares of Man Sang BVI owned by such directors and executive officers after the liquidation of Man Sang Nevada. For further discussion of the interests of directors of Man Sang Nevada in the Liquidation, see “— Interests of the Directors and Executive Officers of Man Sang Nevada in the Liquidation” on page 42.

The board of directors of Man Sang Nevada has considered each of the potential risks, negative effects and potential conflicts of interest associated with the dissolution and liquidation of Man Sang Nevada and balanced these against the potential advantages, which primarily include (1) the reduction of administrative expenses associated with maintaining both Man Sang Nevada and Man Sang BVI, including higher SEC compliance costs applicable to Man Sang Nevada as a domestic issuer; and (2) the increased attractiveness of Man Sang BVI, as a British Virgin Islands incorporated entity, as opposed to Man Sang Nevada, as a Nevada incorporated entity, to certain PRC investors and potential strategic partners.

Having determined that the potential advantages of the liquidation outweigh the risks and differences outlined above, the board of directors of Man Sang Nevada has unanimously approved the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation and recommends that stockholders vote “FOR” the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation. However, no assurances can be given that the anticipated benefits of the liquidation will be realized.

The Agreement and Plan of Liquidation

Man Sang Nevada and Man Sang BVI have entered into the agreement and plan of liquidation, which is the legal document that governs the liquidation. We recommend that you carefully read the complete agreement and plan of liquidation for the precise legal terms of the liquidation and other information that may be important to you. The agreement and plan of liquidation is attached to this proxy statement/prospectus as Annex A and is incorporated into this document by reference.

Conditions to Complete the Liquidation

The liquidation will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

•	Shareholder Approvals Obtained. Approval by the shareholders of Man Sang Nevada stockholders and Man Sang BVI shareholders have been obtained;

•	Registration Statement Declared Effective. This proxy statement/prospectus filed has been declared effective by the SEC under the Securities Act and the Exchange Act and is not the subject of any stop order or proceedings or similar actions threatened or initiated by the SEC and not concluded or withdrawn;

•	NYSE Amex Approval. The NYSE Amex has confirmed that Man Sang BVI ordinary shares to be distributed pursuant to the liquidation in connection with the transactions contemplated thereto have been approved for listing on the NYSE Amex, subject to official notice of issuance and other customary conditions, and may trade on the NYSE Amex and succeed to the ticker symbol “MHJ;”

•	Hart-Scott-Rodino Act. Any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder relating to the Liquidation have expired or been terminated.

•	Receipt of Tax Opinion. Man Sang Nevada and Man Sang BVI have received an opinion from PricewaterhouseCoopers Limited to the effect that the liquidation constitutes a “complete liquidation” for federal income tax purposes within the meaning of Section 331 of the Internal Revenue Code;

•	Covenants and Other Agreements. Man Sang Nevada and Man Sang BVI each have performed in all material respects their respective covenants and agreements contained in the agreement and plan of liquidation required to be performed at or prior to the effective time of the liquidation;

•	Governmental, Regulatory and Other Material Third-Party Consents. All filings required to be made with, and all material consents, approvals, permits and authorizations required to be obtained prior to the effective time of the liquidation from, any court or governmental or regulatory authority, or other person, have been made or obtained and are in force; and

•	No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the liquidation have been entered or enforced or continue to be in effect.

We are parties to certain agreements that may require the consent of third parties prior to the implementation of the liquidation. We believe that we will obtain all material consents required prior to the completion of the liquidation and that the failure to obtain any other consents will not have a material impact on our business or our ability to complete the liquidation.

Effective Time

The effective time of the liquidation, which we refer to in this proxy statement/prospectus as the effective time, will occur when Man Sang Nevada distributes the Assets to the stockholders of Man Sang Nevada or at such other time and date as Man Sang Nevada and Man Sang BVI shall agree.

Termination of the Agreement and Plan of Liquidation

The agreement and plan of liquidation may be terminated and the liquidation abandoned at any time prior to the filing of a Certificate of Dissolution with the Secretary of State of the State of Nevada, whether before or after the approval of stockholders, by action of the board of directors of Man Sang Nevada or Man Sang BVI, as follows: (1) by Man Sang Nevada or Man Sang BVI if the transaction has not been consummated by December 31, 2009, or (2) by either Man Sang Nevada or Man Sang BVI if any material change in (i)(a) the price of Man Sang Nevada’s common stock on the NYSE Amex; (b) the value of Man Sang BVI’s ordinary shares; or (c) the price of Man Sang International Limited’s ordinary shares on the Stock Exchange of Hong Kong Limited or (ii) any new or amended regulation, order, decree, judgment, interpretation or ruling issued by a governmental entity would render the transaction unadvisable or otherwise impracticable in the judgment of the directors of Man Sang Nevada or Man Sang BVI.

In the event of termination of the agreement and plan of liquidation, the agreement and plan of liquidation will become void and have no effect, without any liability or obligation on the part of Man Sang Nevada or Man Sang BVI, except as otherwise provided for in the agreement.

The agreement and plan of liquidation may be amended by Man Sang Nevada or Man Sang BVI at any time before or after the approval of stockholders/shareholders of Man Sang Nevada and Man Sang BVI and before the filing of the Certificate of Dissolution with the Secretary of State of the State of Nevada; provided, however, that after any such approvals and absent the additional approval of stockholders of Man Sang Nevada and Man Sang BVI, there may be no amendment that alters or changes any terms or conditions of the agreement and plan of liquidation if the alterations or changes would adversely affect the stockholders of Man Sang Nevada or Man Sang BVI.

At any time prior to the effective time of the liquidation, Man Sang Nevada and Man Sang BVI may waive compliance by the other party with respect to any of the agreements or conditions contained in the agreement and plan of liquidation, other than shareholder approval. Any agreement on the part of Man Sang Nevada or Man Sang BVI to any waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either Man Sang Nevada or Man Sang BVI to assert their rights under the agreement and plan of liquidation shall not constitute a waiver of these rights.

In order to be effective, the termination of the agreement and plan of liquidation and abandonment of the liquidation requires action by the board of directors of Man Sang Nevada or Man Sang BVI. In order to be effective, an amendment of the agreement and plan of liquidation requires action by the boards of directors of Man Sang Nevada and Man Sang BVI and, if applicable, stockholder approval. In order to be effective, a waiver by either party requires action by the board of directors of the other party approving the waiver.

Liquidation Preference

Pursuant to a liquidation preference set forth in Man Sang Nevada’s restated certificate of incorporation, amended and restated bylaws and amended Certificate of Designation, Preferences and Rights of the Man Sang Nevada Series A Preferred Stock, in the event of any dissolution, liquidation or winding up of the affairs of Man Sang Nevada, whether voluntary or involuntary, Man Sang Nevada preferred stockholders are entitled to be paid first out of the assets of Man Sang Nevada available for distribution to holders of Man Sang Nevada’s capital stock of all classes a liquidation preference in an amount equal to US$25 per share of Man Sang Nevada preferred stock before any distribution of assets. If the assets of Man Sang Nevada are insufficient to permit the payment in full to Man Sang Nevada preferred stockholders of these amounts, then the entire assets of Man Sang Nevada available for distribution to holders of Man Sang Nevada’s capital stock will be distributed ratably among the Man Sang Nevada preferred stockholders in proportion to the full preferential amount to which each preferred stockholder is otherwise entitled.

In this regard, Man Sang Nevada preferred stockholders have entered into a letter agreement with Man Sang Nevada pursuant to which they have agreed that their receipt of a pro-rata portion of the Man Sang BVI preferred shares with an equivalent liquidation preference constitutes payment in full of their rights to the assets of Man Sang Nevada in the liquidation and they have agreed to waive any and all other rights and preferences in relation to the assets of Man Sang Nevada to which they are otherwise entitled. The terms and conditions of the agreement between Man Sang Nevada and the Man Sang Nevada preferred shareholders are set forth in the letter agreement attached as Annex C to this proxy statement/prospectus.

Share Conversion

Prior to the liquidation, a distribution agent will be appointed by us for the purpose of exchanging Man Sang Nevada common and preferred stock for Man Sang BVI ordinary and preferred shares. The distribution agent will mail to each holder of record of Man Sang Nevada common and preferred stock a letter of transmittal for use in effecting delivery of certificates representing these shares to the distribution agent.

Upon surrender of a certificate representing Man Sang Nevada common and preferred stock for cancellation to the distribution agent together with a duly executed letter of transmittal, the holder will be entitled to receive in exchange the whole number of Man Sang BVI ordinary and preferred shares that the Man Sang Nevada stockholder has the right to receive pursuant to the agreement and plan of liquidation. Pursuant to the agreement and plan of liquidation, holders of shares of Man Sang Nevada common stock will receive 6,382,582 Man Sang BVI ordinary shares and holders of shares of Man Sang Nevada preferred stock will receive 100,000 Man Sang BVI preferred shares, on a share-for-share basis in cancellation of the Man Sang Nevada common stock and preferred stock. If you surrender a Man Sang Nevada stock certificate and request the new Man Sang BVI securities to be issued in a name other than the one appearing on the surrendered certificate, you must endorse the stock certificate or otherwise prepare it to be in proper form for transfer.

Man Sang Nevada certificates that are surrendered will be cancelled. No interest will be paid or accrued on any amount payable upon surrender of stock certificates. No holder of unsurrendered certificates will receive any dividends or other distributions with respect Man Sang BVI ordinary shares to which the holder is entitled under the liquidation agreement until the Man Sang Nevada certificate registered to the holder is surrendered to the distribution agent.

You should not send your Man Sang Nevada Stock Certificates to the distribution agent until you have received transmittal materials from the distribution agent. Do not return Man Sang Nevada Stock Certificates with the enclosed proxy statement/prospectus.

Management of Man Sang BVI

When the liquidation is completed, all of the directors and all of the executive officers of Man Sang Nevada will become directors and executive officers of Man Sang BVI and the current directors of Man Sang Nevada will carry over their remaining terms of office to Man Sang BVI.

Required Corporate Approval of the Liquidation

Under Section 78.580 of the Nevada Revised Statutes, approval of Man Sang Nevada’s board of directors and the affirmative vote of a majority of the outstanding shares of Man Sang Nevada capital stock entitled to vote voting at a meeting at which a quorum is present, in person or by proxy, is required to approve the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation.

Vote Required

The dissolution and the liquidation requires the affirmative vote of holders representing a majority of the outstanding shares of common stock and Series A preferred stock entitled to vote. On the record date, the principal stockholders owned 3,437,501 outstanding shares of Man Sang Nevada common stock and 100,000 outstanding shares of Man Sang Nevada preferred stock, which together represent the votes of 6,628,726 shares of Man Sang Nevada common stock, or 69.2% of the total voting power of Man Sang Nevada common stock and Series A preferred stock. The principal stockholders have agreed to vote their shares in favor of the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation. The principal stockholders own sufficient shares of our common stock and preferred stock to approve the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation. We do not believe that the interests of the principal stockholders, or their affiliates differ from those of other stockholders or our company in connection with the change of our place of incorporation. However, we cannot anticipate whether, or in what form, any differing interests may arise in the future. Conflicts between the principal stockholders and minority stockholders may arise with respect to, among other things, Man Sang BVI’s strategic direction and significant corporate transactions, conflicts related to corporate opportunities that could be pursued by our company on the one hand, or by the principal stockholders, on the other hand, or other contractual relationships between us and the principal stockholders or their affiliates.

Rights of Dissenting Shareholders

Under Nevada law, you will not have “dissenters’ rights” in connection with the dissolution and liquidation because, among other reasons, neither the Nevada Revised Statutes, the articles of incorporation, the bylaws, nor a resolution of the board of directors grants dissenters rights for this corporate action.

Interests of the Directors and Executive Officers of Man Sang Nevada in the Liquidation

When considering the recommendation of the Man Sang Nevada board of directors, Man Sang Nevada stockholders should be aware that the directors and officers of Man Sang Nevada have interests in the liquidation and have arrangements that are different from, or in addition to, those of Man Sang Nevada stockholders generally. The Man Sang Nevada board of directors were aware of these interests and considered them, among other factors, in approving the dissolution and liquidation of Man Sang Nevada, the adoption of the agreement and plan of liquidation and the transactions contemplated by the agreement and plan of liquidation.

Continuation as Directors and Executive Officers of Man Sang BVI

All of Man Sang Nevada’s current board of directors comprise the current board of directors of Man Sang BVI. The existing directors of Man Sang BVI will appoint the officers of Man Sang Nevada to serve in equivalent positions with Man Sang BVI after the effective time of the liquidation.

Man Sang Nevada Stock Beneficially Owned by Executive Officers and Directors.

At the close of business on the record date, Mr. Cheng Chung Hing, Ricky, the President, Chief Executive and Chairman of the board of directors, and Mr. Cheng Tai Po, Vice Chairman of the board of directors beneficially owned in the aggregate approximately 3,437,501 of the outstanding shares of Man Sang Nevada common stock and 100,000 of the outstanding shares of Man Sang Nevada Series A preferred stock, collectively representing the votes of 6,628,726 shares of Man Sang Nevada common stock, or 69.2% of the total outstanding voting power of Man Sang Nevada on that date. Mr. Cheng Chung Hing, Ricky, and Mr. Cheng Tai Po have agreed to vote all of the shares of Man Sang Nevada common and preferred stock owned of record by them at the Man Sang Nevada special meeting in favor of the approval of the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation.

Employment Agreements with Executive Officers

Each of our executive officers, with the exception of Mr. Pak Wai Keung, Martin, has entered into a fixed-term three year service agreement with our Hong Kong Stock Exchange listed subsidiary, Man Sang International Limited. Mr. Pak Wai Keung, Martin has entered into an open term service agreement with our subsidiary Man Sang Jewellery Company Limited. Pursuant to our executive officers’ service agreements in fiscal year 2008, our executive officers were entitled to total annual compensation of between HK$1,846,104 and HK$5,322,564 (approximately US$236,680 to US$682,380). Under their service agreements, our executive officers are also entitled to an annual discretionary bonus based on their respective performance and the performance of our company. Certain executive officers are also entitled to other benefits, including but not limited to the use of residential property and motor vehicles owned by us, as well as membership in local clubs and associations. Either party may terminate these service agreements without cause upon two to three months’ notice (two months’ notice with respect to Mr. Pak Wai Keung, Martin’s service agreement) or payment in lieu of notice. In the event of such termination, our executive officers will not be entitled to claim any other compensation from us or our subsidiary

Man Sang International Limited in respect of such termination except where the board of directors otherwise agrees. In addition, pursuant to these service agreements, our executive officers have undertaken not to disclose any trade secrets or confidential information concerning our business, finances or transactions to outside parties and not to compete with us or solicit our employees, suppliers or customers.

Participation in Preparation of Transaction Documents

Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po, and other directors and executive officers of Man Sang Nevada, participated in the preparation of the agreement and plan of liquidation, this proxy statement/prospectus and other documents relating to the liquidation.

Director and Officer Indemnification

The agreement and plan of liquidation provides that Man Sang BVI will continue to indemnify and hold harmless all of our officers and directors to the extent allowed under applicable law and in accordance with its amended and restated articles of association in respect of acts or omissions of such officers and directors occurring at or prior to the effective time of the liquidation. In addition, Man Sang BVI will obtain and maintain in effect for each of the these officers and directors, for six years from the effective time of the liquidation, policies of directors’ and officers’ liability insurance of at least the same coverage as the current policies of directors’ and officers’ liability insurance maintained by Man Sang Nevada with respect to claims arising from facts or events that occurred on or before the effective time of the liquidation.

Reduction in Dividend Withholding Tax

Each of Man Sang Nevada’s current board of directors and executive officers is not a resident or a citizen of the United States, and, as a result, will experience a reduction in dividend withholding tax with respect to any future issuance of dividends by Man Sang BVI on shares of Man Sang BVI owned by such directors and executive officers after the liquidation of Man Sang Nevada.

Stock Compensation Plans

At or promptly after the effective time of the liquidation, Man Sang BVI intends to adopt a new stock option plan to replace a 2007 stock option plan adopted by Man Sang Nevada. As of the date of this proxy statement/prospectus, no options have been issued under this plan. The new stock option plan will be subject to the approval by the shareholders of Man Sang BVI at an extraordinary general meeting. The terms and conditions of the new stock option plan will be substantially similar to the terms and conditions of the Man Sang Nevada 2007 stock option plan.

The Man Sang Nevada 2007 stock option plan will be terminated as of the effective time of the liquidation.

Stock Exchange Listing

We have made application so that, immediately following the liquidation, Man Sang BVI ordinary shares will be listed on the NYSE Amex under the symbol “MHJ,” the symbol under which Man Sang Nevada common stock is currently listed. Man Sang BVI preferred shares, which are held only by Cafoong Limited, which is owned by Cheng Chung Hing, Ricky and Cheng Tai Po, will be registered with the Securities and Exchange Commission but will not be publicly traded.

Market Price

On July 23, 2009, the last trading day before the public announcement of the liquidation, the closing price per Man Sang Nevada share on the NYSE Amex was US$2.13, and the high and low sales prices were US$2.43 and US$2.13.

Accounting Treatment of the Liquidation

Upon completion of the dissolution and liquidation, Man Sang Nevada will distribute the Assets, which consist of Man Sang BVI ordinary shares and Man Sang BVI preferred shares, to its stockholders on a share-for-share basis.

Subject to material tax considerations, the liquidation will not result in changes in our historical consolidated carrying amount of assets, liabilities and shareholders’ equity.

Voting Agreement

Concurrently with the execution of the agreement and plan of liquidation, the principal stockholders, who, as of the date of execution of the agreement and plan of liquidation, owned approximately 3,437,501 outstanding shares of Man Sang Nevada common stock and 100,000 outstanding shares of Man Sang Nevada preferred stock, which together represent the votes of 6,628,726 shares of Man Sang Nevada common stock, or 69.2% of the total voting power of Man Sang Nevada common stock and Series A preferred stock entered into a voting agreement with Man Sang Nevada and agreed, among other things, to take specified actions in furtherance of the liquidation.

A copy of the voting agreement is attached to this proxy statement/prospectus as Annex B. The principal stockholders own sufficient shares of Man Sang Nevada common stock and preferred stock to approve the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation. If the agreement and plan of liquidation is terminated, in accordance with its terms (other than a termination resulting from a breach of the voting agreement), the voting agreement will automatically terminate.

Regulatory Matters

We do not expect that the dissolution and liquidation of Man Sang Nevada will be subject to any United States or foreign regulatory requirements other than the filing of the registration statement on Form F-4, of which this proxy statement/prospectus forms a part, with the SEC, and the filing of certain documents with the Secretary of State of the State of Nevada.

Letter Agreement and Waiver

The Man Sang Nevada preferred stockholders have entered into a letter agreement with Man Sang Nevada pursuant to which they have agreed that their receipt of a pro rata portion of the Man Sang BVI preferred shares with an equivalent liquidation preference constitutes payment in full of their rights to the assets of Man Sang Nevada in the liquidation and they agreed to waive any and all other rights and preferences in relation to the assets of Man Sang Nevada to which they are otherwise entitled. The terms and conditions of the agreement between Man Sang Nevada and the Man Sang Nevada preferred shareholders are set forth in the letter agreement attached as Annex C to this proxy statement/prospectus.

Restrictions on Sales of Man Sang BVI Shares Received in the Liquidation and the Affiliate Letter

The Man Sang BVI ordinary shares and preferred shares to be distributed in connection with the liquidation will be registered under the Securities Act and will be freely transferable, except for Man Sang BVI ordinary shares and preferred shares distributed to any person who is deemed to be an “affiliate” of Man Sang Nevada prior to the liquidation. Persons who may be deemed “affiliates” of Man Sang Nevada prior to the liquidation include individuals or entities that control, are controlled by, or are under common control of Man Sang Nevada prior to the liquidation, and may include officers and directors, as well as principal stockholders of Man Sang Nevada prior to the liquidation.

Persons who may be deemed to be affiliates of Man Sang Nevada prior to the liquidation may not sell any of the Man Sang BVI ordinary shares or preferred shares received by them in connection with the liquidation except pursuant to:

•	an effective registration statement under the Securities Act covering the resale of those shares;

•	an exemption under the volume and other limitations of Rule 144 or 145 under the Securities Act; or

•	any other applicable exemption under the Securities Act.

Man Sang BVI’s registration statement on Form F-4, of which this proxy statement/prospectus forms a part, does not cover the resale of Man Sang BVI ordinary shares and preferred shares to be received in connection with the liquidation by persons who may be deemed to be affiliates of Man Sang BVI prior to the liquidation.

Man Sang Nevada has agreed, as promptly as practicable on or following the date of the signing of the agreement and plan of liquidation, to provide to Man Sang BVI a list of names and addresses of all persons who were in the reasonable judgment of Man Sang Nevada, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act) of Man Sang Nevada. Man Sang Nevada has further agreed to use its reasonable best efforts to deliver to Man Sang BVI, prior to the effective time, an affiliate letter executed by each of the persons identified as possible affiliates and any person who will, to the knowledge of Man Sang Nevada, become an affiliate of Man Sang Nevada subsequent to the delivery of the initial list to Man Sang BVI from each such person agreeing, among other things to abide by certain transfer restrictions pursuant to Rule 145. Under the affiliate letters, such persons acknowledge the resale restrictions on the Man Sang BVI shares to be received by them in the liquidation imposed by Rule 145 under the Securities Act. In accordance with the affiliate letters, Man Sang BVI will be entitled to place appropriate legends on any share certificates evidencing the Man Sang BVI shares received by these Man Sang Nevada stockholders in the liquidation. The form of affiliate letter is attached as Exhibit A to the agreement and plan of liquidation, which is attached to this proxy statement/prospectus as Annex A and you are urged to read it in its entirety.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

In this section, the words “we,” “us” and “our” generally refer to Man Sang Nevada and its subsidiaries, which include Man Sang BVI.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. Some of the information contained in this discussion and analysis constitutes forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this proxy statement/prospectus, particular those under “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors.”

Unless otherwise specified, references to Notes to the audited consolidated financial statements are to the Notes to our audited consolidated financial statements as of and for the years ended March 31, 2009, 2008 and 2007.

Overview

We have two main business segments. One business segment is engaged in the purchase, processing, assembling, merchandising and wholesale distribution of pearls and jewelry products and the other is engaged in real estate development and real estate leasing. Net sales in fiscal year 2009 decreased by HK$300.6 million, or 47.4% from HK$633.7 million for fiscal year 2008, consisting of HK$405.4 million attributable to pearl operations and HK$228.2 million attributable to real estate sales, to net sales of HK$333.1 million in fiscal year 2009, consisting of HK$316.7 million attributable to pearl operations and HK$16.4 million attributable to real estate sales.

Gross profit decreased by HK$166.4 million, or 59.1% from HK$281.5 million for fiscal year 2008, consisting of HK$124.5 million attributable to pearl operations and HK$157.0 million attributable to real estate sales, to HK$115.1 million for fiscal year 2009, consisting of HK$102.8 million attributable to pearl operations and HK$12.3 million attributable to real estate operations.

We incurred a net loss of HK$11.1 million for fiscal year 2009, as compared to net income of HK$39.9 million for fiscal year 2008.

The dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation will effectively change our place of incorporation from Nevada to the British Virgin Islands. Upon the dissolution and liquidation, Man Sang BVI and its subsidiaries will continue to conduct the business conducted by Man Sang Nevada and its subsidiaries. Although the dissolution and liquidation will result in the elimination of Man Sang Nevada as the holding company of our group, the dissolution and liquidation should have no material impact on our financial condition or operating results, other than the costs incurred in connection with the dissolution and liquidation and U.S. federal income tax arising from the deemed disposal of its shareholdings in Man Sang BVI.

Pearl Operations

Economic conditions have recently deteriorated significantly in many countries and regions, including the markets in which we conduct our pearl operations, and may remain depressed for the foreseeable future. If unfavorable economic conditions continue to challenge the consumer environment, our business, results of operations, financial condition and cash flows could be adversely affected. Our pearl operations in Europe have exhibited a relatively strong performance during the fiscal year ended 2009. However, we do not expect to maintain these performance levels in the short-term due to the recent deterioration of economic conditions. As a result, we are in the process of adopting more conservative policies, including shortening the credit terms we provide to our customers and closely monitoring our customer’s payment history, to ensure that we maintain adequate liquidity to fund our operations. Our pearl operations are geographically diverse and we believe we are well-positioned to react to deteriorating global market conditions.

Real Estate Operations

Conditions in the PRC real estate market have deteriorated significantly. The deterioration was largely due to macroeconomic policies and austerity measures implemented by the PRC government with respect to the PRC real estate market, as well as a material downturn in the global financial market, which has resulted in tightened monetary policy in the PRC and worldwide. As the economic crisis deepened in the United States and Europe, the PRC government launched and announced various financial stimulus plans to limit the impact on the domestic economy. These plans include: elimination of barriers to access credit for businesses; support for small and medium-sized enterprises; the promotion of additional lending by China’s three policy banks (China Development Bank, China Export and Import Bank and China Agricultural Development Bank); reductions in housing down payment requirements and cuts in mortgage rates to promote the residential property market; and exemptions on real estate sales tax to certain homeowners. We believe that the property industry as a whole will benefit from such plans.

Our management remains optimistic about the medium- and long-term development of the property market in China. While we recognize that an unbalanced supply-demand relationship may persist in the property market, we believe that demand in the property market is driven by several long term trends in the PRC, such as increasing incomes, a growing population, a growing middle class, continued urbanization and a desire for improved living conditions. We believe that challenges to the property market in China are cyclical in nature and that such challenges can be met with sound management and appropriate business and marketing strategies. We have attempted to meet these challenges with a continued emphasis on enhancing operating efficiency, improving the quality of our products and strictly controlling the development costs associated with China Pearls and Jewellery City.

Future Trends

The PRC economy continued its growth in 2008, continuing a pattern of double-digit or near double-digit growth in gross domestic product, or GDP, over the past five years. According to the National Bureau of Statistics of China, the growth of the PRC’s GDP decreased by 4%, from 13% in 2007 to 9% in 2008. The growth of the PRC’s GDP decreased further, to 6.1%, for the first quarter of 2009, as, among other factors, the spreading financial crisis lowered foreign demand for Chinese goods. The financial crisis, if it continues, may further slow future economic growth in the PRC.

Recent disruptions in global financial markets and banking systems due to the financial crisis have also made credit and capital markets more difficult for companies to access. Continuing volatility in the credit and capital markets could potentially impair our and our customers’ ability to access these markets and increase associated costs. In addition, the recent turmoil in the financial markets may have an adverse effect on customer spending patterns. A recessionary economic cycle, higher interest rates, higher fuel and other energy costs, inflation, increases in commodity prices, higher levels of unemployment, higher consumer debt levels, higher tax rates and other changes in tax laws or other economic factors could adversely affect consumer demand for the products we sell and properties we sell and lease, which could adversely affect our results of operations.

We believe that the majority of markets where we operate will be negatively affected by the financial crisis through the first half of fiscal year 2010. We will continue to monitor the effects of the financial crisis in the markets where we operate and to adopt the appropriate business and financial management policies to ensure that we are able to further develop our market share in our core markets.

According to the National Bureau of Statistics of China, China’s overall national inflation rate, as represented by the general consumer price index, was approximately 5.9%, 4.8% and 1.5% in 2008, 2007 and 2006, respectively. Increases in inflation affect our financial performance by increasing certain of our operating expenses including labor costs, leases, and selling and general administrative expenses. Although increases in inflation have not had a material impact on our operations in the past, if such increases continue, they may have an adverse effect on our operations in the future. However, the latest inflation rate announced in March 2009 for the first quarter of 2009, as compared to the same period of 2008, was negative 0.6%. A period of prolonged deflationary pressures could have a negative effect on our net sales, the price of our goods and the gross profit margin of our products, which could adversely affect our results of operations.

State Council Fiscal Stimulus Measures

In response to the current global economic downturn and corresponding decline in the rate of growth of the PRC economy, the PRC government has adopted increasingly flexible macroeconomic policies, including an announced fiscal stimulus package, aimed at offsetting the slowdown brought on by the global economic downturn and deterioration in the global credit markets. These policies include measures specifically designed to encourage development of the domestic property market. This represents a reversal of policies implemented since 2003 which were designed to control perceived overinvestment in the real property market. Beginning in November 2008, the State Council has announced a series of measures to stimulate the economy. These include the following:

•	On November 9, 2008, the State Council announced a RMB4 trillion (US$584 billion) economic stimulus plan, RMB120 billion (US$17.5 billion) of which was to be spent by year-end. On November 10, 2008, the State Council announced a value-added tax reform, shifting the basis from production to consumption, and effectively reducing the value-added tax rates, effective January 1, 2009.

•	On November 26, 2008, the State Council announced six policies for economic stimulus, including plans to support the rail, auto, shipbuilding, logistics, petrochemical, light industry, textile, nonferrous metals, equipment manufacturing, and electronics and information technology industries.

•	On December 3, 2008, the State Council announced an additional RMB100 billion (US$14.6 billion) of lending by PRC policy banks prior to year-end.

•	On December 13, 2008, the State Council announced 30 measures to support the financial industry, including raising China’s total money supply by 17% in 2009.

•	On December 21, 2008, the State Council announced an exemption on real estate sales taxes to homeowners selling homes after an ownership period of two years, lowered from a previous minimum of five years.

•	In March 2009, the State Council and the Central Committee of the Communist Party of China announced a healthcare reform plan to increase the accessibility of healthcare, healthcare coverage and the availability of medicines, and to spend an additional RMB850 billion (US$124 billion) from 2009 to 2011 on the healthcare industry.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of results of operations and financial condition are based upon our consolidated financial statements. These statements have been prepared in accordance with U.S. GAAP. These principles require management to make certain estimates and assumptions that affect amounts reported and disclosed in the financial statements and related notes. The most significant estimates and assumptions include valuation of inventories, provisions for income taxes and uncollectible accounts, the recoverability of non-consolidated investments and long-lived assets. Actual results could differ from these estimates. Periodically, we review all significant estimates and assumptions affecting the financial statements and records the effect of any necessary adjustments.

The following critical accounting policies rely upon assumptions and estimates that were used in the preparation of our consolidated financial statements:

Allowance for doubtful accounts

We maintain an allowance for doubtful accounts based on estimates of the credit-worthiness of our customers and probable losses inherent in the account receivable balance. We determine the allowance based on our knowledge of troubled accounts, historical experience and other currently available sources of information. If the financial condition of our customers deteriorates, resulting in an impairment of their ability to make payments, additional allowances may be required. If the troubled accounts are collected or there is evidence that indicates the conditions leading to an impairment of their ability to make payments no longer exists, the allowance required is then reduced. Accordingly, the resulting change in the allowance for doubtful accounts is recognized in the income statement.

Inventories write-downs

We write down the amount by which the cost of inventories (determined by the weighted average method) exceeds their estimated market values based on assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Goodwill Impairment Policy

In accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), we review the carrying amount of our recorded goodwill annually or in interim periods if circumstances indicate a potential impairment. The impairment review is performed at the reporting unit level, which is one level below an operating segment. The goodwill impairment test is a two-step process and requires management to make certain judgments in determining what assumptions to use in the calculation. The first step in the process consists of estimating the fair value of each reporting unit based on a discounted cash flow model using revenue and profit forecasts. Management then compares its estimate of the fair value of the reporting unit with the reporting unit’s carrying amount, which includes goodwill. If the estimated fair value is less than the carrying amount, an additional step is performed that compares the implied fair value of the reporting unit’s goodwill with the carrying amount of the goodwill. The determination of a reporting unit’s implied fair value of the goodwill requires management to allocate the estimated fair value of the reporting unit to the assets and liabilities of the reporting unit. Any unallocated fair value represents the implied fair value of the goodwill. To the extent that the carrying amount of the goodwill exceeds its implied fair value, an impairment loss is recorded in the period of identification

Long-lived assets

We periodically evaluate the carrying value of long-lived assets to be held and used, including real estate investment, whenever events and circumstances indicate that the carrying value of the asset may no longer be recoverable. An impairment loss, measured based on the fair value of the asset, is recognized if expected future undiscounted cash flows are less than the carrying amount of the assets.

Real estate investment

Leasehold land and buildings held for investment are stated at cost. Costs include the costs of the purchase of the land and construction costs, including finance costs incurred during the construction period. Depreciation of land and buildings is computed using the straight-line method over the term of the underlying lease of the land on which the buildings are located up to a maximum of 50 years.

Completed properties held for sale

Completed properties held for sale are inventories of real estate held for sale. Completed properties held for sale are stated at the lower of cost or market value.

Revenue recognition

We recognize revenue at the time products are shipped to customers and collectability for sales is reasonably assured. We recognize gains on sales of real estate pursuant to the provisions of Statement of Financial Accounting Standards, or SFAS, No. 66 “Accounting for Sales of Real Estate.” The specific timing of a sale is measured against various criteria in SFAS No. 66 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the property. Profit on real estate sales transactions are not recognized by the full accrual method until all of the following criteria are met: (a) a sale is consummated; (b) the buyer’s initial and continuing investments are adequate to demonstrate a commitment to pay for the property; (c) the seller’s receivable is not subject to future subordination and (d) the seller has transferred to the buyer the usual risks and rewards of ownership in a transaction that is in substance a sale and does not have a substantial continuing involvement with the property. If the sales criteria are not met, we defer gain recognition and accounts for the continued operations of the property by applying the deposit, finance, installment or cost recovery methods, as appropriate. Property rental income is recognized on a straight-line basis over the term of the lease, and is stated at the gross amount.

Sales with leaseback transactions

During the year ended March 31, 2008, we sold a total of 209 properties from phase one of China Pearls and Jewellery City to independent third parties. Net proceeds from these sales were HK$228.2 million. Concurrent with these sales, we entered into an arrangement to lease the properties back from the independent third parties over lease terms of three to five years. We accounted for these leases as operating leases. No gain on the sales of the properties was deferred as the transactions met the criteria for a minor leaseback in accordance with SFAS No. 28 “Accounting for Sales with Leasebacks.”

Non-consolidated investments

An adverse change in market conditions or poor operating results of underlying investments could result in losses or an inability to recover the carrying value of the investments (which we determine by referring to the operating results of, and the return generated from, such investments), thereby possibly requiring an impairment charge.

Marketable securities

We classify marketable securities as available-for-sale and carry them at market value with a corresponding recognition of net unrealized holding gain or loss (net of tax) as a separate component of stockholders’ equity until realized. We review marketable securities impairments in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, and related guidance issued by the Financial Accounting Standards Board, or FASB, and SEC in order to determine the classification of the impairment as “temporary” or other-than-temporary.” A temporary impairment charge results in an unrealized loss being recorded in the other comprehensive income (loss) component of stockholders’ equity. Such an unrealized loss does not affect net income (loss) for the applicable accounting period. An other-than-temporary impairment charge is recorded as a realized loss in the statement of operations and reduces net income (loss) for the applicable accounting period. In evaluating the impairment of marketable securities, we classified such impairment as temporary. If our assessment of the fair value in future periods is other than temporary, we will record an impairment charge through our income statement.

Allowances for Deferred Income Tax Assets

Tax benefits arising from deductible temporary differences, unused tax credits and net operating loss carry forwards are recognized as deferred tax assets. We record a valuation allowance to reduce our deferred income tax assets to an amount that we believe will more likely than not be realized. We have considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need and amount for the valuation allowance. In the event we were to determine that we would be able to realize our deferred income tax assets in the future in excess of our net recorded amount, an adjustment to our deferred income tax assets would increase income in the period such determination was made. Alternatively, should we determine that we would not be able to realize all or part of our net deferred income tax assets in the future, an adjustment to our deferred income tax assets would decrease income in the period such determination was made.

Recent Accounting Pronouncements

In January 2009, the FASB, issued FASB Staff Position, or FSP, No. EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20” (FSP No. EITF 99-20-1). This FSP provides additional guidance with respect to how entities determine whether an “other-than-temporary impairment” (OTTI) exists for certain beneficial interests in a securitized transaction, such as asset-backed securities and mortgage-backed securities, that (1) do not have a high quality rating or (2) can be contractually prepaid or otherwise settled such that the holder would not recover substantially all of its investment. FSP No. EITF 99-20-1 amended EITF Issue No. 99-20 to more closely align its OTTI guidance with that of SFAS No. 115, “Accounting for Certain Investment in Debt and Equity Securities.” This FSP had no material impact on such classifications.

In December 2008, the FASB issued FSP FAS 140-4 and Financial Interpretations 46(R)-8, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interest is in Variable Interest Entities. This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise’s involvement with variable interest entities, including qualifying special-purpose entities. This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged. The adoption of FSP FAS 140-4 and FIN 46(R)-8 did not have a material impact on our condensed consolidated financial statements.

In October 2008, the FASB issued FSP No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active. FSP No. FAS 157-3 provides examples to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP No. FAS 157-3 was effective upon issuance and did not have a material impact on our company’s consolidated financial statements.

In June 2008, the FASB issued FSP Emerging Issues Task Force No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities. This new standard requires that non-vested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents be treated as participating securities in the computation of earnings per share pursuant to the two-class method. FSP EITF 03-6-1 will be applied retrospectively to all periods presented for fiscal years beginning after December 15, 2008. Our company is currently assessing the impact that FSP Emerging Issues Task Force No. 03-6-1 will have on our consolidated financial statements and results of operations for the share-based payment programs currently in place.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles, which is intended to improve financial reporting by identifying a consistent framework or hierarchy for selecting accounting principles to be used in preparing financial statements that are presented in conformity with GAAP for nongovernmental entities. SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendment to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” We do not expect adoption of SFAS No. 162 to have a material impact on our consolidated financial statements.

In April 2008, the FASB issued FSP No. FAS 142-3, Determination of the Useful Life of Intangible Assets. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. This FSP allows us to use our historical experience in renewing or extending the useful life of intangible assets. This FSP is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years and shall be applied prospectively to intangible assets acquired after the effective date. We do not expect the application of this FSP to have a material impact on our consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires enhanced disclosures for derivative and hedging activities. SFAS 161 will become effective beginning with our first quarter of 2009. Early adoption is permitted. We have not adopted the standard and do not expect the adoption of SFAS No. 161 to have a material impact on our consolidated financial statements.

Internal Control Over Financial Reporting

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting as of the end of the fiscal year 2009 based on the framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) using the criteria in Internal-Control Integrated Framework. In order to assist our management to evaluate the effectiveness of our internal control over financial reporting, we engaged an independent registered public accounting firm to perform our internal control review and assessment. Based on this evaluation, we identified a material weakness in our internal control over financial reporting as of March 31, 2009.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. As of March 31, 2009, we identified a material weakness related to the policies and procedures that we had put in place for the review of our goodwill impairment test.

During fiscal year 2009, we performed a goodwill impairment test to assess any impairment on the carrying amount of our recorded goodwill. Due to an oversight in our policies and procedures for the review of the calculations and results of our goodwill impairment test, we were unable to detect certain clerical errors in our calculations. Although this oversight did not affect our conclusion based on the results of our goodwill impairment test, it did create a reasonable possibility that a material misstatement of our annual or interim financial statements resulting from inaccurate calculations and results of our goodwill impairment test would not be prevented or detected on a timely basis. Accordingly, we determined that this control deficiency constituted a material weakness.

During the preparation of our annual report on Form 10-K, the underlying circumstances of this material weakness were fully communicated to and considered by our independent registered public accounting firm to ensure that an accurate and proper goodwill impairment test was performed and that the appropriate accounting treatment was recorded in the financial statements included in our annual report on Form 10-K.

We have developed the following remediation plan to address this material weakness and we are proceeding expeditiously with the following measures to enhance our internal control over financial reporting:

•	We will strengthen and formalize our existing procedures for the review of the calculations and results of our goodwill impairment test to ensure that the material weakness does not impair our ability to produce accurate and timely financial statements. These policies and procedures will require that our test of goodwill impairment be subject to an independent review.

•	Our Audit Committee will monitor these remediation efforts and may direct additional measures as deemed appropriate.

Accordingly, our management believes that the accounting for goodwill impairment included in our financial statements fairly presents in all material respects our financial position, results of operations and cash flows for the periods presented.

Changes in Internal Control over Financial Reporting

No change was made in our internal control over financial reporting during fiscal year 2009 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting, other than under the heading “Internal Control over Financial Reporting” and immediately below under the heading “Remediation of Past Material Control Weaknesses.”

Remediation of Past Material Control Weaknesses

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting as of the end of the fiscal year covered by our Form 10-K filed on June 27, 2008. This evaluation was based on the framework issued by COSO. Based on this evaluation, we identified a material weakness in our internal control over financial reporting prior to the filing of our Form 10-K on June 27, 2008.

During fiscal year 2008, we significantly expanded our property development operations, which involve property development and sales of new properties. Accounting for these transactions involves complex accounting principles and requires specialized personnel with specific U.S. GAAP knowledge and experience. During fiscal year 2008 we accounted for portions of our new property sales as liabilities, which is not in accordance with U.S. GAAP principles. In addition, we accounted for portions of our new property sales as revenues without reference to U.S. GAAP principles, which set specific initial investment thresholds to account for such transactions as sales. As a result of this practice, we were required to make adjustments in our financial statements to properly reflect U.S. GAAP principles.

In order to rectify this material weakness, we have implemented additional procedures to ensure that our accounting for property development and sales of new properties is presented fairly in all material respects in accordance with U.S. GAAP principles. These procedures include the following:

•	We have instituted monthly business reviews led by our Chief Executive Officer and monthly operating and financial statement reviews by various levels of our management team, including our executive officers;

•	We are taking steps to create a new disclosure review group in order to further formalize our internal review processes related to preparation of our reports filed with the SEC and other public disclosures, which will include directors, executive management, senior financial management and senior operating personnel; and

•	We are expanding our educational assistance to all our accounting staff to ensure a thorough and consistent understanding of changes in accounting principles and modifications and enhancement in our internal controls and procedures.

In addition, we will consult external accounting professionals when encountering new and complex accounting transactions and will continue to refine and enhance our internal control procedures. Accordingly, management believes that the accounting for property development and sales of new properties included in our financial statements fairly presents in all material respects our financial position, results of operations and cash flows for the periods presented.

Results of Operations

The following discussion of our results of operations is based on the financial information derived from our consolidated financial statements prepared in accordance with U.S. GAAP. In the following discussion, references to increases or decreases in any year are made by comparison with the corresponding prior year, as applicable, except as the context otherwise indicates.

The following table sets forth for fiscal years 2009, 2008 and 2007 certain items from the Consolidated Statement of Income, and these items as a percentage of net sales:

	Fiscal Year Ended March 31,
	2009		2008		2007
	HK$	%	HK$	%	HK$	%
	(HK$ in thousands, except for percentages)

Net sales	333,138	100.0	633,691	100.0	398,279	100.0
Cost of sales	(218,030)	(65.5)	(352,195)	(55.6)	(285,580)	(71.7)

Gross profit	115,108	34.5	281,496	44.4	112,699	28.3
Rental income, gross	26,596	8.0	6,802	1.1	4,225	1.1
Expenses from rentals	(25,097)	(7.5)	(5,956)	(0.9)	(5,888)	(1.5)

	1,499	0.5	846	0.2	(1,663)	(0.4)
Selling, general and administrative expenses	(148,905)	(44.7)	(118,430)	(18.7)	(84,134)	(21.1)

Operating (loss) income	(32,298)	(9.7)	163,912	25.9	26,902	6.8
Interest income	10,043	3.0	17,872	2.8	9,394	2.3
Non-operating income	376	0.1	14,171	2.2	28,981	7.3

(Loss) Income before income taxes and minority interests	(21,879)	(6.6)	195,955	30.9	65,277	16.4
Income tax expenses	3,132	1.0	(75,267)	(11.9)	(6,776)	(1.7)

Net (loss) income before minority interests	(18,747)	(5.6)	120,688	19.0	58,501	14.7
Minority interests	7,694	2.3	(80,753)	(12.7)	(30,536)	(7.7)
Net (loss) income	(11,053)	(3.3)	39,935	6.3	27,965	7.0

Year Ended March 31, 2009 Compared to Year Ended March 31, 2008

Net Sales and Gross Profit

Net sales for fiscal year 2009 decreased by HK$300.6 million, or 47.4%, from HK$633.7 million for fiscal year 2008, consisting of HK$405.4 million attributable to our pearl operation and HK$228.2 million attributable to our real estate operations, to HK$333.1 million for fiscal year 2009, consisting of HK$316.7 million attributable to our pearl operations and HK$16.4 million attributable to our real estate operations.

Gross profit decreased by HK$166.4 million, or 59.1%, from HK$281.5 million for fiscal year 2008, consisting of HK$124.5 million attributable to our pearl operations and HK$157.0 million attributable to our real estate operations, to HK$115.1 million for fiscal year 2009, consisting of HK$102.8 million attributable to our pearl operations and HK$12.3 million attributable to our real estate operations.

Net sales for our pearl operations and real estate operations accounted for approximately 95.1% and 4.9%, respectively, of our total net sales in fiscal year 2009, as compared to 64.0% and 36.0%, respectively, in fiscal year 2008.

Pearl Operations

Net sales attributable to our pearl operations decreased by HK$88.7 million, or 21.9%, from HK$405.4 million for fiscal year 2008 to HK$316.7 million for fiscal year 2009. Net sales of assembled jewelry decreased by HK$20.9 million, or 9.2%, from HK$226.2 million for fiscal year 2008 to HK$205.3 million for fiscal year 2009. Net sales of South Sea pearls decreased by HK$55.8 million, or 37.3%, from HK$149.5 million for fiscal year 2008 to HK$93.7 million for fiscal year 2009. Net sales of freshwater pearls decreased by HK$10.2 million, or 42.1%, from HK$24.2 million for fiscal year 2008 to HK$14.0 million for fiscal year 2009. Decreases in net sales attributable to our pearl operations were primarily due to a decrease in market demand worldwide, particularly in the United States and Asian countries, including Hong Kong, due to the continued global financial and credit crisis and the contraction of economic activities around the world.

Net sales to the United States and Asia markets decreased for fiscal year 2009 due to the continued weakness of the domestic economies in these markets. Net sales to the United States market decreased by HK$34.2 million, or 32.9%, from HK$104.2 million for fiscal year 2008 to HK$70.0 million for fiscal year 2009. Net sales to the Asia market, including Hong Kong, decreased by HK$37.6 million, or 35.6%, from HK$105.8 million for fiscal year 2008 to HK$68.2 million for fiscal year 2009.

Net sales to the Europe market decreased for fiscal year 2009 due to the weakness of the domestic economies following the financial and credit crises triggered by defaults in the U.S. sub-prime mortgage market. Net sales to the Europe market decreased by HK$15.6 million, or 9.3%, from HK$168.6 million for fiscal year 2008 to HK$153.0 million for fiscal year 2009.

Gross profit attributable to our pearl operations decreased by HK$22.3 million, or 17.9%, from HK$124.5 million for fiscal year 2008 to HK$102.2 million for fiscal year 2009. The decrease was primarily due to a decrease of HK$88.7 million in net sales mainly as a result of a decrease in demand in the United States and the Asia markets.

Gross profit margin attributable to our pearl operations increased from 30.7% for fiscal year 2008 to 32.3% for fiscal year 2009. The increase in gross profit margin was primarily due to our continued (a) implementation of effective cost controls, (b) enhancement of production efficiency due to the acquisition of new machinery and (c) shift in our focus to sales of higher value products.

Real Estate Operations

We commenced presales of phase one market center units in China Pearls and Jewellery City in the fourth quarter of fiscal year 2008. As of March 31, 2009, we had sold approximately 31% of the planned saleable area of China Pearls and Jewellery City.

Net sales attributable to our real estate operations decreased by HK$211.8 million, or 92.8%, from HK$228.2 million for fiscal year 2008 to HK$16.4 million for fiscal year 2009. The decrease was primarily due to continued credit-tightening measures implemented by the PRC government and a material downturn in the global financial and credit markets which has had the effect of discouraging investment in the PRC real estate market.

Gross profit attributable to our real estate operations decreased by HK$144.7 million, or 92.2%, from HK$157.0 million for fiscal year 2008 to HK$12.3 million for fiscal year 2009. The decrease was primarily due to a decrease of HK$211.8 million in net sales of real estate.

Gross profit margin attributable to our real estate operations increased from 68.8% for fiscal year 2008 to 74.8% for fiscal year 2009. The increase in gross profit margin was primarily due to a higher price for more centrally located shop and booth units at China Pearls and Jewellery City. These centrally located shop and booth units accounted for 56% of our sales at China Pearls and Jewellery City in fiscal year 2009, as compared to 46% in fiscal year 2008.

Rental Income and Rental Expenses

Gross rental income increased by HK$19.8 million, or 291.0%, from HK$6.8 million, consisting of HK$1.3 million attributable to China Pearls and Jewellery City and HK$5.5 million attributable to Man Sang Industrial City for fiscal year 2008 to HK$26.6 million, consisting of HK$19.8 million attributable to China Pearls and Jewellery City and HK$6.8 million attributable to Man Sang Industrial City for fiscal year 2009. As of March 31, 2009, the occupancy rates, representing the percentage of leasable gross floor area leased, of China Pearls and Jewellery City and Man Sang Industrial City were approximately 18% (2008: 20%) and 72% (2008: 72%), respectively. The increase in rental income was primarily due to the recognition of rental income for China Pearls and Jewellery City for the full fiscal year 2009 as compared to one month for fiscal year 2008.

Rental expenses increased by HK$19.2 million from HK$5.9 million for fiscal year 2008 to HK$25.1 million for fiscal year 2009. The increase was primarily due to an increase of HK$9.3 million in depreciation on our leasable properties and an increase of HK$7.8 million in rental-related taxes in the PRC, due to the recognition of rental-related expenses for the operation of China Pearls and Jewellery City for the full fiscal year 2009 as compared to one month for fiscal year 2008.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased by HK$30.5 million, or 25.7%, from HK$118.4 million for fiscal year 2008 to HK$148.9 million for fiscal year 2009. The increase was primarily due to an increase of HK$32.8 million in provision for doubtful debts, consisting of HK$20.8 million attributable to our real estate operations and HK$12.0 million attributable to our pearl operations, due to an increase in default risk on receivables due from customers, primarily as a result of deteriorating economic conditions.

Interest Income

Interest income decreased by HK$7.9 million from HK$17.9 million for fiscal year 2008 to HK$10.0 million for fiscal year 2009. The decrease was primarily due to a decrease in interest rates during fiscal year 2009 as compared to fiscal year 2008.

Income Tax Credits / Expenses

We had an income tax credit of HK$3.1 million for fiscal year 2009 compared to income tax expenses of HK$75.3 million for fiscal year 2008. The increase in income tax credits of HK$5.2 million in fiscal year 2009 was due to a reversal of provisions of income taxes in connection with sales of real estate in China Pearls and Jewellery City. The decrease in income tax expenses in fiscal year 2009 compared to fiscal year 2008 was due to a decrease of HK$211.8 million in net sales of real estate in China Pearls and Jewellery City, resulting in a decrease of HK$14.6 million in income tax provisions and a decrease of HK$50.0 million in land appreciation tax for fiscal year 2009.

With the implementation of the new Enterprise Income Tax Law in the PRC, we expect the enterprise income tax levied on our subsidiaries engaged in our pearl operations in the PRC to increase by 1% to 2% on an annual basis from 20% in 2009 to 25% in 2012. The impact of the increased enterprise income tax rate on our PRC subsidiaries has, to date, been minimal as the taxable income of our PRC subsidiaries that are subject to the increased enterprise income tax rate was insignificant in fiscal year 2009.

Net Loss / Income

As a result of the foregoing, we incurred a net loss of HK$11.1 million for fiscal year 2009, compared to receipt of net income of HK$39.9 million for fiscal year 2008. The net loss was also due to net realized loss of HK$3.5 million from the sale of marketable securities and an other than temporary decline of HK$5.1 million in fair value of marketable securities.

Year Ended March 31, 2008 Compared to Year Ended March 31, 2007

Net Sales and Gross Profit

Net sales increased by approximately HK$235.4 million, or 59.1%, from approximately HK$398.3 million in fiscal year 2007 to approximately HK$633.7 million in fiscal year 2008, primarily due to presales of approximately HK$228.2 million of phase one pearl market center units prior to the grand opening of China Pearls and Jewellery City in the fourth quarter of fiscal year 2008.

Gross profit increased by approximately HK$168.8 million, or 149.8%, from approximately HK$112.7 million in fiscal year 2007 to approximately HK$281.5 million in fiscal year 2008, primarily due to gross profits of approximately HK$157.0 million attributable to presales of phase one pearl market center units prior to the grand opening of China Pearls and Jewellery City in the fourth quarter of fiscal year 2008. Gross profit margin increased from 28.3% in fiscal year 2007 to 44.4% in fiscal year 2008. The increase in gross profit margin was primarily due to higher gross profits associated with our increased real estate sales.

The presales of phase one pearl market center units of China Pearls and Jewellery City accounted for approximately 36.0% of our total sales in fiscal year 2008. The sale of assembled pearl and jewelry products accounted for approximately 36.4% and 51.6% of our total sales in fiscal years 2008 and 2007, respectively.

Pearl Operations

Net sales for our pearl operations increased by approximately HK$7.1 million, or 1.8%, from approximately HK$398.3 million in fiscal year 2007 to approximately HK$405.4 million in fiscal year 2008. The increase in net sales for pearl operations was primarily due to an increase of approximately HK$13.6 million, or 8.8% in net sales in Europe, which was attributable to increased sales of our higher value pearl products in the region. The increase in net sales for pearl operations was partially offset by a decrease of approximately HK$9.9 million, or 8.7%, in net sales in the United States, which was primarily due to decreased sales of our higher value pearl products in the region. Net sales of assembled jewelry products increased by approximately HK$17.5 million, or 8.5%, from approximately HK$205.5 million for fiscal year 2007 to approximately HK$223.0 million for fiscal year 2008, primarily due to increased sales of our higher value assembled jewelry products.

Gross profit for our pearl operations increased by approximately HK$11.8 million, or 10.5%, from approximately HK$112.7 million in fiscal year 2007 to approximately HK$124.5 million in fiscal year 2008. The gross profit margin of our pearl operations increased from 28.3% to 30.7%, primarily due to cost reductions on the production lines of our assembled jewelry sectors following the implementation of effective cost controls and the enhancement of production efficiency.

Real Estate Operations

We commenced presales of phase one pearl market center units in China Pearls and Jewellery City in the fourth quarter of fiscal year 2008. As of March 31, 2008, we had sold approximately 32% of the planned saleable area of China Pearls and Jewellery City with net sales of approximately HK$228.2 million.

Gross profit for the presale of phase one pearl market center units in China Pearls and Jewellery City was approximately HK$162.6 million. The gross profit margin for the presale of phase one pearl market center units in China Pearls and Jewellery City was approximately 68.8%. As we commenced real estate sales activity with the presales of phase one pearl market center units in China Pearls and Jewellery City in the fourth quarter of fiscal year 2008, we do not have comparable figures for fiscal year 2007.

Rental Income and Rental Expenses

Rental income increased by approximately HK$2.6 million, or 61.0%, from approximately HK$4.2 million for fiscal year 2007 to approximately HK$6.8 million for fiscal year 2008. The increase in rental income was primarily due to the increase in rental rates for units leased at Man Hing Industry Development (Shenzhen) Co., Ltd. and the commencement of property leasing at China Pearls and Jewellery City. During fiscal year 2008, property leases at Man Hing Industry Development (Shenzhen) Co., Ltd. and China Pearls and Jewellery City accounted for rental income of approximately HK$5.5 million and HK$1.3 million, respectively.

Rental expenses remained at approximately HK$5.9 million for fiscal years 2008 and 2007.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased by approximately HK$34.3 million, or 40.8%, from approximately HK$84.1 million for fiscal year 2007 to approximately HK$118.4 million for fiscal year 2008. Selling, general and administrative expenses for fiscal year 2008 consisted of approximately HK$84.7 million attributable to pearl operations and approximately HK$33.7 million attributable to real estate sales.

Selling, general and administrative expenses attributable to pearl operations increased by approximately HK$0.5 million from fiscal year 2007 to fiscal year 2008, primarily due to an increase in staff costs of approximately HK$6.2 million, an increase in selling expenses of approximately HK$2.0 million and an increase in foreign exchange costs of approximately HK$4.1 million. These increases were partially offset by a reduction of allowance for doubtful accounts of approximately HK$5.3 million and a reduction in stock compensation expenses of approximately HK$3.9 million.

Selling, general and administrative expenses as a percentage of net sales decreased from approximately 21.1% in fiscal year 2007 to approximately 18.7% in fiscal year 2008, primarily due to an increase in our real estate operations, which have lower selling, general and administrative expenses as a percentage of net sales than our pearl operations. Selling, general and administrative expenses attributable to pearl operations as a percentage of net sales decreased from approximately 21.1% for fiscal year 2007 to approximately 20.9% for fiscal year 2008, primarily due to a reduction of allowance for doubtful accounts of approximately HK$5.3 million included in selling, general and administrative expenses in fiscal year 2008.

Interest Income

Interest income increased by approximately HK$8.5 million, or 90.4%, from approximately HK$9.4 million in fiscal year 2007 to approximately HK$17.9 million for fiscal year 2008. The increase in interest income was primarily due to increased bank deposits during fiscal year 2008 as compared to fiscal year 2007.

Income Tax Expenses

Income tax expenses increased by approximately HK$68.5 million, or 1,010.9%, from approximately HK$6.8 million for fiscal year 2007 to approximately HK$75.3 million for fiscal year 2008. The increase was primarily due to an increase in income before income taxes and higher tax rates applied to real estate sales. This increase was partially offset by overprovision of approximately HK$2.7 million for capital gains during fiscal year 2004.

Net Income

Net income for fiscal year 2008 increased by approximately HK$11.9 million, or 42.8%, from approximately HK$28.0 million for fiscal year 2007 to approximately HK$39.9 million for fiscal year 2008. The increase was primarily due to an increase in gross profit of approximately HK$157.0 million attributable to the sale of units at China Pearls and Jewellery City, an increase in gross profit of approximately HK$11.8 million attributable to our pearl operations and an increase of approximately HK$8.5 million in interest income, as well as profit of approximately HK$10.5 million attributable to the sale of a separate real estate investment.

Liquidity and Capital Resources

We operate in a capital intensive industry. Our liquidity requirements relate primarily to investing in real estate development, capital expenditures, payments on bank borrowings and servicing our working capital. Our liquidity resources include cash-on-hand, banking facilities, funds generated from internal operations, disposition of properties and proceeds from the issuance of common stock.

Our liquidity position is primarily affected by our inventory levels of raw materials such as pearls and diamonds, the amount of completed properties held for sale, the level of our accounts payables and receivables and our ability to obtain external financing to meet our debt obligations and to finance our capital expenditures. As of March 31, 2009, we had accounts payable of HK$110.0 million and significant capital commitments of HK$117.2 million during the next two years related to the continued development of China Pearls and Jewellery City. We expect to meet these payables and capital commitments primarily through the use of our internal resources and debt financing.

Our liquidity has not been materially impacted by the recent financial crisis. In particular, the financial crisis has not had an impact on our access to short-term borrowings, relationship with financial institutions and lenders or lending practices employed by our lenders, nor has it increased difficulties in complying with covenants under existing credit arrangements.

We do not expect that our liquidity will be materially impacted in the near future by the recent financial crisis. However, because of the severity of the ongoing financial crisis, we cannot predict with certainty the ultimate impact of these events on us. We will therefore continue to closely monitor our liquidity and capital resources.

If the capital and credit markets continue to experience volatility, it is possible that our ability to access these markets may be limited, which could have an impact on our ability to react to changing economic and business conditions.

Working Capital

Working capital, which represents our total current assets minus our total current liabilities, increased by HK$124.9 million, or 32.5%, from HK$384.0 million as of March 31, 2007 to HK$508.9 million as of March 31, 2008. This increase was primarily due to an increase of HK$306.7 million in cash and cash equivalents, an increase of HK$108.5 million in accounts receivable and an increase of HK$158.1 million in completed properties held for sale. This increase was partially offset by an increase in accounts payable of HK$104.2 million, an increase in receipts in advance of HK$181.9 million and an increase in loans from minority interests of HK$114.3 million arising as a result of the consolidation of China Pearls and Jewellery City in fiscal year 2008.

Working capital decreased by HK$159.3 million, or 31.0%, from HK$508.9 million as of March 31, 2008 to HK$349.6 million as of March 31, 2009. This decrease was primarily due to a decrease of HK$110.5 million in cash and cash equivalents and a decrease of HK$66.8 million in accounts receivable. This decrease was partially offset by an increase of HK$39.6 million in receivables from sale of financial assets contracts.

Cash Balances

Cash balances increased by HK$306.7 million, or 103.3%, from HK$297.0 million as of March 31, 2007 to HK$603.7 million as of March 31, 2008. This increase was primarily due to an increase in net cash of HK$322.3 million resulting from operating activities and net cash of HK$336.1 million from financing activities. This increase was partially offset by an increase of HK$368.5 million in net cash used in investing activities, primarily used for construction payments for the development of China Pearls and Jewellery City.

Cash balances decreased by HK$110.6 million, or 18.3%, from HK$603.7 million as of March 31, 2008 to HK$493.1 million as of March 31, 2009. This decrease was primarily due to cash outflows of HK$76.8 million for capital expenditures in relation to China Pearls and Jewellery City and cash outflows of HK$22.0 in the investment in marketable securities.

Current Ratio

Our current ratio, which represents the ratio of total current assets to total current liabilities, decreased from 10.0 as of March 31, 2007 to 1.9 as of March 31, 2008. This decrease was primarily due to increased costs associated with the construction of China Pearls and Jewellery City. Our current assets less current liabilities increased by HK$124.9 million, but the ratio of current assets to current liabilities decreased to 1.9.

Our current ratio decreased from 1.9 as of March 31, 2008 to 1.6 as of March 31, 2009. The decrease was primarily due to a decrease of HK$122.7 million in current assets and an increase of HK$36.6 million in current liabilities.

Cash Flows

Net cash provided by operating activities

Net cash provided by operating activities increased by HK$247.1 million, or 328.4%, from HK$75.2 million for fiscal year 2007 to HK$322.3 million for fiscal year 2008. This increase was primarily due to an increase in operating income of HK$137.0 million, and an increase of HK$202.5 million in accounts payable and receipt in advance. This increase was partially offset by an increase in accounts receivable of HK$59.0 million. The increase in total accounts receivable was primarily due to an increase of accounts receivable associated with the sales of market center units in China Pearls and Jewellery City in the fourth quarter of fiscal year 2008. In addition, the increase in total accounts receivable was due to an increase in net sales made to the customers of our Pearl Operations on credit terms as opposed to cash settlement.

Net cash provided by operating activities decreased by HK$256.7 million, or 79.7%, from HK$322.3 million for fiscal year 2008 to HK$65.6 million for fiscal year 2009. The decrease was primarily due to the receipt of approximately HK$181.9 million in advance payments for pearl market center units following the grand opening of the phase one China Pearls and Jewellery City market center in fiscal year 2008 which we did not receive in fiscal year 2009. The decrease was also due to an increase in cash of HK$38.9 million paid to suppliers for payments for goods received in fiscal year 2008 but for which payment of cash was not due until fiscal year 2009, resulting in a decrease in accounts payable from HK$123.9 million in fiscal year 2008 to HK$110.0 million in fiscal year 2009.

Net cash used in investing activities

Net cash used in investing activities increased by HK$284.4 million, or 338.1%, from HK$84.1 million for fiscal year 2007 to HK$368.5 million for fiscal year 2008. This increase was primarily due to cash outflow of HK$465.7 million for construction payments for the development of China Pearls and Jewellery City. This increase was partially offset by proceeds HK$25 million from sales of real estate investments and cash of HK$75.4 million acquired as part of the acquisition of a 6% controlling interest in China Pearls and Jewellery International City Co. Ltd.

Net cash used in investing activities decreased by HK$223.8 million, or 60%, from HK$368.5 million for fiscal year 2008 to HK$144.7 million for fiscal year 2009. The decrease was primarily due to a decrease in cash payments of HK$388.9 million for the construction of China Pearls and Jewellery City. The decrease was partially offset by an increase of HK$22.0 million for investment in marketable securities and an increase of HK$39.6 million in held-to-maturity investments.

Net Cash provided by financing activities

Net cash used in financing activities was HK$33.2 million in fiscal year 2009, as compared to net cash provided by financing activities of HK$336.1 million in fiscal year 2008, primarily as a result of dividends of HK$21.9 million paid by a listed subsidiary and net cash repayments of secured debts of HK$11.3 million in fiscal year 2009, as compared to a cash inflow of HK$290.4 million from issuance of common stock of a listed subsidiary and cash inflow of HK$66.6 million from secured debt in fiscal year 2008.

Restrictions on Cash Transfers to Man Sang Nevada or Man Sang BVI

Each of Man Sang Nevada and Man Sang BVI is a holding company that must rely principally on dividends, loans or advances paid to it by its subsidiaries incorporated in the PRC for its cash requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders, service any debt it may incur and pay its operating expenses. PRC law restricts the ability of our subsidiaries incorporated in the PRC to transfer funds to us in the form of cash dividends, loans or advances. For a description of these restrictions, see “Market Price for Man Sang Nevada Common Stock, Dividends and Other Matters — Dividends.”

Furthermore, under regulations of the State Administration of Foreign Exchange, the Renminbi is not convertible into foreign currencies for capital account items, such as loans, repatriation of investments and investments outside the PRC, unless the prior approval of the State Administration of Foreign Exchange is obtained and prior registration with the State Administration of Foreign Exchange is made.

We do not expect any of such restrictions to have a material impact on our ability to meet our cash obligations.

Share Placement

In July 2007, our subsidiary, Man Sang International Limited, privately placed 200 million of its existing shares with institutional investors at a price of HK$1.48 per share, for gross proceeds of approximately HK$296.0 million. In August 2007, we received HK$285.3 million in cash after deducting fees and expenses incurred in connection with the placing.

Inventories for our Pearl Operations

Inventories for our pearl operations increased by HK$3.2 million, or 6.9%, from HK$46.2 million as of March 31, 2007 to HK$49.4 million as of March 31, 2008. This increase in inventories was in response to an increase of inventory purchases in response to an increase in from our customers and an increase in the range and quantity of products that we offer.

Inventories for our pearl operations decreased by HK$7.5 million, or 15.1%, from HK$49.4 million as of March 31, 2008 to HK$41.9 million as of March 31, 2009. The decrease in inventories was primarily attributable to a decrease of inventory purchases in response to a decrease in demand in the United States and Asia markets.

Inventory turnover period, which represents the ratio of average stock to cost of sales multiplied by 12 months, increased by 0.7 months, from 2.0 months for the fiscal year 2008 to 2.7 months for fiscal year 2009. The increase was primarily due to a decrease in sales turnover for fiscal year 2009.

Accounts Receivable for Pearl Operations

Accounts receivable for our pearl operations increased by HK$28.7 million, or 50.5%, from HK$56.9 million as of March 31, 2007 to HK$85.7 million as of March 31, 2008. This increase was primarily due to an increase in net sales made to the customers on credit as opposed to cash and a decrease of HK$5.3 million in allowance for doubtful accounts. The reduction of allowance for doubtful accounts of HK$5.3 million related to a reserve of accounts receivable from specific customers that we believed was uncollectible in prior years. This receivable was collected during the fiscal year ended March 31, 2008. The average debtor turnover period, which represents the ratio of accounts receivable to net sales multiplied by 12 months, increased by approximately one month, from 1.5 months in fiscal year 2007 to 2.5 months in fiscal year 2008. We have a good and long-standing relationship with our customers, most of whom are well-known global companies. We regularly review their credit standing and keep their credit within our approved limits. We believe no additional allowances are required, and the net balances are fully collectable.

Accounts receivable for our pearl operations decreased by HK$17.6 million, or 20.5%, from HK$85.7 million as of March 31, 2008 to HK$68.1 million as of March 31, 2009. The average debtor turnover period was 2.5 months for fiscal year 2008 and 2009, respectively. The decrease in accounts receivable for pearl operations was primarily due to our tightened credit controls and additional efforts on collection of accounts receivable.

Secured Debt

Secured debt consists primarily of long-term and short-term bank borrowings in Renminbi for the development of China Pearls and Jewellery City and is secured primarily by the land of China Pearls and Jewellery City.

Secured debt decreased by HK$7.7 million, or 3.9%, from HK$199.8 million as of March 31, 2008 to HK$192.1 million as of March 31, 2009. Secured debt consisted primarily of long-term and short-term bank borrowings in Renminbi for the development of China Pearls and Jewellery City, which were secured primarily by the land comprising China Pearls and Jewellery City.

As of March 31, 2008, our banking facilities were secured by mortgages of our leasehold land and buildings of approximately HK$281.9 million and real estate investments of approximately HK$12.6 million. As of March 31, 2009, our banking facilities were secured by mortgages of our leasehold land and buildings of approximately HK$138.6 million and real estate investments in the amount of approximately HK$123.5 million.

Secured debt generally requires monthly interest payments and repayment of principal when due. During the year ended March 31, 2008, HK$66.6 million of secured debt was obtained and HK$22.2 million of secured debt was settled. As of March 31, 2008, the total gross book value of land securing the debt was HK$153.9 million. During the year ended March 31, 2008, interest of HK$13.0 million was capitalized.

During the year ended March 31, 2009, HK$22.6 million of secured debt was obtained and HK$21.9 million of secured debt was settled. As of March 31, 2009, the total gross book value of land securing the debt was HK$230.7 million. During the year ended March 31, 2009, interest of HK$16.7 million was capitalized.

Indebtedness

As of March 31, 2008, we had total outstanding bank borrowings of approximately HK$199.8 million, consisting of long-term borrowings of HK$166.5 million and short-term borrowings, which also include the current portion of long-term borrowings, of HK$33.3 million. As of March 31, 2009, we had total outstanding bank borrowings of approximately HK$192.1 million (denominated in Renminbi), consisting of long-term borrowings of HK$101.7 million and short-term borrowings, which also include the current portion of long-term borrowings, of HK$90.4 million.

The terms of our long-term bank borrowings range between one and three years, and are payable between one and three years. Of our long-term bank borrowings, almost all are variable interest rate loans. As of March 31, 2008, the average interest rate of our long-term bank borrowings was approximately 7.77% per annum. As of March 31, 2009, the average interest rate of our long-term bank borrowings was approximately 6.64% per annum.

All of our short-term bank borrowings are variable interest rate loans. As of March 31, 2008, the average interest rate of our short-term bank borrowings was approximately 7.77%. As of March 31, 2009, the average interest rate of our short-term bank borrowings was approximately 6.64%.

Certain of the credit facilities obtained by our operating subsidiaries require Man Sang International Limited, as guarantor, to maintain, in accordance with Hong Kong generally accepted accounting principles: (1) a tangible net worth of not less than HK$600 million; (2) a gearing ratio (defined as the ratio of consolidated borrowings to consolidated tangible net worth) of 0.8; and (3) a current ratio (defined as the ratio of total current assets to total current liabilities) of 2.0.

Because all of our banking facilities are at our operating subsidiary level, neither Man Sang Nevada nor Man Sang BVI has any outstanding banking facilities. Therefore we do not believe that the dissolution and liquidation of Man Sang Nevada will affect our access to banking facilities.

Working Capital Facilities

Available working capital facilities decreased by HK$22.7 million, or 5.5%, from HK$414.8 million as of March 31, 2008 to HK$392.1 million as of March 31, 2009. The decrease was primarily due to the expiration of one of our bank facility lines. Available working capital facilities include letter of credit arrangements, import loans, overdraft and other facilities. All such banking facilities bear interest at floating rates generally offered by banks in Hong Kong and the PRC, and are subject to periodic review. Unutilized working capital facilities decreased by HK$15.0 million, or 7.0%, from HK$215.0 million as of March 31, 2008 to HK$200.0 million as of March 31, 2009.

We expect to require additional cash in order to fund our ongoing business needs and expand our operations. We have not encountered any difficulties in meeting our current cash obligations and expect to continue meeting our liquidity and cash needs through cash-on-hand, funds generated from internal operations and bank borrowings. In this regard, we believe that our existing cash, cash equivalents, banking facilities and funds to be generated from internal operations will be sufficient to meet our anticipated future liquidity requirements for the next 12 months. We believe that our sources of working capital, specifically our cash flow from operations, available banking facilities and accessible private and public offerings of debt and equity securities, are adequate for us to meet our anticipated future liquidity requirements.

Capital Expenditures

Capital expenditures in fiscal years 2009, 2008 and 2007 were approximately HK$85.4, HK$473.0 million and HK$8.9 million, respectively, representing approximately 27.0%, 74.6% and 2.2% of net sales, respectively. Capital expenditures during fiscal year 2007 were focused primarily on enhancing existing manufacturing facilities. Capital expenditures during fiscal year 2008 and 2009 were focused primarily on the construction of the phase one pearl market center for China Pearls and Jewellery City. Despite the current global economic downturn, and in light of recent improvements in the PRC economic environment as a result of recent fiscal stimulus measures taken by the PRC government in late 2008, we expect to invest approximately HK$89.0 million and HK$29.0 million for capital expenditures in fiscal years 2010 and 2011, respectively, nearly all of which will be dedicated to the construction of the phase one pearl market center for China Pearls and Jewellery City. However, if economic conditions worsen or our cost of borrowing increases to a level which make it more difficult to obtain financing for our investments, we may re-evaluate our schedule for capital expenditures. For further information, please see “Risk Factors — Risks Relating to Our Business — We may not be able to generate sufficient cash flow or obtain financing to complete China Pearls and Jewellery City or implement our business strategies.”

Research and Development, Patents and Licenses

During each of the last three fiscal years, we did not spend any significant amounts on company sponsored research and development activities.

Off-Balance Sheet Arrangements

In August 2007, we entered into a mortgage collaboration agreement with a PRC bank pursuant to which we agreed to indemnify the bank for any failure on the part of purchasers of property at China Pearls and Jewellery City to repay outstanding loans on properties for which we had not yet obtained certificates of title and delivered such certificates to the bank as collateral. In February 2009, we obtained all certificates of title for the purchased property subject to the mortgage collaboration agreement, which we will deliver to the bank following the completion of certain administrative procedures to formally transfer title to purchasers of these properties. As of March 31, 2009, the loans for which we had provided such indemnification totaled HK$52.2 million.

Contractual Obligations

We are subject to various financial obligations and commitments in the normal course of operations. These contractual obligations represent known future cash payments that we are required to make and relate primarily to long-term debt, capital commitment obligations with respect to property under development and operating leases.

The following table summarizes our contractual obligations as of March 31, 2009.

		Less Than			More Than
Contractual Obligations	Total	1 Year	1-3 Year	3-5 Year	5 Years
	(HK$ in thousands)

Long-term debt(1)	192,100	90,400	101,700	—	—
Capital commitment obligations	117,173	88,604	28,567	—	—
Operating lease obligations	27,791	14,365	13,426	—	—

Total contractual obligations	337,064	193,369	143,693	—	—

(1)	Excluding interest on long-term bank loans.

Inflation

Historically, inflation has not had a significant effect on our business. According to the National Bureau of Statistics of China, China’s overall national inflation rate, as represented by the general consumer price index, was approximately 4.8% and 5.9% in 2007 and 2008, respectively. The latest inflation rate announced in March 2009 for the first quarter of 2009, as compared to the same period of 2008, was negative 0.6%. Although neither inflation nor deflation in the past has had any material adverse impact on our results of operations, increases in the national inflation rate of the Chinese economy in the future may materially and adversely affect our financial condition and results of operations.

Quantitative and Qualitative Disclosure of Market Risks

As of March 31, 2009, we had no derivative contracts, such as forward contracts and options to hedge against exchange fluctuations.

We denominate our sales in either U.S. dollars or Hong Kong dollars. In fiscal year 2009, we made approximately 45.4% of our purchases in U.S. dollars, approximately 38.0% of our purchases in Hong Kong dollars and approximately 9.2% of our purchases in Renminbi. Since the Hong Kong dollar remains “pegged” to the U.S. dollar at a consistent rate, we believe that the exposure of our sales proceeds to foreign exchange fluctuations is minimal. Furthermore, we do not consider the potential revaluation of the Renminbi to be significant to our operations as we believe that the risk of a substantial fluctuation of the Renminbi exchange rate remains low. As of March 31, 2009, we had bank borrowings of HK$192.1 million denominated in Renminbi.

Because the majority of our purchases are made in currencies which we believe present a low risk of appreciation or devaluation and our sales are made in U.S. dollars, we believe that our currency risk for the foreseeable future should not be material. As a result, we have not entered into any derivative contracts, such as forward contracts and options, to hedge against foreign exchange fluctuations during fiscal year 2009.

We are exposed to interest rate risk resulting from fluctuations in interest rates. As of March 31, 2009, we had borrowed approximately HK$192.1 million (denominated in Renminbi) under floating rate credit facilities. All such banking facilities bear interest at floating rates generally offered by banks in Hong Kong and the PRC and are subject to periodic review. Fluctuations in interest rates can lead to significant fluctuations in the fair value of our debt obligations. We closely monitor interest rate risk and consider using appropriate financial instruments to hedge any exposure. However, we do not currently use any derivative instruments to manage our interest rate risk.

Given the relative price stability associated with the raw materials used in our products, we believe our commodity price risk should not be material.

BUSINESS DESCRIPTION

In this section, the words “we,” “us” and “our” generally refer to Man Sang Nevada and its operating subsidiaries, which include Man Sang BVI.

History and Development

Man Sang Holdings, Inc., or Man Sang Nevada, was incorporated in the State of Nevada under the Nevada Revised Statutes on November 14, 1986 under the name of SBH Ventures, Inc. SBH Ventures, Inc. was originally incorporated as a “blind pool” company for the purpose of acquiring an operating business. In March 1987, SBH Ventures, Inc. completed a public offering of 20,000,000 shares of its common stock, raising net proceeds of approximately US$171,000. Subsequently, in November 1991, in connection with a merger with an operating company, SBH Ventures, Inc. changed its name to UNIX Source America, Inc. and effected a 1-for-20 reverse stock split of its common stock. The operations of UNIX Source America, Inc. proved unsuccessful and it ceased business operations in 1992. In January 1996, UNIX Source America, Inc. effected a 1-for-14 reverse stock split of its common stock and issued 11,000,000 shares of its common stock, par value $0.001 per share and 100,000 shares of Series A preferred stock, par value $0.001 per share to the controlling shareholders of Man Sang BVI, in exchange for all of the outstanding securities of Man Sang BVI. As a result, Man Sang Nevada became the holding company of, and assumed the operations of, Man Sang BVI. Pursuant to the terms of the exchange, Unix Source America, Inc. changed its name to Man Sang Holdings, Inc. and assumed the operations of Man Sang BVI. Following the share exchange, the controlling shareholders of Man Sang BVI became the controlling shareholders and directors of Man Sang Nevada.

Man Sang International (B.V.I.) Limited, or Man Sang BVI, was incorporated in the British Virgin Islands as an international business company under the BVI International Business Companies Act on August 14, 1995, and automatically re-registered as a business company on January 1, 2007 pursuant to the BVI Companies Act. As a result of the liquidation, Man Sang BVI will become the listed holding company of our group.

Our principal place of business and our executive office is located at Suite 2208-14, 22/F, Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong, telephone: 852-2317-9888. We have designated National Registered Agents, Inc., 875 Avenue of the Americas, Suite 501, New York, New York, 10001, as our agent for service of process in the United States.

The foundation of the group of companies comprising Man Sang Nevada and its subsidiaries, including Man Sang BVI, was laid in the early 1980s when Cheng Chung Hing, Ricky formed Man Sang Trading Hong, a freshwater pearl trading company, and Cheng Tai Po formed Peking Pearls Company, a Japanese cultured pearl trading company. As our business developed, Man Sang Jewellery Company Limited and Peking Pearls Company Limited were formed in Hong Kong in 1988 and 1991, respectively, to continue our trading operations. Subsequently, we expanded our operations to include pearl processing with the establishment of Man Hing Industry Development (Shenzhen) Co., Ltd. in 1992 to process and assemble freshwater pearls and Chinese cultured pearls, and Damei Pearls Jewellery Goods (Shenzhen) Co., Ltd. in 1995 to assume and expand the Chinese cultured pearl processing operations of Man Hing Industry Development (Shenzhen) Co., Ltd. In view of the continuous expansion of the Chinese cultured pearls business, in December 1996, we established a subsidiary, Tangzhu Jewellery Goods (Shenzhen) Co., Ltd. in the PRC to specialize in the purchasing and processing of Chinese cultured pearls of larger sizes with diameters from six millimeters and above and, to a lesser extent, in processing other cultured pearls. As a result, Damei Pearls Jewellery Goods (Shenzhen) Co., Ltd. started to concentrate on the purchasing and processing of cultured pearls of smaller sizes with diameters below six millimeters. The business of purchasing and processing of Chinese freshwater pearls was also transferred from Man Hing Industry Development (Shenzhen) Co., Ltd. to Tangzhu Jewellery Goods (Shenzhen) Co., Ltd. while Man Hing Industry Development (Shenzhen) Co., Ltd. started to concentrate on the pearl jewelry assembling business.

In order to facilitate growth in existing operations and expansion into processing operations, and to diversify our revenues, in 1991, we commenced construction of 24 buildings in an industrial facility in Shenzhen, the PRC, or Man Sang Industrial City, for use in pearl processing and corporate administration (five buildings) and for lease to third party industrial users (19 buildings).

In October 2003, Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po purchased from Man Sang BVI 36 million shares and 24 million shares, respectively of Man Sang International Limited. After such transaction, through Man Sang BVI, Man Sang Nevada held 49.4% of the shares issued of Man Sang International Limited, and remained the principal shareholder of Man Sang International Limited. The purchase price per share was the arithmetic average of the closing price of Man Sang International Limited shares for each of the five trading days immediately preceding and including October 6, 2003.

In March 2006, Man Sang International Limited, a subsidiary of our company which is listed on The Stock Exchange of Hong Kong Limited, indirectly acquired a 49% interest in a project located in Zhuji, Zhejiang province, PRC through its subsidiary. In April 2007, Man Sang International Limited acquired a majority interest in China Pearls and Jewellery City Holdings Limited, which is the parent of China Pearls and Jewellery International City Co., Ltd., a wholly owned subsidiary which is the project company of the China Pearls and Jewellery City project. The China Pearls and Jewellery City project consists of the development of a pearl market center to be located in Shanxiahu, Zhuji, Zhejiang Province, PRC.

We completed the phase one pearl market center of the China Pearls and Jewellery City’s project in April 2008. We will continue to develop the China Pearls and Jewellery City project in phases in response to market demand and the prevailing economic conditions in the PRC. Upon completion, we expect the China Pearls and Jewellery City project to consist of two pearl market trade centers, with various supporting facilities, including manufacturing, processing, exhibition and residential facilities, and to have a total gross site area of approximately 1.2 million square meters.

Capital expenditures in fiscal years 2009, 2008 and 2007 were approximately HK$8.5 million, HK$473.0 million and HK$8.9 million, respectively, representing approximately 2.5%, 74.6% and 2.2%, of our net sales, respectively. Capital expenditures during fiscal year 2007 were focused primarily on enhancing existing manufacturing facilities. Capital expenditures during fiscal years 2008 and 2009 were focused primarily on the construction of the phase one pearl market center for the China Pearls and Jewellery City project. We have relied on both internal and external methods of financing for our capital expenditures, including cash generated from accounts receivable and sales of inventories, as well as bank borrowings and placements of equity securities by our subsidiaries.

In July 2007, Man Sang International Limited privately placed 200 million of its existing shares with institutional investors at a price of HK$1.48 per share, for gross proceeds of approximately HK$296.0 million. In August 2007, we received HK$285.3 million in cash after deducting fees and expenses incurred in connection with the placing.

During the year ended March 31, 2008, Mr. Hung Kwok Wing, Sonny exercised 8,000,000 share options and two other employees, who are not among our named executive officers, exercised 13,000,000 share options under Man Sang International Limited’s existing stock option plan to acquire equivalent numbers of shares of Man Sang International Limited at prices of HK$0.253 and HK$0.233, respectively.

Organization Structure

The following chart shows our simplified corporate structure and represents the anticipated structure of the organization after completion of the liquidation plan, including all of our significant subsidiaries, with the shareholding percentage and jurisdiction of incorporation of each company:

(1)	The shares of Man Sang International Limited are listed on The Stock Exchange of Hong Kong Limited. Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po indirectly control the 40.368% ownership interest of Man Sang International (B.V.I.) Limited in Man Sang International Limited through their controlling interest in Man Sang International (B.V.I.) Limited. In addition, Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po directly hold a 17.318% ownership interest in Man Sang International Limited. As a result, we account for Man Sang International Limited as a consolidated subsidiary because we continue to have control over the operating and financial decisions of Man Sang International Limited through the direct and indirect aggregate interest of 57.686% held by Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po in Man Sang International Limited. The remaining interests of Man Sang International Limited are held by public shareholders.

Business Overview

Through our subsidiaries, we are principally engaged in the purchasing, processing, assembling, merchandising, and wholesale distribution of pearls, pearl jewelry products and jewelry products. In addition, we own and operate real estate development and investment businesses in the PRC. Net sales for our pearl operations were HK$398.3 million for the fiscal year ended March 31, 2007, HK$405.4 million for the fiscal year ended March 31, 2008 and HK$316.7 million for the fiscal year ended March 31, 2009. The real estate development and investment business began to generate revenue in the fourth quarter of fiscal year 2008. Net sales for our real estate development and investment business, generated primarily from the presale and sale of phase one pearl market center units in China Pearls and Jewellery City, were HK$16.4 million for the fiscal year ended March 31, 2009 and HK$228.2 million for the fiscal year ended March 31, 2008. Net sales from the presale and sale of phase one pearl market center units in China Pearls and Jewellery City accounted for approximately 4.9% of our total revenues for the fiscal year ended March 31, 2009 and approximately 36.0% of our total revenues for the fiscal years ended March 31, 2008.

Pearl Operations

Pearl Industry

The use of pearls in jewelry dates back over 1,500 years in China. Large-scale commercial pearl production began in Japan in the late 19th century. The farming, production and trading of pearls to meet demand for pearl jewelry is a mature industry. Today’s pearl industry and its growth are affected by consumer preferences, worldwide economic conditions and availability of supply.

In today’s pearl market, pearls are divided into two categories: freshwater pearls and saltwater cultured pearls. Saltwater cultured pearls are, in turn, divided into Japanese cultured pearls, Chinese cultured pearls, Tahitian pearls and South Sea pearls.

The PRC is a major supplier of freshwater pearls. In addition to the traditional smaller freshwater pearls ranging in size from five millimeters to seven millimeters, there is a supply of high quality freshwater pearls ranging in size from eight millimeters to 15 millimeters. These larger freshwater pearls have a higher gross profit margin than the traditional smaller freshwater pearls because larger freshwater pearls take longer to cultivate, are in shorter supply than the traditional smaller freshwater pearls and may therefore be sold at higher prices.

The PRC has emerged as a major supplier of cultured pearls, ranging in size from five millimeters to eight millimeters. Since 1996, Japan has been losing its long held dominance in the cultured pearl industry due to poor harvests of Japanese cultured pearls. Meanwhile, Chinese cultured pearls have been improving in quality and have been competitively priced. Presently, we no longer focus on the Chinese and Japanese cultured pearl market because we consider its potential growth and profit margin to be relatively unattractive.

Tahitian pearls are sourced from French Polynesia and the Cook Islands, while South Sea pearls are sourced mainly from Australia, Papua New Guinea, Indonesia and the Philippines. These pearls are generally more expensive and are considered superior in quality compared to either Japanese or Chinese cultured pearls. As a result, Japanese and Chinese cultured pearls cannot be easily substituted for Tahitian pearls and South Sea pearls.

Products

We currently offer six product lines: Freshwater pearls; Chinese/Japanese cultured pearls; South Sea pearls and Tahitian pearls; Pearl jewelry; and Other jewelry products. Freshwater pearls are available in a variety of shapes and sizes. The most commonly available sizes range from two millimeters to eight millimeters, which are generally less expensive in price than cultured pearls with wholesale prices typically ranging from US$2 to US$300 per 16-inch strand depending on size, grade and shape. However, since 1998, larger size freshwater pearls are available in the market ranging from eight millimeters to 10 millimeters, or even sometimes up to 15 millimeters, and the price for the larger size freshwater pearls can reach up to US$1,000 per 16-inch strand depending on size, grade and shape. Saltwater cultured pearls generally are round in shape and range in size from five millimeters to 18 millimeters. South Sea and Tahitian pearls are considered to be the highest quality saltwater cultured pearls and typically the largest and most expensive followed by Japanese cultured pearls and Chinese cultured pearls. Wholesale prices of cultured pearls typically range from US$13 to US$70,000 per 16-inch strand.

The following table illustrates by pearl category the typical range of size and wholesale price of cultured pearls we sell, with price variations within each category reflecting size and qualitative differences:

	Size	Price per 16-Inch Strand
	(In millimeters)	US$

Freshwater pearls	2-13	2-1,000
Chinese cultured pearls	5-7.5	10-400
Japanese cultured pearls	7-10	100-2,000
Tahitian pearls	8-16	120-15,000
South Sea pearls	8-18	300-70,000

We also offer fully assembled pearl and other jewelry, including necklaces, earrings, rings, pendants, brooches, bracelets, cufflinks, and similar miscellaneous pearl and other products. The following table sets forth sales of freshwater pearls, cultured pearls and non-pearl jewelry products as a percentage of our net sales for the periods indicated:

	Freshwater		Cultured		Non-Pearl
	Loose and	Assembled	Loose and	Assembled	Assembled
	Strands	Pearl Jewelry	Strands	Pearl Jewelry	Jewelry
	%	%	%	%	%

Year Ended March 31,
2009	4.4	35.9	30.8	20.1	8.8
2008	4.7	27.0	38.3	18.6	11.4
2007	6.7	26.0	41.7	17.4	8.2

Purchasing

We purchase (1) Chinese cultured pearls from pearl farms and other suppliers in the coastal areas of southern part of the PRC, including Guangdong and Guangxi Provinces; (2) South Sea pearls from pearl farms and suppliers in Hong Kong, Australia, the Philippines, and Japan; (3) Tahitian pearls from pearl farms and suppliers in French Polynesia; and (4) freshwater pearls from pearl farms and other suppliers in the eastern part of the PRC, including Jiangsu and Zhejiang Provinces.

Our purchases of pearls are conducted by our full-time, well-trained and experienced purchasing staff from our offices in Hong Kong and Shenzhen in the PRC. The purchasing staff maintains regular contacts with pearl farms and other suppliers in the PRC, Japan, Hong Kong, Philippines and Tahiti, enabling us to buy directly from farmers whenever possible, to secure the best prices available for pearls and to gain access to a larger quantity of pearls. Our management and purchasing staff meet regularly to assess existing and anticipated pearl demand. The purchasing staff in turn inspects and purchases pearls in the quantities and of the quality and nature necessary to meet existing and estimated demand.

Due to the relative low volatility of pearl prices, we have no long-term purchase contracts, and instead negotiate the purchase of pearls on an as-needed basis to correspond with expected demand.

While we constantly seek to capitalize on volume purchasing and relationships with farmers and suppliers to secure the best pricing and quality when purchasing pearls and other jewelry raw materials, we generally purchase raw materials from suppliers at approximately prevailing market prices. We believe that there are numerous alternate supply sources and that the termination of our relationship with any of our existing sources would not materially adversely affect us. To date, we have not experienced any significant difficulty in purchasing raw materials.

In fiscal year 2008, our five largest suppliers accounted for approximately 47.1% (2007: 51.9%) of our total purchases, with the largest supplier accounting for approximately 16.2% (2007: 16.3%) of our total purchases. In fiscal year 2009, our five largest suppliers accounted for approximately 50.0% (2008: 47.1%) of our total purchases, with the largest supplier accounting for approximately 21.3% (2008: 16.2%) of our total purchases.

In fiscal year 2008, approximately 27.6% of our purchases were made in Hong Kong dollars, with the remaining amount settled in United States dollars, French Polynesian francs, Renminbi or Japanese Yen. In fiscal year 2009, approximately 38.0% and 45.4% of our purchases were made in Hong Kong dollars and United States dollars, respectively, with the remaining amount settled in Renminbi, Japanese Yen or Euro. It is our policy not to enter into derivative contracts such as forward contracts and options, unless we consider it necessary to hedge against foreign exchange fluctuations. No such derivative contract was entered into during fiscal year 2008 and 2009.

Processing and Assembly

Pearl processing and assembly are conducted at our facilities in Shenzhen, PRC. As of March 31, 2009, our freshwater pearl processing and assembly operations occupied approximately 17,200 square feet and employed 151 workers while jewelry production and assembly operations occupied approximately 52,000 square feet and employed 545 workers. As of March 31, 2009, the average compensation per factory worker is HK$1,850 per month while average supervisory compensation is HK$2,900 per month.

We, with the assistance of specialists from Japan, have trained our work force to implement advanced Japanese bleaching technology. Each worker performs a specific function and is supervised by an officer and technical assistants who are university graduates with chemical technology training. Each worker also receives specialized training by industry specialists from Japan. Prior to participation in pearl processing operations, each worker is required to participate in an extensive on-the-job training program utilizing poor quality pearls for demonstration and training purposes.

Pearl processing occurs in batches or production cycles. Raw pearls and other materials transported to our processing facilities in Shenzhen, PRC are first sorted, chemically bleached and, if necessary, drilled. This process, excluding drilling, takes approximately 21 days for freshwater pearls and approximately 70 days for saltwater cultured pearls. Drilling takes approximately 10 days. Next, the pearls are cleaned, dried, waxed, graded, sorted, strung, and if necessary, packaged. The entire production cycle takes approximately 30 days for freshwater pearls and approximately 100 days for saltwater cultured pearls.

Where appropriate, the processed pearls are then incorporated into finished jewelry products. Assembly and finishing may include the addition of clasps, decorative jewelry pieces, or other specialty work requested by the customers to produce finished jewelry pieces.

We presently have facilities and pearl processing personnel to produce approximately 25,000 kilograms (2008: 25,000 kilograms) of freshwater pearls and 3,000 kilograms (2008: 3,000 kilograms) of cultured pearls annually. Fiscal year 2009 production totaled approximately 14,000 kilograms of freshwater pearls, representing 56% of our processing capacity and 2,490 kilograms of cultured pearls, representing 83% of our processing capacity, compared to the production of 18,000 kilograms of freshwater pearls, representing 72% of our processing capacity, and 2,631 kilograms of cultured pearls, representing 88% of our processing capacity, in fiscal year 2008. As of March 31, 2009, we had adequate assembly and finishing personnel and facilities to produce approximately 1.7 million pieces (2008: 1.6 million pieces) of finished jewelry annually. Production of finished jewelry in fiscal year 2009 totaled approximately 0.9 million pieces (2008: 1.3 million pieces).

Upon completion of processing, pearls are shipped to our offices in Hong Kong where they are stored for inspection by potential buyers.

Marketing

We market our products from our facilities in Hong Kong. Our sales staff, which is divided into groups organized by geographic regions, currently markets freshwater pearls, Chinese cultured pearls, Japanese cultured pearls, Tahitian pearls, South Sea pearls, and jewelry products.

Our marketing and sales staff maintains on-going communications with a broad range of jewelry distributors, manufacturers and retailers worldwide to assure that customers’ pearls and jewelry requirements are fully satisfied.

Our marketing and sales staff regularly visits all major pearl markets and jewelry trade shows to display products, establish contacts with potential customers and evaluate market trends. Apart from attending trade shows and servicing customers, our marketing and sales force principally operates from our headquarters in Hong Kong, where buyers personally visit and inspect our products and place orders. As part of our marketing efforts, we have established an Internet website (www.man-sang.com) to market our products. In addition, we have increased our efforts to market pearls and jewelry products to customers in Europe and North America.

Customers

Our customers consist principally of wholesale distributors and mass merchandisers in Europe, the United States, Hong Kong and other Asian countries. For fiscal years 2009, 2008 and 2007 one of our customers accounted for more than 10.0% of our total sales. For fiscal years 2009, 2008 and 2007, our five largest customers accounted for approximately 47.4%, 41.9% and 41.1%, respectively, with the largest customer accounting for approximately 15.1%, 10.4% and 16.0%, respectively, of our total sales. As of March 31, 2009 and 2008, we had approximately 700 and 900 customers, respectively. We have no long-term contract with customers. Most of our customers have been in business with us for a number of years. We do not believe that the loss of any one customer will have a material adverse effect on our financial condition or results of operations.

Our policy is to denominate predominantly all our sales in either U.S. dollars or Hong Kong dollars. Since the Hong Kong dollar remained “pegged” to the U.S. dollar throughout fiscal years 2009 and 2008, our sales proceeds have thus far had minimal exposure to foreign exchange fluctuations.

The following table sets forth by region and by product our net sales for the periods indicated:

	Fiscal Year Ended March 31,
	2009		2008		2007
	HK$	%	HK$	%	HK$	%
	(HK$ in thousands, except for percentages)

Cultured Pearls
North America	18,685	6.0	39,806	9.8	47,616	12.0
Europe	26,041	8.2	26,554	6.6	28,121	7.1
Hong Kong	12,234	3.8	22,442	5.5	22,462	5.6
Other Asian countries	36,473	11.5	58,032	14.3	58,681	14.7
Others	4,028	1.3	8,281	2.1	6,325	1.6
Sub-total	97,461	30.8	155,115	38.3	163,205	41.0

Freshwater Pearls
North America	2,156	0.7	3,389	0.8	3,569	0.9
Europe	3,074	1.1	4,496	1.1	7,188	1.8
Hong Kong	932	0.3	1,639	0.4	2,296	0.6
Other Asian countries	6,998	2.2	12,430	3.1	13,969	3.5
Others	800	0.2	2,199	0.6	1,194	0.3
Sub-total	13,960	4.5	24,153	6.0	28,216	7.1

Assembled Jewelry
North America	49,104	15.5	60,990	15.0	62,891	15.8
Europe	123,842	39.0	137,566	33.9	119,706	30.1
Hong Kong	2,800	0.9	2,767	0.7	5,171	1.3
Other Asian countries	8,723	2.7	8,453	2.1	6,653	1.6
Others	20,813	6.6	16,400	4.0	12,437	3.1
Sub-total	205,282	64.7	226,176	55.7	206,858	51.9

Total	316,703	100.0	405,444	100.0	398,279	100.0

Our purchases are not seasonal in nature

A majority of sales (by dollar amount) in Hong Kong is for re-export to North America, Europe and other Asian countries.

Seasonality

Our sales are seasonal in nature and past experience indicates that this seasonality will continue in the future. The bulk of our sales occur during the months of March, June and September (during major international jewelry trade shows held in Hong Kong in these three months). Accordingly, the results of any interim period are not necessarily indicative of the results that might be expected during a full year.

The following table sets forth our unaudited net sales by quarter for the periods indicated:

	Fiscal Year Ended March 31,
	2009		2008		2007
	HK$	%	HK$	%	HK$	%
	(HK$ in thousands, except for percentages)

First Quarter	81,831	25.8	100,652	24.8	97,937	27.5
Second Quarter	108,610	34.3	109,407	27.0	95,395	28.5
Third Quarter	76,404	24.1	108,616	26.8	106,780	23.8
Fourth Quarter	49,858	15.8	86,769	21.4	98,167	20.2

Total	316,703	100.0	405,444	100.0	398,279	100.0

Competition

With the exception of several large Japanese cultured pearl and South Sea pearl suppliers, the pearl business is highly fragmented with limited brand name recognition or consumer loyalty. Selection is generally a function of design appeal, perceived value and quality in relationship to price.

Internationally, we face intense competition. Our principal historical competitors in the Japanese cultured, Tahitian and South Sea pearl markets are Japanese companies. Firms such as Tasaki, Mikimoto, Tokyo and K. Otsuki are the largest traders and distributors of such pearls. Nevertheless, their competitiveness has been impaired by the current weakness in Japan’s economy, and the poor harvest of Japanese cultured pearls.

Locally, we compete with approximately 60 companies in Hong Kong that engage actively in the freshwater pearl and Chinese cultured pearl business. Most of such local companies are small operators and some are engaged only in pearl trading. In addition to genuine pearls, we must compete with synthetically produced pearls.

We believe that we are competitive in the industry because of our advanced pearl processing and bleaching techniques, and processing facilities in the PRC which allow us to process pearls at a cost that is lower than many of our competitors and because we are a leading purchaser and distributor of Chinese cultured pearls. In addition, we provide one-stop shopping convenience to customers and have historically maintained a close relationship with our customers. Therefore, although competition is intense, we believe that we are well positioned in the pearl industry.

However, in a highly competitive industry where many competitors have substantially greater technical, financial and marketing resources than us, new competitors may enter into the market and customer preferences may change unpredictably, and we cannot assure you that we will remain competitive.

Real Estate Development and Investment

Our real estate development and investment primarily consists of the following two projects:

•	Man Sang Industrial City, an industrial complex located in Gong Ming Zhen, Shenzhen Special Economic Zone, PRC with a total site area of approximately 470,000 square feet; and

•	China Pearls and Jewellery City, a pearl market center located in Shanxiahu, Zhuji, Zhejiang Province, PRC. As of March 31, 2009, we had completed construction of our phase one pearl market center at China Pearls and Jewellery City and expect to complete construction of the remaining phases of China Pearls and Jewellery City in phases over the next three to five years. Upon its completion, we expect China Pearls and Jewellery City to cover a total gross site area of approximately 1.2 million square meters and to comprise various supporting facilities, including manufacturing, processing, exhibition and residential facilities.

Real Estate in Shenzhen

Facilities

In connection with our expansion into pearl processing and assembling operations, we acquired land use rights with respect to, and constructed Man Sang Industrial City, an industrial complex located in Gong Ming Zhen, Shenzhen Special Economic Zone, PRC in September 1991. The land use rights, for a total site area of approximately 470,000 square feet, for Man Sang Industrial City have a duration of 50 years starting from September 1, 1991. We paid approximately RMB2.8 million to acquire the land use rights for Man Sang Industrial City and approximately RMB44.8 million to construct Man Sang Industrial City.

As of March 31, 2009, Man Sang Industrial City consisted of 27 completed buildings encompassing a total gross floor area of approximately 813,000 square feet. Of the 27 completed buildings in Man Sang Industrial City, 20 buildings are rental properties, and the remaining seven buildings are for our own use. In addition to factories, dormitories and shops, Man Sang Industrial City has green zones, playgrounds and other amenities typically offered in industrial/living complexes in the PRC.

Leasing and Management

During fiscal year 2009, we utilized seven buildings in Man Sang Industrial City for pearl processing, pearl and jewelry assembly, finance and administration, and staff accommodation. The remaining facilities were leased to third party industrial users, primarily foreign investors and non-polluting light industry.

As of March 31, 2009, 20 buildings in Man Sang Industrial City were used for leasing purposes to independent third parties and industrial users not connected with us. Such facilities are typically offered under leases ranging in duration from one to three years. Rental income from Man Sang Industrial City for fiscal year 2009 was approximately HK$7.7 million compared to approximately HK$4.9 million for fiscal year 2008.

During fiscal year 2009, we employed a staff of 20 persons to provide required management, leasing, maintenance and security for Man Sang Industrial City.

Competition

Competition among facilities such as Man Sang Industrial City is intense in the Shenzhen Special Economic Zone. Because of economic incentives available for businesses operating in the Shenzhen Special Economic Zone, numerous facilities have been constructed to house such businesses. While a number of competing facilities may offer greater amenities and may be operated by companies having greater resources, and additional competing facilities may be constructed, we believe Man Sang Industrial City is competitive with other similar facilities in the Shenzhen Special Economic Zone based on both the quality of facilities and lease rates.

Real Estate in Hong Kong

We own rental properties in Hong Kong which were leased to independent third parties. Our Hong Kong rental properties consist of the following properties:

•	957 square feet at Room 407, Wing Tuck Commercial Centre, 177-183 Wing Lok Street, Sheung Wan, Hong Kong. We entered into a tenancy agreement for a term of three years starting from September 22, 2005 at a rental of HK$7,000 per month. Total rental income was approximately HK$39,900 for fiscal year 2008 and approximately HK$84,000 for fiscal year 2007. See “— Property — Hong Kong.”

•	10,880 square feet at 19th Floor, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong. In May 2008, we vacated this property, which was formerly our headquarters, and changed the holding purpose to rental property. Commencing from June 20, 2009, we had leased this property for a two-year term for HK$174,080 per month, exclusive of a two-month rent free period.

In March 2009, we sold a 1,063 square feet property at Flat A on 33rd Floor, Valverde, and parking space No. 3 on Floor L3, Valverde, 11 May Road, Hong Kong for consideration of HK$14.0 million.

In December 2007, we sold a 2,643 square feet property on the 17th Floor and car parking space No. 16 on the 2nd Floor of Silvercrest, No. 24 Macdonnell Road, Midlevels, Hong Kong for consideration of HK$25.0 million. Total rental income for this property prior to the date of sale was approximately HK$545,000 for fiscal year 2008 and approximately HK$576,000 for fiscal year 2007.

Real Estate in Zhuji

Market

As an extension to our core pearl and jewelry business, we are in the process of developing a pearl market center in Shanxiahu, Zhuji, Zhejiang Province, the PRC as a wholesale trade platform for pearls and jewelry. Zhuji is regarded as one of China’s pearl capitals and has a long history in pearl production and trade. Zhuji is commonly recognized as one of the largest freshwater raw pearl distribution centers and one of the largest sources of farmed freshwater pearls, in terms of volume produced, in the PRC. Recognizing Zhuji’s status as one of China’s centers for pearl production and trade, we are in the process of developing a pearl market trade center, China Pearls and Jewellery City, which also will have supporting facilities. We expect China Pearls and Jewellery City to provide a “one-stop” service, including manufacturing, processing, exhibition, sales and logistics solutions for both domestic and foreign wholesale pearls and jewelry in the PRC.

Products and Services

As of March 31, 2009, we had completed construction of our phase one pearl market center, which includes a total of 2,380 units (including 1,252 shop units and 1,128 booths), covering a total gross floor area of approximately 130,286 square meters. We expect to complete construction of phase one of China Pearls and Jewellery City in the second half of 2009. Upon its completion, we expect phase one of China Pearls and Jewellery City to comprise a market center, four blocks of manufacturing and processing areas, offices, residential areas and multi-function buildings.

We commenced presales of phase one pearl market center units of China Pearls and Jewellery City in the fourth quarter of fiscal year 2008. As of March 31, 2009, we had sold shop units covering a gross floor area of approximately 16,000 square meters, representing approximately 31% of the total planned saleable area of the project (51,361 square meters). Net sales for the phase one pearl market center units of China Pearls and Jewellery City in fiscal year 2008 and 2009 were HK$228.2 million and HK$16.4 million, respectively.

As of March 31, 2009, we had leased shop and booth units covering a gross floor area of approximately 14,319 square meters, representing approximately 18% of the total leaseable gross floor area of the project (78,926 square meters). Rental income for the phase one pearl market center units of China Pearls and Jewellery City in fiscal year 2008 and 2009 was HK$1.3 million and HK$19.8 million, respectively. Tenants of China Pearls and Jewellery City are primarily pearl, jewelry and jewelry-related product traders from domestic and foreign countries. As of March 31, 2009, we had incurred total development costs (including costs to obtain necessary land use rights, construction costs and capitalized finance costs) of approximately HK$793 million for the construction of phase one of China Pearls and Jewellery City. We estimate that we will incur approximately HK$117.0 million in additional development costs for completion of phase one of China Pearls and Jewellery City.

We plan to complete construction of China Pearls and Jewellery City in a three to five-year time frame. Upon completion, we expect China Pearls and Jewellery City to have a total site area of approximately 1.2 million square meters and to be one of the world’s largest and most up-to-date pearl and jewelry trading platforms, offering one-stop service, including manufacturing, processing, exhibition, sales and world-class logistics solutions in the pearl and jewelry industry.

Competition

Presently, we are not aware of any competitors who offer comparable services on the size and scale of China Pearls and Jewellery City. However, smaller regional competitors include the Weitang Pearl Trade Center in Jiangsu Province.

Research and Development

Research and development has not historically played an important role in our operations. We did not have any material research and development expenditures for fiscal years 2008 and 2009.

Marketing

As of March 31, 2009, we had a team of approximately 15 sales and marketing and customer services personnel located in Zhuji, Shenzhen and Hong Kong who are responsible for the sales, leasing and marketing of our real estate properties in Hong Kong and the PRC.

Government Regulation

We believe that we currently hold all required government approvals and certifications relating to the products and services we offer. We are committed to maintaining these approvals and certifications and apply stringent quality requirements in this regard.

We are subject to extensive government regulation in the PRC. These include a variety of regulations applicable to foreign investment enterprises such as ourselves. The State Administration for Industry and Commerce, Foreign Trade and Economic Cooperation Bureau imposes a number of regulations relating to foreign investment, although the PRC government has gradually relaxed these regulations since the 1990s. The State Administration of Taxation imposes a number of tax regulations applicable to foreign investment enterprises, which, as of 2008, impose a uniform tax rate of 25% on all enterprises incorporated or resident in China, which may significantly increase our income tax liability in the future. For further information on the effect of PRC taxation on our operations, see “Material Tax Consequences — PRC Taxation.”

We note that there are no specific risks presented by PRC laws or regulations in relation to our existing ownership structure and the business and operations of our subsidiaries other than as disclosed below.

Property Development Regulations

Property development projects in the PRC are generally divided into single projects and large tract development projects. A single project refers to the construction of buildings on a plot of land and the subsequent sale of units. Large tract development projects consist of the comprehensive development of large area and the construction of necessary infrastructure such as water, electricity, road and communications facilities. The developer may either assign the land-use rights of the developed area or construct buildings on the land itself and sell or lease the buildings erected on it.

Pursuant to the Regulations of the People’s Republic of China Concerning the Interim Current and Assignment of Right to Use State Land in Urban Areas, or the Urban Land Regulations, foreign entities may acquire land-use rights in the PRC unless the law provides otherwise. However, in order to develop the acquired land, the foreign entities need to establish foreign investment enterprises in the PRC as the project companies to develop the property. These project companies may be in the form of Sino-foreign equity or cooperative joint ventures or wholly foreign-owned enterprises. The typical scope of business of such project company includes development, construction, sales, leasing and property management of commodity properties and ancillary facilities on the specific land as approved by the government. The term of the property development company is usually the same as the term of grant of the land-use rights in question.

Establishment of a project company is subject to the approval by the relevant departments of the PRC government in accordance with the following procedures. First, the PRC party to a joint venture project or the foreign investor, in the case of a wholly foreign-owned project, will submit a project application report to the central or local development and reform commission for verification and approval. If the development and reform commission considers the proposed property development project to be consistent with the prevailing national and local economic plans and foreign investment regulations, it will grant an approval to the applicant in respect of the project. The National Development and Reform Commission and the Ministry of Commerce have been given the authority to regularly issue guidelines for direction of foreign investment.

Once the project application report has been verified and approved, the PRC party and the foreign investor may proceed to prepare a joint feasibility study report that reflects their assessment of the overall economic viability of the proposed project company. At the same time, the parties may proceed to negotiate and execute the joint venture contract and articles of association for the establishment of a project company. In the case of a wholly foreign-owned project, the foreign investor may then prepare articles of association will then, depending, among other things, on the industry to which it belongs under the Catalog for Guiding Foreign Investment in Industry, issued by the National Development and Reform Commission and the Ministry of Commerce on October 31, 2007 and effective as of December 31, 2007, and the amount of total investment, be submitted to the Ministry of Commerce or its local counterpart, as the case may be, for approval. If the Ministry of Commerce or its local counterpart finds the application documents to be in compliance with PRC law, it will issue an approval certificate for the establishment of the project company. With this approval certificate, the foreign investor and/or the PRC party can apply to the local administration for industry and commerce for a foreign investment enterprise business license for the project company.

Once a foreign entity developer has established a project company and secured the land-use rights to a piece of land for development, it has to apply for and obtain the requisite planning permits from the planning departments and have its design plan approved by, and apply for and obtain construction permits from, the relevant construction commission for commencement of construction work on the land. When the construction work on the land is completed, the completed buildings and structures must be examined and approved by the government departments before they can be delivered to purchasers or lessors for occupancy.

In July 2006, the Ministry of Construction, the Ministry of Commerce, the National Development and Reform Commission, the People’s Bank of China, the State Administration for Industry and Commerce and the State Administration for Foreign Exchange issued the Circular on Standardizing the Admittance and Administration of Foreign Capital in the Real Estate Market. Under such circular, when a foreign investor establishes a property development enterprise in China where the total investment amount is US$10 million or more, such enterprise’s registered capital must not be less than 50% of its total investment amount.

In addition, as a property developer, we are subject to a number of measures and regulations recently introduced by the PRC government to tighten control of the real property market. The measures include:

•	tightening lending of bank loans to property developers and purchasers of developed properties and increasing the reserve requirements for commercial banks;

•	restricting the ability of foreign invested real estate companies to raise funds offshore for the purpose of funding such companies either through capital increase or by way of shareholder loans;

•	restricting the conversion and sale of foreign exchange on the capital account for foreign invested real estate companies that have not undergone an examination by the local examination and approval authority;

•	imposing strict requirements before commencement of a real estate project can begin, including the requirement that proposed projects with a total investment value of at least RMB50 million establish administration files and receive relevant approval or permits prior to the commencement of construction;

•	prohibiting the extension of loans to real estate developers that do not satisfy certain loan conditions, such as those with a percentage of project capital of less than 35% and those that are not in possession of necessary certificates and permits

•	requiring the payment of an idle land charge for land that is idle for one year and recovery of such land by the State without consideration if the land is idle for two years.

•	requiring property developers to pay all land grant fees prior to issuing land-use rights certificates; and

•	requiring all industrial and commercial land to be granted through an invitation of bids or auction.

Foreign Currency Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, as amended in August 2008. Under the Regulations, the Renminbi is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of China, unless the prior approval of the State Administration of Foreign Exchange is obtained and prior registration with the State Administration of Foreign Exchange is made. August 29, 2008, the State Administration of Foreign Exchange promulgated a notice,

Circular 142, regulating the conversion by a foreign-invested company of foreign currency into Renminbi by restricting how the converted Renminbi may be used. The notice requires that the registered capital of a foreign-invested company settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC. In addition, the State Administration of Foreign Exchange strengthened its oversight of the flow and use of the registered capital of a foreign-invested company settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without the State Administration of Foreign Exchange’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used. Violations of Circular 142 will result in severe penalties, such as heavy fines.

The dividends paid by the subsidiary to its overseas shareholder are deemed income of the shareholder and are taxable in China. Pursuant to the Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996), foreign-invested enterprises in China may purchase or remit foreign currency, subject to a cap approved by the State Administration of Foreign Exchange, for settlement of current account transactions without the approval of the State Administration of Foreign Exchange. Foreign currency transactions under the capital account are still subject to limitations and require approvals from or registration with, the State Administration of Foreign Exchange and other relevant PRC governmental authorities.

Dividend Distribution

The principal PRC regulations governing the distribution of dividends by wholly foreign-owned enterprises are the Law of the People’s Republic of China on Wholly Foreign-owned Enterprises, as amended, issued by the National People’s Congress on October 31, 2000, and the Detailed Implementing Rules for the Law of the People’s Republic of China on Foreign Investment Enterprises, as amended, issued by the State Council on April 12, 2001.

Under these regulations, foreign investment enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, foreign investment enterprises in China are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until these reserves have reached 50% of the registered capital of the enterprises. These reserves are not distributable as cash dividends.

Environmental Matters

We are subject to various environmental laws and regulations set by the PRC national, provincial and municipal governments with respect to our manufacturing and property development businesses. These include regulations on air pollution, noise emissions, as well as water and waste discharge. We believe we are in material compliance with all applicable environmental laws and regulations relating to our businesses, and have obtained all of the environmental permits necessary to conduct our business. Our operations are subject to regulation and periodic monitoring by local environmental protection authorities. If we fail to comply with present or future environmental laws and regulations, we could be subject to fines, suspension of production or a cessation of operations.

We believe our manufacturing processes do not generate excess levels of noise, wastewater, gaseous wastes or other industrial wastes and we have adopted internal policies to ensure that our manufacturing processes are in compliance with relevant environmental laws and regulations.

With respect to our property development business, our projects are normally required to undergo an environmental impact assessment by government-appointed third parties, and a report of such assessment needs to be submitted to the relevant environmental authorities in order to obtain their approval before commencing construction. Upon completion of each project, the relevant environmental authorities inspect the site to ensure the applicable environmental standards have complied with, and the resulting report is presented together with other specified documents to the relevant construction administration authorities for their approval and record. Approval from the environmental authorities on such report is required before delivery of the properties. In the past, we have not experienced any difficulties in obtaining those approvals for commencement of construction and delivery of completed projects. However, we cannot assure you that we will not experience any difficulties in the future. Our operations have not been subject to payment of material fines or penalties for violations of environmental regulations.

Due to the relatively low impact of our operations on the environment, our environmental compliance costs have not been substantial. Our environmental compliance costs were approximately HK$74,000 and HK$168,500 for fiscal years 2008 and 2009, respectively.

Intellectual Property

As of March 31, 2009, we owned 60 trademarks in 16 jurisdictions. We primarily use our trademarks for our pearl and jewelry products. We believe our trademarks are important to the competitiveness of our business. We therefore take all appropriate actions to register and protect these trademarks in the jurisdictions in which we are active. As of March 31, 2009, we are not aware of any infringements against our trademarks. A substantial majority of our trademarks may be renewed after their expiration dates an indefinite number of times.

Man Sang Innovations Limited, an indirect subsidiary of our company, owns 13 registered trademarks in Hong Kong. The validity periods of these registered trademarks will expire between September 23, 2016 and March 27, 2019. In addition, it owns a registered trademark in each of New Zealand, Macau, Australia, Switzerland, Thailand, Indonesia, South Korea, Japan, Mexico, Taiwan, Brazil, European Union, the United States and Canada for its pearl and jewelry products. The validity periods of these registered trademarks will expire between August 9, 2009 and June 16, 2021.

Man Sang Jewellery Company Limited, an indirect subsidiary of our company, owns six registered trademarks in Hong Kong. The validity periods of these registered trademarks will expire between August 11, 2014 and December 3, 2018. In addition, it owns a registered trademark in each of Switzerland, Thailand, Japan, South Korea, Taiwan, European Union and the United States for its pearl and jewelry products. The validity periods of these registered trademarks will expire between March 6, 2012 and March 23, 2014.

Arcadia Jewellery Limited, an indirect subsidiary of our company, owns four registered trademarks in Hong Kong. The validity periods of these registered trademarks will expire between November 19, 2009 and January 22, 2010.

Man Hing Industry Development (Shenzhen) Co., Ltd., an indirect subsidiary of our company, owns 16 registered trademarks in the PRC. The validity periods of these registered trademarks will expire between January 27, 2013 and March 6, 2017.

Provided they are still in use, we will apply to renew our trademarks upon their expiration. Currently, we do not anticipate any difficulties in renewing our trademarks. Accordingly, we do not expect any adverse effects from the upcoming expiration of any of our trademarks.

We believe that our business is not dependent, to a significant extent, on patents or licenses, industrial, commercial or financial contracts or new manufacturing process, and such factors are not material to our business or profitability.

Property

Hong Kong

Headquarters.  We have entered into a tenancy agreement for a property at Suites 2208-14, 22nd floor, Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong, which is our new head office in Hong Kong, for a term of three years commencing from March 17, 2008. The property has a gross floor area of approximately 19,900 square feet.

Our headquarters was formerly located at 21st floor and 19th floor, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong. We own the premises located on the 19th floor and in the past, we had rented the 21st floor. We moved out of this office in May 2008 and have not renewed our tenancy agreement for the premises located on the 21st floor.

Property for lease.  We own the property at Room 407, Wing Tuck Commercial Centre, 177 — 183 Wing Lok Street, Sheung Wan, Hong Kong, which we operate as a property for lease. The gross floor area of the premises is approximately 957 square feet. This property is currently vacant.

We own property at the 19th floor, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Hong Kong, which we operate as a property for lease. The gross floor area of the premises is approximately 10,880 square feet. Commencing from June 20, 2009, we had leased this property for a two-year term for HK$174,080 per month, exclusive of a two-month rent free period.

Residential facilities.  We owned two residential flats with a combined gross floor area of approximately 1,784 square feet on the 15th floor, Windsor Mansion, 29-31 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong, which we used as quarters for PRC employees on business trips to Hong Kong. The property was sold for a purchase price of HK$5.2 million in November 2008.

We own a residential flat with a gross floor area of approximately 2,838 square feet on the 20th floor, The Mayfair, 1 May Road, Hong Kong, which we have used as our Chairman’s residence since February 6, 2002.

In March 2009, we sold a residential flat on the 33rd floor and parking space No. 3 on the L3 floor of Valverde, 11 May Road, Hong Kong for a purchase price of HK$14.0 million. Previously, this property and our former headquarters in Hong Kong were pledged as collateral for bank credit facilities. Following the sale of this property, it was replaced as collateral for bank credit facilities by restricted cash deposits of HK$17.0 million. There are no restrictions under these bank facilities on the use of our former headquarters in Hong Kong.

People’s Republic of China

Manufacturing facilities.  We own the land use rights to the site of Man Sang Industrial City for a term of 50 years from September 1, 1991 to September 1, 2041. On December 31, 2008, Man Sang Industrial City consisted of 27 completed buildings covering a total gross floor area of approximately 813,000 square feet. As of December 31,2008, we used most of the units in seven buildings covering a gross floor area of approximately 213,000 square feet, and representing approximately 26.2% of the total gross floor area of Man Sang Industrial City, for pearl processing, manufacturing, pearl and jewelry assembly, finance and administration and staff accommodation.

Properties for lease.  We have leased units in 20 buildings of Man Sang Industrial City, covering a gross floor area of approximately 600,000 square feet and representing approximately 73.8% of the total gross floor area of Man Sang Industrial City, to independent third parties and industrial users not connected with us.

In addition, we held a grand opening of the phase one China Pearls and Jewellery City pearl market center on April 18, 2008. As of March 31, 2009, we had leased approximately 490 shop and booth units, covering a gross floor area of approximately 16,600 square meters and representing approximately 21.0% of the total leaseable gross floor area of the project (78,926 square meters). Tenants of China Pearls and Jewellery City are primarily pearl, jewelry and jewelry-related product traders from domestic and foreign countries.

Insurance

We maintain property insurance policies with reputable insurance companies for our goods, assets and buildings used in our business operations. With respect to our self-owned properties in Hong Kong, we maintain fire insurance for our buildings and fire, flood and natural disaster insurance for our goods and assets. With respect to our leased properties in Hong Kong, we maintain fire, flood and natural disaster insurance for our goods and assets but do not maintain fire insurance for the leased premises. With respect to our self-owned property in Shenzhen, the PRC, we maintain fire, flood and natural disaster insurance for our buildings, goods and assets. We consider our insurance coverage to be in line with other companies of similar size in Hong Kong and China. However, significant damage to any of our manufacturing facilities or property developments, whether as a result of fire or other causes, could have a material adverse effect on our results of operations. We paid an aggregate of approximately HK$858,000 in the year ended March 31, 2009, in insurance premiums for insurance coverage.

Employees

We had 987,1,143 and 1,026 employees as of March 31, 2009, March 31, 2008 and March 31, 2007, respectively. No employee is governed by a collective bargaining agreement and we consider our relations with our employees to be satisfactory. The following table sets forth a breakdown of employees by function and according to geographic region, as of March 31, 2009.

	Hong Kong	PRC	Total

Senior management	5	5	10
Marketing and sales	24	32	56
Purchasing	3	2	5
Finance and accounting	16	22	38
Processing and logistics	15	710	725
Human resources and administration	13	52	65
Real estate leasing	—	20	20
Property development	—	50	50
Information technology	2	16	18

Total	78	909	987

As required by PRC regulations, we participate in various employee benefit plans that are organized by municipal and provincial governments, including housing funds, pension, medical and unemployment benefit plans. We are required under PRC law to make contributions to the employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the respective local government authorities where we operate our businesses from time to time. Members of the retirement plan are entitled to a pension equal to a fixed proportion of the salary prevailing at the member’s retirement date.

As of March 31, 2009, 78 of our employees were located in Hong Kong. We operate a defined contribution Mandatory Provident Fund retirement benefits scheme, or the MPF Scheme, as required under the Mandatory Provident Fund Schemes Ordinance, for our eligible employees in Hong Kong. Contributions are made based on a percentage of the employees’ basic salaries. The assets of the MPF Scheme are held separately from our assets in an independently administered fund, and our employer contributions vest fully with the employees when contributed into the MPF Scheme.

The total amount of contributions we made to employee benefit plans for the years ended March 31, 2009, 2008 and 2007, was HK$2.1 million, HK$1.5 million and HK$1.4 million, respectively.

Legal Proceedings

We are not currently involved in any material litigation, and we are not aware of any pending or threatened litigation or similar proceedings which could reasonably be expected to have a material adverse effect on our financial condition or results of operations. From time to time, we may be subject to various claims and legal actions arising in the ordinary course of business.

DIRECTORS AND EXECUTIVE OFFICERS

Information Regarding the Directors

The following table sets forth, as of March 31, 2009, the name, age, and position(s) held with Man Sang Nevada, of each director of Man Sang Nevada. The information with respect to each director is set forth in the description of business experience of such persons below. Upon the effective time of the liquidation, each of the directors of Man Sang Nevada set forth below will become the directors of Man Sang BVI.

Name	Age	Position

Mr. Cheng Chung Hing, Ricky	48	President and Chairman of the Board Chief Executive Officer
Mr. Cheng Tai Po	56	Vice Chairman of the Board
Mr. Lai Chau Ming, Matthew	56	Director
Mr. Wong Gee Hang, Henry	73	Director
Mr. Tsui King Chung, Francis	47	Director

Information Regarding Executive Officers

The following table sets forth, as of March 31, 2009, the name, age, and position(s) held with Man Sang Nevada, of executive officers of Man Sang Nevada. The information with respect to each executive officer is set forth in the description of business experience of such persons below. Upon the effective time of the liquidation, each of the executive officers of Man Sang Nevada set forth below will become the executive officers of Man Sang BVI.

Name	Age	Position Held

Mr. Cheng Chung Hing, Ricky	48	President and Chairman of the Board Chief Executive Officer
Mr. Cheng Tai Po	56	Vice Chairman of the Board
Mr. Pak Wai Keung, Martin	45	Chief Financial Officer
Ms. Yan Sau Man, Amy	46	Director of Man Sang International Limited
Ms. Wong Hung Flavia Yuen Yee	41	Director of Man Sang International Limited

(1)	On June 25, 2009, Ms. Wong Hung Flavia Yuen Yee resigned as director of Man Sang International Limited with effect from June 26, 2009.

Business Experience of Directors and Executive Officers

Mr. CHENG Chung Hing, Ricky, our co-founder, has served as Chairman of the Board of Directors and President of Man Sang Nevada since January 8, 1996, and of Man Sang BVI since September 1995. He was appointed Chief Executive Officer of Man Sang Nevada on January 2, 1998. He served as Chief Financial Officer from February to August 1999 and from August 2000 to August 2003. Mr. Cheng was appointed Chairman and a Director of Man Sang International Limited, an indirect subsidiary listed on The Stock Exchange of Hong Kong Limited, in August 1997. Prior to our reorganization in late 1995, which culminated in Man Sang Nevada’s issuance of common stock and Series A preferred stock in exchange for all the outstanding securities of Man Sang BVI in January 1996, he had served as chairman and president of various companies within our group of companies. Mr. Cheng also serves as an executive director of a private Hong Kong company with integrated logistics operations in China. Mr. Cheng has over 25 years’ experience in the pearl business and is responsible for our overall planning, strategic formulation and business development.

Mr. CHENG Tai Po, our co-founder, has served as Vice Chairman of Man Sang Nevada since January 1996 and of Man Sang BVI since September 1995. He was appointed Deputy Chairman and a Director of Man Sang International Limited in August 1997. Prior to our group reorganization, he served as vice-chairman of various companies within our group of companies. Mr. Cheng has over 25 years’ experience in the pearl business and is responsible for purchasing and processing of pearls as well as our overall planning, strategic formulation and business development.

Mr. LAI Chau Ming, Matthew, has served as a Director of Man Sang Nevada since November 1996. Mr. Lai has been Sales Director of DBS Vickers (Hong Kong) Limited since July 1996. Prior to his joining DBS Vickers, Mr. Lai served from 1972 to 1996 as a Senior Manager of Sun Hung Kai Investment Company Limited, an investment company in Hong Kong. Mr. Lai has 30 years’ experience in investment. He is experienced in the areas of financial management and planning.

Mr. WONG Gee Hang, Henry, has served as a Director of Man Sang Nevada since April 2005. Mr. Wong has over 30 years of experience in accounting, property investment and development and general management. Mr. Wong has also served as the Managing Director of Marspeed Limited, a consultancy firm of property development, investment and management. Mr. Wong had been a member of senior management in a Hong Kong property developer for more than 15 years. He is a full member of The Hong Kong Management Association.

Mr. TSUI King Chung, Francis, has served as a Director of Man Sang Nevada since January 2006. Mr. Tsui has over 10 years of experience in financial services and business development consultancy both in the United States and in Hong Kong. Since 2000, Mr. Tsui has served as the President of eBiz Incubation & Investment Co. Ltd., a private investment company. He holds a PhD degree in History and a Master of Business Administration degree from the University of Hawaii.

Mr. PAK Wai Keung, Martin, has been with Man Sang Nevada since August 2006 and has served as Chief Financial Officer since September 2006, having previously worked for several international accounting firms and a bank in Hong Kong. He is responsible for our financial and accounting management and corporate governance affairs. Mr. Pak is a fellow member of Hong Kong Institute of Certified Public Accountants. He has over 20 years of experience in accounting, finance and management. Prior to joining us, Mr. Pak served as financial controller for Xinjiang Tianye Water Savings and Irrigation System Company Limited and COSCO International Holdings Limited, from July 2005 to August 2006 and January 2001 to July 2005, respectively.

Ms. YAN Sau Man, Amy has served as a director of Man Sang International Limited since August 12, 1997. She, in combination with other members of the boards of directors of Man Sang International Limited and Man Sang Nevada, is responsible for our overall management as well as the formulation and development of our corporate polices and business strategies. She is also responsible for the formulation and implementation of our overall sales and marketing strategies. Ms. Yan has over 20 years of sales and marketing experience in the pearl business. In addition, Ms. Yan served as Vice President and a director of Man Sang Nevada from January 8, 1996 to March 15, 2005 and was appointed as a director of Man Sang BVI in September 1995.

Ms. WONG HUNG Flavia Yuen Yee served as a director of Man Sang International Limited from August 8, 2008 to June 26, 2009. She was primarily responsible for our business development, corporate finance and investor relations activities. Ms. Wong Hung Flavia Yuen Yee resigned as director of Man Sang International Limited with effect from June 26, 2009.

Family Relationships

Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po are brothers. Other than the foregoing, there are no family relationships among the above name directors and executive officers of our company.

Board Composition

Our board of directors consists of five members.

We are a “controlled company” as defined in Section 801 of the NYSE Amex Company Guide. As a result, we are exempt from certain corporate governance requirements, including the requirement that a majority of the board of directors be independent and the requirement that we have a nominating/corporate governance committee. We do not have a nominating committee. However, notwithstanding that we are not required to have a board of directors comprising a majority of independent directors, we have determined that three of the members of the board of directors, Mr. Lai Chau Ming, Matthew, Mr. Wong Gee Hang, Henry and Mr. Tsui King Chung, Francis, who

together constitute a majority of the board of directors, are “independent” within the meaning of Section 803A of the NYSE Amex Company and Rule 10A-3 under the Exchange Act.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers, directors and holders of more than 10% of Man Sang Nevada’s common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. The SEC requires officers, directors and greater than 10% beneficial owners to furnish Man Sang Nevada with copies of all Forms 3, 4 and 5 they file. We believe that for fiscal year 2008 and the nine months ended December 31, 2008, all reports required under Section 16(a) were timely filed. This is based on our review of copies of Forms 3, 4 and 5 that have been received and of written representations from certain persons that were not required to file a Form 5.

Upon the effective time of the liquidation, Man Sang BVI will be a foreign private issuer, as defined in Rule 3b-4 under the Exchange Act, and our officers, directors and 10% shareholders will be exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act and the rules of the Exchange Act with respect to their purchases and sales of our securities.

Committees and Attendance of the Board of Directors

The below discussion relates to the committees of Man Sang Nevada, as required by the Exchange Act and NYSE Amex rules. Upon the effective time of the liquidation, Man Sang BVI will adopt the same committees currently in place for Man Sang Nevada.

Audit Committee

The audit committee is a separately-designated standing audit committee as defined in Section 3(a)(58)(A) of the Exchange Act. The audit committee oversees matters relating to financial reporting, internal controls, risk management and compliance. These responsibilities include appointing and overseeing the independent auditors, as well as reviewing their independence and evaluating their fees, reviewing financial information that is provided to our stockholders and others, reviewing with management our system of internal controls and financial reporting process and monitoring our compliance program and system. The audit committee also makes recommendations on improvements and conducts other duties as the board of directors may delegate.

The audit committee operates under a written charter, which sets forth the functions and responsibilities of the committee. A copy of our audit committee charter is posted on our website at www.man-sang.com.

The audit committee held six meetings during the fiscal year ended March 31, 2008 and six meetings during the fiscal year ended March 31, 2009. Mr. Wong Gee Hang, Henry serves as Chairman, and Mr. Lai Chau Ming, Matthew and Mr. Tsui King Chung, Francis are committee members. Mr. Wong has served as a director of our company since April 2005. Mr. Wong has over 30 years of experience in accounting, property investment and development and general management. Mr. Wong is the Managing Director of Marspeed Limited, a consultancy firm of property development, investment and management. Mr. Wong had been a member of senior management in a Hong Kong property developer for more than 15 years and is a full member of The Hong Kong Management Association. All the committee members are independent as defined in the applicable standards of the NYSE Amex.

The board of directors has, in its reasonable judgment, (1) determined that all members of the audit committee are financially literate, (2) determined that Mr. Wong Gee Hang, Henry, the Chairman of the audit committee, is qualified as an “audit committee financial expert,” within the meaning of SEC regulations, that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE Amex and Rule 10A-3 under the Exchange Act, and (3) determined that Mr. Lai, Mr. Wong and Mr. Tsui of the audit committee satisfy the definition of “independent” as established in the NYSE Amex corporate governance listing standards.

With respect to fiscal year 2008, the audit committee has:

•	reviewed and discussed with our independent registered public accounting firm and with management the audited financial statements for the year ended March 31, 2008;

•	discussed with our independent registered public accounting firm the matters outlined in the Statement on Auditing Standards No. 61 (Codification of Auditing Standards AU §380), as may be modified or supplemented;

•	received the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees); and

•	discussed with our independent registered public accounting firm the independence of our independent registered public accounting firm.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to the board of directors that audited financial statements for the year ended March 31, 2008 be included in our annual report on Form 10-K for the year ended March 31, 2008.

With respect to the fiscal year ended March 31, 2009, the audit committee has:

•	reviewed and discussed with our independent registered public accounting firm and with management the audited financial statements for the year ended March 31, 2009;

•	discussed with our independent registered public accounting firm the matters outlined in the Statement on Auditing Standards No. 61 (Codification of Auditing Standards AU § 380), as may be modified or supplemented;

•	received the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees); and

•	discussed with our independent registered public accounting firm the independence of our independent registered public accounting firm.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to the board of directors that audited financial statements for the year ended March 31, 2009 be included in our annual report on Form 10-K for the year ended March 31, 2009.

The audit committee consists of:

Mr. Wong Gee Hang, Henry, Chairman;
Mr. Lai Chau Ming, Matthew; and
Mr. Tsui King Chung, Francis

Compensation Committee

Man Sang Nevada’s compensation committee consists of Mr. Lai Chau Ming, Matthew as Chairman, and Mr. Wong Gee Hang, Henry and Mr. Tsui King Chung, Francis as committee members.

The compensation committee deliberates and stipulates the compensation policy for our company. Each year the compensation committee directs our company, through an internal committee consisting of the Chief Financial Officer, the executive directors and Manager of Human Resources and Administration, to prepare a compensation philosophy and strategy statement for the compensation of the executives and a proposed executive compensation framework for the year. When establishing the proposed compensation framework, in keeping with our goal of attracting, motivating, and retaining executives who will contribute to our long-term success and an increase in the value of our shares, the internal committee undertakes the review of comparative compensation offered by peer companies that may compete with our company for executive talent. The peer group we used for compensation comparison and analysis purposes includes companies with workforce sizes, revenues, assets, and market values within a certain range above and below our levels. The internal committee periodically reviews the comparative compensation offered by the peer group and makes changes as appropriate to reflect changes in the market and our industry. The peer group is not necessarily limited to a particular industry as we believe we compete for executive talent across a wider group of entities. In addition, the peer group may not be the same as the peer group used by us for purposes of the Performance Index Graph furnished in our annual report on Form 10-K.

During the year ended March 31, 2008, the compensation committee met twice and discussed and reviewed the personnel system and compensation package of our directors and officers.

During the year ended March 31, 2009, the compensation committee met once and discussed and reviewed the personnel system and the compensation package of our directors and officers.

The board of directors has determined that each member of the compensation committee satisfies the definition of “independent” as established in the NYSE Amex corporate governance listing standards.

The compensation committee does not have a compensation committee charter.

Nominating Committee

Man Sang Nevada does not have a nominating committee. The functions customarily attributable to a nominating committee are performed by the independent directors (as defined in the applicable standards of NYSE Amex) of the board of directors. It is the board of director’s view that it is appropriate not to have a separately designated nominating committee because, given our size and the number of directors on the board of directors, the costs of having such a committee outweigh the benefits.

A current copy of our nomination charter is posted on our website at www.man-sang.com. The independent directors will consider recommendations from stockholders holding more than 5% of our outstanding stock for candidates for the board of directors. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of our stock should be sent to the attention of the Secretary of Man Sang Nevada not less than 120 days nor more than 180 days before the first anniversary of the date of our proxy statement for our 2009 annual meeting.

Attendance of the Board of Directors

During the year ended March 31, 2009, the board of directors of Man Sang Nevada held five meetings and adopted two unanimous written consents of action. Each incumbent director attended at least 75% of the aggregate number of board meetings and meetings of committees on which he or she served. The average director attendance was approximately 97%.

Five directors of Man Sang Nevada attended the 2008 annual meeting of our company held at Suite 2208, 22/F, Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

Duties of Directors

Under British Virgin Islands law, Man Sang BVI’s directors have a duty of loyalty and must act honestly and in good faith and in our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duties to our company, our directors must ensure compliance with the amended and restated memorandum and articles of association and the class rights vested thereunder in the holders of the shares. A shareholder may in certain circumstances have rights to damages if a duty owed by the directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•	declaring dividends and distributions;

•	appointing officers and determining the terms of office of the officers;

•	exercising the borrowing powers of our company and mortgaging the property of our company; and

•	approving the transfer of shares in our company, including the registering of such shares in our share register.

Employment Agreements

We do not have employment agreements with any of our executive officers. However, on September 8, 1997, Man Sang International Limited, our subsidiary which is listed on The Stock Exchange of Hong Kong Limited, entered into service agreements with each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy, who is an executive officer of Man Sang International Limited with a significant decision-making role in our operations.

The major terms of these agreements are as follows:

•	the service agreement of each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy is for an initial term of three years commencing on September 1, 1997, and was renewed for successive three year terms on September 1, 2000, September 1, 2003 and September 1, 2006. Each service agreement may be terminated by either party by giving the other party written notice of not less than three months;

•	the annual base salary payable to each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy in fiscal year 2008 is US$384,615 (HK$3.0 million), US$461,538 (HK$3.6 million) and US$230,769 (HK$1.80 million), respectively. The annual base salary payable to each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy is subject to annual review by the board of directors of Man Sang International Limited;

•	each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy is also entitled to an annual discretionary bonus. The amount of the discretionary bonus is determined by the remuneration committee of the board of directors of Man Sang International Limited. With respect to Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po, the discretionary bonus is determined in conjunction with the compensation committee of the board of directors of Man Sang Nevada. This determination is made on an annual basis, provided that the aggregate of all discretionary bonuses payable by Man Sang International Limited to its executive directors in any fiscal year may not exceed 10% of Man Sang International Limited’s net profits for such year (after tax and after extraordinary items) as shown in its audited accounts.

In fiscal year 2009, the annual base salary and discretionary bonus for each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy accounted for approximately 73.4%, 98.3% and 82.5% of their total compensation from Man Sang International Limited.

Man Sang Jewellery Company Limited entered into an open-term service agreement with Mr. Pak Wai Keung, Martin on August 18, 2006. The annual base salary payable to Mr. Pak Wai Keung, Martin in fiscal year 2009 was US$211,538 (HK$1.65 million). He is also entitled to an annual discretionary bonus, subject to annual review by the board of directors of Man Sang International Limited. The service agreement of Mr. Pak Wai Keung, Martin may be terminated by either party by giving the other party written notice of not less than two months. In fiscal year 2009, the annual base salary and discretionary bonus of Mr. Pak Wai Keung, Martin accounted for all of Mr. Pak’s compensation from Man Sang International Limited.

Ms. Wong Hung Flavia Yuen Yee was appointed as a director of Man Sang International Limited on August 8, 2008. Ms. Wong Hung Flavia Yuen Yee resigned as director of Man Sang International Limited as of June 26, 2009. Ms. Wong Hung Flavia Yuen Yee’s service agreement was for an initial term of three years and provided that either party could terminate the agreement by giving the other party written notice of not less than two months. The annual base salary payable to Ms. Wong Hung Flavia Yuen Yee under the service agreement was US$256,410 (HK$2.0 million), subject to annual review by the board of directors of Man Sang International Limited. Pursuant to the service agreement, Ms. Wong Hung Flavia Yuen Yee was also entitled to five million options to subscribe for shares of Man Sang International Limited, which were exercisable upon completion of her first year of service. Ms. Wong Hung Flavia Yuen Yee was also entitled to an annual discretionary bonus to be determined on an annual basis by the remuneration committee of the board of directors of Man Sang International Limited.

Executive Compensation

During fiscal year 2009, in addition to its principal executive officer and principal financial officer, Man Sang Nevada had two executive officers in its management team whose annual compensation exceeded (or would have exceeded if annualized) HK$780,000 (approximately US$100,000).

For fiscal year 2009, we paid an aggregate of US$2,116,755 in total compensation to our directors and executive officers.

Summary Compensation Table

The following table sets forth information with respect to compensation of our Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer during fiscal years 2009, 2008 and 2007.

SUMMARY COMPENSATION TABLE(1)

									Non-Qualified
								Non-Equity	Deferred
					Stock	Option		Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus		Awards	Awards(5)		Compensation	Earnings	Compensation	Total
		(US$)	(US$)		(US$)	(US$)		(US$)		(US$)	(US$)

Mr. Cheng Chung Hing,	2009	384,615	128,205	(2)	—	—		—	—	209,745 (9)	722,565
Ricky (Chairman of the	2008	384,615	128,205	(2)	—	—		—	—	160,307	673,127
Board, President and	2007	384,615	128,205	(2)	—	9,253	(6)	—	—	121,385	643,458
Chief Executive Officer)
Mr. Cheng Tai Po	2009	461,538	128,205	(2)	—	—		—	—	4,407	594,150
(Vice Chairman)	2008	461,538	128,205	(2)	—	—		—	—	1,192	590,935
	2007	384,615	128,205	(2)	—	9,253	(6)	—	—	2,846	524,919
Mr. Pak Wai Keung,	2009	211,538	38,461	(3)	—	—		—	—	—	249,999
Martin (Chief Financial	2008	192,307	38,461	(3)	—	—		—	—	—	230,768
Officer)	2007	95,824	12,821	(3)	—	177,288	(7)	—	—	—	285,933
Ms. Yan Sau Man, Amy	2009	230,769	153,846	(4)	—	—		—	—	—	384,615
(Director of Man Sang International Limited)	2008	230,769	205,128	(4)	—	—		—	—	—	435,897
	2007	211,538	205,128	(4)	—	92,530	(8)	—	—	—	509,196
Ms. Wong Hung Flavia Yuen Yee (Director of Man Sang International Limited)	2009	165,426	—		—	—		—	—	—	165,426

(1)	All compensation values reported in the Summary Compensation Table are presented in U.S. dollars. However, the named executive officers received all compensation in Hong Kong dollars. The translation of Hong Kong dollar amounts into U.S. dollars have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange as of March 31, 2009. Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into U.S. dollars at that rate or any other rate.

(2)	Each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po received a bonus of US$128,205 (HK$1,000,000) from our company for each of fiscal years 2009, 2008 and 2007.

(3)	Mr. Pak Wai Keung, Martin received a bonus of US$38,461 (HK$300,000), US$38,461 (HK$300,000) and US$12,821 (HK$100,000) from Man Sang International Limited for fiscal years 2009, 2008 and 2007, respectively.

(4)	Ms. Yan Sau Man, Amy received a bonus of US$153,846 (HK$1,200,000), US$205,128 (HK$1,600,000) and US$205,128 (HK$1,600,000) from Man Sang International Limited for fiscal years 2009, 2008 and 2007, respectively.

(5)	During the fiscal year 2007, Man Sang International Limited granted 73,000,000 share options to purchase shares in Man Sang International Limited at three different times. The aggregate fair value of all share options granted was US$847,051 (HK$6,607,000), computed in accordance with the Black-Scholes option pricing model.

(6)	Each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po received 1,000,000 share options from Man Sang International Limited in fiscal year 2007. The fair value of the share options to each of them is US$9,253 (HK$72,173).

(7)	Mr. Pak Wai Keung, Martin received 5,000,000 share options from Man Sang International Limited in fiscal year 2007. The fair value of these share options is US$177,288 (HK$1,382,846).

(8)	Ms. Yan Sau Man, Amy received 10,000,000 share options from Man Sang International Limited in fiscal year 2007. The fair value of these share options is US$92,530 (HK$721,734).

(9)	The 2009 amount listed in this column for Mr. Cheng Chung Hing, Ricky includes use of our leasehold property as a personal residence (US$176,308), residential management fees (US$16,968), residential government fees (US$10,261), use of a residential parking space (US$4,308), payment of mandatory provident fund (US$1,538), travel insurance fees (US$203), medical and life insurance fees (US$96) and employment compensation insurance fees (US$65). The estimated fair rental value of the leasehold property is based on the “ratable value” assessed by the Rating and Valuation Department of The Government of Hong Kong Special Administrative Region, being an estimate of the annual rental of the premises at a designated valuation reference date based on factors including age, size, location and quality of the premises.

Grants of Plan-Based Awards

There were no grants of plan-based awards to our named executive officers in fiscal year 2008.

Man Sang Nevada adopted a stock option plan in 2007. Pursuant to this plan, the board of directors may grant options of Man Sang Nevada to employees and consultants of Man Sang Nevada. Eligible employees include persons regularly employed by Man Sang Nevada or its subsidiaries in a managerial, professional or technical capacity on a full-time and salaried basis. As of the date of this proxy statement/prospectus, no options have been issued under this plan, which will be terminated as of the effective time of the liquidation.

At or promptly after the effective time of the liquidation, Man Sang BVI intends to adopt a new stock option plan to replace a 2007 stock option plan adopted by Man Sang Nevada. As of the date of this proxy statement/prospectus, no options have been issued under this plan. The new stock option plan will be subject to the approval by the shareholders of Man Sang BVI at an extraordinary general meeting. The terms and conditions of the new stock option plan will be substantially similar to the terms and conditions of the Man Sang Nevada 2007 stock option plan.

The Man Sang Nevada 2007 stock option plan will be terminated as of the effective time of the liquidation.

Outstanding Equity Awards

The following table sets forth information with respect to the outstanding equity awards as of the end of fiscal year 2009 for our Chief Executive Officer, Chief Financial Officer, and three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)

	Option Awards						Stock Awards
Equity
Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
									Awards:	Payout
			Equity						Number of	Value of
			Incentive				Number	Market	Unearned	Unearned
			Plan				of	Value of	Shares,	Shares,
	Number of	Number of	Awards:				Shares	Shares	Units or	Units or
	Securities	Securities	Number of				or Units	or Units	Other	Other
	Underlying	Underlying	Securities				of Stock	of Stock	Rights	Rights
	Unexercised	Unexercised	Underlying				That	That	That	That
	Options	Options	Unexercised	Option		Option	Have	Have	Have	Have
	(#)	(#)	Unearned	Exercise		Expiration	Not	Not	Not	Not
Name	Exercisable(2)	Unexercisable	Options	Price		Date	Vested	Vested	Vested	Vested
			(#)	(US$)			(#)	(US$)	(#)	(#)

Mr. Cheng Chung Hing, Ricky	1,000,000 (3)	—	—	0.0324	(6)	May 1, 2012	—	—	—	—
Mr. Cheng Tai Po	1,000,000 (3)	—	—	0.0324	(6)	May 1, 2012	—	—	—	—
Mr. Pak Wai Keung, Martin	5,000,000 (4)	—	—	0.0641	(7)	March 12, 2012	—	—	—	—
Ms. Yan Sau Man, Amy	10,000,000 (5)	—	—	0.0324	(6)	May 1, 2012	—	—	—	—
Ms. Wong Hung Flavia Yuen Yee	—	—	—	—		—	—	—	—	—

(1)	All values reported in the above Outstanding Equity Awards At Fiscal Year-End Table are presented in United States dollars. However, the option exercise price of the option awards is in Hong Kong dollars. The translation of Hong Kong dollar amounts into United States dollars has been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange as of March 31, 2009. Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into United States dollars at that rate or any other rate.

(2)	The shares options granted by Man Sang International Limited to each of Mr. Cheng Chung Hing, Ricky, Mr. Cheng Tai Po and Ms. Yan Sau Man, Amy are exercisable immediately on the grant date.

(3)	Represents 1,000,000 share options granted by Man Sang International Limited to purchase shares of Man Sang International Limited to each of Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po.

(4)	Represents 5,000,000 share options granted by Man Sang International Limited to purchase shares of Man Sang International Limited to Mr. Pak Wai Keung, Martin.

(5)	Represents 10,000,000 share options granted by Man Sang International Limited to purchase shares of Man Sang International Limited to Ms. Yan Sau Man, Amy.

(6)	The exercise price of each share option is US$0.0324 (HK$0.253), which is determined by the arithmetic average of the closing price of Man Sang International Limited shares for each of the five trading days immediately prior to and including May 2, 2006.

(7)	The exercise price of each share option is US$0.0641 (HK$0.500), which is determined by the arithmetic average of the closing price of Man Sang International Limited shares for each of the five trading days immediately prior to and including March 13, 2007.

Option Exercises and Stock Vested

There was no exercise of stock options, stock appreciation rights or similar instruments, and no vesting of stock, including restricted stock, restricted stock units or similar instruments in fiscal year 2009 for any of our named executive officers. We have, therefore, omitted the Option Exercises and Stock Vested Table.

Pension Benefits Table and Nonqualified Deferred Compensation Table

We do not offer pension benefits and nonqualified deferred compensations and have, therefore, omitted the Pension Benefits table and Nonqualified Deferred Compensation table.

Non-Executive Director Compensation

No employee of our company receives any compensation for his or her services as a director. We paid US$21,794 (HK$170,000) to Mr. Lai Chau Ming, Matthew and Mr. Wong Gee Hang, Henry and US$19,230 (HK$150,000) to Mr. Tsui King Chung, Francis for their services as a non-executive director of our company in fiscal year 2009. The following table sets forth information with respect to the fees paid to Man Sang Nevada’s non-executive directors during fiscal year 2009.

NON-EXECUTIVE DIRECTOR COMPENSATION FOR FISCAL YEAR 2009(1)

					Change in
					Pension Value
					and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash(2)	Awards	Awards	Compensation	Earnings	Compensation	Total
	(US$)	(US$)	(US$)	(US$)		(US$)	(US$)

Mr. Lai Chau Ming, Matthew	21,794	—	—	—	—	—	21,794
Mr. Wong Gee Hang, Henry	21,794	—	—	—	—	—	21,794
Mr. Tsui King Chung, Francis	19,230	—	—	—	—	—	19,230

(1)	All compensation values reported in the above Non-Executive Director Compensation Table are presented in U.S. dollars. However, the directors received all compensation in Hong Kong dollars. The translation of Hong Kong dollar amounts into U.S. dollars have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange as of March 31, 2009. Such translations should not be construed as representations that Hong Kong dollar amounts could be converted into U.S. dollars at that rate or any other rate.

(2)	This column represents the amount of cash compensation earned in fiscal year 2009 for director and committee service.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, none of the members of the Compensation Committee were our officers or employees or our former officers or employees and are not our executives or executives of any of our subsidiaries, save as disclosed in “Certain Relationships and Related Transactions.”

Save as disclosed in “— Certain Relationships and Related Transactions” and in the above, none of our executive officers, (1) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors), (2) served as a director of another entity, one of whose executive officers served on our Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors), or (3) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as our director.

Certain Relationships and Related Transactions

Our board of directors is responsible for reviewing relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. We review questionnaires provided by the directors and executive officers at the end of each fiscal year confirming the nature of their related transactions with us, if any, during the year. Our board of directors is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. Our board of directors reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the board of directors considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the board of directors deems appropriate.

Any member of the board of directors who is a related person with respect to a transaction under review may not participate in the deliberations or vote for approval or ratification of the transaction, provided, however, that this director may be counted in determining the presence of a quorum at a meeting of the board of directors that considers the transaction.

No material related person transactions have occurred since the beginning of fiscal year 2007 up to and including the date of this proxy statement/prospectus or are currently proposed, other than as set forth below:

On July 1, 2008, Man Sang Jewellery Company Limited, an indirect subsidiary of our company, entered into an agreement to share office premises with China South City Holdings Limited, an enterprise controlled by our controlling stockholders, Cheng Chung Hing, Ricky and Cheng Tai Po, pursuant to which Man Sang Jewellery Company Limited agreed to share a portion of its office premises with China South City Holdings Limited for a term expiring on March 16, 2011. During the fiscal year ended March 31, 2009, China South City Holdings Limited paid Man Sang Jewellery Company Limited approximately HK$1.4 million (inclusive of rental rates, management fees and government rates) pursuant to the terms of this agreement.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth information with respect to beneficial ownership of shares of our common stock, as of the record date, by (1) each shareholder of Man Sang Nevada who is known to us to be a beneficial owner of more than 5% of our common stock, (2) each director, nominee for director and each executive officer of our company, individually, and (3) all executive officers and directors of Man Sang Nevada as a group. Except where information was otherwise known by us, we have relied solely upon filings of Schedules 13D and 13G to determine the number of shares of our common stock owned by each person known to us to be the beneficial owner of more than 5% of our common stock as of such date.

	Amount and Nature of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)	Percent of Class

Cafoong Limited(3)	3,437,501	53.86%
Mr. Cheng Chung Hing, Ricky(3)	3,437,501	53.86%
Mr. Cheng Tai Po(3)	3,437,501	53.86%
Mr. Lai Chau Ming, Matthew	—	—
Mr. Wong Gee Hang, Henry	—	—
Mr. Tsui King Chung, Francis	—	—
Mr. Pak Wai Keung, Martin	—	—
Ms. Yan Sau Man, Amy(4)	—	—
All executive officers and directors as a group (seven persons)	3,437,501	53.86%

(1)	Address for each person is Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

(2)	Represents shares of our common stock held and options held by such individuals that were exercisable as of the record date. As of the record date, none of these individuals had the right to acquire beneficial ownership of additional securities, as defined in Rule 13d-3(a) of the Exchange Act, within sixty days. This amount does not include securities that may be acquired under options or other rights more than 60 days after the record date. This disclosure is made pursuant to certain rules and regulations promulgated by the SEC and the number of shares shown as beneficially owned by any person may not be deemed to be beneficially owned for other purposes. Unless otherwise indicated in these footnotes, each named individual has sole voting and investment power with respect to such shares of common stock, subject to community property laws, where applicable.

(3)	Cafoong Limited owns directly 1,697,344 shares of common stock of our company. Cafoong Limited also owns indirectly 1,740,157 shares of common stock of our company by virtue of holding all issued and outstanding shares of certain British Virgin Islands companies which own such shares of common stock of our company. Because Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock, and are directors, of Cafoong Limited, they may be deemed to be the beneficial owners of the shares of common stock of our company which are owned, directly or indirectly, by Cafoong Limited. In addition, Cafoong Limited owns directly 100,000 shares of Man Sang Nevada Series A preferred stock, which as a class, is entitled to the votes of 3,191,225 shares of common stock of Man Sang Nevada. For further information on the Series A preferred stock of Man Sang Nevada, see “— Series A Preferred Stock.”

(4)	The board of directors of Man Sang Nevada considers Ms. Yan Sau Man, Amy, who serves as a director of Man Sang International Limited, to perform policy making functions for Man Sang Nevada and therefore to act as an executive officer of Man Sang Nevada.

Series A Preferred Stock

The following table sets forth information with respect to beneficial ownership of Shares of Man Sang Nevada’s Series A preferred stock, as of the record date, by (1) each shareholder of Man Sang Nevada who is known to be a beneficial owner of more than 5% of Man Sang Nevada’s Series A preferred stock, (2) each director, nominee for director and each executive officer of Man Sang Nevada, individually, and (3) all executive officers and directors of Man Sang Nevada as a group.

	Amount and Nature of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)	Percent of Class

Cafoong Limited(3)	100,000	100%
Mr. Cheng Chung Hing, Ricky(3)	100,000	100%
Mr. Cheng Tai Po(3)	100,000	100%
Mr. Lai Chau Ming, Matthew	—	—
Mr. Wong Gee Hang, Henry	—	—
Mr. Tsui King Chung, Francis	—	—
Mr. Pak Wai Keung, Martin	—	—
Ms. Yan Sau Man, Amy(4)	—	—
All executive officers and directors as a group (seven persons)	100,000	100%

(1)	Address for each person is Suite 2208, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

(2)	This disclosure is made pursuant to certain rules and regulations promulgated by the SEC and the number of shares shown as beneficially owned by any person may not be deemed to be beneficially owned for other purposes. Unless otherwise indicated in these footnotes, each named individual has sole voting and investment power with respect to such shares of preferred stock, subject to community property laws, where applicable. As of the record date, name of the shares of the applicable stockholders are pledged as security.

(3)	Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock of, and are directors of, Cafoong Limited and, accordingly, are deemed to be the beneficial owners of the Series A preferred stock of Man Sang Nevada owned by Cafoong Limited.

(4)	The board of directors of Man Sang Nevada considers Ms. Yan Sau Man, Amy, who serves as a director of Man Sang International Limited, to perform policy making functions for Man Sang Nevada and therefore to act as an executive officer of Man Sang Nevada.

Holders of Man Sang Nevada common stock are entitled to one vote for each share held as of the record date. The holders of the 100,000 shares of Man Sang Nevada Series A preferred stock outstanding are, as a class, entitled to such number of votes as shall constitute 3,191,225 shares of Man Sang Nevada common stock. On the record date, the principal stockholders owned approximately 3,437,501 outstanding shares of Man Sang Nevada common stock and 100,000 outstanding shares of Man Sang Nevada preferred stock, which together represent the votes of 6,628,726 shares of Man Sang Nevada common stock. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of Man Sang BVI.

Certain agreements with Cafoong Limited provide Cafoong Limited with certain preemptive rights to purchase, upon the issuance of common stock in certain circumstances to third parties, shares of Man Sang Nevada common stock in order to maintain its percentage ownership interest of the outstanding common stock.

Pursuant to a liquidation preference set forth in Man Sang Nevada’s restated certificate of incorporation, and amended Certificate of Designation, Preferences and Rights of the Man Sang Nevada Series A Preferred Stock, in the event of any dissolution, liquidation or winding up of the affairs of Man Sang Nevada, Cafoong Limited is entitled to be paid first out of the assets of Man Sang Nevada available for distribution to holders of Man Sang Nevada’s capital stock of all classes a liquidation preference in an amount equal to US$25 per share of Man Sang Nevada preferred stock before any distribution of assets. If the assets of Man Sang Nevada are insufficient to permit the payment in full to Cafoong Limited of these amounts, then the entire assets of Man Sang Nevada available for distribution will be distributed to Cafoong Limited in proportion to the full preferential amount to which Cafoong Limited is otherwise entitled.

In this regard, Cafoong Limited has entered into a letter agreement with Man Sang Nevada pursuant to which Cafoong Limited has agreed that the receipt of a pro rata portion of the Man Sang BVI preferred shares with an equivalent liquidation preference constitutes payment in full of its rights to the assets of Man Sang Nevada in the liquidation and agreed to waive any and all other rights or preferences in relation to the assets of Man Sang Nevada to which it is otherwise entitled. The terms and conditions of the agreement between Man Sang Nevada and Cafoong Limited are set forth in the letter agreement attached as Annex C to this proxy statement/prospectus.

DESCRIPTION OF MAN SANG BVI SHARE CAPITAL

General

Man Sang BVI is a British Virgin Islands company and its affairs are governed by its amended and restated memorandum and articles of association, as amended and restated from time to time, and the BVI Companies Act.

Man Sang BVI’s amended and restated memorandum and articles of association will become effective following their filing and registration with the BVI Registrar of Corporate Affairs and the filing of a Certificate of Dissolution with the Secretary of State of the State of Nevada by Man Sang Nevada. The following statements are summaries of Man Sang BVI’s share capital structure and of the more important rights and privileges of shareholders conferred by Man Sang BVI’s amended and restated memorandum and articles of association and the BVI Companies Act insofar as they relate to the material terms of the Man Sang BVI ordinary shares. Man Sang BVI’s amended and restated memorandum and articles of association are available for examination at Man Sang BVI’s registered office and are on file with the SEC.

Upon completion of the liquidation, Man Sang BVI will have two classes of shares: Man Sang BVI ordinary shares, which will have identical rights in all respects and rank equally with one another, and Man Sang BVI preferred shares. Upon completion of the liquidation, Man Sang BVI’s authorized share capital will consist of 100,000,000 Man Sang BVI ordinary shares, par value US$0.001 per share, and 200,000 preferred shares, par value US$0.001 per share. Upon completion of the liquidation, Man Sang BVI will have 6,382,582 ordinary shares issued and outstanding and 100,000 preferred shares issued and outstanding.

Objects of Man Sang BVI

Under Man Sang BVI’s amended and restated memorandum and articles of association, Man Sang BVI has, irrespective of corporate benefit, full capacity to carry on or undertake any business or activity, do any act or enter into any transaction.

Preferred Shares

Dividends

The holders of shares of preferred shares are entitled to receive, when and as declared by the board of directors out of any funds legally available therefor, a dividend per share equal to any dividends per share declared on shares of Man Sang BVI’s ordinary shares. Dividends on the preferred shares shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the ordinary shares with respect to the same dividend period. The right to such dividends on shares of preferred shares are not cumulative, and no rights accrue to the holders of such shares by reason of the board’s failure to pay or declare and set apart dividends thereon.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the affairs of Man Sang BVI, whether voluntary or involuntary, the holders of preferred shares are entitled to a liquidation preference to be paid first out of the assets of Man Sang BVI available for distribution to holders of Man Sang BVI’s shares of all classes an amount equal to US$25 per preferred share, and no more, before any distribution of assets. If the assets of Man Sang BVI shall be insufficient to permit the payment in full to the holders of the preferred shares, then the entire assets of Man Sang BVI available for such distribution shall be distributed ratably among the holders of the preferred shares in proportion to the full preferential amount each such holder is otherwise entitled to receive.

Voting Rights

Man Sang BVI preferred shareholders, as a class, will be entitled to the votes of 3,191,225 ordinary shares of Man Sang BVI, subject to adjustment for stock splits, stock dividends and combinations, in all matters voted on by the shareholders of Man Sang BVI.

Ordinary Shares

General.  According to Conyers Dill & Pearman, our British Virgin Islands counsel, all of Man Sang BVI’s outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Man Sang BVI shareholders who are nonresidents of the British Virgin Islands may freely hold and vote their shares.

Dividends.  The holders of Man Sang BVI ordinary shares are entitled to such dividends as may be declared by Man Sang BVI’s board of directors subject to the BVI Companies Act.

Liquidation.  On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis, but subject to the liquidation preference of the holders of the preferred shares. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by Man Sang BVI’s shareholders proportionately, but, as above, subject to the liquidation preference of the holders of the preferred shares.

Voting Rights.  Each ordinary share is entitled to one vote on all matters upon which our shares are entitled to vote and voting at any meeting of shareholders is by show of hands.

General Provisions of Our Shares

Voting and Quorum.  If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

A quorum required for a meeting of shareholders consists of at least two shareholders present in person or by proxy or, if a corporation, by its duly authorized representative holding not less than one-third of the outstanding voting shares in our company. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in the aggregate 30% or more of our voting share capital. Advance notice of at least 10 (but not more than 60) days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting. Our shareholders’ meeting may be held in such place within or outside the British Virgin Islands as our board of directors considers appropriate.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares (including preferred shares which represent ordinary shares) cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the ordinary shares (including preferred shares which represent ordinary shares). An ordinary resolution is required for matters such as the amendment of the amended and restated memorandum of association to increase or reduce the number of shares that Man Sang BVI is authorized to issue and a repurchase of shares in the Company. An ordinary resolution is required for the removal of directors with cause.

Transfer of Shares.  Any transfer of the shares in our company shall be evidenced by a written instrument of transfer executed by or on behalf of the transferor and containing the name and address of the transferee. A transfer of shares is effective when the name of the transferee is entered in our share register in respect of such shares and we shall not be required to treat a transferee of a share as a shareholder until the transferee’s name has been entered in the register.

Calls on Shares and Forfeiture of Shares.  Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares.  The directors may, on behalf of our company, subject to an ordinary resolution of members (including the written consent of all the members whose shares are to be purchased, redeemed or otherwise acquired), purchase, redeem or otherwise acquire any of our company’s own shares for such consideration as they consider fit, and either cancel or hold such shares as treasury shares. The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine. Shares may be purchased or otherwise acquired in exchange for newly issued shares.

Variation of Rights of Shares.  If at any time our shares are divided into different classes, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of a simple majority of the issued shares of that class or series or with the sanction of a resolution passed by a simple majority of the votes cast at a separate meeting of the holders of the shares of the class or series.

Inspection of Register of Members.  Pursuant to Man Sang BVI’s amended and restated articles of association, its register of members and branch register of members shall be open for inspection by shareholders for such times and on such days as its board of directors shall determine, without charge, or by any other person upon a maximum payment of US$2.50 or such other sum specified by the board, at the registered office or such other place at which the register is kept in accordance with the BVI Companies Act or, upon a maximum payment of US$1.00 or such other sum specified by the board, at Man Sang BVI’s registered office, unless the register is closed in accordance with Man Sang BVI’s amended and restated articles of association.

Designations and Classes of Shares.  All of Man Sang BVI’s issued and outstanding shares upon the completion of the liquidation will be ordinary shares and preferred shares. Our amended and restated articles provide that our authorized unissued shares shall be at the disposal of our board of directors, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as our board may in its absolute discretion determine. In particular, our board of directors is empowered to authorize from time to time the issuance of one or more additional classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting power, full or limited or no voting power, and liquidation preferences, and to increase or decrease the size of any such class or series.

Registration Rights Agreement

Prior to the effective time, Man Sang BVI expects to enter into a registration rights agreement with the principal stockholders, and certain other persons, who are each affiliates, as defined in Rule 145 under the Securities Act, of Man Sang Nevada under which these affiliates will have registration rights with respect to Man Sang BVI ordinary shares and preferred shares that they will receive in the liquidation, as well as additional shares that may be issued in respect of these shares by way of stock dividend, stock split and similar customary events.

Demand Registration Rights.  At any time after the effective date of the liquidation, holders of registrable securities have the right to demand that we file a registration statement covering the offer and sale of their securities, so long as the aggregate amount of securities to be sold under the registration statement is no less than US$500,000. However, we are not obligated to effect more than two such demand registrations. We have the ability to defer the filing of a registration statement, not more than once in any 12-month period, for up to 120 days if we furnish to holders of the registrable securities a certificate signed by our chief executive officer stating that the board of directors determines it would be materially detrimental to us or our shareholders for a registration statement to be filed at such time.

Piggyback Registration Rights.  If we propose to file a registration statement with respect to an offering of securities of our company, then we must offer to each holder of the registrable securities the opportunity to include their shares in the registration statement. We must use our reasonable best efforts to cause the underwriters in any underwritten offering to permit any such shareholder who so requests to include their shares. Such requests for registrations are not counted as demand registrations.

Form F-3 Registration Rights.  Upon our company becoming eligible for use of Form F-3, holders of the registrable securities have the right to request we file a registration statement under Form F-3, so long as the aggregate amount of securities to be sold under the registration statement is no less than US$500,000. Such requests for registration are not counted as demand registrations.

Expenses of Registration.  We will pay all expenses relating to any demand or piggyback registration, whether or not such registrations become effective; except, shareholders shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to registration and sale of their shares.

Shareholders

Only persons who are registered in the register of members are recognized as Man Sang BVI shareholders.

Changes in Capital

Man Sang BVI may, by an ordinary resolution of members, amend the amended and restated memorandum of association to increase or reduce the maximum number of shares that Man Sang BVI is authorized to issue.

Subject to the amended and restated memorandum of association and articles of association, Man Sang BVI may, by an ordinary resolution of members:

•	divide its shares, including issued shares, into a larger number of shares; or

•	combine its shares, including issued shares, into a smaller number of shares;

provided that, where shares are divided or combined, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

History of Securities Issuances

The following is a summary of Man Sang BVI’s securities issuances since its inception in August 1995.

Man Sang BVI was incorporated in the British Virgin Islands on August 14, 1995. On September 14, 1995, Man Sang BVI issued 10,000 ordinary shares at a par value of US$1.00 per share, constituting all of Man Sang BVI’s share capital, to Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po as payment on a promissory note in the principal amount of US$11,000,000 and bearing interest at 8% per annum, dated August 31, 1995 by and between Man Sang BVI, as borrower, and Mr. Cheng Chung Hing, Ricky and Mr. Cheng Tai Po, as lenders.

In January 1996, Man Sang Nevada issued 11,000,000 shares of common stock, par value US$0.001 per share, and 100,000 shares of Series A preferred stock, par value US$0.001 per share, in exchange for all of Man Sang BVI’s share capital and assumed control of the operations of Man Sang BVI.

In order to ensure the numbers and classes of shares of Man Sang BVI equal the numbers and classes of shares of Man Sang Nevada at the effective time of the liquidation, immediately prior to the effective time, Man Sang BVI will issue additional preferred and ordinary shares, each with par value of US$0.001 per share, to Man Sang Nevada, in each case, at a price per share equivalent to the par value of the preferred shares or ordinary shares, as the case may be, in order that there will be an identical number of shares as in Man Sang Nevada, for exchange thereof.

Directors’ Power to Issue Shares

Man Sang BVI’s amended and restated articles of association authorizes its board of directors to issue additional ordinary and preferred shares from time to time as its board of directors shall determine, up to the amount of the available authorized but unissued shares.

Man Sang BVI’s board of directors may issue preferred shares without action by its shareholders up to the amount of the authorized but unissued preferred shares. The issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. The issuance of these shares could adversely affect the voting power and other rights of holders of Man Sang BVI’s ordinary shares. Subject to the directors’ duty of acting in the interest of Man Sang BVI, preferred shares can be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the ordinary shares, and may adversely affect the voting and other rights of the holders of the ordinary shares.

Indemnification

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Man Sang BVI’s amended and restated articles of association provide that, subject to the BVI Companies Act, Man Sang BVI will indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

•	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of our company; or

•	is or was, at the request of our company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

To be entitled to indemnification, these persons must have acted honestly and in good faith and in the best interest of our company, and they must have had no reasonable cause to believe their conduct was unlawful.

If any such person mentioned above has been successful in defense of any proceedings referred to above, that person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by that person in connection with the proceedings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Limitations on Rights to Hold or Vote Shares

Except as described herein, there are no limitations imposed by British Virgin Islands law or by Man Sang BVI’s amended and restated memorandum and articles of association on the rights of non-resident shareholders to hold or vote Man Sang BVI ordinary shares.

Exchange Controls

There are no material British Virgin Islands laws, decrees, regulations or other legislation that impose foreign exchange controls on us or that affect our payment of dividends, interest or other payments to non-resident holders of our shares.

Anti-Takeover Effects of Our Amended and Restated Memorandum and Articles of Association

Some provisions of British Virgin Islands law and Man Sang BVI’s amended and restated memorandum and articles of association could make the acquisition of us by means of a tender offer or merger, or by means of a proxy contest or otherwise, more difficult.

These provisions, which include a “business combination” provision, are expected to discourage coercive takeover practices and inadequate takeover bids. Although as a British Virgin Islands company, Man Sang BVI is not subject to Section 203 of the Delaware General Corporation Law, the business combination provision in its articles largely mirror the intention of Section 203 and generally prohibits “business combinations” between Man Sang BVI and an “interested shareholder.” These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe the benefits of the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms. These provisions are summarized in the section entitled “— Directors’ Power to Issue Shares,” “Comparison of Rights of Man Sang Nevada Stockholders and Man Sang BVI Shareholders” and “Risks Relating to Ownership of Man Sang BVI Ordinary Shares — Man Sang BVI’s amended and restated articles of association contain anti-takeover provisions that could have a material adverse effect on the right of its ordinary shares.”

Transfer Agent and Registrar

The transfer agent and registrar for the Man Sang BVI ordinary shares is American Stock Transfer & Trust Company.

MATERIAL TAX CONSEQUENCES

The following summary of the material British Virgin Islands tax consequences and material United States federal income tax consequences of an investment in our ordinary and preferred shares is based upon laws and relevant interpretations thereof in effect as of the date of this proxy statement/prospectus, all of which are subject to change. We have also provided a summary of the material PRC and Hong Kong taxes in respect of our business operations. This summary does not deal with all possible tax consequences relating to an investment in our ordinary and preferred shares, such as the tax consequences under state, local and other tax laws, in the British Virgin Islands, the United States, the PRC and Hong Kong.

British Virgin Islands Tax Consequences

We are exempt from all provisions of the Income Tax Act of the British Virgin Islands, including with respect to all dividends, interests, rents, royalties, compensation and other amounts payable by us to persons who are not persons resident in the British Virgin Islands. Capital gains realized with respect to any of our shares, debt obligations or other securities by persons who are not persons resident in the British Virgin Islands are also exempt from all provisions of the Income Tax Act of the British Virgin Islands. No estate, inheritance, succession or gift tax rate, duty, levy or other charge is payable by persons who are not persons resident in the British Virgin Islands with respect to any of our shares, debt obligations or other securities.

No stamp duty is payable in the British Virgin Islands on a transfer of shares in a British Virgin Islands business company.

Material United States Federal Income Tax Consequences

General

The following are the material U.S. federal income tax consequences of the liquidation to Man Sang Nevada and the holders of Man Sang Nevada common and preferred shares, and of owning ordinary and preferred shares of Man Sang BVI following the liquidation. Except for matters where it is explicitly stated that we will not receive an opinion, the statements set forth below as to the material U.S. federal income tax consequences of the liquidation of Man Sang Nevada are the opinion of PricewaterhouseCoopers Limited, our United States tax advisor, subject to the qualifications, assumptions and factual determinations set forth in such statements. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of Man Sang Nevada shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of Man Sang Nevada shares is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” This discussion does not consider the tax treatment of partnerships or other pass-through entities that hold Man Sang Nevada shares, or of persons who hold such shares, or will hold the shares of Man Sang BVI, through such entities. The U.S. federal income tax consequences of a partner in a partnership holding Man Sang Nevada common stock or Man Sang BVI ordinary shares generally will depend on the status of the partner and the activities of the partnership. We recommend that partners in such a partnership and beneficial owners of other pass-through entities holding Man Sang Nevada shares or that will hold Man Sang BVI shares consult their own tax advisors.

The U.S. federal income tax consequences applicable to Non-U.S. Holders owning common shares and preferred shares in Man Sang Nevada are described below under the heading “Tax Consequences to Non-U.S. Holders — Non-U.S. Holders of Man Sang Nevada Shares.”

This summary is based on the Internal Revenue Code, its legislative history, U.S. Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to Man Sang Nevada, Man Sang BVI or any particular holder of Man Sang Nevada shares or Man Sang BVI shares based on such holder’s individual circumstances. In particular, this discussion considers only holders that own and hold Man Sang Nevada shares, will acquire the shares of Man Sang BVI as a result of owning Man Sang Nevada shares and will own and hold such shares as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including but not limited to:

•	financial institutions or “financial services entities”;

•	broker-dealers;

•	taxpayers who have elected mark-to-market accounting;

•	tax-exempt organizations, plans or accounts;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	certain expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 10% or more of our voting shares;

•	persons that hold Man Sang Nevada common shares as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the Internal Revenue Service, or the IRS, as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO MAN SANG NEVADA, MAN SANG BVI OR TO ANY PARTICULAR HOLDER OF THE SHARES OF MAN SANG NEVADA OR OF THE SHARES OF MAN SANG BVI FOLLOWING THE LIQUIDATION MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH HOLDER OF THE SHARES OF MAN SANG NEVADA IS URGED TO CONSULT WITH ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE LIQUIDATION, AND THE OWNERSHIP AND DISPOSITION OF THE SHARES OF MAN SANG NEVADA AND OF THE SHARES OF MAN SANG BVI, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS OTHER U.S. FEDERAL TAX LAWS.

Tax Consequences of the Liquidation

Tax Consequences to Man Sang Nevada

The liquidation will constitute a complete liquidation of Man Sang Nevada for U.S. federal income tax purposes under Section 331 and Section 336 of the Code. Man Sang Nevada will recognize gain or loss for U.S. federal income tax purposes on the distribution of the shares of Man Sang BVI to its shareholders as if the shares had been sold to a distributee at fair market value. The amount of gain or loss will equal the difference between the adjusted basis that Man Sang Nevada has in the Man Sang BVI ordinary and preferred shares and their fair market value on the date of distribution.

The Gain Recharacterization Provisions of Section 1248

Section 1248 of the Code provides that if a U.S. Person sells or exchanges stock in a foreign corporation and such person owned, directly, indirectly through certain foreign entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a controlled foreign corporation, or CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). The earnings and profits of a lower-tier foreign corporation may also be taken into account if the taxpayer owned directly or indirectly at least 10% of the combined voting interests in the lower-tier foreign corporation while such corporation was a CFC at any time during the five-year period before the distribution. Subject to certain limitation provisions, a U.S. corporate shareholder in a CFC is allowed to claim an indirect foreign tax credit for foreign income taxes paid by the CFC to offset the U.S. federal income taxes, including U.S. federal income tax on the portion of the gain recharacterized as dividend income under Section 1248.

A foreign corporation is considered a CFC if 10% U.S. Shareholders own (directly, indirectly through foreign entities or by attribution by application of the constructive ownership rules of section 958(b) of the Code (i.e., “constructively”)) more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation, or more than 50% of the total value of all stock of such corporation on any day during the taxable year of such corporation. A 10% U.S. Shareholder is a U.S. Person who owns (directly, indirectly through foreign entities or constructively) at least 10% of the total combined voting power of all classes of stock entitled to vote of the foreign corporation.

Man Sang BVI is a CFC because more than 50% of its shares are owned by Man Sang Nevada. However, Man Sang Nevada has determined that there was not any lower-tier CFC at any time during the five-year period before the deemed distribution because (i) Man Sang Nevada has determined that the company itself was the only 10% U.S. Shareholder with respect to the subsidiary corporations of Man Sang BVI during the five-year period; and (ii) Man Sang Nevada did not own more than 50% of the stock of any subsidiary corporations of Man Sang BVI at any time during the five-year period before the deemed distribution. As such, Section 1248 will apply to treat any gain that Man Sang Nevada will recognize on its deemed disposition of the Man Sang BVI ordinary shares as a dividend only to the extent of Man Sang BVI’s earnings and profits. Subject to certain limitation provisions, Man Sang Nevada may be allowed to claim an indirect foreign tax credit to offset U.S. federal income taxes, including U.S. tax on the portion of the gain that will be recharacterized as dividend income under Section 1248.

Taxation of Deemed Disposition under Section 1291

Section 1291 of the Code provides that if a U.S. Person is considered to make an actual or deemed disposition of the shares of a passive foreign investment company, or PFIC, any gain realized from the disposition will be subject to the excess distribution regime unless the U.S. Person has made a timely and valid qualified electing fund election (“QEF election”) or “mark-to-market election.” For purposes of determining whether a U.S. Person has indirect ownership in a PFIC through ownership in another foreign corporation, the U.S. Person is treated as owning a proportionate share of the lower-tier PFIC if the U.S. Person owns 50% or more in the value of the shares in the intervening foreign corporation. More detailed discussions of the PFIC rules and the excess distribution regime are set forth below under the headings “— Passive Foreign Investment Company Rules” and “— Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election.”

Since Man Sang Nevada owns more than 50% of the shares of Man Sang BVI, and Man Sang BVI owns an interest in Man Sang International Limited, Man Sang Nevada is treated as owning a proportionate share of Man Sang International Limited stock in applying the PFIC rules. Man Sang International Limited has not made the determination or received any opinion of counsel as to whether it should be treated as a PFIC for any taxable year. As such, there can be no assurance as to the status of Man Sang International Limited as a PFIC for the current taxable year or any prior taxable year. Man Sang Nevada has not made a “QEF election” or a “mark-to-market election” with respect to the shares of Man Sang International Limited. Therefore, if Man Sang International Limited was considered a PFIC, Man Sang Nevada would be deemed to dispose of its indirect interest in Man Sang International Limited in the liquidation of Man Sang Nevada and therefore, be subject to Section 1291.

The Provisions of Section 7874

Section 7874(b) generally provides that a corporation organized outside the United States which acquires, directly or indirectly, pursuant to a plan or series of related transactions, substantially all of the assets of a corporation organized in the United States will be treated as a U.S. corporation for U.S. federal income tax purposes if the stockholders of the acquired corporation own at least 80% of either the voting power or the value of the stock of the acquiring corporation after the acquisition by reason of owning shares in the acquired corporation. If Section 7874(b) were to apply to the liquidation, Man Sang BVI, as the new parent entity, would be subject to U.S. federal income tax on its worldwide taxable income following the liquidation as if it were a U.S. corporation. In addition, as a U.S. corporation, any dividends paid by Man Sang BVI to a non-U.S. shareholder would be subject to a U.S. federal income tax withholding at the rate of 30% or such lower rate as provided by applicable treaty.

Upon completion of the liquidation, the shareholders of Man Sang Nevada will own more than 80% of Man Sang BVI by reason of owning shares in Man Sang Nevada. However, Man Sang BVI should not have acquired, directly or indirectly, substantially all of the assets of Man Sang Nevada. Assuming that Man Sang BVI will not acquire directly or indirectly, substantially all of the assets of Man Sang Nevada upon completion of the liquidation, Section 7874(b) will not apply to treat Man Sang BVI as a U.S. corporation. Man Sang Nevada has not sought a ruling from the IRS on this point. Therefore, there is no assurance that the IRS would not seek to assert that Man Sang BVI is subject to U.S. federal income tax on its worldwide income after the liquidation, although such an assertion should not be successful.

Even if Section 7874(b) does not apply to a transaction, Section 7874(a) generally provides that where a corporation organized outside the United States acquires, directly or indirectly, pursuant to a plan or series of related transactions, substantially all of the assets of a corporation organized in the United States, the acquired corporation will be subject to U.S. federal income tax on its “inversion gain” (without reduction by certain tax attributes, such as net operating losses, otherwise available to the acquired corporation) if the stockholders of the acquired corporation own at least 60% (but less than 80%) of either the voting power or the value of the stock of the acquiring corporation after the acquisition by reason of owning shares in the acquired corporation.

Upon completion of the liquidation, the shareholders of Man Sang Nevada will own more than 80% of Man Sang BVI by reason of owning shares in Man Sang Nevada. Therefore, Section 7874(a) should not apply to Man Sang Nevada after the liquidation. Man Sang Nevada has not sought a ruling from the IRS on this point. Therefore, there is no assurance that the IRS would not seek to assert that Man Sang BVI is subject to U.S. federal income tax on its inversion gain after the liquidation. Although such assertion should not be successful.

Tax Consequences to U.S. Holders of Man Sang Nevada Shares

U.S. Holder of Man Sang Nevada shares will be treated as exchanging shares of Man Sang Nevada for shares of Man Sang BVI in a complete liquidation of Man Sang Nevada. Therefore, a U.S. Holder of Man Sang Nevada shares will recognize gain or loss for U.S. federal income tax purposes upon the exchange of Man Sang Nevada shares for shares of Man Sang BVI in an amount equal to the difference between the value of the Man Sang BVI ordinary shares received and the U.S. Holder’s tax basis in the shares of Man Sang Nevada.

In general, gain or loss recognized by a U.S. Holder on the exchange of Man Sang Nevada common stock will be capital gain or loss if the shares surrendered constitute capital assets. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for such Man Sang Nevada common stock exceeds one year. In addition, any gain or loss recognized by a U.S. Holder in respect of the taxable disposition of Man Sang Nevada shares generally will be treated as derived from U.S. sources for U.S. foreign tax credit purposes. A U.S. Holder generally will have a new holding period for the Man Sang BVI shares and an initial tax basis in each Man Sang BVI share equal to its fair market value at the time such share was acquired in exchange for the shares of Man Sang Nevada.

Certain non-corporate U.S. Holders, including individuals, are generally eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains (through 2010). Capital losses may generally offset capital gain, however, subject to the limitations under the Code, certain non-corporate U.S. Holders may deduct capital losses against ordinary income.

Tax Consequences to U.S. Holders of Man Sang BVI Shares

Taxation of Distributions Paid on Ordinary Shares

Subject to the discussion of passive foreign investment companies below, any distributions made by Man Sang BVI with respect to its ordinary shares to a U.S. Holder should generally constitute dividends, which may be taxable as ordinary income or “qualified dividend income,” as described in more detail below, to the extent of Man Sang BVI’s current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of Man Sang BVI’s earnings and profits should be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its ordinary shares and thereafter as capital gain. Because Man Sang BVI is not a U.S. corporation, U.S. Holders that are corporations should not be entitled to claim a dividends received deduction with respect to any distributions they receive from Man Sang BVI. Dividends paid with respect to Man Sang BVI’s ordinary shares should generally be treated as “passive category income” or, in the case of certain types of U.S. Holders, as “general category income” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes.

Dividends paid on the ordinary shares of Man Sang BVI to a U.S. Holder who is an individual, trust or estate (a “U.S. Individual Holder”) should generally be treated as “qualified dividend income” that is taxable to such U.S. Individual Holders at preferential tax rates (through 2010) provided that (1) the ordinary share is readily tradable on an established securities market in the United States (such as the NYSE Amex stock exchange, on which Man Sang BVI ordinary shares will be listed); (2) Man Sang BVI is not a passive foreign investment company for the taxable year during which the dividend is paid or the immediately preceding taxable year; and (3) the U.S. Individual Holder has owned the ordinary shares for more than 60 days in the 121-day period beginning 60 days before the date on which the ordinary shares become ex-dividend. There is no assurance that any dividends paid on Man Sang BVI ordinary shares will be eligible for these preferential rates in the hands of a U.S. Individual Holder. U.S. Holders are encouraged to consult their own tax advisors regarding the availability of the preferential tax rate for any dividends paid with respect to the ordinary shares of Man Sang BVI.

Special rules may apply to any “extraordinary dividend,” which generally is a dividend in an amount equal to or in excess of 10% of a stockholder’s adjusted basis (or fair market value in certain circumstances) in an ordinary share paid by Man Sang BVI. If Man Sang BVI pays an “extraordinary dividend” on its ordinary share that is treated as “qualified dividend income,” then any loss derived by a U.S. Individual Holder from the sale or exchange of such ordinary share should be treated as long-term capital loss to the extent of such dividend. A U.S. corporate shareholder receiving an “extraordinary dividend” from Man Sang BVI may be required to reduce its basis in the shares of Man Sang BVI by the untaxed portion of the extraordinary dividend received.

Taxation on the Sale, Exchange or other Disposition of Ordinary Shares

Upon a sale, exchange or other taxable disposition of Man Sang BVI ordinary shares, and subject to the PFIC rules discussed below, a U.S. Holder should generally recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares, if the shares transferred constitute capital assets. Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15% for taxable years beginning before January 1, 2011. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares exceeds one year. The deductibility of capital losses is subject to various limitations.

Passive Foreign Investment Company Rules

Special U.S. federal income tax rules apply to a U.S. Holder that directly or indirectly holds stock in a foreign corporation classified as a passive foreign investment company, or PFIC, for United States federal income tax purposes. Subsequent to the liquidation, Man Sang BVI will generally be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held Man Sang BVI ordinary shares, either:

•	at least 75% of Man Sang BVI’s gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•	at least 50% of the average value of the assets held by the corporation during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether Man Sang BVI is a PFIC, Man Sang BVI should be treated as earning and owning its proportionate share of the income and assets, respectively, of any of its subsidiary corporations in which it owns at least 25% of the value of the subsidiary’s stock.

Man Sang BVI does not expect to be considered a PFIC for the taxable year ending March 31, 2010. Although Man Sang BVI intends to conduct its business affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, Man Sang BVI cannot assure you that the nature of its operations will not change in the future. Man Sang BVI is not relying on an opinion of an advisor on this issue. As such, there can be no assurance as to the status of Man Sang BVI as a PFIC for the current taxable year or any future taxable year. Man Sang BVI will make a separate determination for each taxable year as to whether it would be considered as a PFIC. The above discussion will equally apply to U.S. Holders’ indirect ownership in the subsidiary corporations of Man Sang BVI in the event that Man Sang BVI is considered as a PFIC for a taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules.

As discussed more fully below, if Man Sang BVI were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat Man Sang BVI as a “Qualified Electing Fund,” which election we refer to as a “QEF election.” As an alternative to making a QEF election, a U.S. Holder may be able to make a “mark-to-market” election with respect to Man Sang BVI’s ordinary shares, as discussed below.

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder makes a timely QEF election, which U.S. Holder we refer to as an “Electing Holder,” the Electing Holder must include in income each year for U.S. federal income tax purposes its pro rata share of Man Sang BVI’s earnings and profits, as ordinary earnings or net capital gain or both, if any, for Man Sang BVI’s taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether the Electing Holder received distributions from Man Sang BVI. The Electing Holder generally will not be allowed to recognize any loss if Man Sang BVI has a deficit in earnings and profits for a taxable year. The Electing Holder’s adjusted tax basis in the ordinary share will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the ordinary share and will not be taxed again once distributed. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of Man Sang BVI ordinary shares.

A U.S. Holder makes a QEF election with respect to any year that Man Sang BVI is a PFIC by filing IRS Form 8621 with its U.S. federal income tax return. If Man Sang BVI becomes aware that it will be treated as a PFIC for any taxable year, Man Sang BVI is required to provide each U.S. Holder with all necessary information in order to make the QEF election described above. If the QEF election is not effective for each of the tax years in which Man Sang BVI is a PFIC and the U.S. Holder holds ordinary shares in Man Sang BVI, the PFIC rules will continue to apply to such shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

Alternatively, if Man Sang BVI is treated as a PFIC for any taxable year and, as Man Sang BVI anticipates, its shares are treated as “marketable stock,” a U.S. Holder would be allowed to make a mark-to-market election with respect to the ordinary shares of Man Sang BVI, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related U.S. Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the ordinary shares at the end of the taxable year over such holder’s adjusted tax basis in the ordinary shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the ordinary share over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in its ordinary share would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of Man Sang BVI ordinary shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the ordinary share would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

Finally, if Man Sang BVI is treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF election or a mark-to-market election for that year, whom we refer to as a “Non-Electing Holder,” would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on Man Sang BVI ordinary shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the ordinary shares), and (2) any gain realized on the sale, exchange or other disposition of Man Sang BVI ordinary shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holders’ aggregate holding period for the ordinary shares;

•	the amount allocated to the current taxable year and any taxable year before Man Sang BVI became a passive foreign investment company would be taxed as ordinary income; and

•	the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

The PFIC rules are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of ordinary shares in Man Sang BVI are encouraged to consult their own tax advisors concerning the application of the PFIC rules to such ordinary shares under their particular circumstances.

Tax Consequences to Non-U.S. Holders

Non-U.S. Holders of Man Sang Nevada Shares

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the exchange of Man Sang Nevada common stock as a result of the liquidation unless:

•	Man Sang Nevada is a “U.S. Real Property Holding Corporation”;

•	the gain is effectively connected with the conduct by the non-U.S. Holder of a U.S. trade or business (or in the case of an applicable tax treaty, attributable to a permanent establishment in the United States);

•	the non-U.S. Holder is an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•	the non-U.S. Holder was formerly a citizen or resident of the United States and is subject to special rules that apply to certain expatriates.

In general, Man Sang Nevada will be classified as a “U.S. Real Property Holding Corporation” if, at any time during the five-year period ending on the date of the liquidation, the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for federal income tax purposes. Because Man Sang Nevada has not owned any U.S. real property interest at any time prior to the liquidation, Man Sang Nevada will not be a U.S. real property holding corporation.

Gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to tax in the same manner as for a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Non-U.S. Holders of Man Sang BVI Shares

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on dividends paid in respect of the ordinary shares or on gains recognized in connection with the sale or other disposition of the ordinary shares of Man Sang BVI, provided that such dividends or gains are not effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business.

If Man Sang BVI is treated as a U.S. corporation pursuant to Section 7874 of the Code, Non-U.S. Holders generally will be subject to withholding tax at a rate of 30% on all dividends paid by Man Sang BVI, unless a reduced rate of tax is available under a tax treaty.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes will apply to distributions made on the ordinary shares of Man Sang BVI by a paying agent, broker or other intermediary in the United States to a non-corporate U.S. Holder, and to the proceeds from sales and other dispositions of ordinary shares of Man Sang BVI to or through a U.S. office of a broker by a non-corporate U.S. Holder. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax generally will apply to distributions paid on the ordinary shares of Man Sang BVI to a non-corporate U.S. Holder and the proceeds from sales and other dispositions of stock of Man Sang BVI by a non-corporate U.S. Holder, in each case who:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding generally will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

PRC Taxation

PRC Taxation of Us and Our Corporate Group

Man Sang Nevada is a holding company incorporated in Nevada and Man Sang BVI is a holding company incorporated in the British Virgin Islands. We also have intermediate holding companies incorporated in Bermuda and Hong Kong, and operating subsidiaries incorporated in the PRC. The PRC Enterprise Income Tax Law and the Implementation Regulations, which each became effective on January 1, 2008, impose a uniform tax rate of 25% for all enterprises incorporated or resident in China, including foreign investment enterprises, and eliminate many tax exemptions, reductions and preferential treatments formerly applicable to foreign investment enterprises. Man Hing Industry Development (Shenzhen) Co., Ltd., our primary manufacturing subsidiary in China, enjoyed a preferential enterprise income tax rate of 20% on its taxable income prior to and during fiscal year 2009. Under the Enterprise Income Tax Law and the Implementation Regulations, Man Hing Industry Development (Shenzhen) Co., Ltd.’s income tax rates will increase gradually over a period of five years until it pays income tax at a rate of 25%.

Under the Income Tax Law for Enterprises with Foreign Investment and Foreign Enterprises, effective prior to January 1, 2008, any dividends payable by foreign-invested enterprises to their non-PRC investors were exempt from any PRC withholding income tax. Under the new Enterprise Income Tax Law, China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its overseas parent, will normally be subject to PRC withholding tax at a rate of 10%, unless there are applicable treaties that reduce such rate. Neither the British Virgin Islands nor Bermuda has a tax treaty with China entitling us to any withholding tax lower than 10%. Hong Kong, where some of our intermediate holding companies are incorporated, has an arrangement with China under which the dividend withholding tax rate is reduced to 5% if a Hong Kong resident enterprise owns over 25% of the PRC company distributing the dividends. If the applicable Hong Kong intermediate holding company is regarded as a non-resident enterprise and owns at least a 25% share in the relevant PRC subsidiary, dividends paid by such PRC subsidiary would be subject to a withholding tax at the rate of 5%, provided that the Hong Kong subsidiary and we are not considered to be a PRC tax resident enterprise, as described below.

The new Enterprise Income Tax Law, however, also provides that enterprises established outside China whose “de facto management bodies” are located in China are considered “resident enterprises” and will generally be subject to the uniform 25% enterprise income tax rate on their global income. Under the Implementation Regulations, “de facto management bodies” is defined as the bodies that have, in substance, overall management control over such aspects as the production and business, personnel, accounts and properties of an enterprise. Pursuant to this definition, we believe our “de facto management bodies” are located in Hong Kong. However, if we are considered as a PRC tax resident enterprise under the above definition, then our global income will be subject to PRC enterprise income tax at the rate of 25%.

In addition, foreign invested enterprises that sell goods, provide processing or repair services or import goods in the PRC are subject to value-added tax at the rate 17%, provided that a rate of 13% is levied on certain specified categories of goods sold or imported. Further, enterprises and individuals that provide services and that assign intangible assets or sell real property in the PRC are subject to business tax at a rate ranging from 3% to 20%.

PRC Taxation of Our Overseas Shareholders

Under the new Enterprise Income Tax Law and the Implementation Regulations, PRC income tax at the rate of 10% applies to dividends payable to investors that are “non-resident enterprises” (and that do not have an establishment or place of business in China, or that have such establishment or place of business but the relevant income is not effectively connected with such establishment or place of business) to the extent such dividends are sourced within China and the enterprise that distributes dividends is considered a “resident enterprise” in China. Therefore, if we are considered as a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result be subject to 10% PRC withholding tax. We intend to take the position that any dividends we pay to our overseas shareholders will not be subject to a withholding tax in the PRC.

Hong Kong Taxation

Hong Kong companies are subject to Hong Kong taxation on their activities in Hong Kong. Our current tax rate in Hong Kong is 17.5%. Under current Hong Kong laws, dividends and capital gains arising from the realization of investments are not subject to income taxes and no withholding tax is imposed on payments of dividends by our Hong Kong incorporated subsidiaries to us.

COMPARISON OF RIGHTS OF MAN SANG NEVADA STOCKHOLDERS AND
MAN SANG BVI SHAREHOLDERS

Man Sang Nevada is a company incorporated under the laws of the State of Nevada. The rights of Man Sang Nevada stockholders are governed by the Nevada Revised Statutes and the provisions of Man Sang Nevada’s restated articles of incorporation, as amended, and its amended and restated bylaws.

Man Sang BVI was incorporated as an international business company under the BVI International Business Companies Act and automatically re-registered as a business company on January 1, 2007 pursuant to the BVI Companies Act. Immediately before the completion of the liquidation, Man Sang BVI elected to disapply Part IV of the BVI Companies Act (which applies to former international business companies which have been automatically re-registered as a business company) and is now governed by the BVI Companies Act. The rights of Man Sang BVI shareholders are governed by the BVI Companies Act and by the provisions of Man Sang BVI’s amended and restated memorandum and articles of association.

The following is a summary of the material differences between the two companies’ governing laws and organizational documents. You should be aware, however, that the summary is not intended to be a complete discussion and it is qualified in its entirety by applicable British Virgin Islands and Nevada law and the governing organizational documents of Man Sang BVI and Man Sang Nevada. As a result, the summary may not contain all of the information that is important to you. For more complete information, you should read Man Sang Nevada’s amended and restated articles of incorporation, as amended, and its amended and restated bylaws and Man Sang BVI’s amended and restated memorandum and articles of association, as well as the relevant provisions of the Nevada Revised Statutes and the BVI Companies Act. This summary should also be read in conjunction with the “Description of Man Sang BVI Share Capital” on page 95.

Man Sang Nevada’s restated articles of incorporation, as amended, and amended and restated bylaws, and Man Sang BVI’s amended and restated memorandum of association and articles of association may be obtained without charge by following the instructions in the section entitled “Additional Information.”

Nevada	British Virgin Islands

General Meetings of Shareholders	It is common practice in Nevada that the date and time of the annual meeting of shareholders is typically set forth in our company’s bylaws unless the board of directors decides to change the date and time of the annual meeting. The board of directors also determines the place of such meeting either within or without of the State of Nevada or may determine that such meeting shall not be held at any place and instead be held by means of remote communication.

Under Man Sang Nevada’s amended and restated bylaws, annual meetings of the shareholders are held on the last Friday of July each year at the time designated by the board of directors. Man Sang Nevada’s amended and restated bylaws and Nevada law provide that written notice of the place, date and time of all meetings of shareholders shall be given not less than 10 nor more than 60 days before the date on which the	Under the BVI Companies Act, there is no requirement for an annual meeting of shareholders. Under the amended and restated articles of association of Man Sang BVI, we are required to hold an annual meeting of shareholders within six months from the date of the financial year end at the time designated by the board of directors.

Our annual shareholders’ meetings may be held in such place within or outside the British Virgin Islands as our board of directors considers appropriate.

Our board of directors shall call a shareholders’ meeting if requested in writing to do so by shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is being requested.

Our board of directors shall give not less than 10 days and not more than 60 days prior written notice of a

Nevada	British Virgin Islands

meeting is to be held.

Man Sang Nevada’s amended and restated bylaws provide that at any meeting of shareholders, the holders of a majority of all of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes; provided, however, that in no case shall a quorum be less than one-third of the shares of common stock entitled to vote. Under Man Sang Nevada’s Certificate of Designation, Preferences and Rights of Series A Preferred Stock, as amended, the holders of the Series A Preferred Stock, as a class, are entitled to the votes of 3,191,225 shares of common stock.	shareholders’ meeting to those persons whose names on the date the notice is given appear as members in our register of members and are entitled to vote at the meeting.

The amended and restated articles of association of Man Sang BVI provide that a meeting of members is duly constituted if, at the commencement of the meeting, there are members present in person or by proxy or in the case of a corporation by its duly authorized representative representing not less than one third of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

Calling a Shareholders’ Meeting	Under Nevada law, special meetings of the shareholders of a corporation may be called by the entire board of directors, any two directors or the president unless the articles of incorporation or the bylaws of the corporation provide otherwise.

Under Man Sang Nevada’s amended and restated bylaws, Special meetings may be called upon the request of shareholders holding a majority of the voting shares of Man Sang Nevada. Special meetings may be called for any purpose (said purpose to be stated in the notice) by or at the direction of the president or the secretary or the officer calling the meeting and shall be held at such place, on such date, and at such time as they or he shall fix; provided that shareholders shall receive not less than 10 days nor more than 60 days’ notice of the place, date and time of the meetings.	Under the BVI Companies Act, subject to any limitations in the memorandum and articles of association, meetings of shareholders of a company, in the British Virgin Islands called ‘members,’ may be convened by the directors or (subject to any provision in the memorandum or articles of association for a lesser percentage) upon the written request of members holding not less than 30% of the votes of the outstanding voting shares of our company, the directors shall convene a meeting of members. In the case of Man Sang BVI, the amended and restated articles of association provide that the directors shall convene a meeting of members upon the written request of members holding 30% or more of the outstanding voting shares of Man Sang BVI; provided that shareholders shall receive not less than 10 days nor more than 60 days’ notice of the meeting.

	Nevada	British Virgin Islands

Voting Rights	Under Nevada law, unless the company’s articles of incorporation provide otherwise, each shareholder is entitled to one vote for each share of capital stock held by the shareholder.

Under Man Sang Nevada’s restated articles of incorporation, as amended, each share of common stock is entitled to one vote. Pursuant to a Certificate of Designation, as amended, as adopted by the board of directors of Man Sang Nevada, holders of 100,000 issued and outstanding shares of Man Sang Nevada Series A preferred stock are entitled to the votes of 3,191,225 shares of common stock. Holders of Man Sang Nevada common stock and Series A preferred stock vote together as a single class at a meeting of shareholders; provided, however, that under certain circumstances under Nevada law and pursuant to Man Sang Nevada’s restated articles of incorporation, as amended, the preferred stock may be entitled to vote as a separate class.

Pursuant to the Nevada Revised Statutes, provided there is a quorum present, all elections and votes by the shareholders shall be determined by the vote of the majority of the shares entitled to vote, and except as otherwise required by law, all matters shall be determined by a majority of the votes cast affirmatively or negatively.	Under British Virgin Islands law, except as otherwise provided in the memorandum or articles of association, all shares vote as one class and each whole share has one vote. Under the amended and restated memorandum of association of Man Sang BVI, each ordinary share is entitled to one vote. The holders of Man Sang BVI preferred shares have rights equivalent to the rights of the holders of shares of Man Sang Nevada preferred stock. Holders of 100,000 issued and outstanding Man Sang BVI preferred shares are entitled to the votes of 3,191,225 ordinary shares. Holders of Man Sang BVI ordinary shares and preferred shares vote together as a single class at a meeting of shareholders; provided, however, that under certain circumstances under British Virgin Islands law and pursuant to Man Sang BVI’s amended and restated memorandum and articles of association, the preferred shares may be entitled to vote as a separate class.

Generally, our amended and restated articles of association provide that a simple majority of the votes of the shares entitled to vote is required to approve matters at meetings. See “— Shareholders’ Votes on Certain Transactions.” For further discussion of the voting rights of Man Sang BVI shareholders, see, “Description of Man Sang BVI Share Capital — Ordinary Shares — Voting Rights.”

Action by Written Consent	Under Nevada law, unless otherwise provided in the articles of incorporation or bylaws, shareholders may take any action required or permitted to be taken at a shareholders’ meeting without a meeting if a written consent thereto is consented to in writing by shareholders holding the same number of votes that would be required if the action were to be taken at a meeting. Man Sang Nevada’s amended and restated bylaws provide that shareholders may take action by the written consent of shareholders in lieu of a meeting. Unless restricted by the	Under the BVI Companies Act and amended and restated articles of association of Man Sang BVI, an action that may be taken by members at a meeting may also be taken by a resolution of members consented to in writing without the need for any notice. An action that may be taken by the directors or a committee of directors may also be taken by a resolution of directors or a committee of directors consented to in writing by all directors or all members of the committee as the case may be, without the need for any notice.

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articles of incorporation or bylaws of the , any action that may be taken at a meeting of the directors or a committee of the board of directors may also be taken without a meeting if a written consent of directors or a committee of the board of directors is signed by all directors or by all members of the committee without the need for notice. Man Sang Nevada’s articles of incorporation and bylaws do not restrict the taking of action by unanimous written consent in lieu of a meeting.

Rights Upon a Liquidation or Dissolution	Under Nevada law, unless otherwise provided in the articles of incorporation, a liquidation, dissolution or winding-up of a corporation, including the sale of all of a corporation’s property and assets, must be approved by the board of directors, recommended to the stockholders and then approved by the affirmative vote of holders of a majority of the outstanding shares entitled to vote. In the event of a liquidation, dissolution or winding-up, the stockholders are entitled to share ratably according to the number of shares held by them in all remaining assets available for distribution to the holders of common stock after payment, or the provision for payment of all of the corporation’s obligations and liabilities, and subject to the prior rights of any holders of preferred stock then outstanding.
Under the BVI Companies Act and Man Sang BVI’s amended and restated articles of association, Man Sang BVI may be dissolved, liquidated or wound up by the vote of holders of not less than a simple majority of its shares voting at a meeting or by the written resolution of shareholders holding a simple majority of the issued shares of Man Sang BVI.

In the event of a liquidation, dissolution or winding up of Man Sang BVI, either voluntary or involuntary, the holders of Man Sang BVI preferred shares are entitled to receive prior to and in preference to any distribution of any of the assets or surplus funds of Man Sang BVI to the holders of the ordinary shares a preference amount per share equal to the sum of US$25.00 per share.

Pursuant to a Certificate of Designation, as amended, as adopted by the board of directors of Man Sang Nevada, in the event of a liquidation, dissolution or winding up of Man Sang Nevada, either voluntary or involuntary, the holders of Man Sang Nevada Series A preferred stock are entitled to receive prior to and in preference to any distribution of any of the assets or surplus funds of Man Sang Nevada to the holders of the common stock a liquidation preference equal to an amount per share equal of US$25.00 per share. The holders of Man Sang Nevada preferred stock have entered into a

Nevada	British Virgin Islands

letter agreement with Man Sang Nevada dated July 24, 2009, pursuant to which they have agreed that their receipt of a pro rata portion of the Man Sang BVI preferred shares with an equivalent liquidation preference will constitute payment in full of their rights to the assets of Man Sang Nevada in the liquidation and they have agreed to waive any and all other rights to preferential amounts of the assets of Man Sang Nevada which each holder may otherwise be entitled to receive under the Certificate of Designation, as amended, of Man Sang Nevada Series A preferred stock.

Dissenters’ or Appraisal Rights	Under Nevada law, Man Sang Nevada stockholders are not entitled to dissenters’ rights for a dissolution preceding a liquidation because (a) the Nevada Revised Statutes do not provide for dissenters’ rights for a dissolution preceding a liquidation; and (b) neither Man Sang Nevada’s restated articles of incorporation, as amended, the restated bylaws, nor a resolution of its board of directors grant shareholders dissenters’ rights.

With respect to mergers and business combination transactions, under Nevada law, registered holders of shares of any class or series have the right, in certain circumstances, to dissent from a merger of the corporation by demanding payment in cash for the shares equal to the fair value (excluding any appreciation or depreciation as a consequence, or in expectation, of the transaction) of such shares, at a fair value determined by agreement between the dissenting stockholder(s) and the corporation, or if an agreement cannot be reached and an action is timely brought by the corporation, then the court may utilize the services of an appraiser to recommend a decision as to the fair value of such shares. Nevada law further provides that dissenters’ rights or appraisal rights are not available in a merger to holders of shares of any class or series listed on a U.S. based national securities exchange included	A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) and a consolidation. A shareholder properly exercising his dissent rights is entitled to payment in cash of the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must within 20 days give notice of this fact to each shareholder who gave written objection, and to each shareholder who did not receive notice of the meeting. Such shareholders then have 20 days to give to our company their written election in the form specified by the BVI Companies Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have

	Nevada	British Virgin Islands

in the national market system by the Financial Industry Regulatory Authority (which was formed in 2007 through the consolidation of the National Association of Securities Dealers, Inc. and the member regulation, enforcement and arbitration functions of the New York Stock Exchange) or held of record by more than 2,000 shareholders, unless the articles of incorporation of the corporation issuing the shares provide otherwise; or the holders of the class or series of stock are required under the plan of merger or exchange to accept for their shares anything except cash, owner’s interests or owners interests and cash in lieu of fractional owner’s interests of (a) the surviving or acquiring entity, (b) any other entity which at the effective date of the plan of merger or exchange were either listed on a national securities exchange, included in the national market system by the Financial Industry Regulatory Authority or held of record by at least 2,000 shareholders or (c) some combination of the above. In addition, dissenters’ rights are not available to any holders of shares of the surviving domestic corporation if the plan of merger did not require the vote of the shareholders of the surviving corporation.	any rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding the dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price that the company determines to be their fair value. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day before the shareholders approved the transaction without taking into account any change in value as a result of the transaction.

Under British Virgin Island’s law, shareholders are not entitled to dissenters’ rights in relation to a liquidation.
Rights of Non-resident or Foreign Shareholders	There are no limitations under Nevada law that restrict the rights of non-resident or foreign stockholders from holding stock in a Nevada corporation or exercising voting rights in connection therewith.	There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Sources and Payment of Dividends	Under Nevada law, the board of directors, subject to any restrictions in the corporation’s articles of incorporation, may declare and make distributions (including the payment of a dividend) generally out of:
Under the BVI Companies Act and the amended and restated articles of association of Man Sang BVI, the directors may, by a resolution of directors, authorize a distribution by Man Sang BVI to members at such

Nevada	British Virgin Islands

(1)  operating surplus of the corporation, which is defined as net assets less statutory capital; or

(2) if no operating surplus exists, out of the net profits of the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year;

subject to criteria set forth in the Nevada Revised Statutes; provided, however, the board of directors may not make distributions to its shareholders if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business; or, except as set forth in the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus that amount needed if the corporation were dissolved at the time of distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The holders of preferred shares are entitled to receive on a preferred basis a dividend per share equal to any dividends per share declared on shares of Man Sang Nevada’s common stock before any payment to holders of the common stock.
time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of Man Sang BVI’s assets exceeds its liabilities and Man Sang BVI is able to pay its debts as they fall due.

Under Man Sang BVI’s amended and restated memorandum and articles of association, the holders of Man Sang BVI preferred shares are entitled to receive a dividend per share equal to any dividends per share declared on Man Sang BVI ordinary shares.

Rights of Purchase and Redemption	Under Nevada law, if provided in the articles of incorporation or in a board resolution, a corporation may purchase, redeem and dispose of its own shares, except that it may not purchase or redeem these shares subject to restrictions on the declaration and making of distributions as set forth above. If a corporation redeems its stock, immediately following any such redemption, the corporation must have outstanding one or more series, or one or more classes, which shares together must have full voting power and together are entitled to receive the net assets of the corporation upon dissolution of the corporation.
Under the BVI Companies Act and the amended and restated articles of association of Man Sang BVI, the directors may, on behalf of our company, subject to a resolution of members (including the written consent of all the members whose shares are to be purchased, redeemed or otherwise acquired), purchase, redeem or otherwise acquire any of our company’s own shares for such consideration as they consider fit, and either cancel or hold such shares as treasury shares. The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine. Shares may be purchased

However, at any time, a corporation

	Nevada	British Virgin Islands

	may purchase or redeem any of its shares that are redeemable pursuant to the articles of incorporation or by a board resolution which are entitled upon any distribution of assets to a preference over another class of its stock if these shares will be retired upon acquisition or redemption, thereby reducing the capital stock of the corporation.	or otherwise acquired in exchange for newly issued shares.

Preemptive Rights	Under Nevada law, a shareholder is not entitled to preemptive rights to subscribe for additional issues of stock or any security convertible into stock of the corporation unless they are specifically granted in the articles of incorporation. Such preemptive rights are specifically denied in Man Sang Nevada’s restated articles of incorporation, as amended.	The amended and restated articles of association of Man Sang BVI do not contain specific preemptive rights. The BVI Companies Act prescribes preemptive rights in respect of the shares of an international company incorporated under the BVI International Business Companies Act and automatically re-registered as a business company pursuant to the BVI Companies Act which preemptive rights do not apply to Man Sang BVI as its amended and restated memorandum and articles of association did not expressly provide that those provisions would apply.

Amendment of Organizational Instruments	Under Nevada law, unless the articles of incorporation requires a greater vote, an amendment to the articles of incorporation requires:

(1)  the board of directors must adopt a resolution setting forth the amendment proposed and submit the resolution to the shareholders entitled to vote on the amendment at a special meeting or the next annual meeting;
The amended and restated memorandum of association of Man Sang BVI provides that Man Sang BVI may only amend its amended and restated memorandum of association and articles of association by an ordinary resolution of members.

(2) the affirmative vote by shareholders having at least a majority of the voting power entitled to vote thereon; and

(3) if the amendment would adversely affect the rights or change any preference of any class or series of outstanding shares, then in addition to the affirmative vote otherwise required, the affirmative vote of a majority of the voting power of each class that is adversely affected by the amendment

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entitled to vote thereon as a class.

Under Nevada law, shareholders may adopt the bylaws and, in the absence of doing so or in the absence of reserving the right of doing so to the shareholders, the board of directors may adopt, amend or repeal any bylaw, including any bylaw adopted by the shareholders. The articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the directors of the corporation. The amended and restated bylaws of Man Sang Nevada provide that the bylaws can be altered, amended or repealed by the board of directors.

Stock Class Rights	Under Nevada law, any change to the rights of holders of shares or any series of preferred shares of a company would require an amendment to the company’s articles of incorporation unless such right is specifically denied in the company’s articles of incorporation.

Nevada law provides that the holders of shares of a class or series shall be entitled to vote as a class upon a proposed amendment if the amendment would adversely alter or change any preference or any relative or other right given to the class or series.	The amended and restated memorandum of association of Man Sang BVI provides that if any time the authorized shares are divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not our company is being wound up, be varied with the consent in writing of the holders of not less than one-half of the issued shares of that class and of the holders of one-half of the issued shares of any other class or series of shares which may be affected by such variation.

Shareholders’ Votes on Certain Transactions	Generally, under Nevada law, unless the articles of incorporation provides for the vote of a larger portion of the stock held by the shareholders, completion of a liquidation, consolidation, sale, lease or exchange of all of a corporation’s assets or a dissolution requires:

(1)  the approval by the board of directors and recommendation to the shareholders; and

(2) shareholder approval of a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.	Under the BVI Companies Act, subject to any limitations or provisions to the contrary in its amended and restated memorandum and articles of association, approval by a resolution of members is required for:

•     any sale, transfer lease exchange or other disposition, other than a mortgage charge or other encumbrance or the enforcement thereof, of more than 50% of the assets of a company incorporated under the BVI Companies Act, if not made in the usual or regular course of business carried on by that company;

Nevada	British Virgin Islands

• a plan of merger or consolidation; and

• a plan for the liquidation, winding-up and dissolution of a company.

In the amended and restated articles of association of Man Sang BVI, a resolution of members is defined as a special resolution of members or an ordinary resolution of members. An ordinary resolution of members is a resolution approved at a duly constituted meeting of members by the affirmative vote of a simple majority of the votes of those members entitled to vote and voting on the resolution, and a special resolution of members is a resolution passed by a majority of not less than two-thirds of votes cast by such members as, being entitled so to do, vote in person or, in the case of such members as are corporations, by their respective duly authorized representative or, where proxies are allowed, by proxy at a general meeting of which not less than 10 clear days’ notice, specifying (without prejudice to the power contained in the amended and restated articles of association to amend the same) the intention to propose the resolution as a special resolution, has been duly given.

A resolution may be proposed and passed as a special resolution at a meeting of which less than 10 clear days’ notice has been given, if:

• in the case of an annual general meeting, it is so agreed by all members entitled to attend and vote; and

•     otherwise, it is so agreed by a majority in number of the members having the right to attend and vote at any such meeting, which shall be a majority together holding not less than 95% in nominal value of the shares giving that right.

A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of the amended

	Nevada	British Virgin Islands

and restated articles of association or the BVI Companies Act.

Rights of Inspection	Nevada law allows any shareholder of record for at least six months preceding the demand to inspect, or any person holding, or authorized by those holding, at least 5% of all of the corporation’s outstanding shares, upon five days written demand, may inspect and make copies during usual business hours, in person or by an agent or attorney, of the following:

(1)  the corporation’s stock ledger, including a list of its shareholders and their stock holdings;

(2) a copy of the corporation’s articles of incorporation, and amendments thereto, certified by the Secretary of State of Nevada; and
Under the BVI Companies Act, a member of a business company may, on giving written notice to a company, inspect the company’s memorandum and articles, the register of members, the register of directors and the minutes of meetings and resolutions of members and of those classes of members of which he is a member.

In addition, Man Sang BVI’s amended and restated articles of association allow any shareholder of record who owns at least 15% of the outstanding shares of Man Sang BVI, upon at least five days’ written demand, to inspect, during usual business hours, the books of account and all financial records of Man Sang BVI, to make copies of records, and to conduct an audit of such records at their own cost.

(3) a copy of the corporation’s bylaws, and amendments thereto, certified by an officer of the corporation.

In addition, Nevada law allows any shareholder of record who owns, or has been authorized by the holders of, at least 15% of the outstanding shares of the corporation, upon at least five days’ written demand, to inspect, during usual business hours, the books of account and all financial records of the corporation, to make copies of records, and to conduct an audit of such records.

Standard of Conduct for Directors	Nevada law does not set forth extensive provisions describing the standard of conduct of a director. Directors are required to exercise their powers in good faith and with a view to the interests of the corporation. The scope of the fiduciary duties of directors is determined by the courts of the State of Nevada when presented with the issue, and often with reference to decisions by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they	Under the BVI Companies Act, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty to Man Sang BVI, our directors must ensure compliance with our amended and restated memorandum and articles of association. A shareholder has the right to seek damages if a duty owed by our directors is breached.

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reasonably believe to be in the interest of the corporation.

Size of the Board of Directors	Under Nevada law, the board of directors must have at least one director who is a natural person of at least 18 years of age and who does not need to be a U.S. citizen. Man Sang Nevada’s board of directors currently consists of five directors. The number of directors is established from time to time by resolution of the board of directors.	Under the BVI Companies Act, a business company must have at least one director.

Classification of the Board of Directors	Under Nevada law, the articles of incorporation or bylaws may provide for the classification of the board of directors in order to stagger the terms of the directors. The term “classified board” generally means the specification of selected board seats for a term of more than one year (but not more than three years), with different classes of board seats coming up for election each year. Man Sang Nevada’s amended and restated bylaws do not provide for the classification of its board of directors, but rather provides for the election of all of Man Sang Nevada’s directors at each annual meeting.	The directors of Man Sang BVI are not divided into classes. Each director shall hold office for the term, not exceeding three years, as may be specified in the resolution appointing him or until his earlier death, resignation or removal.

Election of Directors	Directors are currently elected at an annual meeting of shareholders at which a quorum is present, in person or by proxy, by a plurality vote and hold office until the succeeding annual meeting.	Man Sang BVI’s amended and restated articles of association is consistent with the bylaws of Man Sang Nevada with respect to the election of directors.

Removal of Directors	Nevada law provides that a director may be removed with or without cause by the holders of not less than two-thirds of the voting power of the shares entitled to vote at an election of directors, except that:

(1)  members of a classified board of directors may be removed by a vote of the holders of that class or series, unless the articles of incorporation provides otherwise; and

	(2) directors may not be removed in certain situations in the case of a corporation having cumulative voting except with the vote of	Under the BVI Companies Act, a director may be removed from office with or without cause by a resolution of members of the company. The amended and restated articles of association of Man Sang BVI provides that a director may be removed from office with cause by an ordinary resolution of members and without cause by a special resolution of members. The amended and restated articles of association of Man Sang BVI provides that “cause” shall mean a conviction for a criminal offense involving dishonesty or engaging in conduct which brings the director or Man Sang BVI into

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	shareholders owning sufficient shares to prevent the director’s election to office at the time of removal.	disrepute and which results in material financial detriment to Man Sang BVI.

Man Sang Nevada does not have a classified board and does not have cumulative voting.

Vacancies on the Board of Directors	Under Nevada law, unless otherwise provided in the articles of incorporation, the following vacancies may be filled by a vote of a majority of the directors then in office, even though less than a quorum:

(1)  vacancies on the board of directors; and

(2) newly created directorships resulting from an increase in the authorized number of directors.

A director elected to fill a vacancy or a newly created directorship will hold office until the next annual election by the shareholders and until his or her successor has been elected and qualified or until his or her earlier, death, resignation or removal.	The amended and restated articles of association of Man Sang BVI provide that the directors may at any time appoint any person to be a director to fill a vacancy or as an addition to the board.

The term of any such appointment to fill a vacancy may not exceed the term that remained when the person who has ceased to be a director left or otherwise ceased to hold office.

Any director appointed by the board as an addition to the existing board shall hold office only until the next following annual general meeting of Man Sang BVI and shall then be eligible for re- election.

Board Quorum and Vote Requirements	Pursuant to Man Sang Nevada’s amended and restated bylaws, at any meeting of Man Sang Nevada’s board of directors, the presence of a majority of the whole board of directors, at least one of which must be either Mr. Cheng Chung Hing, Ricky or Mr. Cheng Tai Po, constitutes a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present constitutes an act of the board of directors.	Man Sang BVI’s amended and restated articles of association provides that the quorum necessary for the transaction of business at a meeting of directors is a majority of directors of whom at least one must be either Mr. Cheng Chung Hing, Ricky or Mr. Cheng Tai Po.

Place of Directors Meetings	Pursuant to Man Sang Nevada’s amended and restated bylaws, all meetings of the board of directors must be held either at the principal office of Man Sang Nevada or at such other place, within or outside of the State of Nevada, as specified in the notice of the meeting.	Man Sang BVI’s amended and restated articles of association provides that the directors of our company shall meet at such times and in such manner and places within or outside the British Virgin Islands as they may determine to be necessary or desirable.

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Liability of Directors and Officers	Except as specifically provided in the Nevada Revised Statutes, or if the articles of incorporation or an amendment thereto provide for greater individual liability, a director or officer is not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless:

(1)  he is liable for a breach of his obligation to exercise his fiduciary duties in good faith and with a view to the interests of the corporation; or

(2) he failed to act in good faith, or in a manner which he believed was opposed to the best interests of the corporation, or he had reasonable cause to believe that his conduct was unlawful or that it involved intentional misconduct or a knowing violation of law.	Under British Virgin Islands law, a director of a business company, in performing his functions is entitled to rely on the share register which the BVI Companies Act requires the company to keep, the books of accounts and records kept in accordance with the same Act and financial statements and other information prepared, and on expert advice given by an employee of the company or an expert whom the director believes to be competent and reliable. No provision in the amended and restated memorandum of association or amended and restated articles of association of Man Sang BVI or in any agreement entered into by Man Sang BVI relieves a director of Man Sang BVI from the duty to act in accordance with the amended and restated memorandum or articles or from any personal liability arising from his management of the business and affairs of Man Sang BVI.

Indemnification of Directors and Officers	Nevada law provides that a corporation may indemnify any officer or director who is made, or threatened to be, a party to any threatened, pending or completed suit or proceeding on account of being a director, officer or employee of the corporation against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with the defense or settlement of the action, provided he (1) is not liable for a breach of his fiduciary duties, or (2) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and had no reason to believe his conduct was unlawful. If the officer or director was successful on the merits then he must be indemnified. By means of a determination of the stockholders, or a majority vote by the directors representing a quorum consisting of directors who were not parties to the suit or proceeding, the corporation	British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under Man Sang BVI’s amended and restated memorandum and articles of association, which will become effective following their filing and registration with the BVI Registrar of Corporate Affairs and the filing of a Certificate of Dissolution with the Secretary of State of the State of Nevada by Man Sang Nevada, Man Sang BVI may indemnify our directors, officers and liquidators against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with actions, suits or proceedings to which they are a party

	Nevada	British Virgin Islands

may advance the expenses as they are incurred prior to a final disposition provided the officer or director enters into an undertaking to repay the amount if a court decides he is not entitled to indemnification.

Man Sang Nevada’s amended and restated bylaws provide generally that Man Sang Nevada shall indemnify, to the fullest extent authorized by the Nevada Revised Statutes, each director and officer, as well as persons serving at the request of our company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, against all expenses, liabilities, and loss reasonably incurred by that person in connection therewith.	or are threatened to be made a party by reason of their acting as Man Sang BVI’s directors, officers or liquidators. To be entitled to indemnification, these persons must have acted honestly, in good faith and in the best interest or not opposed to the interest of the company, and must have had no reasonable cause to believe their conduct was unlawful. This standard of conduct is generally the same as permitted under the Nevada Revised Statutes for a Nevada corporation.

Man Sang BVI may also purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of our company or who at the request of our company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in that capacity, whether or not Man Sang BVI has or would have had the power to indemnity the person against the liability. Man Sang BVI will purchase and maintain insurance for its directors and officers as permitted by British Virgin Islands law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for its directors, officers or persons controlling it under the foregoing provisions, Man Sang BVI has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Shareholder Derivative and Class Action Suits	Under Nevada law, a shareholder may bring a derivative action on behalf of our company to enforce the rights of our company. An individual also may commence a lawsuit separately or bring a class action suit on behalf of such individual and other similarly situated shareholders where the	We are not aware of any reported class action having been brought in a British Virgin Islands court, however, reported derivative actions have been brought. The High Court of the British Virgin Islands may, on the application of a shareholder of a company, grant leave to that

Nevada	British Virgin Islands

requirements for maintaining a class action under Nevada law have been met. A person may generally institute and maintain such suits only if such person was a shareholder at the time of the transaction which is the subject of the derivative suit or became a shareholder by operation of law from one who was a shareholder at the time of the transaction. Nevada law also requires that the derivative plaintiff must make a demand on the board of directors to assert the claim or take suitable actions, and the demand to be refused by the board, before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile (and if futile, the derivative plaintiff must make clear the reasons why such demand would be futile).	shareholder to bring proceedings in the name and on behalf of that company, or intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave, the High Court of the British Virgin Islands must take into account (1) whether the shareholder is acting in good faith; (2) whether the derivative action is in the interests of the company taking account of the views of the company’s directors on commercial matters; (3) whether the proceedings are likely to succeed; (4) the costs of the proceedings in relation to the relief likely to be obtained; and (5) whether an alternative remedy to the derivative claim is available.

Leave to bring or intervene in proceedings may be granted only if the High Court of the British Virgin Islands is satisfied that (1) the company does not intend to bring, diligently continue or defend, or discontinue the proceedings, as the case may be; or (2) it is in the interests of the company that the conduct of the proceedings should not be left to the directors or to the determination of the shareholders as a whole.

Anti-takeover Measures	Under Nevada law, directors generally have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the interests of the corporation and its shareholders.

Nevertheless, a Nevada court will generally apply a policy of judicial deference to board of directors decisions to adopt anti-takeover measures in order to resist a change, or potential change, of control in the face of a potential takeover where the directors are able to show that:

(1)  they had reasonable grounds for believing that there was a threat to corporate policy and effectiveness from an acquisition proposal; and
Under British Virgin Islands law, the directors of a business company must exercise their powers in good faith for a proper purpose and in the best interests of the company as a whole. It is important for a determination to be made that it is possible for a reasonable board of directors, in good faith, to reach the conclusion that an anti- takeover measure which has the potential to discriminate against a minority of the members is nonetheless for the benefit of the company as a whole. It is likely that the courts would consider whether the board of directors had any ulterior motive in implementing anti-takeover proposals and whether particular shareholders had been singled out in any discriminatory way.

Nevada	British Virgin Islands

(2) the board of directors action taken to impede the exercise of shareholders rights was reasonable in relation to the threat posed.

Transactions with Directors	The Nevada Revised Statutes provide that no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the common or interested director or officer is present at, or participates in, the meeting of the board or committee of the board which authorizes the contract or transaction, or signs a written consent authorizing the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (a) the material facts as to the director’s or officer’s relationship or financial interest as to the contract or transaction are disclosed or are known to the board of directors or a committee of the board, and the board or committee of the board in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; (b) the material facts as to the director’s or officer’s relationship or financial interest as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is approved in good faith by the vote of the shareholders holding a majority of the voting power; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee of the board or the shareholders.
Under the BVI Companies Act, a director of a business company is not required to disclose an interest if:

(a)  the transaction or proposed transaction is between the director and the company; and

(b) the transaction or proposed transaction is or is to be entered into in the ordinary course of the company’s business and on usual terms and conditions.

A disclosure to the board to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction. It should be noted, however, that a disclosure is not made to the board unless it is made or brought to the attention of every director on the board.

Common or interested directors may

	Nevada	British Virgin Islands

be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee of the board which authorizes the contract or transaction.

Interested Shareholder Transactions	The Nevada Revised Statutes provide generally that a Nevada corporation is prohibited from engaging in mergers, dispositions of 5% or more of the aggregate value of its assets or the disposition of assets representing 10% or more of the earning power or net income of the corporation, certain issuances of stock and other transactions (“business combinations”) with a person that owns 10% or more of the voting power of the outstanding voting shares of the corporation (an “interested shareholder”) for a period of three years after the interested shareholder first held 10% or more of the voting power of the outstanding shares. These restrictions on transactions involving an interested shareholder do not apply to (a) a combination approved by the board of directors before that person first became an interested shareholder, (b) a combination with an interested shareholder that resulted in that person becoming an interested shareholder that was approved by the board of directors before that person became an interested shareholder, or (c) a combination that was approved, no earlier than three years after the date that person first became an interested shareholder, by the affirmative vote of holders of at least a majority of the voting power (other than stock owned by the interested shareholder) at a meeting called for that purpose.	The British Virgin Islands has no comparable statute. However, Man Sang BVI has included in its amended and restated memorandum and articles of association provisions consistent with the provisions of the Nevada Revised Statutes governing interested shareholder transactions.

In addition, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Corporate Transactions	Generally, under the Nevada Revised Statutes, approval of mergers and consolidations and sales, leases or exchanges of all of the property or assets of a corporation requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote.	Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Companies Act. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the

Nevada	British Virgin Islands

directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.

While a director may vote on the plan even if he has a financial interest in the plan, in order for the resolution to be valid, the material facts of the interest and the director’s relationship to any party to the transaction must be disclosed and the resolution approved (1) without counting the vote or consent of any interested director, or (2) by the unanimous vote or consent of all disinterested directors if the votes or consents of all disinterested directors is insufficient to approve a resolution of directors.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, or other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or

Nevada	British Virgin Islands

consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) and a consolidation. A shareholder properly exercising his dissent rights is entitled to payment in cash of the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must within 20 days give notice of this fact to each shareholder who gave written objection, and to each shareholder who did not receive notice of the meeting. Such shareholders then have 20 days to give to the company their written election in the form specified by the BVI Companies Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding the dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each

Nevada	British Virgin Islands

dissenting shareholder to purchase his shares at a specified price that the company determines to be their fair value. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day before the shareholders approved the transaction without taking into account any change in value as a result of the transaction.

Reporting Requirements	As a domestic issuer, Man Sang Nevada is required file with the SEC, among other reports and notices: (1) an annual report on Form 10-K within 90 days after the end of each fiscal year; (2) quarterly reports on Form 10-Q within 45 days after the end of each of the first three quarters of the fiscal year; and (3) current reports on Form 8-K upon the occurrence of specified corporate events. In addition, as a domestic issuer, Man Sang Nevada is subject to proxy rules which impose certain disclosure and procedural requirements for proxy solicitations under Section 14 of the Exchange Act, and Regulation FD, which addresses certain restrictions on the selective disclosure of material information. Furthermore, Man Sang Nevada’s officers, directors and 10% stockholders are subject to the reporting and “short- swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder with respect to their purchases and sales of Man Sang Nevada ordinary shares.	As a foreign private issuer, Man Sang BVI’s reporting requirements will be limited to filing or furnishing with the SEC (1) an annual report on Form 20-F within six months after the end of each fiscal year prior to its fiscal year ending March 31, 2012, and within four months after the end of each fiscal year thereafter and (2) reports on Form 6-K with respect to any material information which is required to be publicly disclosed in the British Virgin Islands or regarding information distributed or required to be distributed by Man Sang BVI to its shareholders. In addition, Man Sang BVI will also furnish reports to the SEC on Form 6-K with respect to the interim reports filed by Man Sang International Limited for the first six months of Man Sang International Limited’s financial year, not later than three months after the end of this six-month period, as required by the listing rules of the Stock Exchange of Hong Kong Limited. As a foreign private issuer, Man Sang BVI will be exempt from certain rules and requirements under the Exchange Act that would otherwise apply if it were a company incorporated in Nevada, including:

• the requirement to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies with securities registered

Nevada	British Virgin Islands

under the Exchange Act;

• the requirement to file financial statements prepared in accordance with U.S. GAAP;

• the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations; and

• the requirement to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information.

In addition, Man Sang BVI’s officers, directors and 10% shareholders will be exempt from the reporting and “short- swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Man Sang BVI ordinary shares.

THE SPECIAL MEETING

This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of Man Sang Nevada common stock and preferred stock by the Man Sang Nevada board of directors relating to the dissolution of Man Sang Nevada and the liquidation and other matters to be voted upon at the special meeting and at any adjournment or postponement of the meeting. This proxy statement/prospectus is also a prospectus for Man Sang BVI securities to be delivered in connection with the dissolution and liquidation of Man Sang Nevada. Man Sang Nevada mailed this proxy statement/prospectus to stockholders beginning on or about             2009. You should read this proxy statement/prospectus carefully before voting your shares.

Time, Place and Date

The special meeting of stockholders will be held at 10 a.m., Hong Kong time, on            , 2009, at the offices of Man Sang Holdings, Inc., Suite 2208-14, 22/F., Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

Proposals

At the special meeting, you will be asked to consider and vote upon the following items:

•	To approve the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation among Man Sang Nevada and Man Sang BVI, whereby Man Sang Nevada will effectively change its place of incorporation from Nevada to the British Virgin Islands by dissolving Man Sang Nevada and distributing to all of its stockholders all of Man Sang Nevada’s property and assets, which consist entirely of Man Sang BVI ordinary shares and preferred shares, on a share-for-share basis, following which (1) Man Sang BVI and its subsidiaries will continue to conduct the business conducted by Man Sang Nevada and its subsidiaries, (2) Man Sang BVI ordinary shares will replace Man Sang Nevada common stock on the NYSE Amex, (3) all current officers and directors of Man Sang Nevada will maintain equivalent positions in Man Sang BVI and (4) Man Sang BVI will contractually assume all rights, title, obligations and liabilities of Man Sang Nevada. Although the dissolution and liquidation will result in the elimination of Man Sang Nevada as the holding company of our group, the number of Man Sang BVI ordinary shares and preferred shares you will own will be the same as the number of shares of Man Sang Nevada common stock and preferred stock you own immediately prior to the completion of the liquidation, and your relative economic ownership and voting rights will remain unchanged; and

•	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Recommendation of the Man Sang Nevada Board of Directors

The Man Sang Nevada board of directors, after careful consideration, has unanimously approved the dissolution and liquidation of Man Sang Nevada, the adoption of the agreement and plan of liquidation and the transactions contemplated by the agreement and plan of liquidation. Accordingly, the Man Sang Nevada board of directors recommends that you vote “FOR” the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation.

Record Date and Stockholders Entitled to Vote

The board of directors of Man Sang Nevada, on behalf of Man Sang Nevada, is soliciting proxies from the Man Sang stockholders. The Man Sang Nevada board of directors has fixed the close of business on July 27, 2009 as the record date for the Man Sang Nevada special meeting. Only stockholders of record at the close of business on July 27, 2009, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the special meeting. At the close of business on the Man Sang Nevada record date, there were 6,382,582 shares of Man Sang Nevada common stock outstanding and entitled to vote at the special meeting, held by approximately             stockholders of record and 100,000 shares of preferred stock outstanding (which, as a class, are entitled to the votes of 3,191,225 shares of common stock) and entitled to vote at the special meeting, held by

approximately             stockholders of record. Holders of Man Sang Nevada common stock on the record date are entitled to one vote per share held of Man Sang Nevada common stock. Together, the Man Sang Nevada common stock and preferred stock outstanding represent such number of votes as shall constitute 9,573,807 shares of Man Sang Nevada common stock.

Quorum

The presence at the special meeting, in person or by proxy, of the holders representing a majority of the outstanding shares of the common stock and Series A preferred stock entitled to vote at the special meeting is required to constitute a quorum.

Vote Required

The dissolution and liquidation of Man Sang Nevada requires the affirmative vote by holders representing a majority of the outstanding shares of common stock and Series A preferred stock entitled to vote.

Voting by Man Sang Nevada Directors and Executive Officers

On the record date, the principal stockholders owned approximately 3,437,501 outstanding shares of Man Sang Nevada common stock and 100,000 outstanding shares of Man Sang Nevada preferred stock, which together represent the votes of 6,628,726 shares of Man Sang Nevada common stock, or 69.2% of the total voting power of Man Sang Nevada common stock and Series A preferred stock. The principal stockholders are the only directors and executive officers that own shares of Man Sang Nevada common stock or preferred stock. As a result, as of the record date for the Man Sang Nevada special meeting, Man Sang Nevada’s directors, executive officers and their affiliates, as a group, beneficially owned and were entitled to vote 6,628,726 shares of Man Sang Nevada common stock, including Man Sang Nevada preferred stock representing voting interests in common stock, or 69.2% of the total voting power of Man Sang Nevada common stock and preferred stock, voting together as a single class.

The principal stockholders have agreed to vote their shares in favor of the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation. The principal stockholders own sufficient shares of our common stock and preferred stock to approve the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation. As a result, approval of the shareholder proposals at the special meeting is assured.

We do not believe that the interests of the principal stockholders, or their affiliates differ from those of other stockholders of Man Sang Nevada in connection with the change of our place of incorporation. However, we cannot anticipate whether, or in what form, any differing interests may arise in the future. Conflicts between the principal stockholders and minority stockholders may arise with respect to, among other things, our strategic direction and significant corporate transactions, conflicts related to corporate opportunities that could be pursued by our company on the one hand, or by the principal stockholders, on the other hand, or other contractual relationships between our company and the principal stockholders or their affiliates.

Holders of Man Sang Nevada common stock will not be entitled to dissenters’ or appraisal rights under the Nevada Revised Statutes in connection with the dissolution and liquidation.

Voting your Shares and Changing your Vote

Voting your Shares; Proxies

The board of directors of Man Sang Nevada, on behalf of Man Sang Nevada, is soliciting proxies from the Man Sang Nevada stockholders. This will give you the opportunity to vote at the special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions. Shares for which no votes are cast will effectively be treated as shares present for quorum purposes, but not entitled to vote, so they will have no effect on the outcome of the vote for the dissolution and liquidation of Man Sang Nevada and the agreement and plan of liquidation. Stockholders of record may vote by marking, signing and mailing your proxy card in the enclosed postage-prepaid envelope. If you hold your shares of Man Sang Nevada common stock or preferred stock in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. To be effective, a form of proxy must be received by the Secretary of Man Sang Nevada at Man Sang Nevada’s principal executive offices, prior to the beginning of voting at the special meeting.

If you hold your shares in “street name” through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of shares, and the proxy materials are being forwarded to you by your stockbroker, bank or other nominee together with a voting instruction card. Please carefully consider the information contained in this proxy statement/prospectus and, whether or not you plan to attend the special meeting, please follow the instructions provided to you by your broker, bank or other nominee so that your shares may be voted in accordance with your wishes. To vote at the meeting, beneficial owners will need to contact the broker, bank, or other nominee that holds their shares to obtain a proxy issued in your name to bring to the meeting.

Broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the special meeting. The NYSE Amex rules do not permit brokers and nominees to vote the shares that they hold beneficially either for or against the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation without specific instructions from the person who beneficially owns those shares. Therefore, if your shares are held by a broker or other nominee and you do not give them instructions on how to vote your shares, they will have no effect on the outcome of the vote for the dissolution and liquidation of Man Sang Nevada and the agreement and plan of liquidation.

Treatment of Abstentions

A properly executed proxy marked “ABSTAIN” will not be voted. However, it may be counted to determine whether there is a quorum present at the special meeting. Accordingly, since the affirmative vote of holders representing a majority of the outstanding shares of common stock and Series A preferred stock of Man Sang Nevada entitled to vote at the special meeting at which a quorum is present is required to approve the dissolution and liquidation of Man Sang Nevada and the adoption of the agreement and plan of liquidation, a proxy marked ABSTAIN” will have the effect of a vote against this proposal.

Changing your Vote by Revoking your Proxy

There are three ways in which you may revoke your proxy and change your vote:

•	First, you may send a written notice to the Secretary of Man Sang Nevada at Man Sang Nevada’s principal executive offices, stating that you would like to revoke your proxy of an earlier date. This notice must be received prior to the special meeting.

•	Second, you may complete and submit a new, later-dated proxy. The latest dated proxy actually received by the company prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked.

•	Third, you may attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. At the special meeting, the chairman of the meeting will announce instructions for you to follow if you wish to revoke your proxy and vote in person at the meeting.

If you hold your shares through a bank, broker or other nominee, you must contact your bank, broker, or other nominee for information on how to revoke your proxy or change your vote.

Cost of Solicitation

Man Sang Nevada will bear all expenses in conjunction with the solicitation of the enclosed proxy, including the reasonable out-of-pocket expenses of brokerage firms and other custodians, nominees or fiduciaries who are record holders of Man Sang Nevada common stock and preferred stock for forwarding proxy solicitation materials to beneficial owners.

Man Sang Nevada has not retained any proxy solicitation agent to assist in the solicitation of proxies from banks, brokerage firms, nominees, institutional holders and individual investors. However, proxies may be solicited by mail, in person, by telephone, by internet or by facsimile by certain of our officers, directors and employees. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses.

Do not send in any stock certificates with the proxy. The distribution agent will mail transmittal forms with instructions for the surrender of stock certificates for Man Sang BVI ordinary shares and preferred shares as soon as practicable after the effective time of the liquidation.

To assure that your shares of Man Sang Nevada common stock and preferred stock are represented at the Man Sang Nevada special meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage-prepaid envelope provided, whether or not you plan to attend the Man Sang Nevada special meeting. Man Sang Nevada stockholders may revoke their proxy at any time before it is voted at the Man Sang Nevada special meeting.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Pursuant to the dissolution and liquidation, Man Sang Nevada will dissolve and liquidate and Man Sang BVI will become the successor issuer of Man Sang Nevada for purposes of U.S. securities laws. If the dissolution and liquidation of Man Sang Nevada are not completed, Man Sang Nevada will hold a 2009 annual meeting of stockholders. If this meeting is held, the Man Sang Nevada board of directors will consider proposals of stockholders intended to be presented for action at the annual meeting of stockholders. The deadline for receipt of a proposal to be considered for inclusion in Man Sang Nevada’s proxy statement relating to its 2009 annual meeting of stockholders was March 10, 2009, and has expired. Stockholders may use their discretionary authority to vote on a stockholder proposal submitted with respect to the 2009 annual meeting of stockholders received by Man Sang Nevada after May 25, 2009. Please send notice of any proposal to Suite 2208-14, 22/F, Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong, Attention: Martin Pak (e-mail: martinpak@man-sang.com).

In the event the dissolution and liquidation of Man Sang Nevada are completed, there will not be an annual meeting of Man Sang Nevada stockholders.

LEGAL AND TAX MATTERS

The validity of the Man Sang BVI’s ordinary shares and preferred shares to be distributed in connection with the dissolution and liquidation of Man Sang Nevada, and certain related legal and tax matters relating to British Virgin Islands law, will be passed upon for us by Conyers, Dill & Pearman. Certain matters relating to Nevada law will be passed upon for us by Jones Vargas. Certain matters relating to United States law will be passed upon for us by Baker & McKenzie. In addition, PricewaterhouseCoopers Limited will pass upon certain United States federal income tax consequences of the liquidation.

EXPERTS

The audited consolidated financial statements as of and for the fiscal years ended March 31, 2008, 2007 and 2006 included in this proxy statement/prospectus of Man Sang Nevada and its subsidiaries have been so included in reliance on the report of Grant Thornton, an independent registered public accounting firm, given on the authority of the firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Man Sang Nevada is, and, after the liquidation Man Sang BVI as successor issuer to Man Sang Nevada, will be, subject to the informational requirements of the Exchange Act. Man Sang Nevada currently files annual, quarterly and current reports, proxy statements and other information with the SEC. Following the liquidation, Man Sang BVI will file annual reports on Form 20-F and furnish current reports on Form 6-K to the SEC, but will not be required to file quarterly reports and proxy statements. Pursuant to rules of the NYSE Amex, Man Sang BVI will provide annual reports, which will contain financial information audited by independent public accountants to its shareholders. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. Copies of reports and other information regarding registrants that file electronically (including Man Sang Nevada) are available on the SEC’s web site at http://www.sec.gov.

The Annual Report on Form 10-K for the fiscal year ended March 31, 2009 was filed by Man Sang Nevada with the SEC on June 12, 2009 and is available upon request from Man Sang Nevada or Man Sang BVI. In addition, we are currently preparing our Quarterly Report on Form 10-Q for the three months ended June 30, 2009. We strongly encourage you to read this report when it is filed with the SEC, which we expect will be on or about August 14, 2009.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders of
Man Sang Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Man Sang Holdings, Inc. and subsidiaries (the “Company”) as of March 31, 2009 and 2008, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended March 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 2009 in conformity with U.S. generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. Schedule II and III are presented for purposes of additional analysis and are not a required part of the basic consolidated financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

As described in Note 2 to the consolidated financial statements the Company has adopted FASB Interpretation No. 48 (“FIN No. 48”), “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109”, effective as of April 1, 2007, and as described in Note 2 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”, effective as of April 1, 2006.

/s/  Grant Thornton
Hong Kong

June 11, 2009

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Year Ended March 31,
	2009	2009	2008	2007
	US$	HK$	HK$	HK$
	(Dollars in thousands except share data)

Net sales — Pearl operations	40,603	316,703	405,444	398,279
— Real estate operations	2,107	16,435	228,247	—

Total net sales	42,710	333,138	633,691	398,279
Cost of sales	(27,952)	(218,030)	(352,195)	(285,580)

Gross profit	14,758	115,108	281,496	112,699
Rental income, gross	3,410	26,596	6,802	4,225
Expenses from rentals	(3,218)	(25,097)	(5,956)	(5,888)

	192	1,499	846	(1,663)
Selling, general and administrative expenses	(19,091)	(148,905)	(118,430)	(84,134)

Operating (loss) income	(4,141)	(32,298)	163,912	26,902
Equity in loss of an affiliate	(7)	(54)	(7)	—
Interest income	1,288	10,043	17,872	9,394
Gain on sale of a real estate investment	109	854	10,485	—
Other than temporary decline in fair value of marketable securities	(660)	(5,148)	—	—
Other income	606	4,724	3,693	28,981

(Loss) Income before income taxes and minority interests	(2,805)	(21,879)	195,955	65,277
Income taxes benefit (expense)	401	3,132	(75,267)	(6,776)
Minority interests	987	7,694	(80,753)	(30,536)

Net (loss) income	(1,417)	(11,053)	39,935	27,965

Other comprehensive income, net of taxes:
Foreign currency translation adjustments	13	105	8,169	661
Unrealized holding gain (loss) on marketable securities arising during the year	(276)	(2,157)	54	360
Reclassification adjustment for other than temporary decline in fair value of marketable securities included in net income for the year	266	2,078	—	—
Reclassification adjustment for realized gain upon sale of marketable securities included in net income for the year	—	—	(374)	(1,632)

Other comprehensive income, net of taxes	3	26	7,849	(611)

Comprehensive (loss) income	(1,414)	(11,027)	47,784	27,354

Basic earnings per common share	(0.20)	(1.71)	6.16	4.31

Diluted earnings per common share	(0.20)	(1.71)	5.94	4.23

Weighted average number of shares of common stock outstanding:
— basic earnings per share	6,382,582	6,382,582	6,382,582	6,382,582

— diluted earnings per share	6,382,582	6,382,582	6,382,582	6,382,582

See accompany notes to consolidated financial statements.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,
	2009	2009	2008
	US$	HK$	HK$
	(Dollars in thousands
	except share data)

ASSETS
Current assets:
Cash and cash equivalents	63,224	493,146	603,657
Restricted cash	2,179	17,000	—
Marketable securities	2,387	18,619	5,411
Accounts receivable, net of allowance for doubtful accounts of HK$44,197 and HK$17,124 in 2009 and 2008, respectively	12,647	98,649	165,436
Completed properties held for sale	20,004	156,033	158,101
Inventories, net	5,377	41,942	49,395
Prepaid expenses	1,395	10,883	8,114
Receivable from sale of financial assets contracts	5,078	39,608	—
Deposits and other receivables, net of allowance for doubtful accounts of HK$2,918 and HK$2,918 in 2009 and 2008, respectively	2,861	22,320	29,975
Deposits on acquisition of land for development	6,595	51,436	50,551
Income taxes receivable	505	3,937	5,630

Total current assets	122,252	953,573	1,076,270
Property, plant and equipment, net	8,954	69,840	107,497
Real estate investment, net	54,748	427,037	409,695
Property under development	25,811	201,328	123,767
Investment in an affiliate	7	52	104
Deferred tax assets	—	—	505
Goodwill	8,179	63,799	63,799

Total assets	219,951	1,715,629	1,781,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Secured debts — current portion	11,590	90,400	33,300
Accounts payable	14,098	109,964	123,928
Accrued payroll and employee benefits	1,192	9,295	9,838
Receipt in advance	21,573	168,273	181,859
Loan from minority interests	14,654	114,300	114,300
China tax payable	1,848	14,417	14,409
Other accrued liabilities	3,693	28,807	18,502
Income taxes payable	8,783	68,507	71,266

Total current liabilities	77,431	603,963	567,402

Secured debts	13,038	101,700	166,500

Deferred tax liabilities	534	4,173	8,283

Minority interests	77,032	600,843	623,475

Commitments and contingencies (note 11 & 12)	—	—	—
Stockholders’ equity:
Series A preferred stock US$0.001 par value — authorized, issued and outstanding 100,000 shares in 2009 and 2008 (entitled in liquidation to US$2,500 (HK$19,500))	—	1	1
Series B preferred stock US$0.001 par value — authorized 100,000 shares; no shares outstanding	—	—	—
Common stock of par value US$0.001 — authorized 31,250,000 shares; issued and outstanding, 6,382,582 shares in 2009 and 2008	6	49	49
Additional paid-in capital	15,024	117,184	117,184
Retained earnings	35,201	274,568	285,621
Accumulated other comprehensive income	1,685	13,148	13,122

Total stockholders’ equity	51,916	404,950	415,977

Total liabilities and stockholders’ equity	219,951	1,715,629	1,781,637

See accompany notes to consolidated financial statements.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2009	2009	2008	2007
	US$	HK$	HK$	HK$
	(Dollars in thousands except share data)

Cash flow from operating activities
Net (loss) income	(1,417)	(11,053)	39,935	27,965
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for doubtful debts	3,523	27,478	(5,303)	1,551
Inventory write down	732	5,708	19,386	7,327
Depreciation and amortization	2,645	20,633	11,569	8,299
Equity in loss of an affiliate	7	54	7	—
Gain on sale of real estate investment	(109)	(854)	(10,485)	—
(Gain) Loss on sale of property, plant and equipment	(177)	(1,389)	(30)	399
Minority interest	(986)	(7,694)	80,753	30,536
Realized loss (gain) on sale of marketable securities	445	3,470	(2,257)	(4,769)
Other than temporary decline in fair value of marketable securities	660	5,148	—	—
Stock compensation expense	—	—	1,290	5,317
Changes in operating assets and liabilities, net of effects from sale of subsidiaries:
Accounts receivable	5,383	41,997	(58,955)	(11,142)
Completed properties held for sale	385	3,001	—	—
Inventories	264	2,063	(22,586)	2,855
Prepaid expenses	(346)	(2,700)	(4,575)	2,267
Deposits and other receivables	1,014	7,908	(13,276)	(2,544)
Income taxes receivable	217	1,693	(4,010)	(363)
Deferred tax assets	65	505	(251)	768
Accounts payable	(2,093)	(16,327)	104,086	8,226
Accrued payroll and employee benefits	(72)	(560)	957	(1,000)
Receipt in advance	(2,165)	(16,884)	98,434	—
Other accrued liabilities	1,315	10,259	(4,099)	(1,061)
China tax payable	1	8	14,409	—
Income taxes payable	(354)	(2,759)	68,870	347
Deferred tax liabilities	(527)	(4,110)	8,472	259

Net cash provided by operating activities	8,410	65,595	322,341	75,237

Cash flow from investing activities
Restricted cash	(2,179)	(17,000)	—	—
Receivable from matured investment	(5,078)	(39,608)	—	—
Purchase for property under development	(9,850)	(76,830)	(465,695)	—
Purchase of property, plant and equipment	(1,098)	(8,567)	(7,333)	(8,893)
Purchase of marketable securities	(13,074)	(101,975)	(13)	—
Acquisition of 6% controlling interest in CPJC, net of cash acquired	—	—	75,396	—
Acquisition and advance to an affiliate	—	—	(112)	(84,895)
Proceeds from sale of property, plant and equipment	685	5,345	32	268
Proceeds from sale of real estate investment	1,790	13,963	25,000	—
Proceeds from sale of marketable securities	10,251	79,955	4,250	9,405

Net cash used in investing activities	(18,553)	(144,717)	(368,475)	(84,115)

Cash flow from financing activities
Increase in secured debts	2,897	22,598	66,600	—
Loan from minority stockholders	—	—	35,100
Net proceeds from issuance of common shares by a subsidiary	—	—	290,370	759
Dividend paid by a subsidiary	(2,809)	(21,910)	(21,280)
Repayment of secured debts	(4,346)	(33,898)	(22,200)	—
Return of capital to stockholders	—	—	(12,446)	—

Net cash (used in) provided by financing activities	(4,258)	(33,210)	336,144	759

Net (decrease) increase in cash and cash equivalents	(14,401)	(112,332)	290,010	(8,119)
Cash and cash equivalents at beginning of year	77,392	603,657	296,969	304,753
Exchange adjustments	233	1,821	16,678	335

Cash and cash equivalents at end of year	63,224	493,146	603,657	296,969

Supplementary disclosures of cash flow information:
Cash paid during the year for:
Interest and finance charges (Capitalized)	2,144	16,726	13,041	—
Income taxes paid, net	175	1,364	6,374	5,182

See accompany notes to consolidated financial statements.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

									Accumulated
	Series A		Series B				Additional		Other	Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Retained	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Income	Equity
		HK$		HK$		HK$	HK$	HK$	HK$	HK$
	(Dollars in thousands except share data)

Balance at March 31, 2006	100,000	1	—	—	6,382,582	49	67,598	217,364	5,884	290,896
Issuance of common stock by a subsidiary	—	—	—	—	—	—	(517)	—	—	(517)
Stock compensation expense	—	—	—	—	—	—	2,626	—	—	2,626
Share options of a subsidiary lapsed	—	—	—	—	—	—	(357)	357	—	—
Translation adjustment	—	—	—	—	—	—	—	—	661	661
Unrealized holding gain on marketable securities	—	—	—	—	—	—	—	—	(1,272)	(1,272)
Net income	—	—	—	—	—	—	—	27,965	—	27,965

Balance at March 31, 2007	100,000	1	—	—	6,382,582	49	69,350	245,686	5,273	320,359
Issuance of common stock by a subsidiary	—	—	—	—	—	—	(4,436)	—	—	(4,436)
Stock compensation expense	—	—	—	—	—	—	573	—	—	573
Deemed receipt from shareholders	—	—	—	—	—	—	64,143	—	—	64,143
Return of capital to shareholders	—	—	—	—	—	—	(12,446)	—	—	(12,446)
Translation adjustment	—	—	—	—	—	—		—	8,169	8,169
Unrealized holding gain on marketable securities	—	—	—	—	—	—		—	54	54
Reclassification adjustment for realized gain upon sale of marketable securities included in net income for the year									(374)	(374)
Net income	—	—	—	—	—	—	—	39,935	—	39,935

Balance at March 31, 2008	100,000	1	—	—	6,382,582	49	117,184	285,621	13,122	415,977
Translation adjustment	—	—	—	—	—	—	—	—	105	105
Unrealized holding loss on marketable securities	—	—	—	—	—	—	—	—	(2,157)	(2,157)
Reclassification adjustment for other than temporary decline in fair value of marketable securities included in net income for the year	—	—	—	—	—	—	—	—	2,078	2,078
Reclassification adjustment for realized gain upon sale of marketable securities included in net income for the year	—	—	—	—	—	—	—	—	—	—
Net (loss) income	—	—	—	—	—	—	—	(11,053)	—	(11,053)

Balance at March 31, 2009	100,000	1	—	—	6,382,582	49	117,184	274,568	13,148	404,950

		—		—		6	15,024	35,201	1,685	51,916

As of March 31, 2009, 2008 and 2007, retained earnings in the amounts of HK$4,867, HK$4,867 and HK$4,867, respectively, have been reserved by the subsidiaries in the People’s Republic of China (the “PRC”) in accordance with the relevant PRC regulations, this reserve is only distributable in the event of liquidation of these PRC subsidiaries.

See accompany notes to consolidated financial statements.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands except share data)

1.	ORGANIZATION AND ACQUISITION AND DIVESTITURE

Activities and organization

Man Sang Holdings, Inc. (the “Company”) was incorporated in the State of Nevada, the United States of America on November 14, 1986.

The principal activities of the Company comprise the processing and sale of South Sea, fresh water and cultured pearls and jewelry products. The selling and administrative activities are performed in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) and the processing activities are conducted by subsidiaries operating in Guangdong Province, the People’s Republic of China (“the PRC”). The Company also derives rental income from real estate located at its pearl processing facility in the PRC and from offices in Hong Kong. The Company’s activities are principally conducted by its subsidiary, Man Sang International Limited (“MSIL”), a Bermuda incorporated company which is listed on The Stock Exchange of Hong Kong Limited.

On October 6, 2003, Messrs. Cheng Chung Hing and Cheng Tai Po, major beneficial shareholders and directors of the Company purchased a 7.2% equity interest in MSIL from Man Sang International (B.V.I.) Limited, which is a wholly-owned subsidiary of the Company and through which the Company holds all of its equity interest in MSIL. The aggregate consideration was HK$8,940, and the purchase price per share was the arithmetic average of the closing price of MSIL shares for each of five trading days immediately preceding and including October 6, 2003. In connection with this transaction between parties under common control, the Company has recorded the amount by which value of the net assets in MSIL attributable to the shares of MSIL sold (as represented by the 60 million MSIL shares sold) exceeded the consideration, in the amount of HK$21,852, as a distribution to shareholders.

As a result of this transaction the Company’s equity interest in MSIL, was reduced to 49.4%. The Company continues to account for MSIL as a consolidated subsidiary during the year and as of the balance sheet date because it continues to have control over the operating and financial decisions of MSIL.

During fiscal 2007, a total of 3,000,000 options to purchase MSIL shares were exercised, resulting in the Company’s equity interest in MSIL being reduced to 49.3%.

During the fiscal 2008, a total of 21,000,000 options to purchase MSIL shares were exercised and a placement of 200,000,000 MSIL shares were made to independent third parties, resulting in the Company’s equity interest in MSIL being reduced to 40.4%. As of March 31, 2009 and 2008, the Company had an equity interest of 40.4% in MSIL, respectively.

Acquisition and divestiture

The Company has also made a number of long-term investments in companies that supply the Company or distribute its products. The Company has an investment of Renminbi 5,100 (HK$4,730) for a 19.5% stake in a pearl farm located in Nan’ao County in Guangdong Province in the PRC through a cooperative joint venture which has a duration of 11 years. In case of termination or liquidation of the joint venture, the Company is entitled to receive 19.5% of the net assets of the joint venture. As a result of the poor operating performance of the pearl farm, the Company recognized impairment losses of HK$3,000 in 2002 and HK$1,730 in 2004 and are included in selling, general and administrative expenses — Pearls in the consolidated statements of income and comprehensive income.

In April 2000, MSIL acquired all the issued share capital of Intimex Business Solutions Company Limited (“IBS”) for a consideration of HK$2,100 which was satisfied by the issuance of 42,000,000 new shares of HK$0.05 each in Cyber Bizport Limited, a wholly owned subsidiary of MSIL, representing 21% of the enlarged issued share capital of Cyber Bizport Limited. As a result, MSIL holds a 79% equity interest in Cyber Bizport Limited which in

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

turn holds the entire equity interest in IBS. The principal business of IBS is the provision of computer consulting services.

The acquisition was accounted for as a purchase and the results of IBS and its subsidiary have been included in the accompanying consolidated financial statements since the date of acquisition. The excess of the purchase consideration over the fair value of the net assets acquired was HK$1,179 and was recorded as goodwill which was initially amortized on a straight-line basis over three years. In view of the unsatisfactory financial performance of IBS, the Company recorded an impairment loss for the entire unamortized amount of goodwill, totaling HK$591 in 2002.

On March 31, 2003, the Company acquired the remaining 21% equity interest of Cyber Bizport Limited in exchange for its entire 79% indirect equity interest in IBS. The Company has accounted for this transaction under the purchase method of accounting. Accordingly, the fair value of the Company’s equity interest in IBS, totaling HK$341 was treated as the purchase price for accounting purpose. There was no significant goodwill as a result of this acquisition.

In July 2002, a wholly-owned subsidiary of the Company acquired a 30% equity interest of China South City Holdings Limited for HK$300, which was accounted for using the equity method in the accompanying financial statements. There was no significant goodwill as a result of this acquisition. In December 2002, the Company disposed of its entire equity interest in that subsidiary to Messrs. Cheng Chung Hing and Cheng Tai Po for a consideration of HK$300.

On October 17, 2002, the Company disposed of its entire 18% equity interest in Gold Treasure International Jewellery Company Limited (“GTI”) for a consideration of HK$900. The principal business of GTI was the production of accessories in gold, silver and/or other gems.

On December 1, 2002, a wholly owned subsidiary of MSIL acquired a business by acquiring property, plant and equipment, inventories and customer information from a jewelry company for a total consideration of HK$7,200. The acquisition was accounted for as a purchase and HK$5,046 of the purchase price was allocated to property, plant and equipment and HK$2,154 to inventories based on their respective fair values at the date of acquisition. The fair value of the customer information acquired is considered to be insignificant by the Company’s management. The results of the acquired business have been included in the consolidated financial statements since the date of acquisition.

On February 1, 2004, a wholly owned subsidiary of MSIL acquired all of the assets and liabilities including customer information of a jewelry factory for a total consideration of HK$190 which was settled by an offset of a receivable from the vendor. The acquisition was accounted for using the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets acquired based on the estimated fair values at the date of acquisition. The operating results of this business have been included in the consolidated financial statements since the date of acquisition.

The following table presents the allocation of the purchase price to the assets and liabilities acquired:

HK$

Property, plant and equipment	1,020
Inventories	164
Accounts receivable	370
Other current assets	208
Cash and cash equivalents	373
Accounts payable	(23)
Other accrued liabilities	(1,922)

190

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The fair value of the customer information acquired is considered to be insignificant by the Company’s management.

In February 2006, a wholly-owned subsidiary of MSIL acquired 100% equity interest of Smartest Man Holdings Limited (“SMHL”). SMHL owns 49% equity interest of China Pearls and Jewellery City Holdings Limited (“CPJC”), which was accounted for using the equity method in the accompanying financial statements. There was no significant goodwill as a result of this investment. The principal business of CPJC is the development of the Zhuji Jewellery City Project.

In March 2007, SMHL entered into an agreement in relation to acquiring the additional 6% equity interest of CPJC. Upon completion of acquisition in April 2007, MSIL had 55% equity interest of CPJC, which has become a subsidiary of MSIL and reported as a business combination in the financial statements subsequently.

In November 2007, China Pearls and Jewellery International City Co. Ltd. (“CPJI”), a subsidiary of the Company, invested HK$104,000 to establish a company in the PRC and holds 20% of its total stake. The company is inactive as of March 31, 2009.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation — The consolidated financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

Principles of consolidation — The consolidated financial statements include the assets, liabilities, revenues and expenses of Man Sang Holdings, Inc. and all of its subsidiaries. All material intra-group transactions and balances have been eliminated.

Investment in an affiliate — An affiliate over which the Company has the ability to exert significant influence, but does not have a controlling interest (generally 20% to 50% owned), and thereby has the ability to participate in the investees’ financial and operating policy decisions, is accounted for using the equity method. The Company’s share of earnings of the affiliate is included in the accompanying consolidated statements of income and comprehensive income. As of March 31, 2009 and 2008, it represents advance to the affiliate which is unsecured, non-interest bearing and has no fixed repayment term.

Cash and cash equivalents — Cash and cash equivalents include cash on hand, demand deposits, interest bearing savings accounts, and time certificates of deposit with a maturity of three months or less when purchased.

Restricted cash — Restricted cash includes time deposits of approximately HK$17,000 that were pledged to the bank as security for bank credit facilities provided to the Company.

Completed properties held for sale — Completed properties held for sale are inventories of real estate held for sale. It is stated at the lower of cost or market value.

Inventories — Inventories are stated at the lower of cost determined by the weighted average method, or market value. Finished goods inventories consist of raw materials, direct labor and overhead associated with the processing of pearls and jewelry products.

Marketable securities — The Company classifies its marketable securities as available-for-sale and carries them at market value with a corresponding recognition of net unrealized holding gain or loss (net of tax) as a separate component of stockholders’ equity until realized.

The Company reviews its marketable securities impairments in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, and related guidance issued by the FASB and SEC in order to determine the classification of the impairment as “temporary” or “other-than-temporary.” A temporary impairment charge results in an unrealized loss being recorded in the other comprehensive income (loss) component of stockholders’ equity. Such an unrealized loss does not affect net income (loss) for the applicable accounting period.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

An other-than-temporary impairment charge is recorded as a realized loss in the statement of operations and reduces net income (loss) for the applicable accounting period. In evaluating the impairment of marketable securities, the Company classified such impairment as temporary. If the Company’s assessment of the fair value in future periods is other than temporary, the Company will record an impairment charge through its statement of operations.

Allowance for doubtful accounts — The Company maintains an allowance for doubtful accounts based on estimates of the credit-worthiness of its customers and probable losses inherent in the account receivable balance. The Company determines the allowance based on its knowledge of troubled accounts, historical experience, and other currently available sources of information. If the financial condition of its customers deteriorates, resulting in an impairment of their ability to make payments, additional allowances might be required. If the troubled accounts are collected or there is evidence that indicates the conditions leading to an impairment of their ability to make payments no longer exists, the allowance required is then reduced. Accordingly, the resulting change in the allowance for doubtful accounts is recognized in the income statement.

Upon determination that an account is uncollectible, we write off the receivable balance. Accounts Receivable write-offs amounted to zero and HK$9 in 2009 and 2008, respectively. Although we believe the allowance is sufficient, the continuing declining economic conditions could lead to further deterioration in the financial condition of our customers, resulting in an impairment of their ability to make payments.

Long-lived assets — The Company periodically evaluates the carrying value of long-lived assets to be held and used whenever events and circumstances indicate that the carrying value of the asset may no longer be recoverable. An impairment loss, measured based on the fair value of the asset, is recognized if expected future undiscounted cash flows are less than the carrying amount of the assets.

Goodwill — The Company reviews the carrying amount of its recorded goodwill annually or in interim periods if circumstances indicate a potential impairment. The impairment review is performed at the reporting unit level, which is one level below an operating segment. The goodwill impairment test is a two-step process and requires management to make certain judgments in determining what assumptions to use in the calculation. The first step in the process consists of estimating the fair value of each reporting unit based on a discounted cash flow model using revenue and profit forecasts. Management then compares its estimate of the fair value of the reporting unit with the reporting unit’s carrying amount, which includes goodwill. If the estimated fair value is less than the carrying amount, an additional step is performed that compares the implied fair value of the reporting unit’s goodwill with the carrying amount of the goodwill. The determination of a reporting unit’s implied fair value of the goodwill requires management to allocate the estimated fair value of the reporting unit to the assets and liabilities of the reporting unit. Any unallocated fair value represents the implied fair value of the goodwill. To the extent that the carrying amount of the goodwill exceeds its implied fair value, an impairment loss is recorded in the period of identification.

Property, plant and equipment — Property, plant and equipment is stated at cost. Depreciation is provided using the straight-line method based on the estimated useful lives of the assets as follows:

Leasehold land and buildings	50 years, or less if the lease period is shorter
Plant and machinery	4 to 5 years
Furniture and equipment	4 years
Motor vehicles	4 years

Upon disposition of property, plant and equipment, the accumulated depreciation is reversed and any gain/loss as a result of the sales is recorded in the statement of income for the year

Property under development — Assets under construction are not depreciated until construction is complete and the assets are ready for their intended use. Bank loan interest of HK$16,726 and HK$16,608 was capitalized for year ended March 31, 2009 and 2008, respectively.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Real estate investment — Leasehold land and buildings held for investment are stated at cost. Cost includes the cost of the purchase of the land and construction costs, including finance costs incurred during the construction period. Depreciation of land and buildings is computed using the straight-line method over the short of the term of underlying lease of the land on which the buildings are located up to a maximum of 50 years or expected useful life of the building.

Long-term investments — The Company’s long-term investments are accounted for under the cost method. The Company periodically evaluates the carrying value of long-term investments held, whenever events and circumstances indicate that the carrying value of the investment may no longer be recoverable. The Company recognizes impairment losses based on the estimated fair value of the investments.

Revenue recognition — The Company recognizes revenue at the time products are shipped to customers and collectibility for such sales is reasonably assured. The Company recognizes gains on sales of real estate pursuant to the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 66 “Accounting for Sales of Real Estate”. The specific timing of a sale is measured against various criteria in SFAS No. 66 related to the terms of the transaction and any continuing involvement in the form of management or financial assistance associated with the property. If the sales criteria are not met, the Company defers gain recognition and accounts for the continued operations of the property by applying the deposit, finance, installment or cost recovery methods, as appropriate. Property rental income is recognized on a straight-line basis over the term of the lease, and is stated at the gross amount.

Significant amounts of returns and discounts — Sales of pearls and pearl products are recorded net of any sales returns and discounts on the consolidated statements of income and comprehensive income. Sales returns and discounts amounted to approximately HK$20,842 and HK$14,548 for 2009 and 2008, respectively. These returns and discounts represent approximately 6% and 4% of gross sales for 2009 and 2008, respectively. Returns and discounts are granted at the discretion of the Company’s management.

Sales with leaseback transactions — During the year ended March 31, 2009 and 2008, the Company sold a total of 13 and 209 properties from phase one of CP&J City to independent third parties, respectively and net proceeds from these sales were HK$16,435 and HK$228,247. Concurrent with these sales, the Company entered into an arrangement with certain independent third parties to lease the properties back from them over the lease terms of 3 to 5 years. The Company accounted for all these leases as operating leases. No gain on the sales of the properties was deferred as the transactions meet the criteria for a minor leaseback in accordance with SFAS No. 28 “Accounting for Sales with Leasebacks”.

Income taxes — Deferred income taxes are provided using the asset and liability method. Under this method, deferred income taxes are recognized for all significant temporary differences and classified as current or non-current based upon the classification of the related asset or liability in the financial statements. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all, the deferred tax asset will not be realized.

Net earnings per share (“EPS”) — Basic EPS excludes dilution and is computed by dividing net income attributable to common shareholders by the weighted average of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (warrants to purchase common stock and common stock options) were exercised or converted into common shares. EPS for all periods presented have been computed in accordance with SFAS No. 128 “Earnings Per Share” issued by the Financial Accounting Standards Board (“FASB”).

Fair Value of Financial Instruments — The carrying value of the Company’s financial instruments including cash and cash equivalents, restricted cash, marketable securities, accounts receivable, and accounts payable, are appropriately equal to their respective fair values due to the relatively short term nature of these investments.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On July 22, 2005, the Company’s Board of Directors approved a five-for-four stock split of the Company’s common stock, par value US$0.001, effected in the form of a stock dividend for stockholders of record on July 22, 2005. In accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin Topic 4C, “Equity Accounts and Change in Capital Structure”, and SFAS No. 128, “Earnings Per Share”, the Company restated all the share and per share data in these consolidated financial statements for each of the three years in the year ended March 31, 2006, to reflect the capital structure subsequent to the five-for-four stock split, which became effective on August 5, 2005.

EPS is calculated in accordance with SFAS No. 128 by application of the two-class method. The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock and participating securities according to dividends declared (or accumulated) and participation rights in undistributed earnings. Per share data is calculated using the weighted average number of shares of common stock outstanding during the year.

Reconciliation of the basic and diluted EPS is as follows:

	For the Year Ended			For the Year Ended			For the Year Ended
	March 31, 2009			March 31, 2008			March 31, 2007
	Earnings	Shares	EPS	Earnings	Shares	EPS	Earnings	Shares	EPS
	HK$’000		HK$	HK$’000		HK$	HK$’000		HK$

Basic EPS:
Net income	(11,053)			39,935			27,965
Allocated to Series A preferred stock	170			(616)			(431)

Net income available to common stockholders, adjusted	(10,883)	6,382,582	(1.71)	39,319	6,382,582	6.16	27,534	6,382,582	4.31

Effect of dilutive securities Stock options granted by a listed subsidiary	(4)			(1,429)	—		(537)	—

Diluted EPS:
Net income available to common stockholders, including conversion	(10,887)	6,382,582	(1.71)	37,890	6,382,582	5.94	26,997	6,382,582	4.23

Foreign currency translation — Assets and liabilities of foreign subsidiaries are translated from their functional currency to Hong Kong Dollars at year end exchange rates, while revenues and expenses are translated at average exchange rates during the year. Adjustments arising from translating foreign currency financial statements are reported as a separate component of stockholders’ equity. Gains or losses from foreign currency transactions are included in the statement of income.

Foreign currency risk — The Renminbi (“RMB”) is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into foreign currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. The cash and cash equivalents of the Company included aggregate amounts of HK$59,969 at March 31, 2009 and HK$117,372 at March 31, 2008, which are denominated in RMB.

The PRC subsidiaries conduct their business substantially in the PRC, and their financial performance and position are measured in terms of RMB. Any devaluation of the RMB against the United States dollar would consequently have an adverse effect on the financial performance and asset values of the Company when measured in terms of United States dollars.

Stock-based compensation — Effective April 1, 2006, the Company accounts for stock-based compensation in accordance with SFAS No. 123(R), “Share-Based Payment (revised 2004)”. Under the fair value recognition

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

provisions of this statement, stock-based compensation cost is measured at the grant date based on the value of the award granted and recognized over the vesting period. Stock-based compensation expense is included in selling, general and administrative expenses.

Staff retirement plan costs — The Company’s costs related to the defined contribution retirement plans are charged to the consolidated statement of income as incurred.

Translation into United States Dollars — The financial statements of the Company are maintained, and its consolidated financial statements are expressed, in Hong Kong dollars. The translations of Hong Kong dollar amounts into U.S. dollars are for the convenience of readers in the United States of America only and have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange at March 31, 2009. Such translations should not be construed as representations that the Hong Kong dollar amounts could be converted into U.S. dollars at that rate or any other rate.

Advertising and promotion costs — Advertising and promotion expenses are expensed when incurred. Advertising costs included in selling, general and administrative expenses were HK$7,848, HK$10,797 and HK$803 for the years ended March 31, 2009, 2008 and 2007, respectively.

Maintenance and repairs — The Company incurs repair costs in maintaining its real estate property, machinery and equipment. Such maintenance and repair costs are expensed as incurred and not capitalized

Use of estimates — The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive income — The Company reports comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income”. Accumulated other comprehensive income represents translation adjustments and unrealized holding losses on marketable securities and is included in the stockholders’ equity section of the balance sheet.

Government grant — The unconditional grant from the government is recognized in the statement of income as when the grant becomes receivable.

Recent changes in accounting pronouncements — In January 2009, the FASB issued FSP No. EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20” (FSP No. EITF 99-20-1). This FSP provides additional guidance with respect to how entities determine whether an “other-than-temporary impairment” (OTTI) exists for certain beneficial interests in a securitized transaction, such as asset-backed securities and mortgage-backed securities, that (1) do not have a high quality rating or (2) can be contractually prepaid or otherwise settled such that the holder would not recover substantially all of its investment. FSP No. EITF 99-20-1 amended EITF Issue No. 99-20 to more closely align its OTTI guidance with that of SFAS No. 115, “Accounting for Certain Investment in Debt and Equity Securities.” This FSP had no material impact on such classifications.

In December 2008, the FASB issued FASB Staff Position (“FSP”) FAS 140-4 and Financial Interpretations (“FIN”) 46(R)-8, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interest is in Variable Interest Entities (“FSP FAS 140-4”). This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise’s involvement with variable interest entities, including qualifying special-purpose entities. This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged. The adoption of FSP FAS 140-4 and FIN 46(R)-8 did not have a material impact on the Company’s condensed consolidated financial statements.

In October 2008, the FASB issued FSP No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (“FSP FAS 157-3”). FSP FAS 157-3 provides examples to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

FSP FAS 157-3 was effective upon issuance and did not have a material impact on the Company’s consolidated financial statements

In June 2008, the FASB issued FASB Staff Position (“FSP”) Emerging Issues Task Force (“EITF”) No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). This new standard requires that non-vested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents be treated as participating securities in the computation of earnings per share pursuant to the two-class method. FSP EITF 03-6-1 will be applied retrospectively to all periods presented for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact that FSP EITF 03-6-1 will have on its consolidated financial statements and results of operations for the share-based payment programs currently in place.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”), which is intended to improve financial reporting by identifying a consistent framework or hierarchy for selecting accounting principles to be used in preparing financial statements that are presented in conformity with GAAP for nongovernmental entities. SFAS No. 162 is effective 60 days following the Securities and Exchange Commission’s (“SEC”) approval of the Public Company Accounting Oversight Board amendment to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” The Company does not expect adoption of SFAS No. 162 to have a material impact on its consolidated financial statements.

In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets.” This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. This FSP allows the Company to use its historical experience in renewing or extending the useful life of intangible assets. This FSP is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years and shall be applied prospectively to intangible assets acquired after the effective date. The Company does not expect the application of this FSP to have a material impact on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (“SFAS 161”), which requires enhanced disclosures for derivative and hedging activities. SFAS 161 will become effective beginning with our first quarter of 2009. Early adoption is permitted. The Company has not adopted the standard and does not expect the adoption of SFAS No. 161 to have a material impact on its consolidated financial statements.

New accounting standards — In June 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company adopted FIN 48 on April 1, 2007, and the adoption did not have a material effect on its results of operations or financial position.

The Company is subject to income taxes in the U.S. Federal jurisdiction, and state and foreign jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. The Company is not currently under examination by U.S. Federal and state tax authorities and Hong Kong’s Tax Authority. The Company recognizes interest accrued as interest expense and

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

penalties accrued in operating expenses, if any, for all periods presented. The Company has not accrued interest and penalties related to unrecognized tax benefits as of March 31, 2009.

In September 2006, the FASB issued SFAS 157, Fair Value Measurement (“SFAS 157”). The standard defines fair value and provides a framework for using fair value to measure assets and liabilities. SFAS 157 establishes the principle that fair value should consider characteristics specific to the asset or liability based on the assumptions that market participants would use when pricing the asset or liability. SFAS 157 is effective for the Company beginning in fiscal 2009, though early adoption is permitted. The Company has not yet determined the impact this standard will have on its financial statements. In February 2008, the FASB issued FASB Staff Position (“FSP”) 157-2, Effective Date of FASB Statement No. 157 (“FSP 157-2”). FSP 157-2 delays the effective date of SFAS No. 157 from fiscal 2009 to fiscal 2010 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of this standard on April 1, 2008 did not have a significant impact on the Company’s financial statements.

3.	OTHER INCOME

	Year Ended March 31,
	2009	2008	2007
	HK$	HK$	HK$

Other income consists of the following:
Sale of scrapped inventories	—	—	22,461
Gain on sale of property, plant and equipment	1,389	30	—
Dividend income	645	251	369
Gain on sale of marketable securities	—	2,257	4,769
Government grant	1,590	—	—
Others	1,100	1,155	1,382

	4,724	3,693	28,981

4.	INCOME TAXES

Income is subject to taxation in the various countries in which the Company and its subsidiaries operate.

The components of income before income taxes and minority interests are as follows:

	Year Ended March 31,
	2009	2008	2007
	HK$	HK$	HK$

Hong Kong	30,193	40,804	60,309
Other regions in the PRC	(33,707)	157,544	6,514
Corporate expense, net	(18,365)	(2,393)	(1,546)

	(21,879)	195,955	65,277

Certain activities conducted by the Company’s subsidiaries may result in current income recognition, for U.S. tax purpose, by the Company even though no actual distribution is received by the Company from the subsidiaries. However, such income, when distributed, would generally be considered previously taxed income to the Company and thus would not be subject to U.S. federal income tax again.

The Company is subject to Hong Kong taxation on their activities conducted in Hong Kong. Under the current Hong Kong laws, dividends and capital gains arising from the realization of investments are not subject to income taxes and no withholding tax is imposed on payments of dividends by the Hong Kong incorporated subsidiaries to the Company.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company has subsidiaries which are incorporated in Guangdong Province, China and operate in the special economic zone of Shenzhen. These companies are subject to PRC income taxes at the applicable tax rate (currently 15%) on taxable income based on income tax laws applicable to foreign enterprises.

The provision for income tax (benefit) expense consists of the following:

	Year Ended March 31,
	2009	2008	2007
	HK$	HK$	HK$

Current tax
Subsidiaries operating in:
Hong Kong	1,720	1,515	4,448
Other regions	(2,058)	68,132	719

	(338)	69,647	5,167
Deferred tax
Subsidiaries operating in:
Hong Kong	358	3,373	1,254
Other regions	(3,152)	2,247	355

	(2,794)	5,620	1,609

Total	(3,132)	75,267	6,776

A reconciliation between the provision for income tax expense computed by applying the United States statutory tax rate to income before income taxes and minority interests and the actual provision for income tax expenses is as follows:

	Year Ended March 31,
	2009	2008	2007
	HK$	HK$	HK$

Applicable U.S. federal tax rate	34%	34%	34%

Provision of income taxes at the applicable U.S. federal tax rate on income for the year	(7,439)	84,732	22,194
Non-deductible expenses	1,668	3,998	1,328
Non-taxable income	(8,103)	(10,118)	(8,243)
Changes in valuation allowance	6,044	(10,041)	1,990
International rate difference	1,466	(1,065)	(10,617)
Others	3,232	7,761	124

	(3,132)	75,267	6,776

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Temporary differences and operating loss carry forwards that give rise to deferred tax assets and liabilities are as follows:

	March 31,
	2009	2008
	HK$	HK$

Deferred tax assets:
Unremitted earnings of non-U.S. subsidiaries	9,457	10,638
Operating loss carry forwards	2,967	1,806
Unrealized profit on inventory	5,146	—
Inventory reserve	2,474	—
Valuation allowance	(18,095)	(12,051)

Net deferred tax assets	1,949	393
Deferred tax liabilities:
Undistributed earnings from foreign subsidiaries	(1,400)	(1,400)
Land and building	(4,722)	(6,771)

	(4,173)	(7,778)

The deferred tax balances are classified in the consolidated balance sheet, after appropriate offsetting, as follows:

	Year Ended March 31,
	2009	2008
	HK$	HK$

Non-current assets	—	505
Non-current liabilities	(4,173)	(8,283)

	(4,173)	(7,778)

As of March 31, 2009, subsidiaries of the Company had total losses available for carry forward for Hong Kong tax purposes, subject to the agreement of the Hong Kong Inland Revenue Department, amounting to approximately HK$15,828, which have no expiration date. The tax loss carry forwards can only be utilized by the subsidiaries generating the losses.

The Company has recorded a valuation allowance against all of our US federal, Hong Kong and PRC deferred tax assets as of March 31, 2009. In accordance with FAS 109 and based on all available evidence, including our historical results and the uncertainty of predicting our future income, the valuation allowance reduces our deferred taxes to an amount that is more-likely-than-not to be realized.

U.S. deferred tax liabilities of HK$1,400 have been provided for undistributed earnings of foreign subsidiaries. There are undistributed earnings of foreign subsidiaries of approximately HK$208,224 which U.S. deferred tax liabilities have not been provided for because the Company intends to reinvest those earnings permanently.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	INVENTORIES

Inventories by major categories are summarized as follows:

	Year Ended March 31,
	2009	2008
	HK$	HK$

Raw materials	12,610	14,418
Work in progress	3,306	8,650
Finished goods	26,026	26,327

	41,942	49,395

During the years ended March 31, 2009, 2008 and 2007, the Company made a write-down of inventories, amounting to HK$5,708, HK$19,386, and HK$7,327, respectively.

6.	STAFF RETIREMENT PLANS

The Company participates in a Mandatory Provident Fund Scheme (“MPF Scheme”) for all qualifying employees in Hong Kong with effect from December 1, 2000. The assets of the MPF Scheme are held separately from those of the Company in funds under the control of an independent trustee. The Company contributes 5% of relevant payroll costs (monthly contribution is limited to 5% of HK$20 for each eligible employee) to the MPF Scheme, which contribution is matched by employees.

The employees of the Company’s subsidiaries in the PRC are members of a state-managed retirement benefits scheme operated by the local PRC government. The subsidiaries are required to contribute 8% of the average basic salary to the retirement benefit scheme to fund the benefits. The only obligation of the Company with respect to the retirement benefit scheme is to make the specified contributions.

The total contributions made for the years ended March 31, 2009, 2008 and 2007 amounted to HK$2,089, HK$1,524 and HK1,376 , respectively.

7.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the followings:

	Year Ended March 31,
	2009	2008
	HK$	HK$

Leasehold land and buildings	83,387	132,076
Plant and machinery	21,197	18,906
Furniture and equipment	8,269	15,262
Motor vehicles	6,911	6,390

	119,764	172,634
Less: Accumulated depreciation	(49,924)	(65,137)

Net book value	69,840	107,497

Depreciation expenses for the years ended March 31, 2009 and 2008 was HK$9,412 and HK$9,243, respectively, of which HK$2,194 and HK$1,749 were included as a component of cost of goods sold in the respective years.

.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	REAL ESTATE INVESTMENT

	Year Ended March 31,
	2009	2008
	HK$	HK$

At cost:
Leasehold land and buildings
— Hong Kong	38,276	17,622
— Other regions of the PRC	416,203	404,818

	454,479	422,440
Less: Accumulated depreciation	(27,442)	(12,745)

Net book value	427,037	409,695

The real estate investment in other regions of the PRC represents the Company’s interest in an industrial complex known as Man Sang Industrial City located in Gong Ming Zhen, Shenzhen and a market centre with various complex supporting facilities known as China Pearls Jewellery City (“CP&J City”) located in Shanxiahu, Zhuji, Zhejiang Province, the PRC.

A portion of the industrial complex in Shenzhen is used by the Company and a portion is held for lease. The portion of units used by the Company is classified as property, plant and equipment. The portion held for lease is classified as real estate investment and is leased to unaffiliated third parties under non-cancelable operating lease agreements.

A portion of the units in the market center in CP&J City is held for sale and a portion is held for lease. The portion of units held for lease is classified as real estate investment and is leased to unaffiliated third parties under non-cancelable operating lease arrangements. The properties held for sale, valued at approximately HK$156,033, are classified as current assets and have been included separately in the balance sheet under “Completed properties held for sale”.

The real estate investment in Hong Kong principally represents office premises leased to unaffiliated third parties under non-cancelable operating lease agreements. Leases are negotiated for an average term of one to two years and rentals are fixed during the relevant lease period.

Rental income relating to such operating leases is included in gross rental income in the consolidated statements of income and amounted to HK$26,596, HK$6,802 and HK$4,225 for the years ended March 31, 2009, 2008 and 2007, respectively.

The future aggregate minimum rental receivables under non-cancellable operating leases are as follows:

As of
March 31, 2009
HK$

Year ending March 31,
2010	20,178
2011	21,664
2012 and after	3,599

45,441

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	PROPERTY UNDER DEVELOPMENT

	Year Ended March 31,
	2009	2008
	HK$	HK$

At cost:
Land held for development	97,623	94,646
Construction cost	103,705	29,121

	201,328	123,767

As of March 31, 2009, the Company’s real estate investment (note 8), completed properties held for sale, restricted cash and property under development (note 9) with net book values of HK$123,525, HK$40,887, HK$17,000 and HK$97,623, respectively, were pledged as collateral for bank credit facilities of HK$392,100, of which we have utilized HK$192,100 as of March 31, 2009. There is no restriction on the use of the assets pledged for such facilities.

10.	OTHER ACCRUED LIABILITIES

Other accrued liabilities consist of the followings:

	Year Ended March 31,
	2009	2008
	HK$	HK$

Accrued expenses	22,843	11,743
Deposits received	—	1,549
Purchase consideration for a business	1,000	1,000
Others	4,964	4,210

	28,807	18,502

11.	COMMITMENTS

The Company leases premises under various operating leases which do not contain any escalation clauses and all of the leases contain a renewal option. Rental expense under operating leases was HK$12,289, HK$24,975 and HK$3,334 for the years ended March 31, 2009, 2008 and 2007, respectively.

As of March 31, 2009, the Company and its subsidiaries were obligated under non-cancelable operating leases requiring minimum rentals as follows:

As of
March 31, 2009
HK$

Year ending March 31,
2010	14,365
2011	10,188
2012	1,845
2013	943
2014	450

27,791

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of March 31, 2009, the Group had capital commitment of HK$117,173 in relation to the construction cost and land acquisition for CP&J City.

12.	CONTINGENCIES

On December 2, 2003, Arcadia Jewellery Limited (“Arcadia”), a subsidiary of the Company, filed a lawsuit in Hong Kong against its former general manager and certain other parties (the “Defendants”) for breach of a business transfer agreement and an employment agreement and a consultancy agreement (“Case 1”). Arcadia is claiming against the Defendants for, inter alia, account and inquiry; repayment of monies of at least HK$832; damages; interest; a declaration that the consultancy agreement is null and void and Arcadia is entitled to rescind the same; a declaration that Arcadia is entitled to exercise its rights under the business transfer agreement (i.e. not to pay the balance of the purchase consideration of HK$1,000); return of the purported consultancy fees or earnest money, the amount of which is to be assessed; costs and further or other relief.

On December 22, 2003, this former general manager filed a lawsuit in Hong Kong against Arcadia in respect of the aforesaid employment agreement for monetary claim of approximately HK$395 and also a declaration that the restraint of trade covenants under the aforesaid employment agreement are void and unenforceable. Afterwards, this former general manager agreed to transfer his monetary claim to the Labour Tribunal in Hong Kong and consolidate the rest of his case into Case 1. Although it is not possible to predict with certainty at the moment the outcome of these unresolved legal actions or pending claim or the range of possible loss or recovery, the Company does not believe that the resolution of these matters will have a material adverse effect on the Company’s financial position or operating results.

In August 2007, we entered into a mortgage collaboration agreement with a PRC bank pursuant to which we agreed to indemnify the bank for any failure on the part of purchasers of property at China Pearls and Jewellery City to repay outstanding loans on properties for which we had not yet obtained certificates of title and delivered such certificates to the bank as collateral. In February 2009, we obtained all certificates of title for the purchased property subject to the mortgage collaboration agreement, which we will deliver to the bank following the completion of certain administrative procedures to formally transfer title to purchasers of these properties. As of March 31, 2009, the loans for which we had provided such indemnification totaled HK$52.2 million.

13.	CAPITAL STOCK

The Company’s capital stock consists of common stock and Series A preferred stock and Series B convertible preferred stock.

Before November 23, 2005, the voting rights of the holders of common stock are subject to the rights of the outstanding Series A preferred shares which, as a class, is entitled to one-third voting control of the Company. Accordingly, the holders of common stock and Series A preferred shares hold, in the aggregate, more than fifty percent of the total voting rights and they can elect all of the directors of the Company. However, on November 23, 2005, the Company submitted a Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations, fixing the number of votes for holders of 100,000 issued and outstanding shares of the Company’s Series A preferred stock at 3,191,225 shares of the Company’s common stock.

Holders of the 100,000 issued and outstanding shares of Series A preferred stock (the “Series A preferred shares”) are entitled, as a class, to an aggregate of 3,191,225 votes at Annual Meeting of the Company in all matters voted on by stockholders and a liquidation preference of US$25 (in dollar) per share. Except for the foregoing, the holders of the Series A preferred shares have no preferences or rights in excess of those generally available to the holders of common stock. The holders of Series A preferred shares are entitled to participate in any dividends paid ratably with the holders of common stock.

The directors have authorized a series of preferred stock designated as Series B convertible preferred stock (the “Series B preferred shares”). A total of 100,000 Series B preferred shares were authorized. Except to the extent

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

declared by the directors from time to time, if ever, no dividends are payable with respect to the Series B preferred shares. Additionally, the Series B preferred shares have no voting rights except that the approval of holders of a majority of such shares is required to (1) authorize, create or issue any shares of any class or series ranking senior to the Series B preferred shares as to liquidation preference, (2) amend, alter or repeal, by any means, the Company’s certificate of incorporation if the powers, preferences, or special rights of the Series B preferred shares would be adversely affected, or (3) become subject to any restriction on the Series B preferred shares, other than restrictions arising solely under Nevada law or existing under the certificate of incorporation as in effect on December 31, 1995. The Series B preferred shares have a liquidation preference of US$1,000 (in dollar) per share and are subject, at the election of the Company, to redemption or conversion at such price after December 31, 1997. At March 31, 2009, no shares of Series B preferred stock were outstanding.

On July 22, 2005, the Company’s Board of Directors approved a five-for-four stock split of the Company’s common stock, par value US$0.001, effected in the form of a stock dividend for stockholders of record on July 22, 2005. As a result, the Company restated all the share and per share data for each of the three years ended March 31, 2006, to reflect the capital structure subsequent to the five-for-four stock split, which became effective on August 5, 2005.

On June 7, 2002, the Company issued in aggregate 512,500 shares of common stock of par value US$0.001 per share to two business consultants pursuant to two separate business consulting agreements dated June 1, 2002. The amount of the relevant compensation expenses of approximately HK$2,174, being the fair value of the shares issued, is being recognized over the service period of the contracts. Approximately HK$181, HK$1,087 and HK$906 was charged to the statement of income during the years ended March 31, 2005, 2004 and 2003, respectively.

On April 30, 2003, the Company repurchased 512,500 shares of common stock, par value US$0.001 per share at a price of US$1.2 per share. These shares were cancelled on May 2, 2003.

During the year ended March 31, 2005, 62,500 stock options were exercised at a price of US$0.976 per share. A total of 62,500 shares of common stock, par value of US$0.001 were issued accordingly.

During the year ended March 31, 2006, 500,000 and 312,500 stock options were exercised at prices of US$0.976 per share and US$0.88 per share, respectively. A total of 812,500 shares of common stock, par value of US$0.001 were issued accordingly.

On June 28, 2007, the Company returned capital in the amount of HK$12,446 (US$0.25 per share) of Common Stock to our stockholders of record on July 24, 2007.

14.	STOCK OPTION PLANS

MSIL options

On August 2, 2002, MSIL adopted a new share option scheme (the “2002 Scheme”) and terminated the one adopted on September 8, 1997 (the “1997 Scheme”). In accordance with the 2002 Scheme, MSIL may grant options to any person being an employee, officer, agent, or consultant of group headed by MSIL (“MSIL Group”) including executive or non-executive directors of MSIL Group to subscribe for shares in MSIL at a price determined by the Board of directors of MSIL being at least the highest of (a) the closing price of the shares on The Stock Exchange of Hong Kong Limited (the “Stock Exchange”) on the date of grant of the option, which must be a trading day; (b) the average closing price of the shares on the Stock Exchange for the five trading days immediately preceding the date of grant of the option; and (c) the nominal value of the shares. The purpose of the 2002 Scheme is to provide incentives to the people who were granted options to contribute to MSIL Group and to enable MSIL Group to recruit high-caliber employees and attract resources that are valuable to MSIL Group.

The total number of shares which may be issued upon exercise of all options to be granted, together with all options to be granted under any other share option scheme(s) of MSIL and/or any of its subsidiaries, must not represent more than 10% of the nominal amount of all the issued shares of MSIL as of August 2, 2002.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The 2002 Scheme is valid and effective for a period of 10 years commencing August 2, 2002. At March 31, 2004, 75,187,093 options were available for future grant under the 2002 Scheme.

On May 2, 2006 and September 18, 2006, MSIL granted options (“MSIL Options”) to purchase 48,000,000 and 20,000,000 shares of its common stock, respectively, to certain directors and employees, of which options to purchase 10,000,000 shares granted to one of its employees had lapsed on September 18, 2006. These options were granted at an exercise price of (i) HK$0.253 per share, which are determined by the arithmetic average of the closing price of MSIL shares for each of the five trading days immediately prior to and including May 2, 2006, and (ii) HK$0.233 per share, the closing price of MSIL shares on September 18, 2006.

On March 13, 2007, MSIL granted options to purchase 5,000,000 shares under the 2002 scheme to an employee at an exercise price of HK$0.500 per share, which is the closing price of MSIL share on March 13, 2007.

On August 1, 2008, the refreshment of the 2002 Scheme was approved by it shareholders in annual general meeting 2008. Following the refreshment, the number of common shares available for future issuance under 2002 Scheme refreshed from 2,187,093 shares to 122,474,021 shares. As of March 31, 2009, 39,000,000 options was outstanding and 122,474,021 options was available for future grant under the 2002 Scheme.

During the year ended March 31, 2007, 3,000,000 share options were exercised at price of HK$0.253.

During the year ended March 31, 2008, 8,000,000 and 13,000,000 stock options were exercised at prices of H$K0.253 and HK$0.233, respectively.

A summary of the number of outstanding and exercisable options under the 2002 Scheme as of March 31, 2009, and changes during the year then ended is presented as follows:

	Number of	Exercise Prices (the Weighted
	MSIL	Average Exercise Price
	Options	in Parenthesis)

Outstanding as of April 1, 2007	60,000,000	HK$0.253, HK$0.233 and
		HK$0.500 (HK$0.267)
Exercised	(21,000,000)	HK$0.253 and HK$0.233

		(HK$0.241)
Outstanding as of March 31, 2008 and March 31, 2009	39,000,000	HK$0.253, HK$0.233 and

		HK$0.500 (HK$0.281)
Exercisable as of March 31, 2008 and March 31, 2009	39,000,000	HK$0.253 and HK$0.233 and

		HK$0.500 (HK$0.281)

As of March 31, 2009, the aggregate intrinsic value of the outstanding and exercisable MSIL options was HK$2,418.

The Company accounts for stock-based compensation in accordance with SFAS No. 123(R), Share-Based Payment (revised 2004). Under the fair value recognition of this statement, stock-based compensation cost is measured at the grant date based on the value of the award granted, and recognized over the vesting period. The fair value of each option granted was calculated using the Black-Scholes option pricing model.

Company options

In October of 1996, the Company approved the establishment of the Man Sang Holdings, Inc. 1996 Stock Option Plan (the “Plan”), under which stock options awards (“Holding Company Options”) may be made to employees, directors and consultants of the Company. The Plan will remain effective until October 2006 unless terminated earlier by the Board of Directors. However, as a condition to list shares of its common stock on the American Stock Exchange (“AMEX”), the Company undertakes to terminate the Plan during the year ended March 31, 2006.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The maximum number of shares of common stock which may be issued or delivered and as to which awards may be granted under the Plan was 1,250,000 shares, which was subsequently revised to 2,500,000 shares, as adjusted by the anti dilution provisions contained in the Plan. The exercise price for a stock option must be at least equal to 100% (110% with respect to incentive stock options granted to persons holding ten percent or more of the outstanding common stock) of the fair market value of the common stock on the date of grant of such stock option for incentive stock options, which are available only to employees of the Company, and 85% of the fair market value of the common stock on the date of grant of such stock option for other stock options.

The duration of each option will be determined by the Compensation Committee, but no option will be exercisable more than ten years from the date of grant (or, with respect to incentive stock options granted to persons holding ten percent or more of the outstanding common stock not more than five years from the date of grant). Unless otherwise determined by the Compensation Committee and provided in the applicable option agreement, options will be exercisable within three months of any termination of employment, including termination due to disability, death or normal retirement (but no later than the expiration date of the option).

No options were available for future grant as the Plan has been terminated during the year ended March 31, 2006.

On August 1, 2007, the Company’s shareholders approved the 2007 Stock Option Scheme (“2007 MHJ Scheme”) of the Company. Under the 2007 MHJ Scheme, options may be granted to eligible employees and consultants to purchase shares of the Company. The Plan is designed to enable the Company and its subsidiaries to attract, retain and motivate selected employees and consultants. The 2007 MHJ Scheme will remain effective until July 31, 2017 unless terminated earlier by Board of Directors.

The maximum number of shares of common stock which may be issued or delivered and as to which awards may be granted under the 2007 MHJ Scheme was 1,500,000 shares. The exercise price for a stock option shall be (A) determined by the Board or a committee designated by the Board (“Committee”), (B) set forth in the option agreement, and (C) not less than 100% of the fair market value of the common stock on the date of grant of such stock option.

The duration of each option will be determined by the Board or the Committee, but no option under 2007 MHJ Scheme may be exercised in whole or in part more than ten years after its date of grant.

During fiscal year 2009, no options were granted under 2007 MHJ Scheme. As of March 31, 2009, 1,500,000 options were available for future grant.

Compensation expenses

The Company accounts for stock-based compensation in accordance with SFAS No. 123(R), Share-Based Payment (revised 2004). Under the fair value recognition of this statement, stock-based compensation cost is measured at the grant date based on the value of the award granted, and recognized over the vesting period. The fair value of each option granted was calculated using the Black-Scholes option pricing model. The Company estimates the fair value of stock options using the Black-Scholes option pricing model, with the following assumptions:

	MSIL Options Granted on
	May 2,	September 18,	March 13,
	2006	2006	2007

Risk-free interest rate per annum	4.660%	4.025%	4.030%
Expected life	5 years	5 years	5 years
Expected volatility	21.83%	35.25%	60.91%
Expected dividend yield	0.00%	0.00%	0.00%

The weighted average fair value of the MSIL Options granted during the year ended March 31, 2008 were HK$0.10 per option (in dollar), respectively. Cash received from the exercise of MSIL Options during the year

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ended March 31, 2008 was HK$5,053. No MSIL Options was exercised during the year ended March 31, 2009. As of March 31, 2009, the weighted average remaining contractual term of the MSIL Options was 2.96 years.

The total compensation expense recognized in the consolidated statements of income for the years ended March 31, 2008 and 2007 was HK$1,290, HK$5,317, respectively. No MSIL Options was granted during the year ended March 31, 2009. As of March 31, 2009, there was no unrecognized compensation cost related to unvested stock options.

15.	ACQUISITION AND INVESTMENT IN AFFILIATES

On April 12, 2007, MSIL acquired an additional 6% interest in a project located in Zhuji, China (the “CP&J Project”) and an assignment of a loan in an amount equivalent to approximately HK$10,560 for a total consideration of HK$60,000. As a result of this acquisition, the Company, through Smartest Man Holdings Limited, an indirect wholly-owned subsidiary of MSIL, indirectly owns 55% of the issued share capital of China Pearls and Jewellery City Holdings Limited, or CPJC, and a 55% interest in the CP&J Project. The results of operations of CPJC have been included in the consolidated financial statements since that date, under the purchase method according to Statement of Financial Accounting Standard No. 141, Business Combinations.

Reconciliation of cash received for the acquisition of 6% controlling interest in CPJC

HK$

Purchase price	(49,440)
Loan assignment	(10,560)
Cash received at time of acquisition	135,396

75,396

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

As at
April 12,
2007
HK$

Acquisition costs — direct	49,440
Direct costs	666

50,106

Current assets	190,402
Property, plant and equipment	207,044

Total assets acquired	397,446
Current liabilities	(269,236)
Deferred tax liabilities	(1,903)
Long term debt	(140,000)

Total liabilities assumed	(411,139)

Net liability assumed	(13,693)

Excess of cost over fair value of net assets acquired, Goodwill	63,799

The minority interest from CPJC has been reduced to zero and the minority shareholder of CPJC has not guaranteed the losses and will not provide for additional losses. As such, the Company will absorb 100% of the

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

losses until future earnings materialize, at which time the majority interest shall be credited to the extent of such losses previously absorbed.

Unaudited pro forma results of operation for the years ended March 31, 2009 and 2008, are as follows. The amounts are shown as if the acquisition had occurred at the beginning of the period presented:-

Year Ended
March 31, 2008
HK$

Pro forma revenues, including rental income	640,493
Pro forma net income	39,341
Earnings per share — Basic pro forma	6.16
Diluted pro forma	5.84

The pro forma results have been prepared for comparative purpose only and are not necessarily indicative of the actual results of operations had the acquisition taken place as at the beginning of the periods presented, or the results that may occur in the future. Furthermore, the pro forma results do not give effect to all cost savings or incremental cost that may occur as a result of the integration and consolidation of the acquisition.

In November 2007, China Pearls and Jewellery International City Co. Ltd. (“CPJI”), a subsidiary of the Company, invested HK$104 to establish a company in the PRC and holds 20% of its total stake. The company is inactive as of March 31, 2009. During the year the Company shared equity loss of an affiliate of HK$54.

16.	GOODWILL

The goodwill balance by business segment was as follows:

HK$

Real Estate Operations
Balance as of March 31, 2008 and March 31, 2009	63,799

SFAS No. 142, “Goodwill and Other intangible Assets” requires that goodwill be tested for impairment at least annually. The Company completed its annual goodwill impairment test in the fourth quarter of the fiscal year 2009 and determined that no impairment existed.

17	SECURED DEBT

As at March 31, 2009, the Company’s secured debt is comprised of the following:

Secured debt, varying interest rates per annum from 5.4% to 8.1%, due July 2009 to January 2011, which matures in:-

HK$

Year ended March 31,
2010	90,400
2011	101,700

192,100

Secured debt generally requires monthly interest payments and repayment of principal when due. Secured debt is secured by guarantees or land under development in the PRC. As of March 31, 2009, the total gross book value of land securing the debt was HK$230.7 million. As of March 31, 2009, the secured debt bore interest at variable rates, and the weighted average interest rate was 6.64% per annum.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	RELATED PARTY TRANSACTIONS

During the periods presented, certain leasehold properties were provided free of charge to Messrs. Cheng Chung Hing and Cheng Tai Po for their residential use.

During the years ended March 31, 2009, 2008 and 2007, the Group sold jewelry products amounting to HK$39, HK$250 and HK$600, respectively, to China South City Holdings Limited (“China South City”), a company in which Messrs. Cheng Chung Hing and Cheng Tai Po have beneficial interests.

During the years ended March 31, 2008 and 2007, a reimbursement amounting to HK$456 and HK$568 was received, respectively, from China South City for the salaries of staff who had provided services to China South City.

In addition, motor vehicle rental charges were paid to China South City during the years ended March 31, 2008 amounted to HK$209.

During the year ended March 31, 2008, the Group acquired a motor vehicle amounting to HK$324, at net book value, from China South City.

On July 1, 2008, the Company entered into the Sharing of Office Agreement with China South City, pursuant to which the Company agreed to share certain portion of the Premises with China South City for use as its office spaces for a term expiring on 16 March 2011. During the year ended March 31, 2009, China South City paid HK$1,412 to the Company in this regard.

19.	CONCENTRATIONS OF CREDIT RISK

a.	Major customers

A substantial percentage of the Company’s sales is made to a small number of customers and is typically on an open account basis. For the year ended March 31, 2009, one of our customers accounted for more than 10.0% of our total sales, and our five largest customers accounted for approximately 47.4% (2008: 41.9%), with the largest customer accounting for approximately 15.1% (2008: 10.4%) of our total sales.

Details of the amounts receivable from the five customers with the largest receivable gross balances as of March 31, 2009 and 2008 are as follows:

	Percentage of Accounts
	Receivable March 31,
	2009	2008

Five largest receivable balances	37.1%	32.5%

An analysis of the allowance for doubtful accounts for accounts receivables for each of the three years in the period ended March 31, 2009 is as follows:

	Year Ended March 31,
	2009	2008	2007
	HK$	HK$	HK$

Balance at beginning of year	17,124	22,436	22,265
Addition (Reduction) of allowance charged to statement of income	27,478	(5,303)	1,551
Direct write-off charged against allowance	—	(9)	(1,380)
Translation	(405)	—	—

Balance at end of year	44,197	17,124	22,436

b.	Deposits in financial institution

As of March 31, 2009 and 2008 substantially all of the Group’s cash and cash equivalents and time deposits were held by major financial institutions located in Hong Kong, the PRC and United States which management believes are of high credit quality.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company maintains certain bank accounts in the PRC which are not protected by FDIC insurance or other insurance. Cash balances held in PRC bank accounts to HK$42,773 and HK$116,047 as of March 31, 2009 and 2008, respectively. As of March 31, 2009 and 2008, the Company held HK$2,257 and HK$925 of cash balances within the United States of which HK$1,477 and HK$145 was in excess of FDIC insurance limits, respectively.

20.	FAIR VALUE MEASUREMENTS

The Company adopted SFAS No. 157, “Fair Value Measurements” effective January 1, 2008. Under SFAS No. 157, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at measurement date. SFAS 157 also establishes a fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy is broken down into three levels. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liabilities, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The Company classifies its marketable securities as available-for-sale. The marketable securities were equity securities that are traded in an active market. Closing stock prices are readily available from active markets and are used as being representative of fair value. The Company classifies these securities as level 1 input for measuring fair value. Marketable securities comprise:

	March 31,	March 31,
	2009	2008
	HK$	HK$

Publicly traded corporate equity securities listed in Hong Kong, net of other-than-temporary impairment	16,962	3,560
Gross unrealized gains	1,657	1,851

Fair value of marketable securities using inputs as level 1	18,619	5,411

The realized (loss) gain of marketable securities for the periods was as follows:-

	March 31,	March 31,
	2009	2008

Sale proceeds at market price	79,955	4,250
Specific identification cost of the securities, net of other-than-temporary decline value	(83,425)	(1,993)

Realized (loss) gain	(3,470)	2,257

As of March 31, 2009, the Company holds a total of 13 publicly traded equity securities listed on the Hong Kong stock exchange. The Company regularly reviews its marketable securities to identify and evaluate the marketable securities that have indications of possible impairment. Factors considered in determining whether a loss is temporary include: the length of time and extent to which fair market value has been lower than the cost basis, the financial condition and near-term prospects of the investee, credit quality, and the Company’s ability to hold the securities for a period of time sufficient to allow for any anticipated recovery in fair market value. 12 out of these 13 investment positions are at an unrealized loss or other than temporary decline in fair market value position as of March 31, 2009. We assessed the decline in fair market value for most of these securities as other than temporary and expect the recovery to take in excess of one year. As such, we have recorded an other than temporary impairment of HK$5,148 for the year ended March 31, 2009.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

21.	SEGMENT INFORMATION

The Company has adopted SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”, which establishes annual and interim reporting standards for enterprise business segments and related disclosures about its products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

The Company’s chief operating decision maker evaluates segment performance and allocates resources based on several factors of which the primary financial measures are revenues from external customers and operating income.

Contributions of the major activities, profitability information and asset information are summarized below:

	Year Ended March 31,
	2009	2008	2007
	HK$	HK$	HK$

Revenues from external customers:
Pearls	316,703	405,444	398,279
Real estate, including rental income	43,031	235,049	4,225

	359,734	640,493	402,504

Operating (loss) income:
Pearls	(2,349)	39,824	28,565
Real estate	(29,949)	124,088	(1,663)

	(32,298)	163,912	26,902

Depreciation and amortization:
Pearls	6,952	6,440	5,820
Real estate	12,793	4,211	1,561
Corporate assets	888	918	918

	20,633	11,569	8,299

Capital expenditure for segment assets:
Pearls	8,531	6,881	8,929
Real estate	76,866	466,147	—

	85,397	473,028	8,929

Segment assets:
Pearls	643,357	648,480	572,466
Real estate	1,020,942	1,090,346	60,979
Corporate assets (note)	51,330	42,811	45,664

	1,715,629	1,781,637	679,109

Long-lived assets:
Pearls	35,336	46,108	154,674
Real estate	694,559	623,339	60,979
Corporate assets	32,161	35,920	36,838

	762,056	705,367	252,491

Note: Corporate assets consist principally of marketable securities and leasehold land and buildings held as quarters used by certain directors and employees of the Company.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year Ended March 31,
	2009	2008	2007
	HK$	HK$	HK$

Net sales to unaffiliated customers:
Real Estate operations
PRC	16,435	228,247	—
Pearl operations
Hong Kong	15,966	26,848	29,929
North America	69,945	104,185	114,076
Europe	152,957	168,616	155,015
Asian countries, other than Hong Kong	52,194	78,915	79,303
Others	25,641	26,880	19,956

	316,703	405,444	398,279

	333,138	633,691	398,279

All of the Company’s sales of pearls are coordinated through the Hong Kong subsidiaries and an analysis by destination

The Company operates in only one geographic area. The location of the Company’s identifiable assets is as follows:

	Year Ended March 31,
	2009	2008	2007
	HK$	HK$	HK$

Hong Kong	653,294	555,298	484,882
Other regions of the PRC	1,062,335	1,226,339	194,227

	1,715,629	1,781,637	679,109

The Company derived operating revenue from the following customers, which accounted for over 10% of operating revenue:

	Year Ended March 31,
	2009		2008		2007
	HK$	%	HK$	%	HK$	%

Customer A	47,789	15	66,097	10	63,765	16

Accounts receivable related to this customer was HK$11,947 and HK$14,967 as of March 31, 2009 and 2008, respectively.

MAN SANG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

22.	QUARTERLY DATA (UNAUDITED)

	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter
	HK$	HK$	HK$	HK$

2009
Net sales	89,353	110,223	78,260	55,302
Gross profit	36,560	40,370	26,974	11,204
Operating income (loss)	11,422	11,087	(5,760)	(49,047)
Net income (loss)	4,199	5,006	(3,423)	(16,835)
Basic earnings per common share (in dollar)	0.65	0.77	(0.53)	(2.60)
Diluted earnings per common share (in dollar)	0.63	0.76	N/A	N/A
2008
Net sales	100,652	109,407	108,616	315,016
Gross profit	35,062	38,161	34,002	121,014
Operating income	17,800	6,013	(4,594)	91,436
Net income	8,898	3,695	4,229	23,113
Basic earnings per common share (in dollar)	1.37	0.57	0.65	3.57
Diluted earnings per common share (in dollar)	1.30	0.54	0.62	3.51

ANNEX A

AGREEMENT AND PLAN OF DISSOLUTION AND LIQUIDATION

AGREEMENT AND PLAN OF DISSOLUTION AND LIQUIDATION

BETWEEN

MAN SANG HOLDINGS, INC.

AND

MAN SANG INTERNATIONAL (B.V.I.) LIMITED

Dated as of July 24, 2009

AGREEMENT AND PLAN OF DISSOLUTION AND LIQUIDATION

This AGREEMENT AND PLAN OF DISSOLUTION AND LIQUIDATION (this “Agreement”) is made as of July 24, 2009, between Man Sang Holdings, Inc., a Nevada corporation (“Man Sang Holdings”) and Man Sang International (B.V.I.) Limited, an international business company incorporated under the International Business Companies Act of the British Virgin Islands and automatically re-registered under the BVI Business Companies Act, 2004 (“Man Sang BVI”).

WHEREAS, the board of directors of Man Sang Holdings and the board of directors of Man Sang BVI have determined that it is advisable and in the best interests of their respective corporations and stockholders that Man Sang Holdings and Man Sang BVI consummate the transactions provided for herein, constituting the dissolution and liquidation of Man Sang Holdings (the “Liquidation”), pursuant to which Man Sang Holdings shall, after payment or provision for payment of its liabilities and obligations, dissolve, liquidate and distribute all of its remaining assets to the holders (the “Stockholders”) of its outstanding shares of the common stock, par value US$0.001 per share (“Man Sang Holdings Common Stock”) and the preferred stock, par value US$0.001 per share (“Man Sang Holdings Preferred Stock”), upon the terms and subject to the conditions of this Agreement pursuant to a plan of complete dissolution of Man Sang Holdings and in accordance with Chapter 78 of the Nevada Revised Statutes (the “NRS”), as described below, and Man Sang BVI shall contractually assume all rights, title, obligations and liabilities of Man Sang Holdings, upon the terms and subject to the conditions of this Agreement;

WHEREAS, the board of directors of Man Sang Holdings has unanimously approved by written consent, in accordance with the applicable provisions of the NRS, this Agreement and the transactions contemplated hereby, including the Liquidation and has resolved to recommend to its stockholders the approval of the dissolution and liquidation of Man Sang Holdings and the adoption of this Agreement, and the board of directors of Man Sang BVI has approved, in accordance with the applicable provisions of British Virgin Islands law, this Agreement and the transactions contemplated hereby;

WHEREAS, the consummation of the Liquidation and certain of the transactions contemplated by this Agreement requires the affirmative vote of a majority of the capital stock of Man Sang Holdings entitled to vote at which a quorum is present and the affirmative vote of a majority of the capital stock of Man Sang BVI entitled to vote at which a quorum is present; and

WHEREAS, as a condition and inducement to Man Sang BVI entering into this Agreement, concurrently with the execution and delivery of this Agreement, Man Sang Holdings and certain stockholders of Man Sang Holdings (representing a majority of the issued and outstanding shares of Man Sang Holdings entitled to vote) (the “Principal Stockholders”) are executing and delivering a voting agreement of even date herewith (the “Voting Agreement”) in accordance with the relevant provisions of the NRS pursuant to which the Principal Stockholders have agreed, subject to the terms thereof, to vote their shares of capital stock of Man Sang Holdings in favor of the Liquidation, this Agreement and the other transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.  Defined Terms.  When used in this Agreement, the following terms shall have the respective meanings specified therefore below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Assets” shall have the meaning set forth in Section 2.1.

“Business Day” shall mean any day, other than a Saturday, Sunday or one on which banks are authorized by Law to close in the City of New York or Hong Kong.

“Certificate of Dissolution” shall have the meaning set forth in Section 2.3.

“Closing” shall have the meaning set forth in Section 2.4.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Company Affiliates” shall have the meaning set forth in Section 7.14.

“Control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Distribution Agent” shall have the meaning set forth in Section 3.2(a) hereof.

“Distribution Fund” shall have the meaning set forth in Section 3.2(a) hereof.

“Effective Time” shall have the meaning set forth in Section 2.3 hereof.

“Employee Benefit Plans” shall mean all material employee benefit, pension, profit-sharing, savings, deferred compensation, bonus, incentive, stock option (or other equity-based), severance, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans, programs and arrangements, (i) sponsored, maintained or contributed to or required to be contributed to by Man Sang Holdings or any of its Subsidiaries or to which Man Sang Holdings or any of its Subsidiaries is a party and (ii) in which any current or former Man Sang Holdings employee or current director or consultant is a participant.

“Encumbrances” shall mean all liens, security interests, pledges, mortgages, deeds of trusts, charges, options, encumbrances or other restrictions, including restrictions on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, and all other similar rights of third parties, of any kind or nature.

“Excess Shares” shall have the meaning set forth in Section 3.2(e)(ii).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Distribution” shall have the meaning set forth in Section 3.2(b).

“GAAP” shall mean generally accepted accounting principles of the United States, as in effect from time to time.

“Governmental Authority” shall mean any the SEC and any other federal, state, county, local, provincial, municipal or other U.S. or foreign governments or governmental or regulatory or legislative agencies, authorities (including Taxing, antitrust or competition and self-regulatory authorities), instrumentalities, commissions, departments, boards, bureaus, bodies or other governmental or quasi-governmental entities having competent jurisdiction over any party, any of their respective Subsidiaries, and any other tribunal, court, judicial or quasi-judicial agency, administrative agency, mediator or arbitrator of competent jurisdiction.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IRS” shall mean the U.S. Internal Revenue Service.

“Knowledge” shall mean the actual knowledge of such person or persons in each case after due inquiry.

“Law” shall mean any federal, state, county, local, provincial, municipal or other U.S. or foreign constitution, code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, plan, or statute applicable to a Person or its assets, liabilities, or business, including those promulgated, interpreted or enforced by any Governmental Authority.

“Liens” means any pledges, liens, charges, mortgages, encumbrances and securities interests.

“Liquidation” shall have the meaning set forth in the preamble hereof.

“Liquidation Date” shall have the meaning set forth in Section 2.1.

“Man Sang BVI” shall have the meaning set forth in the preamble hereof.

“Man Sang BVI Certificates” shall have the meaning set forth in Section 3.1.

“Man Sang BVI Ordinary Shares” shall have the meaning set forth in Section 2.1.

“Man Sang BVI Preferred Shares” shall have the meaning set forth in Section 2.1.

“Man Sang BVI Stockholders’ Meeting” shall have the meaning set forth in Section 7.2(b).

“Man Sang Holdings” shall have the meaning set forth in the preamble hereof.

“Man Sang Holdings Certificate” shall have the meaning set forth in Section 3.1.

“Man Sang Holdings Common Stock” shall have the meaning set forth in the preamble hereof.

“Man Sang Holdings Preferred Stock” shall have the meaning set forth in the preamble hereof.

“Man Sang Holdings Stockholders’ Meeting” shall have the meaning set forth in Section 7.2(a).

“Man Sang Holdings Trust” shall have the meaning set forth in Section 3.2(e)(iii).

“Material Adverse Effect” means any change or effect, either individually or in the aggregate, that is materially adverse to the business, assets, financial condition or results of operations of such company and its Subsidiaries taken as a whole, other than (a) any change or effect relating to local, regional, national or foreign political, economic or financial conditions or resulting from or arising out of developments or conditions in credit, financial, banking or securities markets (including any disruption thereof), including without limitation, those caused by acts of terrorism or war or armed hostilities (whether or not declared) or any material worsening of such conditions (except to the extent that such change or effect has a materially disproportionate adverse effect on such company and its Subsidiaries as compared to other companies in its industry), (b) any change or effect generally affecting any of the industries, geographic areas or business segments in which such company and its Subsidiaries operate, including without limitation, any increase in the prices of raw materials, or any material worsening of such conditions (except to the extent that such change or effect has a materially disproportionate effect on such company and its Subsidiaries as compared to other companies in the industry), (c) any change or effect resulting from any hurricane, earthquake or other natural disasters (except to the extent that such change or effect has a materially disproportionate effect on such company and its Subsidiaries as compared to other companies in the industry), (d) any change in the share price or trading volume (as opposed to the facts underlying such change) of the common stock on the relevant stock exchange, (e) any change in applicable law, rules or regulations (except to the extent that such change or effect has a materially disproportionate effect on such company and its Subsidiaries as compared to other companies in the industry), (f) any change in U.S. GAAP or the interpretation thereof, (g) any failure, in and of itself (as opposed to the facts underlying such failure), to meet any budgets, plans, projections or forecasts of such company’s revenue, earnings or other financial performance or results of operations, or any published financial forecasts or analyst estimates of such company’s revenue, earnings or other financial performance or results of operations or any change in analyst recommendations, for any period, or (h) any change or effect attributable to the execution, performance or announcement of this Agreement (including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners or employees, including without limitation, the loss or departure of officers or other employees of such company or its Subsidiaries), or otherwise resulting from the pursuit of the consummation of the transactions contemplated hereby.

“NRS” shall have the meaning set forth in the preamble hereof.

“Party” and “Parties” shall have the meanings set forth in the preamble hereof.

“Person” shall mean any natural person, firm, individual, business trust, trust, association, corporation, partnership, limited liability company, joint venture, company, unincorporated entity or Governmental Authority.

“Principal Stockholders” shall have the meaning set forth in the preamble hereof.

“Proxy Statement/Prospectus” shall mean the proxy statement/prospectus of Man Sang BVI and the proxy statement of Man Sang Holdings to be distributed to Man Sang Holdings Stockholders in connection with the Liquidation, including any preliminary proxy statement/prospectus or definitive proxy statement/prospectus filed with the SEC in accordance with the terms and provisions of this Agreement. The Proxy Statement/Prospectus shall constitute a part of the Registration Statement.

“Registration Statement” shall mean the registration statement on Form F-4 to be filed by Man Sang BVI and Man Sang Holdings with the SEC in connection with the offer, sale and issuance of Man Sang BVI Ordinary Shares in the Liquidation (as amended and supplemented from time to time).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholders” shall have the meaning set forth in the preamble hereof.

“Subsidiary” shall mean, with respect to any Person, any Affiliate controlled by such Person directly, or indirectly, through one or more intermediaries.

“Treasury Regulations” shall mean the final, temporary and proposed regulations, respectively, promulgated under the Code.

“Voting Agreement” shall have the meaning set forth in the preamble hereof.

“Waiver Agreement” shall have the meaning set forth in Section 3.1.

ARTICLE II

THE LIQUIDATION

Section 2.1.  The Liquidation.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NRS, Man Sang Holdings shall dissolve its corporate existence, liquidate and after the payment of all of its liabilities and obligations, distribute all of its assets to the Stockholders of Man Sang Holdings at the Effective Time (as defined below) pursuant to resolutions of the board of directors of Man Sang Holdings. On such date as determined by the officers of Man Sang Holdings (the “Liquidation Date”), Man Sang Holdings shall distribute to all of the Stockholders as of such date, all of Man Sang Holdings’ property and assets, which as of the Effective Time will consist of 6,382,582 ordinary shares of Man Sang BVI, par value US$0.001  per share (the “Man Sang BVI Ordinary Shares”) and 100,000 preferred shares of Man Sang BVI, par value US$0.001 per share, including a liquidation preference, (the “Man Sang BVI Preferred Shares”) together with any dividends or other distributions theretofore paid on Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares (together, the “Assets”), in the manner hereafter set forth hereof and as the board of directors of Man Sang Holdings deems expedient and in the best interests of Man Sang Holdings and the Stockholders. As part of the liquidation of the Assets, before any distribution of the Assets, Man Sang Holdings shall pay, or make a provision for the payment of, all accounts payable, debts and claims owing by it, and shall collect, or make a provision for the collection of, all accounts receivable, debts and claims owing to it.

Section 2.2.  Cessation of Business Activities.  Upon filing of the Certificate of Dissolution, Man Sang Holdings shall not engage in any business activities except for the winding up process, including preserving the value of its assets, prosecuting and defending suits (whether civil, criminal or administrative) by or against Man Sang Holdings, settling and closing its business, disposing of and conveying its property, discharging its liabilities and distributing to its Stockholders any remaining assets. The directors in office and the officers of Man Sang Holdings in office shall continue in office solely for these purposes and as otherwise provided in this Agreement and in the NRS.

Section 2.3.  Effective Time.  Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 8.1, the parties shall cause the Liquidation to be consummated by preparing, executing and filing the certificate of dissolution (the “Certificate of Dissolution”)

with the Secretary of State of the State of Nevada, in such form as is required by, and in accordance with, the relevant provisions of the NRS. The Liquidation shall become effective upon the distribution of the Assets to the Stockholders of Man Sang Holdings. The date and time when the Liquidation shall become effective is hereinafter referred to as the “Effective Time.”

Section 2.4.  Closing.  Immediately prior to the filing of the Certificate of Dissolution, a closing (the “Closing”) shall be held at the offices of Baker & McKenzie, 14th Floor, Hutchison House, 10 Harcourt Road, Hong Kong SAR, or such other place as the parties may agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII.

Section 2.5.  Effects of the Liquidation.  The Liquidation will have the effects set forth in this Agreement, the Certificate of Dissolution and the NRS.

Section 2.6.  Section 331 Liquidation.  For U.S. federal income tax purposes, the Liquidation is intended to constitute a “complete liquidation” within the meaning of Section 331 of the Code of 1986, as amended (the “Code”). The parties to this Agreement hereby (i) adopt this Agreement as a “plan of liquidation,” (ii) agree to file and retain such information as shall be required under Section 1.6043-1 of the Treasury Regulations, and (iii) shall file all tax and other informational returns on a basis consistent with such characterization. Each of the parties acknowledge and agree that the Liquidation is intended to qualify as a complete liquidation under Section 331 of the Code and that each (x) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (y) is responsible for paying its own taxes, including any tax consequences that may result from the Liquidation.

ARTICLE III

LIQUIDATING DISTRIBUTIONS AND RELATED MATTERS

Section 3.1.  Cancellation of Shares; Evidence of Interest in Man Sang BVI; Liquidation Preference.  Following the Effective Time, all shares of the Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock shall no longer be outstanding and shall cease to exist, and each certificate or book-entry credit previously evidencing such shares of Man Sang Holdings Common Stock or Man Sang Holdings Preferred Stock, as applicable (a “Man Sang Holdings Certificate”), shall thereafter evidence only the right to receive its pro rata portion of the Assets and such additional amounts, if any, as are or become distributable pursuant to Section 3.2(c). Certificates representing whole Man Sang BVI Ordinary Shares or Man Sang BVI Preferred Shares (“Man Sang BVI Certificates”) shall be distributed upon surrender of such Man Sang Holdings Certificates in accordance with this Article III. All shares of Man Sang Holdings Common Stock or Man Sang Holdings Preferred Stock held in treasury or owned by any wholly owned subsidiary of Man Sang Holdings (including, without limitation, Man Sang BVI) shall be cancelled and extinguished and shall cease to exist, and no Man Sang BVI Ordinary Shares, Man Sang BVI Preferred Shares or other consideration shall be delivered in return therefor. In the Liquidation, holders of Man Sang Holdings Common Stock shall be entitled to receive, on a pro rata basis, Man Sang BVI Ordinary Shares, and holders of Man Sang Holdings Preferred Stock shall be entitled to receive, on a pro rata basis, Man Sang BVI Preferred Shares, and, if such amounts are insufficient to permit the payment in full to the holders of Man Sang Holdings Preferred Stock in accordance with the liquidation preference set forth in Man Sang Holdings’ restated articles of incorporation, amended and restated bylaws, the amended Certificate of Designation, Preferences and Rights of the Man Sang Holdings Series A Preferred Stock, then holders of Man Sang Holdings Preferred Stock shall also be entitled to receive, on a pro rata basis, Man Sang BVI Ordinary Shares. In this regard, the holders of Man Sang Holdings Preferred Stock are executing and delivering a letter agreement of even date hereof (the “Waiver Agreement”) with Man Sang Holdings pursuant to which they have agreed that their receipt of a pro rata portion of the Man Sang BVI Preferred Shares with an equivalent liquidation preference will constitute payment in full of their rights to the assets of Man Sang Holdings in the Liquidation and they have agreed to waive any other rights to preferential amounts of the assets of Man Sang Holdings which each holder is otherwise entitled to receive under the amended Certificate of Designation, Preferences and Rights of Man Sang Holdings Series A Preferred Stock.

Section 3.2.  Distribution of Certificates.

(a) Distribution Agent.

(i) At or prior to the Effective Time, Man Sang BVI shall appoint a bank or trust company reasonably acceptable to Man Sang Holdings as distribution agent (the “Distribution Agent”), for the benefit of the holders of Man Sang Holdings Certificates for the purpose of accepting Man Sang Holdings Certificates to be surrendered by holders of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock in exchange for their pro rata portion of the Assets. Promptly after the Effective Time, Man Sang BVI will mail, or shall cause the Distribution Agent to mail, to each person who was, at the Effective Time, a holder of record of Man Sang Holdings Common Stock or Man Sang Holdings Preferred Stock entitled to receive their pro rata portion of the Assets a letter of transmittal providing instructions for use in effecting the surrender of the Man Sang Holdings Certificates pursuant to such letter of transmittal.

(ii) At the Effective Time, Man Sang BVI shall deposit, or shall cause to be deposited, with the Distribution Agent, for the benefit of the holders of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock, for distribution in accordance with this Article III certificates for Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares to be delivered pursuant to Section 3.2(b) hereof in exchange for the Man Sang Holdings Certificates (the Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares, together with any dividends or distributions with respect thereto, the “Distribution Fund”).

(b) Distribution Procedures.  Upon surrender to the Distribution Agent of a Man Sang Holdings Certificate for cancellation, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and covering the Man Sang Holdings Common Stock or Man Sang Holdings Preferred Stock, as applicable, represented by such Man Sang Holdings Certificate, and such other documents as may be required pursuant to the instructions to the letter of transmittal, the holder of such Man Sang Holdings Certificate shall be entitled to receive (i) the number of whole Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares (excluding any fractional interest in Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares) to which such holder is entitled in respect of such Man Sang Holdings Common Stock and/or Man Sang Holdings Preferred Stock, together with properly endorsed instruments of transfer, containing the name and address of the transferee and otherwise in proper form for transfer, and (ii) a check in the amount (after giving effect to any required tax withholdings) equal to (A) any cash in lieu of fractional interests in Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares to which such holder is entitled pursuant to Section 3.2(e) and (B) any dividends or other distributions to which such holder is entitled pursuant to Section 3.2(c) (collectively, the “Final Distribution”), and the Man Sang Holdings Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Man Sang Holdings Common Stock or Man Sang Holdings Preferred Stock, as applicable, that is not registered in the transfer records of Man Sang Holdings, certificates representing, in the aggregate, the proper number of Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares, together with properly endorsed instruments of transfer, containing the name and address of the transferee and otherwise in proper form for transfer, and a check in the amount equal to any cash in lieu of any fractional interest in Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares to which such holder is entitled pursuant to Section 3.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 3.2(c) may be issued to a transferee if the Man Sang Holdings Certificate representing such Man Sang Holdings Common Stock or Man Sang Holdings Preferred Stock, as applicable, is presented to the Distribution Agent, properly endorsed and otherwise in proper form for transfer, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Man Sang Holdings Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Man Sang BVI Ordinary Shares or Man Sang BVI Preferred Shares, as applicable, cash in lieu of any fractional interest in Man Sang BVI Ordinary Shares or Man Sang BVI Preferred Shares, as applicable, to which such holder is entitled pursuant to Section 3.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 3.2(c).

(c) Distributions with Respect to Undistributed Shares.  No dividends or other distributions declared or made after the Effective Time with respect to the Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares with a record date after the Effective Time shall be paid with respect to any Man Sang BVI Ordinary Shares and Man

Sang BVI Preferred Shares that are not able to be distributed by the Distribution Agent to holders of Man Sang Holdings Certificates promptly after the Effective Time, and no cash payment in lieu of any fractional interest in Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares shall be paid to any such holder pursuant to Section 3.2(e), until the holder of such Man Sang Holdings Certificate shall surrender such Man Sang Holdings Certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Man Sang Holdings Certificate, there shall be paid to the holder of whole Man Sang BVI Ordinary Shares or Man Sang BVI Preferred Shares, as applicable, issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional interest in Man Sang BVI Ordinary Shares or Man Sang BVI Preferred Shares, as applicable, to which such holder is entitled pursuant to Section 3.2(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares.

(d) No Further Rights in Man Sang Holdings Common Stock or Man Sang Holdings Preferred Stock.  All Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares distributed upon surrender of the Man Sang Holdings Common Stock and/or Man Sang Holdings Preferred Stock in accordance with the terms hereof (together with any cash paid pursuant to Section 3.2(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock.

(e) No Fractional Shares.

(i) No certificates or scrip representing fractional interests in Man Sang BVI Ordinary Shares or Man Sang BVI Preferred Shares, as applicable, shall be issued upon the surrender of Man Sang Holdings Certificates, and such fractional interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Man Sang BVI or a holder of Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares.

(ii) As promptly as practicable following the Effective Time, the Distribution Agent shall determine the excess of the number of whole Man Sang BVI Ordinary Shares or Man Sang BVI Preferred Shares, as applicable, delivered pursuant to Section 3.2(a) (such excess, the “Excess Shares”). As soon after the Effective Time as practicable, the Distribution Agent, as agent for the holders of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock, who, but for the provisions of Section 3.2(e), would be entitled to fractional interests in Man Sang BVI Ordinary Shares or Man Sang BVI Preferred Shares, as applicable, shall sell the Excess Shares on the NYSE Amex, all in the manner provided in clause (iii) of this Section 3.2(e).

(iii) The sale of the Excess Shares by the Distribution Agent shall be executed on NYSE Amex. Until the gross proceeds of such sale or sales have been distributed to the holders of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock who are entitled to receive such proceeds, the Distribution Agent will hold such proceeds in trust for the holders of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock (the “Man Sang Holdings Trust”), subject to the provisions of Section 3.2(f). Man Sang BVI shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Distribution Agent incurred in connection with such sale of the Excess Shares. The Distribution Agent shall determine the portion of the Man Sang Holdings Trust to which each holder of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock shall be entitled, if any, by multiplying the amount of the aggregate gross proceeds comprising the Man Sang Holdings Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Man Sang Holdings Common Stock or Man Sang Holdings Preferred Stock, as applicable, is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock are entitled.

(iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to the holders of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock in lieu of any fractional interest in Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares and subject to Section 3.2(i), the Distribution Agent shall make available such amounts to such holders of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock.

(f) Termination of Distribution Fund and Man Sang Holdings Trust.  Any portion of the Distribution Fund made available to the Distribution Agent or of the Man Sang Holdings Trust that remains undistributed 180 days after the Effective Time shall be delivered to Man Sang BVI, and any holders of shares of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock as of the record date shall thereafter look only to Man Sang BVI for payment of the applicable number of shares of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock, any cash in lieu of fractional Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares and any dividends or other distributions with respect to Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares.

(g) No Liability.  Neither the Distribution Agent nor Man Sang BVI shall be liable to any holder of Man Sang Holdings Common Stock or Man Sang Holdings Preferred Stock, as applicable, for any such Man Sang Holdings Common Stock or Man Sang Holdings Preferred Stock, as applicable, (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

(h) Withholding Rights.  Man Sang BVI shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Man Sang Holdings Common Stock or Man Sang Holdings Preferred Stock, as applicable, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so deducted or withheld by the Man Sang BVI such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Man Sang Holdings Common Stock or Man Sang Holdings Preferred Stock, as applicable, in respect of which such deduction and withholding was made by Man Sang BVI.

(i) Lost Certificates.  If any Man Sang Holdings Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Man Sang Holdings Certificate to be lost, stolen or destroyed and, if required by Man Sang BVI, the posting by such person of a bond, in such reasonable amount as Man Sang BVI or the Distribution Agent may direct, as indemnity against any claim that may be made against it with respect to such Man Sang Holdings Certificate, the Distribution Agent will issue in exchange for such lost, stolen or destroyed Man Sang Holdings Certificate the Man Sang BVI Ordinary Shares or Man Sang Holdings Preferred Stock, as applicable, any cash in lieu of fractional interests in Man Sang BVI Ordinary Shares or Man Sang Holdings Preferred Stock, as applicable, to which the holders thereof are entitled pursuant to Section 3.2(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.2(c).

Section 3.3.  Dissenters’ Rights.  There are no dissenters’ rights under the NRS applicable to the Liquidation.

Section 3.4.  Cancellation of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock.  The Final Distribution to the Stockholders pursuant to Section 3.2(b) hereof shall be in complete redemption and cancellation of all of the outstanding Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock.

ARTICLE IV

RESTRICTIONS ON TRANSFER OF SHARES

Section 4.1.  No Transfers.  Man Sang Holdings will close its stock transfer books and discontinue recording transfers of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock and options to purchase Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock at the close of business on the Liquidation Date, and as a result thereof certificates representing Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock shall not be assignable or transferable on the books of Man Sang Holdings except by will, intestate succession or operation of law. The proportionate interests of all of the Stockholders of Man Sang Holdings shall be fixed on the basis of their respective holdings at the close of business on the Liquidation Date, and, after the Liquidation Date, any distributions made by Man Sang Holdings shall be made solely to the Stockholders of record at the close of business on the Liquidation Date except as may be necessary to reflect subsequent transfers recorded on the books of Man Sang Holdings as a result of any assignments by will, intestate succession or operation of law.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1.  Representations and Warranties of Man Sang Holdings.

(a) Organization and Good Standing.  Man Sang Holdings is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to own, operate and lease its properties and to carry on its businesses as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in each jurisdiction where the nature of its business or location of its properties makes such qualification necessary, other than in such jurisdictions where the failure to qualify would not reasonably be expected to have a Material Adverse Effect on Man Sang Holdings.

(b) Man Sang Holdings Capital Structure.

(i) The authorized capital stock of Man Sang Holdings consists of 31,250,000 shares of Man Sang Holdings Common Stock and 200,000 shares of Man Sang Holdings Preferred Stock, 100,000 shares of which have been designated as Series A Preferred Stock and 100,000 shares of which have been designated as Series B Preferred Stock. As of the date hereof and as of the Effective Time, 6,382,582 shares of Man Sang Holdings Common Stock and 100,000 shares of Man Sang Holdings Series A Preferred Stock are and will be issued and outstanding. No shares of Man Sang Holdings Series B Preferred Stock are issued and outstanding. All such outstanding shares of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock (A) are free and clear of all Liens, claims and Encumbrances, other than any Liens, claims or Encumbrances created by the holders thereof and Encumbrances, if any, consisting of restrictions on the sale, transfer or other disposition of such shares under the Securities Act and applicable state securities or “blue sky” laws; (B) have been duly authorized, validly issued, fully paid and are nonassessable, (C) have been issued in compliance with all applicable federal and state securities laws, and (D) are not subject to any preemptive rights or rights of first refusal created by statute, the charter documents of Man Sang Holdings or any agreement to which Man Sang Holdings is a party or by which it is bound.

(ii) Other than the 6,382,582 issued and outstanding shares of Man Sang Holdings Common Stock and 100,000 issued and outstanding shares of Man Sang Holdings Preferred Stock, there are (i) no equity securities of any class of Man Sang Holdings, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights, or other commitments or agreements, other than this Agreement, of any character to which Man Sang Holdings is a party or by which Man Sang Holdings is bound obligating Man Sang Holdings to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of Man Sang Holdings or obligating Man Sang Holdings to grant, extend, accelerate the vesting of, change the exercise price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements, other than this Agreement and the Voting Agreement, relating to the voting, purchase or sale of Man Sang Holdings’ capital stock to which Man Sang Holdings is a party.

(iii) The Series A Preferred Stock of Man Sang Holdings has a liquidation preference, which entitles the holders of the Series A Preferred Stock to be paid first out of the assets of Man Sang Holdings available for distribution to holders of Man Sang Holding’s capital stock of all classes an amount equal to US$25 per share of Man Sang Holdings preferred stock before any distribution of assets. Except as provided in the Waiver Agreement, if the assets of Man Sang Holdings are insufficient to permit the payment in full to Man Sang Holdings preferred stockholders of these amounts, then the entire assets of Man Sang Holdings available for distribution will be distributed ratably among the Man Sang Holdings preferred stockholders in proportion to the full preferential amount to which each preferred stockholder is otherwise entitled.

(c) Power, Authorization and Validity.  (i) Man Sang Holdings has the corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly and validly approved and authorized by the board of directors of Man Sang Holdings, and no other corporate action on the part of Man Sang Holdings is necessary to authorize the execution, delivery and performance of this Agreement and the transactions completed hereby (other than the approval of the dissolution and liquidation of Man Sang Holdings and the adoption of this Agreement by the Stockholders of Man Sang Holdings as required under Nevada law).

(ii) No filing, authorization or approval with or of any governmental entity is necessary or required to be made or obtained to enable Man Sang Holdings to enter into, and to perform its obligations under this Agreement, except for such filings as may be required to comply with federal and state securities and corporate laws.

(iii) Assuming the due authorization, execution and delivery by Man Sang BVI, this Agreement is, or when executed and delivered by Man Sang Holdings will be, valid and binding obligations of Man Sang Holdings, enforceable against Man Sang Holdings in accordance with its terms, subject to approval of Man Sang Holdings stockholders, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Law affecting the enforcement of creditors’ rights generally and by general equitable principles.

(d) Ownership of Assets.  Man Sang Holdings is and immediately prior to the Liquidation Date will be, the true and lawful owner of the Assets, and will have the right to sell and transfer good, clear, record and marketable title to such Assets, free and clear of any Lien, claim or Encumbrance, other than any Lien, claim or Encumbrance created by the holders thereof; and (ii) the delivery to the Stockholders of Man Sang Holdings of the Man Sang BVI Ordinary Shares and the Man Sang BVI Preferred Shares, together with any additional amounts to be distributed pursuant to Section 3.2 will vest good and marketable title to such Man Sang BVI Ordinary Shares and the Man Sang BVI Preferred Shares and such additional amounts, if any, in the Stockholders, free and clear of all Encumbrances of any kind or nature whatsoever, other than Encumbrances consisting of restrictions on the sale, transfer or other disposition of shares under the Securities Act and applicable state securities or “blue sky” laws on the Man Sang BVI Ordinary Shares and the Man Sang BVI Preferred Shares distributed to Affiliates of Man Sang BVI.

(e) No Violations of Existing Agreements or Laws.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any provision of the restated articles of incorporation or the amended and restated bylaws of Man Sang Holdings, as currently in effect or (ii) any instrument or contract to which Man Sang Holdings is a party or by which Man Sang Holdings is bound, or (iii) any Law applicable to Man Sang Holdings or its assets or properties, other than, with respect to (i), (ii) and (iii), any such, conflict, termination, breach or violation that would not have a Material Adverse Effect on Man Sang Holdings.

(f) Voting Agreements.  Each Principal Stockholder party to a Voting Agreement is an executive officer, director, Affiliate, founder (or a member of the family of one of the foregoing), or a holder of 5% or more of the Man Sang Holdings Common Stock entitled to vote on the Liquidation.

Section 5.2.  Representations and Warranties of Man Sang BVI.

(a) Organization and Good Standing.  Man Sang BVI is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted and is qualified as a foreign corporation in each jurisdiction where the nature of its business or location of its properties makes such qualification necessary, other than in such jurisdictions where the failure to qualify would not reasonably be expected to have a Material Adverse Effect on Man Sang BVI.

(b) Man Sang BVI Capital Structure.

(i) The authorized shares of Man Sang BVI as of the Effective Time will consist of 100,000,000 Man Sang BVI Ordinary Shares and 200,000 Man Sang BVI Preferred Shares. As of the Effective Time, 6,382,582 Man Sang BVI Ordinary Shares and 100,000 Man Sang BVI Preferred Shares will be issued and outstanding. All such outstanding Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares (A) are or, at the Effective Time, will be free and clear of all Liens, claims and Encumbrances, other than any Liens, claims or Encumbrances created by the holders thereof and Encumbrances consisting of restrictions on the sale, transfer or other disposition of shares under the Securities Act and applicable state securities or “blue sky” laws on the Man Sang BVI Ordinary Shares and the Man Sang BVI Preferred Shares distributed to Affiliates of Man Sang BVI; (B) have been or, at the Effective Time, will be duly authorized, validly issued, fully paid and are nonassessable, (C) have been or, at the Effective Time, will be issued in compliance with all applicable laws, and (D) are not or, at the Effective Time, will not be subject to any preemptive rights or rights of first refusal created by statute, the charter documents of Man Sang BVI or any agreement to which Man Sang BVI is a party or by which it is bound.

(ii) Other than the 6,382,582 issued and outstanding Man Sang BVI Ordinary Shares and 100,000 issued and outstanding Man Sang BVI Preferred Shares, there are or, at the Effective Time, will be (i) no equity securities of any class of Man Sang BVI, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights, or other commitments or agreements, other than this Agreement, of any character to which Man Sang BVI is a party or by which Man Sang BVI is bound obligating Man Sang BVI to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of Man Sang BVI or obligating Man Sang BVI to grant, extend, accelerate the vesting of, change the exercise price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements, other than this Agreement, relating to the voting, purchase or sale of Man Sang BVI’s capital stock to which Man Sang BVI is a party.

(iii) The Man Sang BVI Preferred Shares have, or, at the Effective Time, will have a liquidation preference, which entitles the holders of the Man Sang Preferred Shares to be paid first out of the assets of Man Sang BVI available for distribution to holders of Man Sang BVI’s shares of all classes an amount equal to US$25 per share of the Man Sang BVI Preferred Shares before any distribution of assets. If the assets of Man Sang BVI are insufficient to permit the payment in full to the holders of Man Sang BVI Preferred Shares of these amounts, then the entire assets of Man Sang BVI available for distribution will be distributed ratably among the holders of Man Sang BVI Preferred Shares in proportion to the full preferential amount to which each preferred shareholder is otherwise entitled.

(c) Power, Authorization and Validity.  (i) Man Sang BVI has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly and validly approved and authorized by the board of directors and the shareholders of Man Sang BVI and no other corporate action on the part of Man Sang BVI is necessary to authorize this Agreement and the transactions contemplated hereby.

(i) No filing, authorization or approval, governmental or otherwise, is necessary or required to be made or obtained to enable Man Sang BVI, to enter into, and to perform its obligations under this Agreement, except for such filings as may be required to comply with laws and to ensure that the amended and restated memorandum and articles of association become effective.

(ii) Assuming the due authorization, execution and delivery by Man Sang Holdings, this Agreement is, or when executed and delivered by Man Sang BVI and the other parties thereto will be, valid and binding obligations of Man Sang BVI, enforceable against Man Sang BVI in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Law affecting the enforcement of creditors’ rights generally and by general equitable principles.

(d) No Violations of Existing Agreements or Laws.  Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any provision of the amended and restated memorandum and articles of association of Man Sang BVI, as currently in effect or (ii) any instrument or contract to which Man Sang BVI is a party or by which Man Sang BVI is bound, or (iii) any Law applicable to Man Sang BVI or its assets or properties, other than, with respect to (i), (ii) and (iii), any such, conflict, termination, breach or violation that would not have a Material Adverse Effect on Man Sang BVI.

ARTICLE VI

COVENANTS

Section 6.1.  Man Sang Holdings Covenants.  During the period from the date of this Agreement until the Closing, Man Sang Holdings covenants to and agrees with Man Sang BVI as follows:

(a) Regulatory and Third Party Approvals.  Man Sang Holdings will execute and file, or join in the execution and filing, of any application or other document (in addition to filing required by Section 5.1(c)(ii)) that may be necessary in order to obtain the authorization, approval or consent of any governmental body and any third party, which may be required, or which Man Sang BVI may reasonably request, in connection with the consummation of the transaction provided for in this Agreement. Man Sang Holdings will use its reasonable best efforts to obtain all such authorizations, approvals and consents.

(b) Satisfaction of Conditions Precedent.  Man Sang Holdings will use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article VIII, and Man Sang Holdings will use its reasonable best efforts to cause the transaction provided for in this Agreement to be consummated.

Section 6.2.  Man Sang BVI Covenants.  During the period from the date of this Agreement until the Closing, Man Sang BVI covenants to and agrees with Man Sang Holdings as follows:

(a) Regulatory and Third Party Approvals.  Man Sang BVI will execute and file, or join in the execution and filing, of any application or other document (in addition to filings required by Section 5.2(c)(ii)) that may be necessary in order to obtain the authorization, approval or consent of any governmental body or third party which may be reasonably required, or which Man Sang Holdings may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Man Sang BVI will use all reasonable efforts to obtain all such authorizations, approvals and consents.

(b) Satisfaction of Conditions Precedent.  Man Sang BVI will use its reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article VIII, and Man Sang BVI will use reasonable efforts to cause the transactions provided for in this Agreement to be consummated.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.1.  Preparation of Proxy Statement.

(a) As soon as reasonably practicable after the execution of this Agreement,

(i) Man Sang Holdings and Man Sang BVI shall prepare the Registration Statement, which shall include the Proxy Statement/Prospectus, on Form F-4;

(ii) Man Sang BVI shall file the Registration Statement, and Man Sang Holdings shall file the Proxy Statement/Prospectus, in each case with the SEC; and

(iii) each party shall cooperate with the other party in the preparation of, and will provide the other party with all information within such party’s control that is required to be included in, the foregoing documents.

Each of the parties shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Registration Statement to be declared effective by the SEC, to have the Proxy Statement/Prospectus cleared by the SEC in each case as soon as reasonably practicable after the date of this Agreement. The parties shall use their respective reasonable best efforts to keep the Registration Statement effective as long as is necessary to consummate the Liquidation and the transactions contemplated by this Agreement. Each of Man Sang Holdings and Man Sang BVI agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. Each of Man Sang Holdings and Man Sang BVI agrees to notify the other parties promptly of the receipt of any written or oral comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Registration Statement or the Proxy Statement/Prospectus or for additional information and shall supply the other parties with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Registration Statement or the Proxy Statement/Prospectus. Notwithstanding the foregoing, prior to filing the Registration Statement or Proxy Statement/Prospectus (or any respective amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each party (i) shall provide the other parties with a reasonable opportunity to review and comment on such document or response and (ii) shall reasonably consider all comments reasonably proposed by the other party. As promptly as reasonably practicable after the Registration Statement has been declared effective by the SEC and the Proxy Statement/Prospectus has been cleared by the SEC, Man Sang Holdings shall mail the Proxy Statement/Prospectus to the holders of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock.

(b) Each of Man Sang Holdings and Man Sang BVI shall advise the other party, promptly after it receives notice, after the time when the Registration Statement has become effective or the issuance of any stop order. If, at any time prior to the Effective Time, any information relating to Man Sang Holdings or Man Sang BVI or any of their respective Affiliates is discovered by Man Sang Holdings or Man Sang BVI that should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party discovering this information shall promptly notify the other parties and, to the extent required by law, the parties shall cause an appropriate amendment or supplement describing this information to be promptly filed with the SEC and, to the extent required by law, disseminated to the security holders of Man Sang Holdings.

Section 7.2.  Stockholders’ Meetings.

(a) Man Sang Holdings shall call and hold a special meeting of its stockholders (the “Man Sang Holdings Stockholders’ Meeting”) as promptly as practicable after the Registration Statement is declared effective under the Securities Act for the purpose of voting upon the approval of the dissolution and liquidation of Man Sang Nevada, the adoption of this Agreement, and the other transactions contemplated by this Agreement.

(b) Man Sang BVI shall call and hold a meeting of its shareholders, or in lieu of meeting, the sole shareholder of Man Sang BVI shall pass the necessary resolutions (the “Man Sang BVI Shareholders’ Meeting”), before, when or as promptly as practicable after, the Registration Statement is declared effective under the Securities Act, for the purpose of voting upon the approval of (1) its amended and restated memorandum and articles of association, (2) the issuance to Man Sang Holdings of the number of preferred shares of Man Sang BVI with an equivalent liquidation preference as may be necessary to provide to the holders of Man Sang Holdings Preferred Stock their pro rata share of the Assets; (3) this Agreement, the affiliate letter substantially in the form attached hereto as Exhibit A and the other ancillary agreements and documents delivered in connection with this Agreement; (4) the election of the existing officers and directors of Man Sang Holdings to the equivalent positions at Man Sang BVI; (5) the listing of the Man Sang BVI Ordinary Shares on the NYSE Amex; (6) the contractual assumption by Man Sang BVI of all liabilities of Man Sang Holdings; (7) obtaining and maintaining policies of directors’ and officers’ liability insurance for the directors and officers of Man Sang Holdings; and (8) the other transactions contemplated by this Agreement.

Section 7.3.  Listing on NYSE Amex.  Prior to the Effective Time, Man Sang BVI shall promptly prepare and submit to the NYSE Amex (or such other exchange as is mutually agreed by Man Sang Holdings and Man Sang

BVI), a listing application covering Man Sang BVI Ordinary Shares to be distributed in the Liquidation, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Man Sang BVI Ordinary Shares, subject to the official notice of issuance to NYSE Amex (or such other exchange as is mutually agreed by Man Sang Holdings and Man Sang BVI).

Section 7.4.  Deregistration.  Man Sang Holdings shall, promptly after the Effective Time, prepare and file with the SEC a Form 15 to deregister Man Sang Holdings Common Stock with the SEC, and shall use its reasonable best efforts to have such Form 15 become effective pursuant to the regulations of the SEC under the Exchange Act.

Section 7.5.  Form 8-A.  Man Sang BVI shall, promptly after the Effective Time, prepare and file with the SEC Form 8-A for registration pursuant to Section 12(b) of the Exchange Act, or, if Man Sang BVI Ordinary Shares are deemed registered under Section 12(b) of the Exchange Act pursuant to Rule 12g-3 under the Exchange Act, furnish a notice to such effect with the SEC.

Section 7.6.  Power of Board of Directors and Officers.  The board of directors and, if authorized by the directors, the officers of Man Sang Holdings, shall have authority to do or authorize any and all acts and things provided for in this Agreement and any and all further acts and things as they may consider desirable to carry out the purposes of this Agreement, including the execution and filing of all such certificates, documents, information returns, tax returns and other documents which may be necessary or appropriate to implement this Agreement. The directors may authorize such variations from or amendments to the provisions of this Agreement as may be necessary or appropriate to effectuate the complete dissolution, liquidation and termination of existence of Man Sang Holdings and the distribution of the Assets to the Stockholders in accordance with the laws of the State of Nevada. The death, resignation or other disability of any director or officer of Man Sang Holdings shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in this Agreement. Upon such death, resignation or other disability, the surviving or remaining directors, or, if there be none, the surviving or remaining officers, shall have authority to fill the vacancy or vacancies created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in this Agreement.

Following the filing of the Certificate of Dissolution, the board of directors of Man Sang Holdings shall continue to act as a board of directors and shall have full power to wind up and settle Man Sang Holdings’ affairs. The powers and duties of the directors and, if authorized by the board of directors, the officers of Man Sang Holdings shall include, but are not limited to, the following acts in the name and on behalf of Man Sang Holdings: (a) to elect officers and to employ agents and attorneys to dissolve its corporate existence, liquidate or wind up its affairs; (b) to carry out contracts and collect, pay, compromise and settle debts and claims for or against Man Sang Holdings; (c) to defend suits brought against Man Sang Holdings; (d) to sue in the name of Man Sang Holdings for all sums due or owing to Man Sang Holdings or to recover any of its property; and (e) in general, to make contracts and to do any and all things in the name of Man Sang Holdings which may be proper or convenient for the purposes of winding up, settling and liquidating the affairs of Man Sang Holdings.

Section 7.7.  Divestiture.  As soon as reasonably practicable, after the execution of this Agreement and in all events prior to the Closing, Man Sang Holdings shall divest itself of all equity interests in any and all other corporate entities such that immediately prior to the Closing, Man Sang Holdings’ sole assets will be the Assets.

Section 7.8.  Liquidation.  As soon as reasonably practical after the Closing, and in compliance with the NRS, Man Sang Holdings will initiate the process of corporate dissolution and will distribute Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares, to its stockholders on a pro rata basis.

Section 7.9.  Dissolution.  With the approval of its stockholders, at the direction of the board of directors of Man Sang Holdings, and upon the taking of all acts required to be taken under the NRS, the appropriate officers of Man Sang Holdings shall execute, acknowledge and file a Certificate of Dissolution of Man Sang Holdings in accordance with Section 78.580 of the NRS, thereby dissolving the corporate existence of Man Sang Holdings, except for the continuation as a body corporate to wind up its business, defend lawsuits, and make distributions.

Section 7.10.  Costs.  The board of directors of Man Sang Holdings is authorized, empowered and directed to pay all fees and expenses of persons rendering services to Man Sang Holdings in connection with the implementation of this Agreement.

Section 7.11.  Tax Treatment.  Man Sang Holdings intends that the liquidating distribution of Assets, followed by the liquidation of Man Sang Holdings, shall be treated for federal (and any applicable state) income tax purposes as a complete liquidation of Man Sang Holdings under the provisions of Section 331 of the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Liquidation to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could reasonably be expected to prevent the Liquidation from qualifying, as a complete liquidation within the meaning of Section 331 of the Code. Following the Effective Time, neither Man Sang BVI nor any of its affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could reasonably be expected to cause the Liquidation to fail to qualify as a complete liquidation within the meaning of Section 331 of the Code.

Section 7.12.  Assumption of Tax and all other Liabilities.  Following the Liquidation, Man Sang BVI shall contractually assume, at its own cost and expense, all liabilities of Man Sang Holdings, including all state and federal tax liabilities of Man Sang Holdings with respect to claims arising from the implementation of this Agreement and the consummation of the transaction contemplated hereby and thereby.

Section 7.13.  Indemnification.

(a) Man Sang BVI shall continue to indemnify and hold harmless all past or present officers, directors, employees and agents of Man Sang Holdings and its subsidiaries, and each individual who prior to the Effective Time becomes a director, officer or employee of Man Sang Holdings or any of its subsidiaries, to the maximum extent allowed under applicable law, in accordance with its amended and restated memorandum and articles of association and any contractual arrangements as therein provided, in respect of acts or omissions of such persons occurring at or prior to the Effective Time (including in connection with the implementation of this Agreement and the consummation of the transactions contemplated hereby and thereby). The board of directors is authorized to obtain and maintain insurance as may be necessary to cover the indemnification obligations to these persons.

(b) Man Sang BVI shall obtain and maintain in effect for each of the applicable persons referred to in Section 7.13(a) above, for six years from the Effective Time, policies of directors’ and officers’ liability insurance of at least the same coverage, and containing terms and conditions which are, in the aggregate, no less advantageous to the insured, as the current policies of directors’ and officers’ liability insurance maintained by Man Sang Holdings, with respect to claims arising from facts or events that occurred on or before the Effective Time.

Section 7.14.  Company Affiliates.  As promptly as practicable on or following the date hereof, Man Sang Holdings shall deliver to Man Sang BVI a list of names and addresses of those persons who were, in Man Sang Holdings’ reasonable judgment, on such date, Affiliates (each such person being a “Company Affiliate”) of Man Sang Holdings. Man Sang Holdings shall provide Man Sang BVI with such information and documents that Man Sang Holdings has in its possession as Man Sang BVI shall reasonably request for purposes of reviewing such list. Man Sang Holdings shall use its reasonable best efforts to deliver or cause to be delivered to Man Sang BVI, prior to the Effective Time, an affiliate letter substantially in the form attached hereto as Exhibit A, executed by each of the Company Affiliates identified in the foregoing list and any person who shall, to the knowledge of Man Sang Holdings, have become a Company Affiliate subsequent to the delivery of such list.

Section 7.15.  Blue Sky Filings.  Man Sang BVI shall take all such action as may be required under state securities or “blue sky” laws in connection with the distribution of Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares pursuant to the Liquidation.

Section 7.16.  Employee Benefit Plans.  From and after the Effective Time, Man Sang BVI shall honor the obligations of Man Sang Holdings and its subsidiaries under any Employee Benefit Plans or material employment agreements in accordance with their respective terms (as in effect on the date of this Agreement), or effect new Employee Benefit Plans and material employment agreements for the applicable directors, officers and employees that are substantially similar in the aggregate to the Employee Benefit Plans and material employment agreements that are in effect for such directors, officers and employees on the date of this Agreement, and Man Sang BVI shall perform the obligations of Man Sang Holdings under such Employee Benefit Plans and material employment agreements, including, without limitation, Man Sang Holdings’ severance, retention, change in control and bonus plans and policies. Notwithstanding the foregoing, nothing contained herein shall limit the ability of Man Sang BVI to amend or terminate any Employee Benefit Plan or material employment agreement following the Effective Time, to the extent permitted by any such agreement.

Section 7.17.  Section 16 Matters.  Prior to the Effective Time, Man Sang Holdings and Man Sang BVI shall take all action as may be required to cause any (a) dispositions of Man Sang Holdings Common Stock or Man Sang Holdings Preferred Stock (including derivative securities with respect thereto) or (b) acquisitions of Man Sang BVI Ordinary Shares or Man Sang BVI Preferred Shares (including derivative securities with respect thereto) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Man Sang Holdings to be exempt under Rule 16b-3, promulgated under the Exchange Act.

Section 7.18.  Accounting Matters.  In connection with the information regarding Man Sang Holdings specifically for inclusion or incorporation by reference (if available) in the Registration Statement, Man Sang Holdings shall use its reasonable efforts to cause to be delivered to Man Sang BVI a letter from Man Sang Holdings’ independent public accountants, dated approximately the date on which the Registration Statement shall become effective, in form and substance reasonably satisfactory to Man Sang BVI and reasonably customary in scope and substance for comfort letters delivered by independent public accountants in connection with similar transactions.

Section 7.19.  Preliminary BVI Matters.  Prior to the Effective Time, Man Sang Holdings and Man Sang BVI shall take all corporate action as may be required with respect to Man Sang BVI under this Agreement and British Virgin Islands law in order to consummate the transactions provided for herein, including to (a) disapply Part IV of the BVI Companies Act; (b) increase the authorized shares of Man Sang BVI (if necessary) and create a new class of preferred shares; (c) adopt an amended and restated memorandum and articles of association of Man Sang BVI; (d) issue to Man Sang Holdings the number of preferred shares of Man Sang BVI with an equivalent liquidation preference as may be necessary to provide to the holders of Man Sang Holdings Preferred Stock their pro rata share of the Assets; and (e) effectuate the distribution of the Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares to the Stockholders of Man Sang Holdings.

Section 7.20.  Public Announcements.  Man Sang Holdings and Man Sang BVI shall consult with each other prior to making any press release or public announcement relating to the Liquidation and shall not issue any such press release or public announcement prior to such consultation and without the consent of the other parties, which consent shall not be unreasonably withheld, except as may be required by applicable law, governmental or court order or by obligations pursuant to any listing agreement with any national securities exchange, in which the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

Section 7.21.  Further Assistance.  The parties shall use their reasonable best efforts to provide such further assistance as any of the other parties may reasonably request in connection with the foregoing and with carrying out the purpose of this Agreement.

Section 7.22.  Cooperation of Third Parties.  Where the cooperation of any third parties, such as insurers or trustees, would be necessary in order for any party to completely fulfill its obligations under this Agreement, such party will use its reasonable efforts to seek the cooperation of such third parties.

ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.1.  Conditions To Each Party’s Obligation To Effect The Liquidation.  The respective obligation of each party to effect the Liquidation is subject to the satisfaction or waiver of the following conditions:

(a) Shareholder Approvals.  The matters requiring the approval of the shareholders of Man Sang Holdings, as specified in Section 7.2(a) hereof shall have been approved by the requisite vote required under Nevada law by the shareholders of Man Sang Holdings and the matters requiring the approval of the shareholders of Man Sang BVI, as specified in Section 7.2(b) hereof shall have been approved by the requisite vote required under British Virgin Islands law by the shareholders of Man Sang BVI.

(b) Form F-4.  The Registration Statement filed with the SEC shall have been declared effective by the SEC under the Securities Act and the Exchange Act and shall not be the subject of any stop order and no proceedings or similar actions shall have been threatened or initiated by the SEC and not concluded or withdrawn.

(c) NYSE Amex Approval.  The NYSE Amex (the “NYSE Amex”) shall have confirmed that Man Sang BVI Ordinary Shares to be distributed in the Liquidation and such other shares to be reserved for issuance in connection with the transactions contemplated thereto been approved for listing on the NYSE Amex, subject to official notice of issuance and other customary conditions, and may trade on the NYSE Amex and succeed to the ticker symbol “MHJ.”

(d) HSR Act.  Any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) relating to the Liquidation shall have expired or been terminated.

(e) Tax Opinion.  Man Sang Holdings and Man Sang BVI shall have received an opinion of PricewaterhouseCoopers Limited, in form and substance reasonably satisfactory to Man Sang Holdings and Man Sang BVI and dated as of the date of Closing, to the effect that the Liquidation will constitute a “complete liquidation” for federal income tax purposes within the meaning of Section 331 of the Code. In rendering such opinion, PricewaterhouseCoopers Limited may require and rely upon customary representations contained in certificates of officers of Man Sang Holdings, Man Sang BVI and others.

(f) Covenants and Other Agreements.  Man Sang Holdings and Man Sang BVI shall each have performed in all material respects their respective covenants and agreements contained in this Agreement required to be performed at or prior to the Effective Time.

(g) Governmental, Regulatory and Other Material Third-Party Consents.  All filings required to be made prior to the Effective Time of the Liquidation (other than under the HSR Act) with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any court or governmental or regulatory authority or agency, domestic or foreign, or other person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been made or obtained (as the case may be) and shall be in full force and effect at the Effective Time, except those consents the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) No Injunctions or Restraints.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Liquidation or any of the other transactions contemplated hereby shall have been entered or enforced or continue to be in effect.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.1.  Termination.  This Agreement may be terminated and the Liquidation abandoned at any time prior to the Effective Time, whether before or after the approvals required at the Man Sang Holdings Stockholders’ Meeting and the Man Sang BVI Stockholders’ Meeting by action of the board of directors of Man Sang Holdings or Man Sang BVI, as follows: (a) by Man Sang Holdings or Man Sang BVI if the transaction has not been consummated by December 31, 2009, or (b) by either Man Sang Holdings or Man Sang BVI if any material change in (i)(A) the price of Man Sang Holding’s common stock on the NYSE Amex; (B) the value of Man Sang BVI’s ordinary shares; or (C) the price of Man Sang International Limited’s ordinary shares on the Stock Exchange of Hong Kong Limited or (ii) or any new or amended regulation, order, decree, judgment, interpretation or ruling issued by a governmental entity would render the transaction unadvisable or otherwise impracticable in the judgment of the directors of Man Sang Holdings or Man Sang BVI.

Section 9.2.  Effect of Termination.  In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Man Sang Holdings or Man Sang BVI, other than the provisions of this Article IX and Article X.

Section 9.3.  Amendment.  This Agreement may be amended by the parties at any time before or after the approvals required at the Man Sang Holdings Stockholders’ Meeting and the Man Sang BVI Stockholders’ Meeting and before the filing of the Certificate of Dissolution; provided, however, that after any such approval, there shall not be made any amendment without additional shareholder approval if the amendment, alone or in the aggregate, alters or changes of the terms and conditions of this Agreement such that the alterations or changes would materially adversely affect the Stockholders of Man Sang Holdings. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 9.4.  Waiver.  At any time prior to the Effective Time, the parties may waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 9.5.  Procedure For Termination, Amendment, Extension Or Waiver.  A termination of this Agreement and abandonment of the Liquidation pursuant to Section 9.1, shall, in order to be effective, require action by the board of directors of Man Sang Holdings or Man Sang BVI. An amendment of this Agreement pursuant to Section 9.3 shall, in order to be effective, require action by the boards of directors of Man Sang Holdings and Man Sang BVI and, if applicable, shareholder approvals. A waiver pursuant to Section 9.4 shall, in order to be effective, require action by the boards of directors of the parties waiving compliance by the other parties with this Agreement.

ARTICLE X

GENERAL PROVISIONS

Section 10.1.  Non-Survival of Representations and Warranties.  The representations and warranties of Man Sang Holdings and Man Sang BVI contained in this Agreement, or any instrument delivered pursuant to this Agreement, shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Article X shall survive the Effective Time.

Section 10.2.  Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Man Sang Holdings:

Man Sang Holdings, Inc.
Suite 2208, 22/F, Sun Life Tower
The Gateway, 15 Canton Road
Tsimshatsui
Kowloon, Hong Kong
Attention: Martin Pak

(b)	if to Man Sang BVI:

Man Sang International (B.V.I.) Limited
Suite 2208, 22/F, Sun Life Tower
The Gateway, 15 Canton Road
Tsimshatsui
Kowloon, Hong Kong
Attention: Martin Pak

in each case, a copy (for information only) shall be provided to:

Baker & McKenzie
14/F, Hutchison House
10 Harcourt Road
Central, Hong Kong
Attention: Brian Spires

Section 10.3.  Severability.  If any provision of this Agreement or the application thereof is or becomes invalid, illegal or incapable of being enforced by any rule of law or public policy, the remainder of this Agreement shall nevertheless remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 10.4.  Entire Agreement; No Third-Party Beneficiaries.  This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b), is not intended to confer upon any person other than the parties any rights or remedies except as specifically provided, following the Effective Time, in Section 7.13.

Section 10.5.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 10.6.  Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.7.  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first above written.

MAN SANG HOLDINGS, INC.

By:	/s/ Cheng Chung Hing, Ricky

Name:	Cheng Chung Hing, Ricky
Title:	Chairman

MAN SANG INTERNATIONAL (B.V.I.) LIMITED

By:	/s/ Cheng Chung Hing, Ricky

Name:	Cheng Chung Hing, Ricky
Title:	Chairman

EXHIBIT A

FORM OF AFFILIATE LETTER FOR
AFFILIATES OF MAN SANG HOLDINGS, INC.

          , 2009
Man Sang International (B.V.I.) Limited
Suite 2208 - 14, 22/F, Sun Life Tower, The Gateway
15 Canton Road, Tsimshatsui, Kowloon
Hong Kong

Ladies and Gentlemen:

I have been advised that as of the date of this letter I may be deemed to be, but do not admit that I am, an “affiliate” of Man Sang Holdings, Inc., (the “Company”), within the meaning of Rule 145 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the Agreement and Plan of Dissolution and Liquidation dated as of July 24, 2009 (the “Liquidation Agreement”), between the Company and Man Sang International (B.V.I.) Limited, a company incorporated under the laws of the British Virgin Islands (“Man Sang BVI”), the Company will effect a dissolution and liquidation (the “Liquidation”) under which it will, after payment of its liabilities and obligations, liquidate and distribute all of its remaining assets to the holders of its outstanding shares of the common stock, par value US$0.001 per share (“Man Sang Holdings Common Stock”) and the preferred stock, par value US$0.001 per share (“Man Sang Holdings Preferred Stock”). Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Liquidation Agreement.

As a result of the Liquidation, I may receive ordinary shares, par value US$0.001 per share, of Man Sang BVI (“Man Sang BVI Ordinary Shares”) and/or preferred shares, par value US$0.001 per share with a liquidation preference of Man Sang BVI (“Man Sang BVI Preferred Shares”). I would receive such Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares in the Liquidation upon surrender of shares (or upon exercise of options for shares) owned by me of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock.

If in fact I were an affiliate under the Securities Act, my ability to sell, pledge, assign or otherwise dispose of the Man Sang BVI Ordinary Shares or Man Sang BVI Preferred Shares may be restricted unless the sale, pledge, assignment or disposition is registered under the Securities Act or an exemption from registration is available. I understand that these exemptions are limited, and I have obtained or will obtain advice of counsel about the nature and conditions of these exemptions, including information about the applicability of Rules 144 and 145(d) promulgated under the Securities Act to the sale of Man Sang BVI Ordinary Shares or Man Sang BVI Preferred Shares. I understand that Man Sang BVI will agree to file and maintain the effectiveness of a registration statement under the Securities Act for the purposes of resale of Man Sang BVI Ordinary Shares or Man Sang BVI Preferred Shares by me.

SECTION 1. I represent, warrant and covenant to Man Sang BVI that in the event I receive any Man Sang BVI Ordinary Shares or Man Sang BVI Preferred Shares as a result of the Liquidation:

(a). I shall not make any sale, transfer or other disposition of the Man Sang BVI Ordinary Shares or Man Sang BVI Preferred Shares in violation of the Securities Act or the rules and regulations promulgated thereunder.

(b) I have carefully read this letter and the Liquidation Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Man Sang BVI Ordinary Shares or Man Sang BVI Preferred Shares, to the extent I felt necessary, with my own counsel. I have not relied upon any legal counsel for the Company or Man Sang BVI in connection with my decision to execute this letter or otherwise in connection with any other agreement or document that I have entered into in connection with the Liquidation Agreement or the transactions contemplated thereby (the “Transactions”).

(c) I have been advised that the distribution of the Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares to me pursuant to the Liquidation has been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act on a Registration Statement on Form F-4. However, I have also been advised that, because at the time the Liquidation is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares has not been registered under the Securities Act, I may not sell, transfer or otherwise dispose of the Man Sang BVI Ordinary Shares or Man Sang BVI Preferred Shares issued to me in the Liquidation unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 144 or Rule 145 promulgated by the SEC under the Securities Act, (ii) such sale, transfer or other disposition has been made pursuant to an effective registration statement under the Securities Act, or (iii) the transaction is not required to be registered under the Securities Act (A) according to an opinion in form and substance reasonably satisfactory to Man Sang BVI and issued by legal counsel reasonably satisfactory to Man Sang BVI or (B) as described in a “no-action” or “interpretive letter” from the staff of the SEC specifically issued with respect to the transaction to be engaged in by me.

(d) I understand that Man Sang BVI will agree, as provided in Section 2(c) below, to register the sale, transfer or other disposition of the Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

(e) I acknowledge and agree that, unless I certify to Man Sang BVI that a sale or transfer is made pursuant to an effective registration statement under the Securities Act, a legend will be placed on the certificates (or any substitution therefor) representing the Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares, including any such Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares held by a transferee thereof, which legend will state in substance:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH RULE 145, PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

(f) If I sell or otherwise dispose of the Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares pursuant to Rule 145, I will either (i) supply Man Sang BVI with a letter evidencing compliance with that Rule in the form of Attachment I hereto or (ii) make a written request of Man Sang BVI to file a registration statement under the Securities Act with respect to such sale or disposal. I understand that Man Sang BVI may instruct its transfer agent to withhold the transfer of any Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares that I dispose of, but that (provided the transfer is not prohibited by any other provision of this letter agreement), upon receipt of the letter evidencing compliance or the effectiveness of a registration statement for the sale or disposal of such Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares, Man Sang BVI shall cause the transfer agent to effectuate the transfer of the Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares as described in the letter.

(g) I acknowledge that I have carefully read this letter and understand its requirements and the limitations that it imposes on the distribution, sale, transfer or other disposition of the Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares. I also acknowledge that the receipt by Man Sang BVI of this letter is an inducement for Man Sang BVI to carry out its obligations under the Liquidation Agreement.

(h) Execution of this letter should not be considered an admission on my part that I am an “affiliate” of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

Section 2. By Man Sang BVI’s acceptance of this letter, Man Sang BVI hereby agrees with me as follows:

(a) For so long as Man Sang BVI is obligated to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the undersigned continues to own Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares received in the Liquidation, Man Sang BVI shall (i) use its reasonable best efforts to (A) file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Exchange Act, and (B) furnish to me upon request a written statement as to whether Man Sang BVI has complied with such reporting requirements during the 12 months preceding any proposed sale of the Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares by me under Rule 145, and (ii) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Man Sang BVI hereby represents to me that it has filed all reports required to be filed with the SEC under Section 13 of the Exchange Act during the 12 months preceding the date of this letter.

(b) It is understood and agreed that certificates with the legends set forth in Section 1(e) above will be substituted by delivery of certificates without such legends (i) if I provide a letter evidencing compliance with Rule 145 to Man Sang BVI, in the form of Attachment I hereto; (ii) upon my written request, if one year has elapsed from the date that I acquired the Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares and the provisions of Rule 145(d) are then available; or (iii) upon receipt of either an opinion of counsel, in form and substance reasonably satisfactory to Man Sang BVI, or a “no action” letter obtained by the undersigned from the staff of the SEC, to the effect that the legend is no longer required for purposes of the Securities Act.

(c) Upon my written request, register the sale, transfer or other disposition of the Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares by me or on my behalf under the Securities Act and maintain the effectiveness of a registration statement under the Securities Act for the purposes of resale of Man Sang BVI Ordinary Shares or Man Sang BVI Preferred Shares by me, or take any other action necessary in order to make compliance with an exemption from such registration available.

Section 3. Notwithstanding any other provision contained in this letter agreement, this letter agreement and all obligations hereunder shall terminate if the Liquidation Agreement is terminated pursuant to Article IX thereof.

Very truly yours,

Name:

Agreed and accepted this           day
of           2009, by

MAN SANG INTERNATIONAL (B.V.I.) LIMITED

By:
       Name:
       Title:

Attachment I

Man Sang International (B.V.I.) Limited
Suite 2208-14, 22/F Sun Life Tower,
The Gateway, 15 Canton Road,
Tsimshatsui, Kowloon, Hong Kong

On          , 200          , I sold the securities of Man Sang International (B.V.I.) Limited (“Man Sang BVI”) described below in the space provided for that purpose (the “Securities”). I had previously received the Securities in connection with the dissolution and liquidation of Man Sang Holdings, Inc., a Nevada corporation.

Based upon the most recent report or statement filed by Man Sang BVI with the Securities and Exchange Commission, the Securities that I sold were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

I hereby represent that the Securities were sold in “brokers’ transactions” within the meaning of Section 4(4) of the Securities Act and Rule 144(g) thereunder or in transactions directly with a “market maker” as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. I further represent that I have not solicited (or arranged for the solicitation of) orders to buy the Securities, and that I have not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order to sell the Securities.

Very truly yours,

Description of securities sold:

ANNEX B

VOTING AGREEMENT

VOTING AGREEMENT

among

MAN SANG INTERNATIONAL (B.V.I.) LIMITED

and the

STOCKHOLDERS OF MAN SANG HOLDINGS, INC.

identified on the signature pages hereto

Dated as of July 24, 2009

VOTING AGREEMENT

VOTING AGREEMENT, dated as of July 24, 2009 (this “Agreement”), among Man Sang International (B.V.I.) Limited, a company incorporated under the laws of the British Virgin Islands (“Man Sang BVI”) and the stockholders (each a “Principal Stockholder”) of Man Sang Holdings Inc., a Nevada corporation (the “Company”), whose names appear on Schedule A hereto.

WHEREAS, as of the date of this Agreement, each Principal Stockholder is the record and beneficial owner of the number of shares of common stock, par value US$0.001 per share (the “Man Sang Holdings Common Stock”), and Series A preferred stock (the “Man Sang Holdings Preferred Stock”) of the Company, set forth opposite such Principal Stockholder’s name on Schedule A attached hereto;

WHEREAS, concurrently herewith, the Company and Man Sang BVI are entering into an Agreement and Plan of Dissolution and Liquidation, dated as of this date (the “Liquidation Agreement”), pursuant to which the Company will dissolve and liquidate pursuant to Section 78.580 of the Nevada Revised Statutes (the “NRS”), and distribute all of its assets, consisting of Man Sang BVI’s ordinary shares, par value US$0.001 per share (“Man Sang BVI Ordinary Shares” and preferred shares, par value US$0.001 per share (“Man Sang BVI Preferred Shares” and, collectively, the “Shares”)) to the holders (“Stockholders”) of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock, in accordance with the terms of, and subject to the conditions set forth in, the Liquidation Agreement (the “Liquidation”); and

WHEREAS, as an inducement and a condition to entering into the Liquidation Agreement and incurring the obligations set forth therein, Man Sang BVI has required that the Principal Stockholders agree to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT

Section 1.01. Voting Agreement.  (a) Each Principal Stockholder hereby agrees that, from and after the date hereof and until the earlier to occur of the events set forth in Section 4.01 (the “Term”), at every meeting of the Stockholders of the Company, however called, and at every adjournment thereof, and in every action by consent of the Stockholders of the Company, such Principal Stockholder shall, provided that such Principal Stockholder has not received notice from Man Sang BVI (which notice may be delivered at any such meeting) stating Man Sang BVI’s intention to exercise the Proxy at such meeting, appear at any such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented) such Principal Stockholder’s Shares: (i) in favor of the approval of the dissolution and liquidation of Man Sang Holdings, the adoption of the Liquidation Agreement and the other transactions contemplated thereunder (the “Transactions”) and otherwise in such manner as may be necessary to consummate the Liquidation; and (ii) except as otherwise agreed to in writing in advance by Man Sang BVI, against any action, proposal, agreement or transaction (other than the Liquidation Agreement and the Liquidation), the purpose or effect of which would be to prevent, delay, postpone or materially adversely affect the Liquidation. In all other matters, the Shares shall be voted by and in a manner determined by such Principal Stockholder.

(b) If a Principal Stockholder fails for any reason to vote such Principal Stockholder’s Shares as required by Section 1.01(a), the holder of the Proxy (as defined below) shall have the right to vote such Principal Stockholder’s Shares at any meeting of the Company’s stockholders and in any action by written consent of the Company’s stockholders in accordance with Section 1.01(a) and the Proxy. The vote of a holder of the Proxy shall control in any conflict between a vote of such Principal Stockholder’s Shares by a holder of the Proxy and a vote of such Principal Stockholder’s Shares by such Principal Stockholder with respect to the matters set forth in Section 1.01(a).

(c) Each Principal Stockholder hereby agrees that such Principal Stockholder shall not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in Section 1.01(a), 1.01(b) or 1.02.

(d) This Agreement shall only apply to actions taken by the undersigned in such Principal Stockholder’s capacity as a Principal Stockholder and no provision of this Agreement shall limit or otherwise restrict any Principal Stockholder with respect to any act or omission that such Principal Stockholder may undertake or authorize in such Principal Stockholder’s capacity as a director or officer of the Company, including, without limitation, any vote by the Principal Stockholder in such Principal Stockholder’s capacity as a director or officer of the Company with respect to any matter presented to the Company board of directors.

(e) Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Liquidation Agreement.

Section 1.02.  Irrevocable Proxy.  In order to secure such Principal Stockholder’s agreement to vote in accordance with Section 1.01, each Principal Stockholder hereby revokes any and all prior proxies or powers of attorney in respect of any of such Principal Stockholder’s Shares and constitutes and appoints Man Sang BVI, or any nominee of Man Sang BVI, with full power of substitution and resubstitution, at any time during the Term, as its true and lawful attorney and proxy (its “Proxy”), which such Principal Stockholder agrees shall be irrevocable to the fullest extent permissible by Law, for and in its name, place and stead, to vote each of the Shares as its Proxy, at every annual, special, extraordinary, adjourned or postponed meeting of the Stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company as Nevada law may permit or require as provided in Section 1.01.

THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Principal Stockholder hereby severally represents and warrants to Man Sang BVI as follows:

Section 2.01.  Organization, Qualification.  (a) Such Principal Stockholder, if it is an individual, has all legal capacity to enter into this Agreement and to deliver the Proxy and to carry out his or her obligations hereunder.

(b) Such Principal Stockholder, if it is a corporation or other legal entity, is duly organized, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its incorporation or formation and has the requisite power and authority and all necessary governmental approvals to execute and deliver this Agreement and perform its obligations under this Agreement.

Section 2.02.  Authority Relative to this Agreement.  Such Principal Stockholder has all necessary power and authority to execute and deliver this Agreement and the Proxy and to perform such Principal Stockholder’s obligations hereunder. This Agreement and the Proxy have been duly and validly executed and delivered by such Principal Stockholder and, assuming due execution and delivery of this Agreement by Man Sang BVI, constitute legal, valid and binding obligations of such Principal Stockholder, enforceable against such Principal Stockholder in accordance with their terms.

Section 2.03.  No Conflict.

(a) The execution and delivery of this Agreement and the Proxy by such Principal Stockholder do not, and the performance of this Agreement and the Proxy by such Principal Stockholder shall not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of such Principal Stockholder (if such Principal Stockholder is a corporation or other legal entity), (ii) assuming satisfaction of the requirements set forth in Section 2.03(b) below, conflict with or violate the terms of any trust agreements or equivalent organizational documents of such Principal Stockholder (if such Principal Stockholder is a trust), (iii) conflict with or violate any Law applicable to such Principal Stockholder or by which the Shares owned by such Principal Stockholder are bound or affected or (iv) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares owned by such Principal Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Principal Stockholder is a party or by which such Principal Stockholder or the Shares owned by such Principal Stockholder are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, prevent or materially delay such Principal Stockholder from performing its obligations under this Agreement and the Proxy.

(b) The execution and delivery of this Agreement and the Proxy by such Principal Stockholder does not, and the performance of this Agreement and the Proxy by such Principal Stockholder shall not, require any consent, approval, authorization or permit of any Governmental Authority on the part of such Principal Stockholder.

Section 2.04.  Title to Company Securities.

(a) As of the date hereof, such Stockholder is the record, legal and beneficial owner of the number of Shares (representing Shares currently held by such Principal Stockholder and any Shares which may be acquired upon the exercise of warrants to acquire Shares (the “Company Warrants”), the conversion of convertible promissory notes (the “Company Convertible Notes”) and the exercise of options or by means of purchase, dividend, distribution or otherwise (together with the Shares, Company Warrants and the Company Convertible Notes, the “Company Securities”)), in each case, as set forth opposite such Principal Stockholder’s name on Schedule A hereto. Except as set forth on Schedule A, such Company Securities are, now and, at all times during the term hereof will be, all the securities of the Company owned either of record or beneficially, by such Principal Stockholder. The Company Securities owned by such Principal Stockholder are now and, at all times during the term hereof will be, owned free and clear of all Liens, other than any Liens created by this Agreement. Except as provided in this Agreement, such Principal Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares owned by such Principal Stockholder.

(b) To the knowledge of such Principal Stockholder, no person controlled by such Principal Stockholder (excluding the Principal Stockholder and any other Principal Stockholder, and except as disclosed in the Company’s filings with the SEC) is the record or beneficial owner of 5% or more of the outstanding Company Securities.

ARTICLE III

COVENANTS OF PRINCIPAL STOCKHOLDERS

Section 3.01.  No Disposition or Encumbrance of Company Securities.  Each Principal Stockholder hereby agrees that during the term of this Agreement, except as contemplated by this Agreement and the Liquidation Agreement, such Principal Stockholder shall not (a) sell, transfer, tender, assign, pledge, encumber, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust or enter into a voting arrangement or agreement, or create or permit to exist any Liens of any nature whatsoever with respect to, any of such Principal Stockholder’s Company Securities (or agree or consent to, or offer to do, any of the foregoing), (b) take any action that would have the effect of preventing or adversely affecting such Principal Stockholder from performing such Principal Stockholder’s obligations hereunder or (c) directly or indirectly, initiate, solicit or encourage any person to take actions that could reasonably be expected to lead to the occurrence of any of the foregoing.

Section 3.02.  Further Action; Reasonable Best Efforts.  Upon the terms and subject to the conditions hereof, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the subsidiaries as are necessary for the consummation of this Agreement.

Section 3.03.  Additional Shares.  Each Principal Stockholder agrees, while this Agreement is in effect, to give a prompt written notice to Man Sang BVI of the number of any new Shares acquired by such Principal Stockholder after the date hereof.

Section 3.04.  Disclosure.  Each Principal Stockholder hereby agrees to permit Man Sang BVI and the Company to publish and disclose in the Registration Statement and the Proxy Statement (including all documents and schedules filed with the SEC), and in any press release or other disclosure document in which Man Sang BVI and the Company reasonably determine in their good faith judgment that such disclosure is required by Law, including the rules and regulations of the SEC, or is appropriate, in connection with the Liquidation and the other Transactions, such Principal Stockholder’s identity and ownership of the Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock and the nature of such Principal Stockholder’s commitments, arrangements and understandings under this Agreement, subject to Man Sang BVI or the Company using its reasonable best efforts to consult with the Principal Stockholder and to give the Principal Stockholder the right to review and comment on any such disclosure.

Section 3.05.  Public Announcement.  Each Principal Stockholder agrees not to make any public announcement in opposition to, or in competition with, the Liquidation Agreement or the consummation of the Liquidation.

ARTICLE IV

TERMINATION

Section 4.01.  Termination.  This Agreement, and all rights and obligations of the parties hereunder shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Liquidation Agreement in accordance with its terms, (c) as between Man Sang BVI and a Principal Stockholder, the date of execution of any supplement, amendment or modification of (including any waiver of any provision of) the Liquidation Agreement (each, an “Amendment”), that is materially adverse to such Principal Stockholder, unless such Principal Stockholder has given its prior written consent to the terms of such Amendment, and (d) as between Man Sang BVI and a Principal Stockholder, agreement of Man Sang BVI and such Principal Stockholder to terminate this Agreement. Upon termination of this Agreement in accordance with its terms, the Proxy shall be void and of no further force and effect. Nothing in this Section 4.01 shall relieve any party of liability for any breach of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.01.  Amendment.  This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

Section 5.02.  Waiver.  Any party to this Agreement may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties of another party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement of another party contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 5.03.  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.03):

(a) if to a Principal Stockholder, to the address set forth after such Principal Stockholder’s name on Schedule A hereto;

(b) if to Man Sang BVI:

Man Sang International (B.V.I.) Limited
Suite 2208-14, 22/F Sun Life Tower
The Gateway, 15 Canton Road
Tsimshatsui
Kowloon, Hong Kong

Attention: Martin Pak
Facsimile No: (852) 2317 9913
Email Address: martinpak@man-sang.com

if to Man Sang Nevada:

Man Sang Holdings, Inc.
Suite 2208-14, 22/F Sun Life Tower
The Gateway, 15 Canton Road
Tsimshatsui
Kowloon, Hong Kong

Attention: Martin Pak
Facsimile No: (852) 2317 9913
Email Address: martinpak@man-sang.com

with a copy to:

Baker & McKenzie
14/F., Hutchison House
10 Harcourt Road
Hong Kong

Attention: Brian Spires
Facsimile No: (852) 2845 0476
Email Address: brian.spires@bakernet.com

Jones Vargas
3773 Howard Hughes Parkway
Third Floor South
Las Vegas, Nevada 89169

Attention: Richard Barrier
Facsimile No: (702) 737 7705
Email Address: rbarrier@jonesvargas.com

Section 5.04.  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 5.05.  Further Assurances.  The Principal Stockholders will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

Section 5.06.  Assignment.  This Agreement shall not be assigned by operation of Law or otherwise, except that Man Sang BVI may assign all or any of its rights and obligations hereunder to any affiliate of Man Sang BVI; provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

Section 5.07.  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 5.08.  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 5.09.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

Section 5.10.  Expenses.  All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.11.  Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.12.  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 5.13.  Beneficial Owner.  In this Agreement, “beneficial owner” has the meaning ascribed to that term in Rule 13d-3(a) of the Exchange Act, and “beneficially owned” has a consequent meaning.

Section 5.14.  Independent Nature of Each Principal Stockholder’s Obligations and Rights.  The obligations of each Principal Stockholder under this Agreement are several and not joint with the obligations of any other Principal Stockholder, and no Principal Stockholder shall be responsible in any way for the performance of the obligations of any other Principal Stockholder under this Agreement. Nothing contained in this Agreement and no action taken by any Principal Stockholder pursuant hereto shall be deemed to constitute the Principal Stockholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Principal Stockholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MAN SANG INTERNATIONAL (B.V.I.) LIMITED

By:	/s/ Cheng Chung Hing, Ricky

Name:	Cheng Chung Hing, Ricky
Title:	Chairman

STOCKHOLDERS:

CAFOONG LIMITED

By:	/s/ Cheng Chung Hing, Ricky

Name:	Cheng Chung Hing, Ricky
Title:	Chairman

CHENG CHUNG HING, RICKY

/s/  Cheng Chung Hing, Ricky

CHENG TAI PO

/s/  Cheng Tai Po

Schedule A

Name and Address of Stockholder	Total Number of Company Securities
Cafoong Limited c/o Man Sang Holdings, Inc. Suite 2208-14, 22/F, Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong	Common stock, 3,437,501 shares Series A Preferred Stock, 100,000 shares

ANNEX C

LETTER AGREEMENT AMONG MAN SANG HOLDINGS, INC., MAN SANG
INTERNATIONAL (B.V.I.) LIMITED AND CAFOONG LIMITED

July 24, 2009

Man Sang Holdings, Inc.
Suite 2208 – 14, 22/F, Sun Life Tower, The Gateway
15 Canton Road, Tsimshatsui, Kowloon
Hong Kong

Man Sang International (B.V.I.) Limited
Suite 2208 – 14, 22/F, Sun Life Tower, The Gateway
15 Canton Road, Tsimshatsui, Kowloon
Hong Kong

Ladies and Gentlemen:

Pursuant to the terms of the Agreement and Plan of Dissolution and Liquidation dated as of July 24, 2009 (the “Liquidation Agreement”), between Man Sang Holdings, Inc., (the “Company”) and Man Sang International (B.V.I.) Limited, a company incorporated under the laws of the British Virgin Islands (“Man Sang BVI”), the Company will effect a dissolution and liquidation (the “Liquidation”) under which it will, after payment of its liabilities and obligations, liquidate and distribute all of its remaining assets to the holders of its outstanding shares of the common stock, par value US$0.001 per share (“Man Sang Holdings Common Stock”) and the preferred stock, par value US$0.001 per share (“Man Sang Holdings Preferred Stock”). Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Liquidation Agreement.

As a result of the Liquidation, Cafoong Limited, as a holder of Man Sang Holdings Common Stock and Man Sang Holdings Preferred Stock, may receive ordinary shares, par value US$0.001 per share, of Man Sang BVI (“Man Sang BVI Ordinary Shares”) and/or preferred shares, par value US$0.001 per share of Man Sang BVI (“Man Sang BVI Preferred Shares”). Cafoong Limited would receive Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares in the Liquidation on a pro rata basis upon surrender of its Man Sang Holdings Common Stock and/or Man Sang Holdings Preferred Stock.

Pursuant to a liquidation preference set forth in the Company’s restated certificate of incorporation, amended and restated bylaws and amended certificate of designation, preferences and rights of the Man Sang Holdings Preferred Stock, in the event of any dissolution, liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of Man Sang Holdings Preferred Stock are entitled to be paid first out of the assets of the Company available for distribution to holders of the Company’s capital shares of all classes a liquidation preference in an amount equal to US$25 per share of the Man Sang Holdings Preferred Stock before any distribution of assets. If the assets of the Company are insufficient to permit the payment in full to the holders of Man Sang Preferred Stock of these amounts, then the entire assets of the Company available for distribution will be distributed ratably among the holders of Man Sang Preferred Stock in proportion to the full preferential amount to which each preferred stockholder is otherwise entitled.

In this regard, Cafoong Limited, as the holder of Man Sang Holdings Preferred Stock, acknowledges and agrees with the Company and Man Sang BVI that its receipt of a pro-rata portion of the Man Sang BVI Preferred Shares with an equivalent liquidation preference constitutes payment in full of its right to the assets of the Company in the Liquidation and Cafoong Limited has agreed to waive any and all other rights and preferences in relation to the assets of the Company to which it may otherwise be entitled.

Cafoong Limited acknowledges that it has carefully read this letter and understands its requirements and the limitations that it imposes on the distribution or other disposition of the Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares. Cafoong Limited also acknowledges that the receipt by the Company and Man Sang

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BVI of this letter is an inducement for the Company and Man Sang BVI to carry out its obligations under the Liquidation Agreement.

Very truly yours,

CAFOONG LIMITED

/s/  Cheng Chung Hing, Ricky

Name: Cheng Chung Hing, Ricky

Title:

CHENG CHUNG HING, RICKY

/s/  Cheng Chung Hing, Ricky

CHENG TAI PO

/s/  Cheng Tai Po

Agreed and accepted this 24th day
of July 2009, by

MAN SANG HOLDINGS, INC.

By:	/s/ Cheng Chung Hing, Ricky
Name: Cheng Chung Hing, Ricky
Title: Chairman

MAN SANG INTERNATIONAL (B.V.I.) LIMITED

By:	/s/ Cheng Chung Hing, Ricky
Name: Cheng Chung Hing, Ricky
Title: Chairman

C-2

MAN SANG HOLDINGS, INC.
(“The Company”)
SPECIAL MEETING OF STOCKHOLDERS
To Be Held           , 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned, revoking all prior proxies, hereby appoints Cheng Chung Hing, Ricky and Cheng Tai Po, and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of common stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Stockholders (the “Meeting”) to be held on           , 2009, at       a.m. local time, at Suite 2208-14, 22/F Sun Life Tower, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong or at any adjournment or postponement thereof.
     Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.
     The board of directors recommends a vote “FOR” Item 1 below. To vote in accordance with the recommendations of the board of directors, just sign on the reverse side and mark the appropriate box. The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified as to any item or all items on a properly executed proxy, this proxy will be voted to approve such item(s) on the reverse side. If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Meeting.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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FOLD AND DETACH HERE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 1

Please mark	☒
your votes
like this

ITEM 1	To approve the dissolution and liquidation of the Company and the adoption of the agreement and plan of liquidation among the Company and Man Sang International (B.V.I.) Limited (“Man Sang BVI”), whereby the Company will effectively change its place of incorporation from Nevada to the British Virgin Islands by dissolving the Company and distributing to all of its stockholders, pro rata, all of the Company’s property and assets, which consist entirely of Man Sang BVI ordinary shares and preferred shares, on a share-for-share basis, following which (1) Man Sang BVI and its subsidiaries will continue to conduct the business conducted by the Company and its subsidiaries, (2) Man Sang BVI ordinary shares will replace Man Sang Nevada common stock on the NYSE Amex Stock Exchange (“NYSE Amex,” formerly known as The American Stock Exchange), (3) all current officers and directors of the Company will maintain equivalent positions in Man Sang BVI and (4) Man Sang BVI will contractually assume all rights, title, obligations and liabilities of the Company. Although the dissolution and liquidation will result in the elimination of the Company as the holding company of our group, the number of Man Sang BVI ordinary shares and preferred shares you will own will be the same as the number of shares of the Company common stock and preferred stock you own immediately prior to the completion of the liquidation, and your relative economic ownership and voting rights will remain unchanged.	FOR ☐	AGAINST ☐	ABSTAIN ☐

ITEM 2	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

I plan to attend the meeting	☐

Please sign exactly as name appears hereon. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: __________________	Signature: __________________	Date: __________________

THIS IS YOUR PROXY, YOUR VOTE IS IMPORTANT Mark, sign and date your proxy card and return it in the postage-paid envelope.

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